UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Rule 14a-101)

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TERRAFORM GLOBAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TerraForm Global, Inc.
7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814

October 10, 2017

Dear Stockholder,

We cordially invite you to attend a special meeting of the holders of Class A common stock, par value $0.01 per share, which we refer to as Class A common stock, and the holders of Class B common stock, par value $0.01 per share, which we refer to as Class B common stock, of TerraForm Global, Inc., a Delaware corporation, which we refer to as the Company, we, us or our, to be held on Monday, November 13, 2017 at 4:30 p.m., Eastern Time, at 7550 Wisconsin Ave., 9th Floor, Bethesda, Maryland 20814. A live webcast of the special meeting will also be provided at http://www.virtualshareholdermeeting.com/GLBL17S.

On March 6, 2017, the Company entered into a merger agreement, which we refer to as the merger agreement, providing for the merger of BRE GLBL Holdings Inc., a Delaware corporation, which we refer to as Merger Sub, with and into the Company, with the Company as the surviving corporation in the merger. We refer to this transaction as the merger. Merger Sub is a wholly owned subsidiary of Orion US Holdings 1 L.P., a Delaware limited partnership, which we refer to as Parent. Merger Sub and Parent are both entities formed by affiliates of Brookfield Asset Management Inc., which we refer to as Brookfield. At the special meeting you will be asked to consider and vote upon a proposal to adopt and approve the merger agreement and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

If the merger is completed, you will be entitled to receive $5.10 in cash, without interest, less any applicable withholding taxes, for each share of our Class A common stock owned by you, which represents a premium of approximately 20% to the closing price of our Class A common stock as of March 6, 2017, the last trading day prior to the public announcement of the execution of the merger agreement, and a premium of approximately 50% to the closing price of our Class A common stock on September 16, 2016, immediately prior to the announcement that the Company’s board of directors, which we refer to as the board of directors, was reviewing strategic alternatives.

Further, as contemplated by the merger agreement and in satisfaction of its obligations under a settlement agreement among SunEdison, Inc., which we refer to as SunEdison, the Company and certain of their respective affiliates, which we refer to as the settlement agreement, SunEdison will exchange, effective immediately prior to the effective time of the merger and conditioned on the occurrence thereof, all of the Class B units held by it or any of its controlled affiliates in our subsidiary, TerraForm Global, LLC, for shares of our Class A common stock representing 25% of the issued and outstanding shares of our Class A common stock (on a fully-diluted basis, excluding any treasury shares) immediately following such exchange. As a result of the exchange, all shares of our Class B common stock will be automatically cancelled.

The board of directors, following the approval and recommendation of the corporate governance and conflicts committee of the board of directors, which we refer to as the conflicts committee, has determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of the Company and its stockholders, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, recommends that the holders of our common stock adopt and approve the merger agreement and is submitting the merger agreement for adoption and approval by the Company’s stockholders in the accompanying proxy statement.

The board of directors and the conflicts committee made their determinations after consultation with their legal and financial advisors and consideration of a number of factors. Adoption and approval of the merger agreement requires both (i) the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, and (ii) the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon.

Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement requires the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon.

Pursuant to the Company’s certificate of incorporation, each share of Class A common stock is entitled to one (1) vote and each share of Class B common stock is entitled to one hundred (100) votes. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. SunEdison, a controlled affiliate of SunEdison, Parent, Merger Sub and the Company have entered into a voting and support agreement, which we refer to as the voting and support agreement, pursuant to which SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which any of them beneficially owns, from time to time, in favor of the adoption and approval of the merger agreement and any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the adoption and approval of the merger agreement by the holders of a majority of the total voting power of our Class A common stock and Class B common stock, collectively, entitled to vote thereon and any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, are assured. However, the adoption and approval of the merger agreement by the holders of a majority of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, are not assured.

The board of directors recommends that you vote “FOR” the proposal to adopt and approve the merger agreement and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to return your proxy or vote at the special meeting in person will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement.

If your shares of Class A common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our Class A common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our Class A common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Class A common stock “FOR” the proposal to adopt and approve the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt and approve the merger agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement, the merger, the settlement agreement, the voting and support agreement, the creditor support agreement (pursuant to which certain creditors of SunEdison have agreed to support certain actions taken by SunEdison in connection with the merger) and related matters. A copy of the merger agreement is attached as Annex A to the proxy statement, a copy of the settlement agreement is attached as Annex B-1 to the proxy statement, a copy of the voting and support agreement is attached as Annex B-2 to the proxy statement, a copy of the creditor support agreement is attached as Annex B-3 to the proxy statement and each is incorporated by reference therein. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, the settlement agreement, the voting and support agreement and the creditor support agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of our Class A common stock or Class B common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 212-929-5500.

The board of directors has approved and declared advisable the merger agreement and recommends that you vote “FOR” the adoption and approval of the merger agreement and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Thank you in advance for your cooperation and continued support.

Sincerely,

Peter Blackmore
Chairman and Interim Chief Executive Officer

The proxy statement is dated October 10, 2017, and is first being mailed to our stockholders on or about October 10, 2017.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TerraForm Global, Inc.
7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814

NOTICE OF SPECIAL MEETING OF CLASS A AND CLASS B STOCKHOLDERS
To Be Held on November 13, 2017

To the Stockholders of TerraForm Global, Inc.:

Notice is hereby given that a special meeting of the holders of Class A common stock, par value $0.01 per share, which we refer to as Class A common stock, and the holders of Class B common stock, par value $0.01 per share, which we refer to as Class B common stock, of TerraForm Global, Inc., a Delaware corporation, which we refer to as the Company, will be held at 4:30 p.m., Eastern Time, on Monday, November 13, 2017, at 7550 Wisconsin Ave., 9th Floor, Bethesda, Maryland 20814, for the following purposes:

1.	To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of March 6, 2017, as it may be amended from time to time, which we refer to as the merger agreement, by and among the Company, Orion US Holdings 1 L.P., a Delaware limited partnership, which we refer to as Parent, an entity formed by affiliates of Brookfield Asset Management Inc., and BRE GLBL Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Parent, which we refer to as Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation, which we refer to as the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.
2.	To consider and vote on any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

A live webcast of the special meeting will also be provided at http://www.virtualshareholdermeeting.com/GLBL17S. The merger agreement, the voting and support agreement executed concurrently with the merger agreement, the settlement agreement with SunEdison, Inc., which we refer to as SunEdison, and the creditor support agreement with certain creditors of SunEdison, as well as the merger and the other transactions that would be effected in connection with the merger, are described more fully in the attached proxy statement, and we urge you to read it carefully and in its entirety.

Adoption and approval of the merger agreement requires both (i) the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, and (ii) the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon. Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement requires the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon.

Pursuant to the Company’s certificate of incorporation, each share of Class A common stock is entitled to one (1) vote and each share of Class B common stock is entitled to one hundred (100) votes. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. SunEdison, a controlled affiliate of SunEdison, Parent, Merger Sub and the Company have entered into a voting and support agreement, which we refer to as the voting and support agreement, pursuant to which SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which any of them beneficially owns, from time to time, in favor of the adoption and approval of the merger agreement, and any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the adoption and approval of the merger agreement by the holders of a majority of the total voting power of our Class A common stock and Class B common stock, collectively, entitled to vote thereon as well as any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, are assured. However, the adoption and approval of the merger agreement by the holders of a majority of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, are not assured.

The Company’s board of directors, which we refer to as the board of directors or the board, following the approval and recommendation of the corporate governance and conflicts committee of the board of directors, which we refer to as the conflicts committee, has determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, recommends that the holders of our common stock adopt and approve the merger agreement and is submitting the merger agreement for adoption and approval by the Company’s stockholders in the accompanying proxy statement. The board of directors and the conflicts committee made their determinations after consultation with their legal and financial advisors and consideration of a number of factors. The board of directors recommends that you vote “FOR” the proposal to adopt and approve the merger agreement and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important, regardless of the number of shares of common stock of the Company you own. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Class A common stock or Class B common stock of the Company will be represented at the special meeting if you are unable to attend. The failure to return your proxy or vote at the special meeting in person will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement. If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted.

If your shares of our Class A common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our Class A common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our Class A common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Class A common stock “FOR” the proposal to adopt and approve the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt and approve the merger agreement.

The board of directors has fixed the close of business on October 3, 2017 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at (in person or represented by proxy), the special meeting and at any adjournment or postponement thereof. You will be entitled to one (1) vote for each share of our Class A common stock that you owned at the close of business on the record date and one hundred (100) votes for each share of our Class B common stock that you owned at the close of business on the record date. A complete list of our stockholders as of the record date (and therefore entitled to vote at the special meeting) will be available for inspection at our principal executive offices beginning two (2) business days after notice is given until the date of the special meeting and continuing through the special meeting for any purpose germane to the special meeting. The list will also be available at the special meeting for inspection by any stockholder present at the special meeting.

Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the special meeting. If you are a stockholder of record, please bring valid photo identification to the special meeting. If your shares are held through a bank, brokerage firm or other nominee, please bring to the special meeting valid photo identification and proof of your beneficial ownership of your shares. Acceptable proof could include an account statement showing that you owned shares of our Class A common stock on the record date, October 3, 2017. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. SIMILARLY, IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU SHOULD FOLLOW THE PROCEDURES PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE IN ORDER TO VOTE.

By Order of the Board of Directors,

Yana Kravtsova
Senior Vice President, General Counsel and Secretary

Bethesda, Maryland
Dated: October 10, 2017

i

Annex A	Agreement and Plan of Merger
Annex B-1	Settlement Agreement
Annex B-2	Voting and Support Agreement
Annex B-3	Creditor Support Agreement
Annex C	Opinion of Centerview Partners LLC
Annex D	Opinion of Greentech Capital Advisors Securities, LLC
Annex E	Section 262 of the General Corporation Law of the State of Delaware

ii

This proxy statement and a proxy card are first being mailed on or about October 10, 2017 to stockholders who owned shares of the Company’s Class A common stock as of the close of business on October 3, 2017 and to SunEdison as an indirect holder of all of the Company’s shares of Class B common stock as of the close of business on October 3, 2017.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may also obtain additional information about the Company without charge by following the instructions under “Where You Can Find More Information” beginning on page 131.

Parties to the Merger (Page 30)

TerraForm Global, Inc., which we refer to as the Company, we, us or our, is a renewable energy company that creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about the Company and its subsidiaries, please visit the Company’s website at www.terraformglobal.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission, which we refer to as the SEC. See also “Where You Can Find More Information” beginning on page 131. The Company’s Class A common stock is listed on the Nasdaq under the symbol “GLBL”.

Brookfield Asset Management Inc., which we refer to as Brookfield, is a leading global alternative asset manager with approximately $250 billion in assets under management. Brookfield has a more than 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity. Brookfield has strong operational capabilities in renewable power, in which it owns and operates over 10,000 megawatts of assets, representing $30 billion in power assets across eight countries, with over 2,000 operating employees with expertise in asset-level operations and maintenance, power marketing and sales and development, health, safety, security and the environment, stakeholder relations and regulatory oversight. Brookfield is co-listed on the New York, Toronto and Euronext stock exchanges under the symbol BAM, BAM.A and BAMA, respectively.

Orion US Holdings 1 L.P., which we refer to as Parent, is a Delaware limited partnership that is an affiliate of Brookfield.

BRE GLBL Holdings Inc., which we refer to as Merger Sub, is a Delaware corporation. Merger Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of merging with and into the Company, with the Company as the surviving corporation, which we refer to as the merger, and engaging in the other transactions contemplated by the Agreement and Plan of Merger, dated as of March 6, 2017, by and among the Company, Parent and Merger Sub, as it may be amended from time to time, which we refer to as the merger agreement. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

The Special Meeting (Page 31)

Date, Time and Place of the Special Meeting (Page 31)

The special meeting will be held on Monday, November 13, 2017, at 4:30 p.m., Eastern Time, at 7550 Wisconsin Ave., 9th Floor, Bethesda, Maryland 20814. A live webcast of the special meeting will also be provided at http://www.virtualshareholdermeeting.com/GLBL17S.

Purpose of the Special Meeting (Page 31)

At the special meeting, holders of our Class A common stock, par value $0.01 per share, which we refer to as Class A common stock, and holders of our Class B common stock, par value $0.01 per share, which we refer to as Class B common stock, will be asked to consider and vote on the proposal to adopt and approve the merger agreement. If there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, the special meeting may be adjourned for the purpose of soliciting additional proxies if holders of a majority of the total voting power of the outstanding shares of our Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon vote in favor of any proposal to adjourn the special meeting for such purpose. Pursuant to the Company’s certificate of incorporation, which we refer to as the charter, each share of Class A common stock is entitled to one (1) vote and each share of Class B common stock is entitled to one hundred (100) votes.

Record Date and Quorum (Page 31)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of our Class A common stock or Class B common stock, which we refer to collectively as our common stock or our shares, at the close of business on October 3, 2017, which the Company’s board of directors, which we refer to as the board of directors or the board, has set as the record date for the special meeting and which we refer to as the record date. You will be entitled to one (1) vote for each share of our Class A common stock that you owned at the close of business on the record date and one hundred (100) votes for each share of our Class B common stock that you owned at the close of business on the record date. As of the close of business on the record date, there were 111,849,859 shares of our Class A common stock outstanding, held by 21 holders of record, as well as 61,343,054 shares of our Class B common stock outstanding, held by one holder of record, SunEdison Holdings Corporation, a wholly owned subsidiary of SunEdison.

For purposes of the proposal to adopt and approve the merger agreement and any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, the holders of a majority of the total voting power of our Class A common stock and Class B common stock, collectively, outstanding at the close of business on the record date, entitled to vote and present in person or represented by proxy at the special meeting, constitute a quorum. Abstentions are counted as present for the purpose of determining whether a quorum is present. Shares of our Class A common stock held in “street name” through a bank, brokerage firm or other nominee are not counted as present for the purpose of determining whether a quorum is present unless instructions have been provided by the beneficial owner to the applicable bank, brokerage firm or other nominee with respect to at least one proposal to be voted upon at the special meeting.

Vote Required (Page 32)

Adoption and approval of the merger agreement, as described in detail in the section titled “The Special Meeting—Vote Required” beginning on page 32, requires both (i) the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, and (ii) the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon. Pursuant to the charter, each share of Class A common stock is entitled to one (1) vote and each share of Class B common stock is entitled to one hundred (100) votes. SunEdison is the indirect holder of 100% of the Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. SunEdison, a controlled affiliate of SunEdison, Parent, Merger Sub and the Company have entered into a voting and support agreement, which we refer to as the voting and support agreement, pursuant to which SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of the adoption and approval of the merger agreement. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the adoption and approval of the merger agreement by the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon are assured. However, the adoption and approval of the merger agreement by the holders of a majority of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, are not assured. Abstentions, broker non-votes and shares not in attendance at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement.

Any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, as described in detail in the section titled “The Special Meeting—Adjournments” beginning on page 35, will be approved if the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon, vote in favor of such proposal to adjourn for such purpose. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the total voting power of the holders of our Class A common stock and Class B common stock combined. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of approval to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, would be necessary to secure stockholder approval of any such adjournment for such purpose. Pursuant to the voting and support agreement, SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of, among other things, any such proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the approval of any such proposal to adjourn for such purpose, such approval is assured. Shares not in attendance at the special meeting and broker non-votes will not be counted in respect of any vote to adjourn the special meeting for such purpose. Abstentions will have the same effect as a vote “AGAINST” such adjournment for such purpose.

Proxies and Revocation (Page 34)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of our Class A common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the proposal to adopt and approve the merger agreement, which will have the same effect as a vote “AGAINST” such proposal, and your shares of our common stock will not be counted in respect of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. Written notice of revocation should be mailed to: 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814, Attention: Secretary.

The Merger (Page 36)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the consummation of the merger. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned direct or indirect subsidiary of Parent. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page 36)

In the merger, each share of our Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares of Class A common stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shares of Class A common stock owned by the Company and shares of Class A common stock owned by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation, which we refer to as hook shares, in each case not held on behalf of third parties, and (ii) shares of Class A common stock that are owned by stockholders, which we refer to as dissenting stockholders, who have perfected and not withdrawn a demand for appraisal rights pursuant to Section

262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, each of which we refer to as an excluded share and, collectively, as the excluded shares) will be converted into the right to receive cash in an amount equal to $5.10, which we refer to as the per share merger consideration, without interest and less any applicable withholding taxes.

Reasons for the Merger; Recommendation of the Company’s Board of Directors (Page 57)

After careful consideration of various factors described in the section titled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 57, the board of directors, following the unanimous approval and recommendation of the corporate governance and conflicts committee of the board of directors, which we refer to as the conflicts committee, (i) determined that the merger and the transactions contemplated by the merger agreement were fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, and resolved to recommend that the holders of our shares of Class A common stock and Class B common stock approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) directed that the merger agreement be submitted for adoption and approval by the Company’s stockholders, and (iv) determined that the SunEdison settlement agreement and the voting and support agreement were in the best interests of the Company and its stockholders.

The board of directors recommends that you vote “FOR” the proposal to adopt and approve the merger agreement and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Centerview Partners LLC (Page 61)

Opinion of Centerview Partners LLC

The Company retained Centerview Partners LLC, which we refer to as Centerview, as financial advisor to the board of directors and the conflicts committee in connection with the proposed merger and the other transactions contemplated by the merger agreement, which we collectively refer to as the merger agreement throughout this section and the summary of Centerview’s opinion in “The Merger—Opinions of the Company’s Financial Advisors” beginning on page 61. In connection with this engagement, the board of directors and the conflicts committee requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Class A common stock (other than (i) shares of Class A common stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shares of Class A common stock owned by the Company and hook shares, in each case not held on behalf of third parties, and (ii) shares of Class A common stock that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (the shares referred to in clauses (i) and (ii), together with any other shares of Class A common stock held by any affiliate of the Company (including, without limitation, SunEdison) or Parent, being collectively referred to as non-covered shares throughout this section and the summary of Centerview’s opinion in “The Merger—Opinions of the Company’s Financial Advisors” beginning on page 61)) of the per share merger consideration proposed to be paid to such holders pursuant to the merger agreement. On March 6, 2017, Centerview rendered to the board of directors and the conflicts committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 6, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the per share merger consideration to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated March 6, 2017, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the board of directors and the conflicts committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Class A common stock (other than non-covered shares) of the per share merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Opinion of Greentech Capital Advisors Securities, LLC (Page 67)

On March 6, 2017, Greentech Capital Advisors Securities, LLC, which we refer to as Greentech, the Company’s financial advisor, rendered an opinion to the conflicts committee and board of directors that, based upon and subject to the procedures followed, assumptions made, qualifications, and limitations on the review undertaken and other matters considered by Greentech in preparing its opinion, the merger consideration of $5.10 in cash per share of Class A common stock, without interest, to be received by holders of shares of Class A common stock (including the shares of Class A common stock held by SunEdison as a result of the exchange under the settlement agreement), but excluding those held by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent) was fair, from a financial point of view, to such holders of shares of Class A common stock, as of such date. The full text of Greentech’s written opinion is attached as Annex D to this proxy statement. You should read the entire opinion for a discussion of, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Greentech in rendering its opinion. Greentech provided its opinion to the conflicts committee and board of directors (in their capacities as such) for the information and assistance of the conflicts committee and board of directors in connection with their consideration of the financial terms of the merger. Greentech’s opinion does not constitute a recommendation to the conflicts committee and board of directors as to how they should vote on the merger or to any stockholder of the Company as to how any such stockholder should vote at any stockholders’ meeting at which the merger is considered, or whether or not any stockholder of the Company should enter into a voting, stockholders’ or affiliates’ agreement with respect to the merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. See “The Merger—Opinion of Greentech Capital Advisors Securities, LLC” beginning on page 67 for additional information.

Financing of the Merger (Page 77)

The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt by them of any debt financing and are not subject to any other financing condition. The obligations of Parent and Merger Sub under the merger agreement are guaranteed by certain affiliates of Brookfield. See the section titled “The Merger Agreement—The Guaranty” beginning on page 106.

Interests of Certain Persons in the Merger (Page 78)

In considering the recommendation of the board of directors with respect to the proposal to adopt and approve the merger agreement, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The board of directors and the conflicts committee were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests include, but are not limited to, the following:

•	the merger agreement provides for the accelerated vesting of outstanding Company restricted stock awards, which we refer to as the Company restricted shares, and outstanding Company restricted stock units, which we refer to as the Company RSUs, in each case under the Company’s 2014 Long-Term Incentive Plan, which we refer to as the Company stock plan, and entitles the holders of such Company equity awards to receive the per share merger consideration in respect of each share of Class A common stock subject to such equity award;
•	certain of the Company’s executive officers are parties to letter agreements with the Company which entitle the executive officers to severance payments and benefits upon qualifying terminations of employment;

•	certain of the Company’s executive officers are party to acceleration agreements which entitle them to accelerated vesting of equity awards of TerraForm Power, Inc., which we refer to as TERP, upon the closing of the merger;
•	under the merger agreement, the Company is permitted to make payments, or enter into agreements to make payments, to Company employees to induce retention, up to an agreed upon limit, and may make additional retention payments or grant bonuses payable upon the closing of the merger, subject to approval by Parent;
•	the directors and officers of the Company are entitled to indemnification benefits under the merger agreement;
•	the merger agreement requires that the Company keep in place a directors and officers insurance policy for at least six (6) years after the effective time of the merger; and
•	the merger, if completed, may extinguish the derivative action against certain of our directors involving claims for which those directors could potentially have personal monetary liability (unless the settlement of such action is finalized prior to the closing of the merger) as described under “The Merger—Interests of Certain Persons in the Merger—Conflicts of Interests Involving SunEdison” beginning on page 82.

In addition to the interests of our directors and executive officers described above, our organizational and ownership structure involves a number of relationships that may give rise to certain conflicts of interest between us and holders of our Class A common stock, on the one hand, and SunEdison or TERP, on the other hand.

For further information with respect to the arrangements between the Company and its directors and executive officers, see the section titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 78. For further information with respect to actual and potential conflicts of interest between the Company and holders of our Class A common stock, on the one hand, and SunEdison or TERP, on the other hand, see the section titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 78.

Material U.S. Federal Income Tax Consequences of the Merger (Page 86)

The exchange of shares of our common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on page 86) for U.S. Federal income tax purposes. U.S. holders who exchange their shares of our common stock in the merger for cash will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and their adjusted tax basis in their shares of our common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86 for a more detailed discussion of the U.S. Federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Bankruptcy Court and Regulatory Approvals (Page 87)

Completion of the merger is conditioned upon the entry of final orders by the United States Bankruptcy Court for the Southern District of New York, which we refer to as the bankruptcy court, in the Chapter 11 bankruptcy case of SunEdison and certain of its debtor affiliates, which we refer to as the SunEdison bankruptcy cases, authorizing and approving the entry by SunEdison and certain of its affiliates into a settlement agreement with the Company and certain of its affiliates, as amended, which we refer to as the settlement agreement, pursuant to which the Company and SunEdison release all potential intercompany claims (with certain exceptions) in connection with the SunEdison bankruptcy cases, and the voting and support agreement pursuant to which SunEdison and one of its controlled affiliates have agreed, among other things, to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of the adoption and approval of the merger agreement. We refer to such orders as the bankruptcy court orders. On

June 7, 2017, the bankruptcy court entered orders approving entry into the settlement agreement and the voting and support agreement by SunEdison and certain of its affiliates. No appeals were filed with respect to such bankruptcy court orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement.

Regulatory approvals from certain foreign regulatory agencies are also required to complete the merger, including approvals from the South African Department of Energy, the South African Competition Commission, the Brazilian Conselho Administrativo de Defesa Econômica and the Malaysian Sustainable Energy Development Authority, without the imposition of burdensome conditions, as defined in the merger agreement. Approval from the Malaysian Sustainable Energy Development Authority was obtained on May 29, 2017, approval from the Brazilian Conselho Administrativo de Defesa Econômica was obtained on May 31, 2017, approval from the South African Competition Commission was obtained on July 26, 2017 and approval from the South African Department of Energy was obtained with respect to two out of the three projects the Company owns in South Africa on August 4, 2017 and with respect to the third project the Company owns in South Africa on October 5, 2017. The foregoing approvals constitute all of the regulatory approvals required to complete the merger.

Certain Litigation (Page 88)

The obligations of Parent and Merger Sub to consummate the merger are subject to the final dismissal with prejudice or settlement in a manner reasonably satisfactory to Parent of certain litigation matters to which the Company or one or more of its affiliates is a party. These litigation matters are the Renova claim, the Aldridge claim (in each case, as defined in “The Merger Agreement—Conditions to the Merger” beginning on page 107) and certain securities cases currently coordinated in multidistrict litigation in the U.S. District Court for the Southern District of New York in a case captioned In re SunEdison, Inc. Securities Litigation, which we refer to as the Securities Litigation.

On May 26, 2017, the Company, certain of its subsidiaries and Renova Energia, S.A., which we refer to as Renova, entered into a settlement agreement with respect to the Renova claim, which we refer to as the Renova settlement agreement. The releases provided for in the Renova settlement agreement became effective on June 29, 2017. As a result, the condition to the obligations of Parent and Merger Sub to effect the merger, solely with respect to the Renova claim, was also satisfied and the aggregate payment made by the Company and its subsidiaries (net of any amounts funded directly or indirectly by insurance proceeds) under the Renova settlement agreement in connection with the settlement of the Renova claim is deemed to be zero for purposes of the merger agreement.

The Aldridge claim remains pending. However, on July 21, 2017, the parties executed a stipulation of settlement, which, subject to court approval, will settle the Aldridge claim for a total aggregate settlement amount of $20.0 million and will be paid out of proceeds from the D&O insurance. On July 25, 2017, the court authorized distribution of notice of the settlement to stockholders of the Company and stayed all non-settlement-related proceedings. A final settlement hearing is scheduled to occur on October 10, 2017.

The Securities Litigation remains pending. Parent and the Company have agreed that, if the Company determines that it does not reasonably expect the Securities Litigation to be finally dismissed with prejudice or settled in a manner reasonably satisfactory to Parent by the termination date of December 6, 2017 (as such date may be extended to March 6, 2018 as described under “The Merger Agreement—Termination” beginning on page 109), the Company may offer a merger consideration holdback. On October 5, 2017, the Company notified Parent that it intends to offer such a holdback if, prior to the termination date, the Company is not able to settle on satisfactory terms the Securities Litigation. If the Company offers a merger consideration holdback, the Company and Parent have agreed to negotiate in good faith and agree the implementation of a mechanism for the holdback that will allow for the removal of the dismissal or settlement of the Securities Litigation as a condition to the closing of the merger and provide for representatives of the pre-closing stockholders of the Company to jointly, together with the Company, control the litigation, settlement or other resolution of the Securities Litigation (which may include litigating the Securities Litigation to conclusion) following the closing. Any such holdback mechanism must be consistent with the principle that Parent shall bear no risk for any net out-of-pocket costs of the Company and its subsidiaries incurred to resolve the Securities Litigation and the whistleblower claims described below. Parent has advised that it does not intend to waive this requirement or the condition to closing related to the dismissal or settlement of the Securities Litigation. Any offer by the Company that is consistent with the requirements set forth in this paragraph will be deemed to satisfy the condition to closing related to the dismissal or settlement of the Securities Litigation. See “The Merger Agreement—Conditions to the Merger” beginning on page 107.

If the merger consideration holdback is implemented, then, at the closing of the merger, the per share merger consideration will be reduced proportionately based on the aggregate amount of the holdback, and stockholders will be issued one contingent value right for each share held as of the closing, with the contingent value rights to represent a proportionate share of the difference between the holdback amount and the aggregate net out-of-pocket costs to the Company of the settlement or other resolution of the Securities Litigation. The amount of any holdback, if implemented, would be determined at a later date and stockholders would be asked to approve and adopt an amended merger agreement that reflects the holdback, contingent value right and reduced cash per share that would be paid at closing. The aggregate amount of any merger consideration holdback, the timing of any settlement or other resolution of the Securities Litigation (which may include litigating the Securities Litigation to conclusion) and any payment in respect of contingent value rights will depend on the results of ongoing mediation between the Company and the plaintiffs in the Securities Litigation as well as any negotiations between the Company and Parent.

The whistleblower claims consist of certain complaints filed against the Company, TERP and certain individuals by the Company’s former director and chief executive officer, Carlos Domenech Zornoza, and the Company’s former director, Francisco Perez Gundin, respectively. Certain of these complaints were filed with the United States Department of Labor (Carlos Domenech, Case No. 3-0050-16-067, Occupational Health and Safety Administration and Francisco Perez Gundin, Case No. 3-0050-16-060, Occupational Health and Safety Administration). The other complaints covered by the whistleblower claims were filed with the United States District Court for the District of Maryland (Gundin v. TerraForm Global, Inc., et al., C.A. No. 17-cv-00516 (D. Md.) and Zornoza v. TerraForm Global, Inc., et al., C.A. No. 17-cv-00515 (D. Md.)), each of which have now been transferred to the Southern District of New York and consolidated with other lawsuits under the title In re: SunEdison, Inc., Securities Litigation. The Company is unable to predict with certainty the ultimate resolution of these proceedings. The settlement of the whistleblower claims is not a condition to the closing of the merger.

The Merger Agreement (Page 90)

Treatment of Common Stock and Stock-Based Awards (Page 91)

•	Common Stock. Subject to the terms and conditions of the settlement agreement, SunEdison will exchange, effective immediately prior to the effective time of the merger and conditioned on the occurrence thereof, all of the Class B units held by SunEdison or any of its controlled affiliates in TerraForm Global, LLC, which we refer to as GLBL LLC, for shares of Class A common stock of the Company representing 25% of the shares of Class A common stock of the Company (on a fully-diluted basis (as defined below), excluding any treasury shares) immediately following such exchange and, as a result of such exchange, all shares of Class B common stock of the Company will be automatically cancelled. We refer to this exchange and cancellation as the SunEdison exchange. Subject to the terms and conditions of the settlement agreement, all outstanding incentive distribution rights in GLBL LLC, which we refer to as IDRs, will be cancelled (or, at the Company’s instructions, transferred to Parent or any of its affiliates), which we refer to as the IDR cancellation.

At the effective time of the merger, each share of our Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares) will be converted into the right to receive the per share merger consideration, without interest and less any applicable withholding taxes. At the effective time of the merger, all of the shares of Class A common stock (other than the excluded shares) will cease to be outstanding, will be cancelled and will cease to exist, and each certificate formerly representing any of the shares of Class A common stock (other than excluded shares), each book-entry account formerly representing any non-certificated shares of Class A common stock held in registered form on the books of the Company’s transfer agent immediately prior to the effective time of the merger (other than excluded shares), which we refer to as uncertificated shares, and each book-entry account formerly representing shares of Class A common stock held through a clearing corporation (other than excluded shares), which we refer to as book-entry shares, will thereafter represent only the right to receive the per share merger consideration, without interest and less any applicable withholding taxes.

All excluded shares (other than any hook shares) will, by virtue of the merger and without any action on the part of the holder of such excluded shares, cease to be outstanding, be cancelled and cease to exist, and no consideration will be payable for such excluded shares, subject to any appraisal rights dissenting stockholders holding such excluded shares may have pursuant to Section 262 of the DGCL.

At the effective time of the merger, each hook share held immediately prior to the effective time of the merger by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation will be converted into such number of shares of common stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the effective time of the merger as such subsidiary owned in the Company immediately prior to the effective time of the merger.

•	Company Restricted Shares. At the effective time of the merger, any vesting conditions applicable to each Company restricted share will, automatically and without any required action on the part of the holder, be deemed satisfied in full. Each Company restricted share will be treated in the merger as any other share of our Class A common stock issued and outstanding immediately prior to the effective time of the merger.
•	Company RSUs. At the effective time of the merger, (A) any vesting conditions applicable to each Company RSU will, automatically and without any required action on the part of the holder, be deemed satisfied in full, and (B) each Company RSU will, automatically and without any required action on the part of the holder, be cancelled and will only entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after the effective time of the merger, an amount in cash equal to (x) the number of shares of Class A common stock subject to such Company RSU immediately prior to the effective time of the merger multiplied by (y) the per share merger consideration, without interest and less any applicable withholding taxes. With respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and that are not permitted to be paid at the effective time of the merger without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the Company stock plan and applicable award agreement that will not trigger a tax or penalty under Section 409A of the Code.

Solicitation of Acquisition Proposals; Board Recommendation Changes (Page 100)

The merger agreement provides that from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, we are not permitted to, directly or indirectly, initiate, solicit or knowingly encourage, or announce any public intention to initiate, solicit or knowingly encourage, any inquiries or the making of any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal or any SunEdison standalone acquisition proposal (each as defined in “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100). Notwithstanding these restrictions, under certain circumstances, we may, prior to the time (i) the merger agreement is adopted by the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote on such matter and (ii) the merger agreement and the transactions contemplated by the merger agreement are approved by the affirmative vote of holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter, excluding Parent and SunEdison and their respective affiliates (we refer to (i) and (ii) as the requisite Company vote), respond to a bona fide written acquisition proposal or engage or participate in discussions or negotiations with the person making such a bona fide written acquisition proposal. At any time prior to the time the requisite Company vote is obtained, the board of directors may make a change of recommendation if the board of directors or a duly authorized committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable law, following receipt of an acquisition proposal that the board of directors or any duly authorized committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a superior proposal (as defined in “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100) or in response to a material intervening event, so long as the Company complies with certain terms of the merger agreement, including providing Parent notice three (3) business days prior to such change of recommendation. See “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100.

The Guaranty (Page 106)

Brookfield Infrastructure Fund III-A (CR), L.P., Brookfield Infrastructure Fund III-A, L.P., Brookfield Infrastructure Fund III-B, L.P., Brookfield Infrastructure Fund III-D, L.P. and Brookfield Infrastructure Fund III-D(CR), L.P., which together form Brookfield Infrastructure Fund III, an affiliated investment fund managed by Brookfield, and which we refer to as the guarantors, entered into an irrevocable, absolute and unconditional joint and several guaranty in favor of the Company, which we refer to as the guaranty, in respect of the prompt and complete payment of the aggregate per share merger consideration by Parent at the effective time of the merger (which payment Parent is required to deposit or cause to be deposited with the paying agent at such time, pursuant to the merger agreement) and the due, prompt and faithful payment, performance and discharge by Parent and Merger Sub of, and the compliance by Parent and Merger Sub with, all of the covenants, agreements, and obligations and undertakings of Parent and Merger Sub arising at or prior to the effective time of the merger under the merger agreement in accordance with the terms thereof (including, without limitation, all reasonable collection costs and reasonably documented out-of-pocket legal and other fees and expenses incurred by the Company in enforcing the obligations under the guaranty, which we refer to as the enforcement costs).

The guarantors’ obligations under the guaranty are subject to an aggregate cap equal to the amount of the aggregate per share merger consideration plus the enforcement costs.

The guaranty will remain in full force and effect until the earlier to occur of the valid termination of the merger agreement and the payment of the aggregate per share merger consideration in accordance with the merger agreement.

Conditions to the Merger (Page 107)

The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including the adoption and approval of the merger agreement by holders of shares of common stock of the Company constituting the requisite Company vote, receipt of certain approvals from governmental entities without the imposition of any burdensome condition (as defined under “The Merger Agreement—Cooperation and Approvals” beginning on page 104), the absence of any legal prohibitions, the bankruptcy court orders authorizing SunEdison and certain of its affiliates to enter into the settlement agreement and the voting and support agreement (which orders were entered by the bankruptcy court on June 7, 2017), the consummation of the SunEdison exchange (as defined in “The Merger Agreement—Treatment of Common Stock and Stock-Based Awards—Common Stock” beginning on page 91) and the IDR cancellation (as defined in “The Merger—Merger Consideration” beginning on page 36) contemplated by the settlement agreement, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement and the absence of a material adverse effect on the Company and its subsidiaries.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the final dismissal with prejudice or settlement in a manner reasonably satisfactory to Parent of certain litigation to which the Company or one or more of its affiliates is a party, including the Renova claim (as defined in “The Merger Agreement—Conditions to the Merger” beginning on page 107). On May 26, 2017, the Company, certain of its subsidiaries and Renova entered into the Renova settlement agreement. The releases provided for in the Renova settlement agreement became effective on June 29, 2017. As a result, the condition to the obligations of Parent and Merger Sub to effect the merger, solely with respect to the Renova claim, was also satisfied and the aggregate payment made by the Company and its subsidiaries (net of any amounts funded directly or indirectly by insurance proceeds) under the Renova settlement agreement in connection with the settlement of the Renova claim will be deemed to be zero for purposes of the merger agreement. Other litigation, the final dismissal or settlement of which is a condition to the completion of the merger, remains ongoing. Parent and the Company have agreed that, if the Company determines that it does not reasonably expect the Securities Litigation to be finally dismissed with prejudice or settled in a manner reasonably satisfactory to Parent by the termination date of December 6, 2017 (as such date may be extended to March 6, 2018 as described under “The Merger Agreement—Termination” beginning on page 109), the Company may offer a merger consideration holdback. On

October 5, 2017, the Company notified Parent that it intends to offer such a holdback if, prior to the termination date, the Company is not able to settle on satisfactory terms the Securities Litigation. See “The Merger Agreement—Conditions to the Merger” beginning on page 107.

Termination (Page 109)

We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, notwithstanding any adoption and approval of the merger agreement by our stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

•	by either Parent or the Company, if:
•	regardless of whether the requisite Company vote has been obtained, the merger has not been consummated by December 6, 2017, which we refer to as the termination date,
•	provided, however, that if the stockholder approval condition has not been satisfied or waived on or prior to such date because a new stockholders meeting is required to be held in connection with an adjustment to the per share merger consideration (as described under “The Merger Agreement—Stockholders Meeting” beginning on page 103) or if the regulatory consents condition or the litigation settlement condition has not been satisfied or waived on or prior to such date, but, in each case, all other conditions to the closing of the merger have been satisfied or waived, the termination date may be extended by either the Company or Parent to a date not beyond March 6, 2018; and
•	provided, further, that this right to terminate the merger agreement will not be available to any party that has breached in any material respect its obligations set forth in the merger agreement in any manner that has materially contributed to or resulted in the failure of a condition to the consummation of the merger;
•	regardless of whether the requisite Company vote has been obtained, any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable; provided that this right to terminate the merger agreement will not be available to any party that has breached in any material respect its obligations in the merger agreement in any manner that has materially contributed to or resulted in the failure of a condition to the consummation of the merger;
•	the requisite Company vote has not been obtained at the stockholders meeting or at any adjournment or postponement taken in accordance with the merger agreement or any new stockholders meeting called in connection with an adjustment to the per share merger consideration (as described under “The Merger Agreement—Stockholders Meeting” beginning on page 103), which we refer to as a stockholder vote termination event; or
•	the settlement agreement with SunEdison has been terminated in accordance with its terms, which we refer to as a SunEdison settlement agreement termination event.
•	by Parent, if:
•	the board of directors or any duly authorized committee thereof has made and not withdrawn a change of recommendation (as defined under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100), which we refer to as a change of recommendation termination event, or
•	there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any such representation or warranty has become untrue or incorrect after the date of the merger agreement, such that the conditions to the obligations of Parent and Merger Sub to effect the merger with respect to the representations and warranties and performance of the obligations of the Company (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107) would not be satisfied and such breach or failure to be true and correct is not curable prior to the termination date or, if curable prior to the termination date, has not been cured within the earlier of (x) thirty (30) days after written notice has been given by Parent to the Company and (y) the termination date; provided, however, that the right to terminate the merger agreement will not be available to Parent if Parent or Merger Sub has breached in any material respect its obligations in the merger agreement in any manner that has materially contribute to or resulted in the failure of a condition to the consummation of the merger.

•	by the Company, if:
•	there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement, or any such representation or warranty has become untrue or incorrect after the date of the merger agreement, such that the conditions to the obligation of the Company to effect the merger with respect to the representations and warranties and performance of the obligations of Parent and Merger Sub (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107) would not be satisfied and such breach or failure to be true and correct is not curable prior to the termination date or, if curable prior to the termination date, has not been cured within the earlier of (x) thirty (30) days after written notice has been given by the Company to Parent and (y) the termination date; provided, however, that the right to terminate the merger agreement will not be available to the Company if it has breached in any material respect its obligations in the merger agreement in any manner that has materially contributed to or resulted in the failure of a condition to the consummation of the merger. See “The Merger Agreement—Termination” beginning on page 109.

Termination Fees and Expenses Payable by the Company (Page 111)

If the merger agreement is terminated under certain circumstances, we will be required to pay Parent a fee of $8,000,000, which we refer to as the expense fee, promptly, but in no event later than three (3) business days, after the date of termination. The expense fee would be payable if the merger agreement is terminated:

•	by either the Company or Parent due to the failure of the merger to have been consummated by the termination date and, at the time of such termination, either the stockholder approval condition or the SunEdison bankruptcy court approval condition has not been met, or
•	by either the Company or Parent due to a stockholder vote termination event or a SunEdison settlement agreement termination event, and in each case, at the time of such termination, the board of directors or any duly authorized committee thereof has not made and not withdrawn a change of recommendation.

If the merger agreement is terminated under certain circumstances, we will be required to pay Parent an amount equal to the excess of (x) a termination fee of $30,000,000, which we refer to as the termination fee, over (y) any expense fee previously paid, promptly, but in no event later than three (3) business days, after the earlier of the entry into the definitive agreement for an acquisition proposal and the consummation of an acquisition proposal, in each case, as described below. Such amount would be payable if the merger agreement is terminated:

•	by either the Company or Parent due to the failure of the merger to have been consummated by the termination date and, at the time of such termination, either the stockholder approval condition or the SunEdison bankruptcy court approval condition has not been met, or
•	by either the Company or Parent due to a stockholder vote termination event or a SunEdison settlement agreement termination event, and in each case, at the time of such termination, the board of directors or any duly authorized committee thereof has not made and not withdrawn a change of recommendation, and, in each case, either:

•	(1) a bona fide acquisition proposal has been made to the Company or any of our subsidiaries or SunEdison or a substantial portion of its creditors, or any person has publicly announced such a bona fide acquisition proposal and such acquisition proposal has not been publicly withdrawn prior to the date of the event giving rise to the applicable right of termination, and (2) within twelve (12) months of such termination, (x) the Company or any of our subsidiaries or SunEdison or any of its subsidiaries has entered into a definitive agreement for an acquisition proposal (other than an excluded distribution) or (y) an acquisition proposal (other than an excluded distribution) has been consummated and, in each case, either (I) the other party to such acquisition proposal or any of its affiliates has obtained or will obtain the right to appoint a member of the board of directors or any other indicia of control, or (II) such acquisition proposal would qualify as an acquisition proposal if all references to “15% or more” were replaced with “30% or more”, or

•	(1) a bona fide acquisition proposal has been made by any person to the Company or any of our subsidiaries or SunEdison or a substantial portion of its creditors or any person has publicly announced a bona fide acquisition proposal, regardless of whether such acquisition proposal may have been withdrawn prior to the date of any such termination or the event giving rise to the right of termination, and (2) within twelve (12) months of such termination, (x) the Company or any of our subsidiaries or SunEdison or any of its subsidiaries have entered into a definitive agreement for an acquisition proposal (other than an excluded distribution) with the person referred to in part (1) of this bullet or any affiliate of such person or (y) an acquisition proposal (other than an excluded distribution) has been consummated with the person referred to in part (1) of this bullet or any affiliate of such person and, in each case, either (I) such person or any of its affiliates has obtained or will obtain the right to appoint a member of the board of directors or any other indicia of control or (II) such acquisition proposal would qualify as an acquisition proposal if all references to “15% or more” were replaced with “30% or more”.

An “excluded distribution” means any plan of reorganization, liquidation, foreclosure, enforcement of creditors’ rights or other distribution to creditors or stockholders of, by or for SunEdison that results in the distribution to the creditors or stockholders of SunEdison of all or substantially all equity securities of the Company or GLBL LLC held by SunEdison and its affiliates, unless such distribution would result in any specified person or any group that contains a specified person (x) becoming the beneficial owner, directly or indirectly, of 15% or more of any class of equity securities of the Company and obtaining the right to appoint a member of the board of directors or other indicia of control or (y) becoming the beneficial owner, directly or indirectly, of 30% or more of any class of equity securities of the Company.

A “specified person” means any person who has entered into a confidentiality or similar agreement with the Company in connection with the Company’s strategic review process and submitted an acquisition proposal to the Company on or after December 15, 2016, or any affiliate of such person.

If the merger agreement is terminated:

•	by either the Company or Parent due to the failure of the merger to have been consummated by the termination date, a stockholder vote termination event or a SunEdison settlement agreement termination event and, in each case, at the time of such termination, the board of directors or any duly authorized committee thereof has made and not withdrawn a change of recommendation, or
•	by Parent due to a change of recommendation termination event and, at the time of such termination, either the stockholder approval condition or the SunEdison bankruptcy court approval condition has not been met, then promptly, but in no event later than three (3) business days, after the date of such termination, we will be required to pay Parent the termination fee.

If the merger agreement is terminated by either the Company or Parent due to the failure of the merger to have been consummated by the termination date and, at the time of such termination, the litigation settlement condition has not been met, but all other conditions to the closing of the merger have been satisfied or waived, other than the conditions to the obligations of Parent and Merger Sub to effect the merger with respect to the representations and warranties of the Company (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107), then promptly, but in no event later than three (3) business days, after the date of such termination, we will be required to pay Parent the expense fee.

Any payments the Company makes to Parent if the merger agreement is terminated as described above will be made by wire transfer of immediately available funds. The Company will not be required to pay both the termination fee and the expense fee or be required to pay any of the termination fee or the expense fee on more than one occasion. If the Company fails to promptly pay the termination fee or the expense fee, Parent or Merger

Sub may commence a suit that results in a judgment against the Company for the termination fee or the expense fee or any portion of those fees, in which case the Company will pay Parent’s or Merger Sub’s costs and expenses (including reasonable attorneys’ fees) in connection with that suit, together with interest on the amount of the termination fee or the expense fee or such portion thereof paid at JPMorgan Chase’s prime rate in effect on the date that payment was required to be made through the date of payment. See “The Merger Agreement—Termination Fees” beginning on page 111.

Remedies (Page 112)

Except in the case of fraud or willful material breach of the merger agreement by the Company, in the event that the termination fee or the expense fee is payable and actually paid to Parent according to the terms of the merger agreement as described under “The Merger Agreement—Termination Fees” above, the payment of such termination fee or expense fee will be the sole and exclusive remedy of Parent, Merger Sub and their respective affiliates against the Company, our subsidiaries and any of our and their respective former, current or future stockholders, directors, officers, affiliates, agents or other representatives for any loss suffered as a result of any breach of any covenant or agreement in the merger agreement or the failure of the merger or the other transactions contemplated by the merger agreement to be consummated.

The parties are entitled to injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the observance and performance of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

The Settlement Agreement (Page 115)

Concurrently with the execution and delivery of the merger agreement, SunEdison and the Company, along with certain of their respective subsidiaries, executed and delivered the settlement agreement, which resolves claims, disputes and other issues arising from the historical sponsor relationship between the Company and SunEdison. On June 7, 2017, the bankruptcy court entered an order approving the settlement agreement. Among other things, pursuant to the settlement agreement, if the merger and the other transactions contemplated by the merger agreement (or any alternative transaction that SunEdison and the Company have each agreed is a jointly supported transaction) are completed:

•	SunEdison will exchange, effective immediately prior to the effective time of the merger or such jointly supported transaction and conditioned on the occurrence thereof, all of the shares of Class B common stock and all of the Class B units of GLBL LLC held by SunEdison (through one of its subsidiaries) for 25% of the total consideration paid to all Company stockholders in the merger, as adjusted for any excluded shares and on a fully-diluted, as converted basis, or in such alternative jointly supported transaction, as applicable;
•	SunEdison’s affiliates’ IDRs in GLBL LLC will be terminated and cancelled, or will be delivered to GLBL LLC or its designee;
•	SunEdison and its subsidiaries that join the settlement agreement, which we refer to collectively as the SunEdison parties, will release all claims against the Company and its direct and indirect subsidiaries, which we refer to as the Company entities, subject to certain exceptions; and
•	The Company and its subsidiaries that join the settlement agreement, which we refer to collectively as the Company parties, will release all claims against SunEdison and its direct and indirect subsidiaries, which we refer to as the SunEdison entities, subject to certain exceptions.

The Voting and Support Agreement (Page 118)

Concurrently with the execution and delivery of the merger agreement, the Company, Parent and Merger Sub entered into a voting and support agreement with SunEdison and SunEdison Holdings Corporation. We refer to SunEdison Holdings Corporation as the SunEdison stockholder. On June 7, 2017, the bankruptcy court entered an order approving the voting and support agreement.

As of the close of business on October 3, 2017, the record date for the special meeting, the SunEdison stockholder owned 100% of the shares of Class B common stock outstanding and 1.8% of the shares of Class A common stock outstanding, which shares of Class B common stock and Class A common stock represented, in the aggregate, 98.2% of the combined voting power of the Class A common stock and Class B common stock outstanding.

Among other things, the voting and support agreement provides the following:

•	Agreement to Vote. The SunEdison stockholder agreed to vote all of its shares of Class B common stock and other equity securities of the Company, which we together refer to as the covered shares, in favor of the adoption and approval of the merger agreement and in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption and approval of the merger agreement, provided that there has not been made a change of recommendation in respect of an acquisition proposal. Additionally, the SunEdison stockholder agreed to vote against, provided there has not been made a change of recommendation in respect of an acquisition proposal:
•	any acquisition proposal; and
•	any action, contract or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purpose of or adversely affect the consummation of the merger or the performance by the Company of its obligations under the merger agreement or the voting and support agreement.
•	Restrictions on Transfers. The SunEdison stockholder also agreed not to transfer its covered shares, subject to certain exceptions, prior to the termination of the voting and support agreement.
•	No Solicitation. Each of SunEdison and the SunEdison stockholder agreed not to:
•	initiate, solicit or knowingly encourage or facilitate any attempts to make any inquiry, indication of interest or proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal (as defined in “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100); or
•	engage in discussions or negotiations regarding, or provide any non-public information relating to any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal.
•	Support Obligations. Each of SunEdison and the SunEdison stockholder agreed:
•	not to commence, join in, facilitate, assist or encourage any claim against Parent, Merger Sub, the Company or any of their respective directors or officers related to the merger agreement or the merger;
•	to use commercially reasonable efforts to seek entry by the bankruptcy court of an order approving the voting and support agreement (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to approval of the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement); and
•	to support and not object to, litigate against or otherwise impair, hinder or delay the merger and the other transactions contemplated by the merger agreement, except in the event of a SunEdison standalone superior proposal (as described in further detail in “The Settlement Agreement, the Voting and Support Agreement and the Creditor Support Agreement — Summary of the Voting and Support Agreement” on page 118).

The Company agreed to exercise its right to extend the termination date under the merger agreement to obtain certain regulatory consents if it receives a written request to extend the termination date from SunEdison and not to, without the prior written consent of SunEdison, take certain actions regarding the merger and merger agreement, as described in further detail in “The Settlement Agreement, the Voting and Support Agreement and the Creditor Support Agreement — Summary of the Voting and Support Agreement” on page 118.

•	Termination. The voting and support agreement will automatically terminate upon the earliest to occur of:
•	the closing of the merger;
•	the termination of the merger agreement;

•	the termination of the settlement agreement prior to the approval of the merger by the Company’s stockholders;
•	the Company’s breach of the prohibition on waiver, amendment or modification of a closing condition under the merger agreement without SunEdison’s consent, subject to the Company’s right to cure such breach;
•	prior to the approval of the voting and support agreement by the bankruptcy court, the determination by the board of directors of SunEdison that a SunEdison standalone acquisition proposal constitutes a SunEdison standalone superior proposal (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to approval of the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement); and
•	mutual written consent of SunEdison, Parent and the Company.

The Creditor Support Agreement (Page 121)

Concurrently with the execution of the merger agreement, the Company, Parent and Merger Sub entered into a creditor support agreement with certain second lien creditors of SunEdison holding claims in the SunEdison bankruptcy cases, which we refer to as the supporting 2L holders. We refer to such agreement as the creditor support agreement. Under the creditor support agreement, each supporting 2L holder agreed to support, and not object to, any relief requested by the Debtors (as defined in the merger agreement) in connection with the merger, including SunEdison’s motion seeking the bankruptcy court’s approval of the settlement agreement and voting and support agreement pursuant to the bankruptcy court orders (as defined in the merger agreement). Each supporting 2L holder also agreed not to file or support any motion or pleading that is inconsistent with the creditor support agreement or undermines its support for the creditor support agreement or the bankruptcy court orders (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017 and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement).

The creditor support agreement also provides that each supporting 2L holder will not, and will instruct and use its reasonable best efforts to cause its representatives not to:

•	initiate, solicit or knowingly encourage or facilitate any attempts to make any inquiry, indication of interest or proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal; or
•	engage or participate in discussions or negotiations regarding, or provide any non-public information relating to any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal.

Additionally, each supporting 2L holder agreed not to transfer any of its claims in the SunEdison bankruptcy cases during the term of the creditor support agreement unless the transferee thereof delivers a joinder to the creditor support agreement.

The creditor support agreement will terminate upon the earliest to occur of:

•	the effective time of the merger;
•	the termination of the merger agreement;
•	the termination of the settlement agreement;
•	entry by the supporting 2L holders into a restructuring support agreement with SunEdison on terms that are reasonably satisfactory to Parent and the Company; and
•	the termination of the voting and support agreement.

Market Price of Class A Common Stock (Page 123)

On October 6, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Class A common stock on the Nasdaq was $4.85 per share of Class A common stock. You are encouraged to obtain current market quotations for our Class A common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 124)

If the merger is completed, holders of shares of Class A common stock are entitled to appraisal rights in connection with the merger under Delaware law, provided those rights are exercised properly. Shares of Class A common stock held by stockholders that (i) do not vote for adoption of the merger agreement and (ii) prior to the vote on the merger, make a demand for appraisal in accordance with Delaware law will not be converted into the right to receive the per share merger consideration, but will be converted into the right to seek appraisal of the “fair value” of such shares of Class A common stock, in cash, as determined in accordance with Delaware law. For a more complete discussion of the appraisal rights available to holders of Class A common stock, see “Appraisal Rights” beginning on page 124 and the text of Section 262 of the DGCL, as in effect with respect to the merger, which is attached to this proxy statement as Annex E.

Delisting and Deregistration of Class A Common Stock (Page 131)

If the merger is completed, our Class A common stock will be delisted from the Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Class A common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may also obtain additional information about the Company without charge by following the instructions under “Where You Can Find More Information” beginning on page 131.

Q.	What is the proposed merger transaction and what effects will it have on the Company?
A.	The proposed transaction is the acquisition of the Company by Parent, pursuant to the terms and subject to the conditions of the merger agreement. If the proposal to adopt and approve the merger agreement is approved by both (i) the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of our Class A common stock and Class B common stock, collectively, entitled to vote thereon and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly-owned direct or indirect subsidiary of Parent and will no longer be a publicly held corporation, and you, as a holder of our Class A common stock or Class B common stock, will no longer have any interest in our future earnings or growth. In addition, following the merger, our Class A common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Class A common stock.
Q.	What is the SunEdison exchange?
A.	As contemplated by the merger agreement and in satisfaction of its obligations under the settlement agreement, SunEdison will exchange, effective immediately prior to the effective time of the merger and conditioned on the occurrence thereof, all of the Class B units held by SunEdison or any of its controlled affiliates in GLBL LLC for shares of our Class A common stock representing 25% of the issued and outstanding shares of our Class A common stock on a fully-diluted basis (excluding treasury shares) immediately following such exchange. As a result of the exchange, all shares of our Class B common stock will be automatically cancelled. We refer to this exchange and cancellation as the SunEdison exchange.
Q.	What will I receive if the merger is completed?
A.	In the merger, each outstanding share of our common stock (other than (i) shares of Class A common stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shares of Class A common stock owned by the Company and shares of Class A common stock owned by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation, in each case not held on behalf of third parties, and (ii) shares of Class A common stock that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL) will automatically be converted into the right to receive an amount in cash equal to $5.10, without interest and less any applicable withholding taxes.
Q.	How does the per share merger consideration compare to market prices of our common stock prior to announcement of the merger?
A.	The merger consideration of $5.10 per share represents a premium of approximately 20% to the closing price of our Class A common stock as of March 6, 2017, the last trading day prior to the public announcement of the execution of the merger agreement, and a premium of approximately 50% to the closing price of our Class A common stock on September 16, 2016, immediately prior to the announcement that the board of directors was pursuing strategic alternatives.
Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?
A.	You are receiving this proxy statement and proxy card or voting instruction form because you own shares of the Company’s common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of our common stock with respect to such matters.

Q.	When and where is the special meeting?
A.	The special meeting of the Class A and Class B stockholders of the Company will be held on Monday, November 13, 2017 at 4:30 p.m., Eastern Time, at 7550 Wisconsin Ave., 9th Floor, Bethesda, Maryland 20814. A live webcast of the special meeting will also be provided at http://www.virtualshareholdermeeting.com/GLBL17S.
Q.	What am I being asked to vote on at the special meeting?
A.	You are being asked to consider and vote on a proposal to adopt and approve the merger agreement and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.
Q.	What vote is required for the Company’s stockholders to adopt and approve the merger agreement?
A.	Adoption and approval of the merger agreement requires both (i) the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, and (ii) the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon. Pursuant to the charter, each share of Class A common stock is entitled to one (1) vote and each share of Class B common stock is entitled to one hundred (100) votes. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. Pursuant to the voting and support agreement, SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which either of them beneficially own, from time to time, in favor of the adoption and approval of the merger agreement. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the adoption and approval of the merger agreement by the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon is assured. However, the adoption and approval of the merger agreement by the holders of a majority of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, are not assured.

Because the affirmative vote required to adopt and approve the merger agreement is based upon the total number of outstanding shares of our Class A common stock and Class B common stock entitled to vote thereon, if you fail to submit a proxy or to vote in person at the special meeting, or if you abstain, or if your shares of Class A common stock are held through a bank, brokerage firm or other nominee and you do not provide such nominee with voting instructions, this will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement.

Q.	What vote of our stockholders is required to approve any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement?
A.	Any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement will be approved if the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon vote in favor of such proposal to adjourn the special meeting for such purpose. SunEdison is the indirect holder of 100% of the Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. Pursuant to the voting and support agreement, SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of any such proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the approval of any such proposal is assured.

Because the affirmative vote required to approve any proposal to adjourn the special meeting for such purpose is based upon the total number of outstanding shares of our Class A common stock and Class B common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, if you fail to submit a proxy or to vote in person at the special meeting, or if your shares of Class A common stock are held through a bank, brokerage firm or other nominee and you do not provide such nominee with voting instructions, your shares of Class A common stock will not be counted in respect of any vote to approve such proposal to adjourn for such purpose. Abstentions will have the same effect as a vote “AGAINST” any such proposal to adjourn for such purpose.

Q.	How does the board of directors recommend that I vote?
A.	The board of directors recommends that you vote “FOR” the proposal to adopt and approve the merger agreement and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
Q.	What happens if the merger is not completed?
A.	If the merger agreement is not approved by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of our common stock in connection with the merger. Instead, the Company will remain an independent public company and our Class A common stock will continue to be listed and traded on the Nasdaq. In addition, SunEdison will continue to be the indirect holder of 100% of our Class B common stock and will therefore continue to own 98.2% of the total voting power of the holders of our Class A common stock and Class B common stock combined.

Additionally, if the merger is not completed, the merger agreement will be terminated. Depending on the circumstances surrounding the termination, it is possible that the Company will be required to pay Parent either a termination fee of $30 million or an expense fee of $8 million. You should read “The Merger Agreement—Termination Fees” beginning on page 111 for a more detailed discussion of the circumstances in which a termination fee or an expense fee would be payable by us to Parent.

Q.	What conditions must be satisfied to complete the merger?
A.	There are several conditions which must be satisfied to complete the merger, including obtaining the requisite stockholder approvals of the merger agreement, obtaining regulatory approvals, performance of pre-closing obligations in all material respects, the accuracy of certain representations and warranties contained in the merger agreement, entry of final bankruptcy court orders authorizing SunEdison to enter into the settlement agreement and voting and support agreement (the bankruptcy court entered the relevant bankruptcy court orders on June 7, 2017 and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement) and the settlement or final dismissal of certain litigation to which we or our affiliates are a party, including (among other litigation) the Renova claim (as defined in “The Merger Agreement—Conditions to the Merger” beginning on page 107). On May 26, 2017, the Company, certain of its subsidiaries and Renova entered into the Renova settlement agreement. The releases provided for in the Renova settlement agreement became effective on June 29, 2017. As a result, the condition to the obligations of Parent and Merger Sub to effect the merger, solely with respect to the Renova claim, was also satisfied and the aggregate payment made by the Company and its subsidiaries (net of any amounts funded directly or indirectly by insurance proceeds) under the Renova settlement agreement in connection with the settlement of the Renova claim will be deemed to be zero for purposes of the merger agreement. Other litigation, the final dismissal or settlement of which is a condition to the completion of the merger, remains ongoing. Parent and the Company have agreed that, if the Company determines that it does not reasonably expect the Securities Litigation to be finally dismissed with prejudice or settled in a manner reasonably satisfactory to

Parent by the termination date of December 6, 2017 (as such date may be extended to March 6, 2018 as described under “The Merger Agreement—Termination” beginning on page 109), the Company may offer a merger consideration holdback. On October 5, 2017, the Company notified Parent that it intends to offer such a holdback if, prior to the termination date, the Company is not able to settle on satisfactory terms the Securities Litigation. You should read “The Merger Agreement—Conditions to the Merger” beginning on page 107 for a more detailed discussion of the conditions that must be satisfied to complete the merger.

Q.	What happens if the Securities Litigation is finally dismissed with prejudice or settled before the date of the special meeting?
A.	If the Securities Litigation is finally dismissed with prejudice (following the resolution of any potential appeals) or settled (with all necessary court approvals) before the date of the special meeting noted in this proxy statement in a manner reasonably satisfactory to Parent without requiring a material amendment to the terms of the merger agreement, then we would expect the merger to close following the adoption and approval of the merger agreement at the special meeting, provided that all other conditions to closing are satisfied or waived. Even if final terms of a settlement of the Securities Litigation are agreed with the plaintiffs in the Securities Litigation, it may take significant additional time to receive final court approval of any such settlement. Likewise, even if the Securities Litigation is dismissed with prejudice by the district court, such dismissal will not become final until the exhaustion of any appeals or appeal rights, which would take significant additional time.

If the Securities Litigation is finally dismissed with prejudice or settled before the date of the special meeting noted in this proxy statement on terms that require the per share merger consideration to be adjusted downward so that the settlement terms are reasonably satisfactory to Parent, then the Company will prepare and file with the SEC any required supplements and amendments to this proxy statement and, if required, the date of the special meeting will be postponed so that any revised terms of the merger agreement are provided to our stockholders prior to their vote on the adoption and approval of the merger agreement as so revised.

Q.	What happens if the Securities Litigation is not finally dismissed with prejudice or settled before the date of the special meeting?
A.	At the special meeting, stockholders are being asked to adopt and approve the merger agreement that includes the merger consideration of $5.10 per share. The merger agreement to be voted on at the special meeting does not provide for the implementation of a merger consideration holdback. If the Securities Litigation is not finally dismissed with prejudice (following the resolution of any potential appeals) or settled (with all necessary court approvals) before the date of the special meeting noted in this proxy statement, then the Company may offer a merger consideration holdback. If the Company offers a merger consideration holdback, the Company and Parent have agreed to negotiate in good faith and agree on the implementation of a mechanism for the holdback that will allow for the removal of the dismissal or settlement of the Securities Litigation as a condition to the closing of the merger and provide for representatives of the pre-closing stockholders of the Company to jointly, together with the Company, control the litigation, settlement or other resolution of the Securities Litigation (which may include litigating the Securities Litigation to conclusion) following the closing. Any such holdback mechanism must be consistent with the principle that Parent shall bear no risk for any net out-of-pocket costs of the Company and its subsidiaries incurred to resolve the Securities Litigation and the whistleblower claims (as defined below). For additional information regarding the holdback mechanism, please see the section titled “The Merger-Certain Litigation” beginning on page 88.

If the Company and Parent amend the merger agreement to implement such a merger consideration holdback before the date of the special meeting noted in this proxy statement, then the Company will prepare and file with the SEC any required supplements and amendments to this proxy statement and, if required, the date of the special meeting will be postponed so that any amended terms of the merger agreement are provided to our stockholders prior to their vote on the adoption and approval of the merger agreement as so revised.

If the stockholders approve the merger agreement at the special meeting held on the date noted in this proxy statement, and the Securities Litigation is thereafter finally dismissed with prejudice or settled in a manner reasonably satisfactory to Parent by the termination date of December 6, 2017 (as such date may be extended to March 6, 2018 as described under “The Merger Agreement-Termination” beginning on page 109) without requiring a material amendment to the terms of the merger agreement, then there will be no adjustment to the merger consideration of $5.10 per share and no new stockholders meeting.

If the stockholders approve the merger agreement at the special meeting and the Company and Parent amend the merger agreement to implement such a merger consideration holdback after the date of the special meeting noted in this proxy statement, then the stockholder approval of the merger agreement to be voted on at the special meeting, reflecting the merger consideration of $5.10 per share without a merger consideration holdback, would not constitute stockholder approval of an amended merger agreement reflecting such a merger consideration holdback. In such event, stockholders would be asked to adopt and approve the amended merger agreement, and the Company would prepare and file a new proxy statement with the SEC and would take all action necessary to duly convene and hold a new stockholders meeting as promptly as practicable following the implementation of the merger consideration holdback (and in any event no later than March 6, 2018) for the purpose of seeking the requisite Company vote taking into account such merger consideration holdback.

If at any time after the special meeting and prior to the termination date of December 6, 2017 (as such date may be extended to March 6, 2018 as described under “The Merger Agreement-Termination” beginning on page 109), the Company settles the Securities Litigation on terms which require the per share merger consideration to be adjusted downward so that the settlement terms are reasonably satisfactory to Parent, the Company will prepare and file with the SEC a new proxy statement in connection with such adjustment to the per share merger consideration and take all action necessary to duly convene and hold a new stockholders meeting as promptly as practicable following such adjustment for the purpose of seeking the requisite Company vote taking into account such adjustment.

Q.	If there is a merger consideration holdback, how large will it be?
A.	If a merger consideration holdback is implemented, then, at the closing of the merger, the per share merger consideration will be reduced proportionately based on the aggregate amount of the holdback, and stockholders will be issued one contingent value right for each share held as of the closing, with the contingent value rights to represent a proportionate share of the difference between the holdback amount and the aggregate net out of pocket costs to the Company of the settlement or other resolution of the Securities Litigation. The amount of any holdback, if implemented, is not presently known and would be determined at a later date, and stockholders would be asked to adopt and approve an amended merger agreement reflecting such merger consideration holdback, contingent value right and reduced cash per share that would be paid at closing. The aggregate amount of any merger consideration holdback, the timing of any settlement or other resolution of the Securities Litigation (which may include litigating the Securities Litigation to conclusion) and any payment in respect of contingent value rights will depend on the results of ongoing mediation between the Company and the plaintiffs in the Securities Litigation as well as any negotiations between the Company and Parent. Any holdback or other price adjustment will apply equally to all outstanding shares of Class A common stock as of the effective time of the merger.
Q.	When do you expect the merger to be completed?
A.	We are working towards completing the merger as soon as possible. Assuming timely satisfaction or waiver of the necessary closing conditions, including requisite approvals by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be completed prior to the end of the calendar year 2017.
Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A.	In considering the recommendation of the board of directors with respect to the proposal to adopt and approve the merger agreement, you should be aware that our directors and executive officers may have certain interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors and the conflicts committee were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted and approved by the stockholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 78.

Q.	Does SunEdison, as the controlling Class B stockholder, have interests in the transaction that may differ from or be in addition to my interests as a stockholder?
A.	As contemplated by the merger agreement and in satisfaction of its obligations under the settlement agreement, SunEdison will exchange, effective immediately prior to the effective time of the merger and conditioned on the occurrence thereof, all of the Class B units held by SunEdison or any of its controlled affiliates in our subsidiary, GLBL LLC, for shares of our Class A common stock representing 25% of the issued and outstanding shares of our Class A common stock on a fully-diluted basis (excluding treasury shares) immediately following such exchange. As a result of the exchange, all shares of our Class B common stock will be automatically cancelled. Once the exchange has taken place, SunEdison will receive the same per share merger consideration for its Class A common stock as the other holders of Class A common stock. In addition, concurrently with the execution and delivery of the merger agreement, SunEdison and the Company, along with certain of their respective subsidiaries, executed and delivered the settlement agreement, which resolves claims, disputes and other issues arising from the historical sponsor relationship between the Company and SunEdison.

On July 28, 2017, the bankruptcy court overseeing the SunEdison bankruptcy cases entered an order confirming a plan of reorganization for SunEdison. There are numerous conditions to the effectiveness of the plan of reorganization, including the completion of the merger and the completion of the transaction between TERP and Brookfield, and accordingly there can be no assurance that the plan of reorganization will become effective. The effectiveness of the plan of reorganization is not a condition to the completion of the merger.

Q.	What constitutes a quorum?
A.	For purposes of the proposal to adopt and approve the merger agreement and any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, the holders of a majority of the total voting power of our Class A common stock and Class B common stock, collectively, outstanding at the close of business on the record date, entitled to vote and present in person or represented by proxy at the special meeting, constitute a quorum. Abstentions are counted as present for the purpose of determining whether a quorum is present. Shares of our Class A common stock held in “street name” through a bank, brokerage firm or other nominee are not counted as present for the purpose of determining whether a quorum is present unless instructions have been provided by the beneficial owner to the applicable bank, brokerage firm or other nominee with respect to at least one proposal to be voted upon at the special meeting.
Q.	Who can vote at the special meeting?
A.	All of the holders of record of our common stock as of the close of business on October 3, 2017, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting.
Q.	How many votes do I have?
A.	You are entitled to one (1) vote for each share of Class A common stock held of record by you as of the record date, October 3, 2017. SunEdison, as the indirect holder of 100% of the issued and outstanding Class B common stock is entitled to one hundred (100) votes for each share of the Company’s Class B common stock it holds as of the record date, October 3, 2017. As of the close of business on the record date, there were 111,849,859 outstanding shares of Class A common stock and 61,343,054 outstanding shares of Class B common stock.
Q.	How do I vote?
A.	Stockholder of Record. If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:
•	In Person. You may attend the special meeting and cast your vote there.
•	Via Our Internet Voting Site. If you received printed proxy materials, follow the instructions for Internet voting printed on your proxy card.

•	By Telephone. Call the toll-free number specified on your proxy card. You can vote by telephone by following the instructions provided on the Internet voting site or, if you received printed proxy materials, by following the instructions provided on your proxy card.
•	In Writing. You can vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope.

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. To attend the special meeting in person (regardless of whether you intend to vote your shares in person at the special meeting), you must bring with you to the special meeting a valid photo identification and proof of your beneficial ownership. For more information, see the instructions under “The Special Meeting—Attendance” beginning on page 32 of this proxy statement.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF OUR COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Q.	How can I change or revoke my vote?
A.	If you own shares in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:
•	sending a written statement to that effect to our Secretary, which must be received by us before the special meeting;
•	submitting a properly signed proxy card or voting instruction form dated a later date;
•	submitting a later-dated proxy or providing new voting instructions via the Internet or by telephone; or
•	attending the special meeting in person and voting your shares.

If you hold shares in “street name”, you should contact the intermediary for instructions on how to change your vote.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.	If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, grant your voting rights directly to the Company or to a third party or to vote in person at the special meeting.

If your shares of our Class A common stock are held by a bank, broker, trustee or nominee, you are considered the beneficial owner of shares held in “street name”, and your bank, broker, trustee or nominee, or their intermediary, is considered the stockholder of record with respect to those shares. Your bank, broker, trustee or nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares of our Class A common stock. You should follow the instructions provided by them to vote your shares of our Class A common stock. You are invited to attend the special meeting; however, you may not vote these shares of our Class A common stock in person at the special meeting unless you obtain a “legal proxy” from your bank, broker, trustee or nominee that holds your shares of our Class A common stock, giving you the right to vote the shares of our Class A common stock at the special meeting. If you wish to obtain a “legal proxy” you should allow adequate time for its provision by your bank, broker, trustee or nominee that holds your Class A common stock.

Q.	If my shares of Class A common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?
A.	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of our Class A common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our Class A common stock. Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposals to be considered at the special meeting, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee with respect to a proposal to be voted upon at the special meeting, your shares of our Class A common stock will not be voted with respect to such proposal, which we refer to as a broker non-vote in respect of such proposal, and, as applicable, the effect will be the same as a vote “AGAINST” the proposal to adopt and approve the merger agreement, and your shares of our Class A common stock will not be voted and will not be counted in respect of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.
Q.	What is a proxy?
A.	A proxy is your legal designation of another person, referred to as a “proxy”, to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement”. The document used to designate a proxy to vote your shares of our common stock is called a “proxy card”.
Q.	If a stockholder gives a proxy, how are the shares of common stock voted?
A.	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt and approve the merger agreement and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How are votes counted?
A.	For the proposal to adopt and approve the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions, broker non-votes and shares not in attendance at the special meeting will have the same effect as votes “AGAINST” the proposal to adopt and approve the merger agreement.

For any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will have the same effect as votes “AGAINST” any such proposal to adjourn the special meeting. Shares not in attendance at the special meeting and broker non-votes will not be counted in respect of any such proposal to adjourn the special meeting.

Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.	If you received more than one proxy card, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card that you receive in order for all of your shares to be voted at the special meeting.

Q.	What happens if I sell my shares of common stock before the special meeting?
A.	The record date to determine stockholder eligibility to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. Therefore, if you transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see the section entitled “Appraisal Rights” beginning on page 124 and Annex E of this proxy statement.

Q.	What happens if I sell my shares of common stock after the special meeting but before the effective time of the merger?
A.	If you transfer your shares after the special meeting but before the effective time of the merger, you will have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares of common stock through completion of the merger.
Q.	Who will solicit and pay the cost of soliciting proxies?
A.	The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay MacKenzie Partners, Inc. a fee of $17,500 and telephone charges. The Company has agreed to reimburse MacKenzie Partners, Inc. for certain fees and expenses and will also indemnify MacKenzie Partners, Inc., its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Q.	Should I send in my stock certificates now?
A.	No. If the proposal to adopt and approve the merger agreement is approved, you will be sent a letter of transmittal promptly, and in any event within two (2) business days, after the completion of the merger, describing how you may exchange your shares of our common stock for the per share merger consideration. If your shares of our Class A common stock are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of our Class A common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.
Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of Class A common stock?
A.	Yes. If the merger is completed, as a holder of our Class A common stock, you are entitled to seek appraisal rights under the DGCL in connection with the merger if you (i) do not vote in favor of the proposal to adopt and approve the merger agreement and (ii) comply with the other statutory requirements for demanding appraisal. Failure to follow precisely any of the statutory requirements could result in the loss of your appraisal rights. A detailed description of the appraisal rights and procedures available is included in “Appraisal Rights” beginning on page 124. For the full text of Section 262 of the DGCL, please see Annex E hereto.
Q.	Is the merger expected to be taxable to me?
A.	Yes. The exchange of shares of our common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax

Consequences of the Merger” beginning on page 86) for U.S. Federal income tax purposes. If you are a U.S. holder and you exchange your shares of our common stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares of our common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86 for a more detailed discussion of the U.S. Federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q.	What do I need to do now?
A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of our common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of our common stock voted at the special meeting in one of three ways: (i) using the Internet in accordance with the instructions set forth on the enclosed proxy card; (ii) calling the toll-free number specified on your proxy card; or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.
Q.	Who can help answer any other questions I might have?
A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 1-212-929-5500. MacKenzie Partners, Inc. may also be contacted via email at proxy@mackenziepartners.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. They may include financial metrics such as estimates of expected adjusted earnings before interest, taxes, depreciation and amortization, cash available for distribution, earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements are based on the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although the Company believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, the expected timing and likelihood of completion of the merger, including the timing, receipt and terms and conditions of any required governmental approvals of the merger that could cause the parties to abandon the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk of failure of the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote to adopt and approve the merger agreement and of the holders of a majority of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, to adopt and approve the merger agreement; the risk that the parties may not be able to satisfy the conditions to the merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the merger; the risk that any announcements relating to the merger could have adverse effects on the market price of the Company’s common stock; the risk that the proposed transaction and its announcement could have an adverse effect on the Company’s ability to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally; the Company’s relationship with SunEdison, including SunEdison’s bankruptcy filings; risks related to events of default and potential events of default arising under project level financings and other agreements due to various factors; actions of third parties, including but not limited to the failure of SunEdison to fulfill its obligations and the actions of the Company’s bondholders and other creditors; price fluctuations and termination provisions in offtake agreements; delays or unexpected costs during the completion of projects the Company intends to acquire; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and the Company’s ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; the Company’s ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of the Company’s power plants; pending and future litigation; and the Company’s ability to operate the Company’s business efficiently, including to manage the transition from SunEdison information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage the Company’s capital expenditures, economic, social and political risks and uncertainties inherent in international operations, including operations in emerging markets and the impact of foreign exchange rate fluctuations, the imposition of currency controls and restrictions on repatriation of earnings and cash, protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements, conflicting international business practices that may conflict with other customs or legal requirements to which we are subject, the inability to obtain, maintain or enforce intellectual property rights, and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Many of these factors are beyond the Company’s control.

The Company disclaims any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in the Company’s Form 10-K for the 2016 fiscal year, the Form 10-Q for the first quarter of 2017 and the Form 10-Q for the second quarter of 2017, as well as additional factors it may describe from time to time in other filings with the SEC.

You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents.

PARTIES TO THE MERGER

TerraForm Global, Inc.

TerraForm Global, Inc., which we refer to as the Company, we, us or our, is a globally diversified renewable energy company that owns long-term contracted solar and wind power plants. The Company’s business objective is to own and operate a portfolio of renewable energy power plants and to pay cash dividends to our stockholders. The Company’s portfolio consists of solar and wind power plants located in Brazil, China, India, Malaysia, South Africa, Thailand and Uruguay with an aggregate net capacity (based on our share of economic ownership) of 919.2 MW as of August 31, 2017.

The Company was formed as a Delaware corporation under the name SunEdison Emerging Markets Growth and Yield, Inc. on September 12, 2014, as a wholly-owned indirect subsidiary of SunEdison. The name of the Company was changed from SunEdison Emerging Markets Growth and Yield, Inc. to SunEdison Emerging Markets Yield, Inc. on September 26, 2014. The name change from SunEdison Emerging Markets Yield, Inc. to TerraForm Global, Inc., became effective on April 1, 2015. Following our initial public offering, which closed on August 5, 2015, TerraForm Global, Inc. became a holding company and its sole asset is a 64.8% equity interest in GLBL LLC as of June 30, 2017. TerraForm Global, Inc. is the managing member of GLBL LLC, and operates, controls and consolidates the business affairs of GLBL LLC.

The Company’s principal executive offices are located at 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814, and our telephone number is (240) 762-7700. For more information about the Company and its subsidiaries, please visit the Company’s website at www.terraformglobal.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 131. The Company’s Class A common stock is listed on the Nasdaq under the symbol “GLBL”.

Brookfield Asset Management Inc.

Brookfield Asset Management Inc., which we refer to as Brookfield, is a leading global alternative asset manager with approximately $250 billion in assets under management. Brookfield has a more than 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity. One of Brookfield’s core operational capabilities is in renewable power, in which it owns, operates and develops over 10,000 megawatts of assets, representing $30 billion in power assets across eight countries, with over 2,000 operating employees with expertise in asset-level operations and maintenance, power marketing and sales and development, health, safety, security and the environment, stakeholder relations and regulatory oversight. Brookfield is co-listed on the New York, Toronto and Euronext stock exchanges under the symbol BAM, BAM.A and BAMA, respectively.

Orion US Holdings 1 L.P.

Orion US Holdings 1 L.P., which we refer to as Parent, is a Delaware limited partnership that is an affiliate of Brookfield.

BRE GLBL Holdings Inc.

BRE GLBL Holdings Inc., which we refer to as Merger Sub, is a Delaware corporation. Merger Sub is a wholly-owned subsidiary of Parent and was formed solely for the purpose of merging with and into the Company, with the Company as the surviving corporation, which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of March 6, 2017, by and among the Company, Parent and Merger Sub, as it may be amended from time to time, which we refer to as the merger agreement. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to holders of our Class A common stock, par value $0.01 per share, which we refer to as Class A common stock, and holders of our Class B common stock, par value $0.01 per share, which we refer to as Class B common stock, whom we refer to collectively as our stockholders, as part of the solicitation of proxies by the board of directors of the Company, which we refer to as the board of directors or the board, for use at the special meeting of our stockholders to be held on Monday, November 13, 2017 at 4:30 p.m., Eastern Time, at 7550 Wisconsin Ave., 9th Floor, Bethesda, Maryland 20814, or at any postponement or adjournment thereof. A live webcast of the special meeting will also be provided at http://www.virtualshareholdermeeting.com/GLBL17S.

Purpose of the Special Meeting

At the special meeting, holders of our Class A common stock and Class B common stock, which we refer to collectively as our common stock or our shares, will be asked to:

•	consider and vote on a proposal to adopt and approve the merger agreement (Proposal 1 on your proxy card); and
•	consider and vote on any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement (Proposal 2 on your proxy card).

The board of directors recommends that you vote “FOR” each of the above proposals.

If our stockholders fail to adopt and approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which is incorporated herein by reference and which you should read carefully and in its entirety.

Record Date and Quorum

We have fixed the close of business on October 3, 2017 as the record date for the special meeting, and only holders of record of the Company’s common stock on the record date are entitled to notice of, and to vote at (in person or represented by proxy), the special meeting. As of the close of business on the record date, there were 111,849,859 shares of our Class A common stock outstanding, held by 21 holders of record and 61,343,054 shares of our Class B common stock outstanding. Each share of Class A common stock is entitled to one (1) vote and each share of Class B common stock is entitled to one hundred (100) votes. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock.

For purposes of the proposal to adopt and approve the merger agreement and any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, the holders of a majority of the total voting power of our Class A common stock and Class B common stock, collectively, outstanding at the close of business on the record date, entitled to vote and present in person or represented by proxy at the special meeting, constitute a quorum. Abstentions are counted as present for the purpose of determining whether a quorum is present. Shares of our Class A common stock held in “street name” through a bank, brokerage firm or other nominee are not counted as present for the purpose of determining whether a quorum is present unless instructions have been provided by the beneficial owner to the applicable bank, brokerage firm or other nominee with respect to at least one proposal to be voted upon at the special meeting.

In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies. Whether or not a quorum is present, any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for such purpose will be approved if holders of the majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon vote in favor of such proposal to adjourn the special meeting for such purpose. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. Pursuant to the voting and support agreement, SunEdison and one of its controlled affiliates have agreed to appear at the special meeting or otherwise cause all of their equity securities of the Company which either of them beneficially owns, from time to time, to be counted as present at the special meeting for purposes of calculating a quorum, and to vote or cause to be voted all such equity securities in favor of any such proposal to adjourn the special meeting. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the presence of a quorum at the special meeting and the approval of any such proposal are assured.

Attendance

Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the special meeting. If you are a stockholder of record of shares of Class A common stock, please bring a valid photo identification to the special meeting. If your shares of our Class A common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting valid photo identification and proof of your beneficial ownership of our Class A common stock. Acceptable proof could include an account statement showing that you owned shares of the Company’s Class A common stock on the record date, October 3, 2017. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder.

Vote Required

Adoption and approval of the merger agreement requires both (i) the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates, and (ii) the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon. For the proposal to adopt and approve the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will not be counted as votes cast in favor of the proposal to adopt and approve the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder approval of such proposal. SunEdison, a controlled affiliate of SunEdison, Parent, Merger Sub and the Company have entered into a voting and support agreement, which we refer to as the voting and support agreement, pursuant to which SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of the adoption and approval of the merger agreement. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the adoption and approval of the merger agreement by the holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon are assured. However, the adoption and approval of the merger agreement by the holders of a majority of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates are not assured.

Any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement will be approved if the holders of a majority of the combined total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon, vote in favor of such proposal. For any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you fail to submit a proxy or attend the special meeting in person, or if there are broker non-votes with respect to your shares of our common stock in respect of the proposal, as applicable, the shares of our common stock held by you will not be counted in respect of any such proposal to adjourn for such purpose. If you abstain, the shares of our common stock held by you or your broker will have the same effect as a vote “AGAINST” any such proposal to adjourn for such purpose. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. Pursuant to the voting and support agreement, SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of any such proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the approval of any such proposal is assured.

If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of our common stock, the “stockholder of record”. This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Class A common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of our Class A common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our Class A common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Banks, brokerage firms or other nominees who hold shares in “street name” for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposals to be considered at the special meeting, and, as a result, absent specific instructions from the beneficial owner of such shares of our Class A common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our Class A common stock on non-routine matters. These shares of our Class A common stock held in “street name” through a bank, brokerage firm or other nominee will not be counted for the purpose of determining whether a quorum is present unless instructions have been provided by the beneficial owner to the applicable bank, brokerage firm or other nominee with respect to at least one proposal to be voted upon at the special meeting, and, absent specific instructions from the beneficial owner, will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement and will not be counted in respect of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF OUR COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of October 3, 2017, the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 923,447 shares of our Class A common stock (not including any shares of our common stock deliverable upon vesting and settlement of any outstanding Company restricted stock units, which we refer to as the Company RSUs, under the Company’s Long-Term Incentive Plan, which we refer to as the Company stock plan), representing approximately 0.8% of the outstanding shares of our Class A common stock, which represents approximately 0.0% of the combined total voting power of the holders of our Class A common stock and Class B common stock.

As of the record date, SunEdison and its affiliates beneficially owned and were entitled to vote, in the aggregate, 2,000,000 shares of our Class A common stock, representing 1.8% of the outstanding shares of our

Class A common stock, and 61,343,054 shares of our Class B common stock, representing 100% of our outstanding shares of our Class B common stock, which collectively represents 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock.

As of the record date, Brookfield and its affiliates collectively beneficially owned and were entitled to vote 19,536,004 shares of our Class A common stock, representing approximately 17.5% of the outstanding shares of our Class A common stock and approximately 0.3% of the combined total voting power of the holders of our Class A common stock and Class B common stock.

If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

•	by proxy— stockholders of record have a choice of voting by proxy:
•	by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or
•	in person—you may attend the special meeting and cast your vote there.

If your shares of our Class A common stock are held in “street name” through a bank, brokerage firm or other nominee, you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of our common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Proxies and Revocation

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt and approve the merger agreement and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our Class A common stock will not be voted with respect to each such proposal, which will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement, and your shares of our Class A common stock will not be counted in respect of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. Written notice of revocation should be mailed to: 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814, Attention: Secretary.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 1-212-929-5500. MacKenzie Partners, Inc. can also be contacted via e-mail at proxy@mackenziepartners.com.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement. Any such proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for such purpose will be approved if holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, present in person or represented by proxy at the special meeting and entitled to vote thereon vote in favor of such proposal to adjourn the special meeting for such purpose. SunEdison is the indirect holder of 100% of our Class B common stock and currently holds approximately 98.2% of the combined total voting power of the holders of our Class A common stock and Class B common stock. Because of SunEdison’s ownership of our Class B common stock, its vote in favor of each of the proposals to be voted upon at the special meeting is necessary to secure stockholder adoption and approval of such proposal. Pursuant to the voting and support agreement, SunEdison and one of its controlled affiliates have agreed to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of any such proposal. Accordingly, as long as the voting and support agreement remains in effect and SunEdison remains obligated under the terms thereof to vote in favor of the foregoing matters, the approval of any such proposal is assured. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay MacKenzie Partners, Inc. a fee of $17,500 and telephone charges. The Company has agreed to reimburse MacKenzie Partners, Inc. for certain fees and expenses and will also indemnify MacKenzie Partners, Inc., its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 1-212-929-5500. You may also contact MacKenzie Partners via email at proxy@mackenziepartners.com.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated herein by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger, and will continue to do business following the consummation of the merger. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned direct or indirect subsidiary of Parent. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

At the effective time of the merger, each share of our Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares of Class A common stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shares of Class A common stock owned by the Company and shares of Class A common stock owned by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation, in each case not held on behalf of third parties, and (ii) shares of Class A common stock that are owned by stockholders, whom we refer to as dissenting stockholders, who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, each of which we refer to as an excluded share and, collectively, as the excluded shares) will be converted into the right to receive cash in an amount equal to $5.10, which we refer to as the per share merger consideration, without interest and less any applicable withholding taxes.

Subject to the terms and conditions of the settlement agreement entered into on March 6, 2017 among the Company, SunEdison and the other parties named therein, which we refer to as the settlement agreement, SunEdison will exchange, effective immediately prior to the effective time of the merger and conditioned on the occurrence thereof, all of the Class B units held by SunEdison or any of its controlled affiliates in GLBL LLC for shares of our Class A common stock representing 25% of the issued and outstanding shares of Class A common stock on a fully-diluted basis (excluding any treasury shares) immediately following such exchange. As a result of such exchange, all shares of our Class B common stock will be automatically cancelled. We refer to this exchange and cancellation as the SunEdison exchange. Subject to the terms and conditions of the settlement agreement, all outstanding IDRs in GLBL LLC will terminate and be canceled, or, at the Company’s instructions, transferred to Parent or any of its affiliates, which we refer to as the IDR cancellation.

Background of the Merger

Overview of Principal Events Leading to the Merger Agreement with Brookfield

On March 6, 2017, following the unanimous approval and recommendation of the conflicts committee, the board of directors (i) determined that the merger was fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, and resolved to recommend that the holders of shares of Class A common stock and Class B common stock approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) directed that the merger agreement be submitted for adoption and approval by the Company’s stockholders, and (iv) determined that the SunEdison settlement agreement and the voting and support agreement were in the best interests of the Company and its stockholders.

The board of directors’ recommendation marked the completion of a strategic review process that was initiated by the board of directors and the conflicts committee in May 2016, which followed the development, beginning in January 2016, of a contingency plan for operation by the Company independent of SunEdison, as further discussed below.

Following the Company’s initial public offering in August 2015, the Company operated as a “yieldco” managed primarily by SunEdison. The Company has historically been highly dependent on SunEdison for important corporate, project and other services, including personnel (including all executive officers), project acquisition and development, management services and project-level asset management and operations and maintenance services.

Until November 2015, a majority of the members of the Company’s board of directors were SunEdison employees. However, effective as of November 20, 2015, the Company’s board of directors was reconstituted to consist of seven members, four of whom (including its Chairman, Mr. Peter Blackmore) were independent pursuant to Nasdaq’s independence standards. The remaining three members were SunEdison’s then-Chief Executive Officer, Mr. Ahmad Chatila, SunEdison’s then-Chief Financial Officer and the Company’s then-President and Chief Executive Officer, Mr. Brian Wuebbels, and SunEdison’s General Counsel, Mr. Martin Truong. Three of the four independent (pursuant to Nasdaq’s independence standards) directors, Mr. Blackmore, Mr. John F. “Jack” Stark and Mr. Christopher Compton, constituted the conflicts committee. Mr. Blackmore served as chair of the conflicts committee. The remaining independent (pursuant to Nasdaq’s independence standards) director was Mr. Hanif “Wally” Dahya, who participated in the majority of all meetings of the conflicts committee. The same individuals served in the same roles on TERP’s board of directors and the Corporate Governance and Conflicts Committee of TERP, which we refer to as the conflicts committee of TERP.

These changes to the Company’s board of directors and conflicts committee were part of a series of actions effected by SunEdison in November 2015 in which, in addition to these changes, (x) the then-chief executive officer and chief financial officer of the Company were terminated and (y) approximately $231 million was advanced by the Company to SunEdison ($150 million in November 2015 and $81 million in December 2015) in pre-payment for projects located in India scheduled to be delivered in late 2015 and early 2016. As it became less certain that SunEdison would deliver these India projects and available information concerning SunEdison’s financial condition suggested more risks than had been previously disclosed by SunEdison, the conflicts committee increasingly recognized that it was advisable for it to prepare for such risks and to take all necessary action to force SunEdison to deliver the India projects. These projects were never delivered, as explained further in the section titled “The Merger—Interests of Certain Persons in the Merger—Conflicts of Interest Involving SunEdison” beginning on page 82.

After SunEdison became financially distressed (before ultimately filing for bankruptcy protection pursuant to Chapter 11 of the U.S. Bankruptcy Code on April 21, 2016), in January 2016, the Company, at the direction of the conflicts committee and relying mainly on the SunEdison employees dedicated to the Company’s legal, operational and financial reporting functions, began developing a contingency plan, which we refer to as the contingency plan, to transition away from the Company’s operational dependence on SunEdison. This contingency plan included the retention of independent advisors and consultants for purposes of contingency planning and providing restructuring advice to the Company, an assessment of the services provided to the Company by SunEdison that might need to be replaced in the event SunEdison ceased to provide those services, evaluation and mitigation of the risk of a potential bankruptcy filing by SunEdison on the Company’s liquidity, the adoption of a retention plan for certain employees of SunEdison providing services to the Company and actions to facilitate the preparation of the Company’s financial statements and the completion of independent audits of those financial statements. The goal was to minimize disruptions to, and the impact of increased costs on, the Company’s business and operations and to preserve stockholder value. The development and implementation of the contingency plan required significant involvement and supervision by the conflicts committee members.

In February 2016, the Company retained AlixPartners LLP, which we refer to as AlixPartners, to assist with developing the contingency plan described above and to advise the Company on a wide range of consulting, planning and operational functions necessary to assess and counteract the impact of SunEdison’s financial position (and potential bankruptcy) on the Company and to preserve the Company’s business. AlixPartners was also retained at substantially the same time by TERP for a similar assignment. Also in February 2016, Greenberg Traurig, LLP, which we refer to as Greenberg Traurig, which had been previously engaged as an independent legal advisor to the conflicts committee of TERP, was engaged as an independent legal advisor to the conflicts committee of the Company. Also at this time, members of management of the Company and TERP contacted representatives of Centerview Partners LLC, which we refer to as Centerview, which had been previously engaged as financial advisor to the conflicts committee of TERP with respect to other matters, regarding a potential engagement as a financial advisor to the Company and, separately, TERP to assist on matters associated with the potential restructuring of SunEdison and related matters.

On March 7, 2016, the conflicts committee and Centerview executed an engagement letter, whereby the conflicts committee retained Centerview as financial advisor to assist on matters associated with the potential restructuring of SunEdison and other matters.

In deciding to hire the same advisors for the Company and TERP, the board of directors, the conflicts committee and the board of directors and conflicts committee of TERP (at that time, the individuals serving on the two boards and conflicts committees were identical) considered and discussed the substantial overlapping and similar issues for the Company and TERP, the fact that there were no substantial transactions between the Company and TERP that could give rise to potential conflicts of interest, the fact that each of the Company and TERP had its own separate general counsel, and the Company’s ability to retain additional advisors if conflicts arose in the future.

On March 25, 2016, the board of directors held a joint meeting with the board of directors of TERP to discuss the implications and risks of a potential SunEdison bankruptcy for the Company, the process for completion and audit of the Company’s financial statements and the status of the Company’s contingency plan. Members of management of the Company, members of management of TERP and representatives of AlixPartners, Centerview, Greenberg Traurig, Sullivan & Cromwell LLP, which we refer to as Sullivan & Cromwell, the Company’s and TERP’s legal advisor, and Wilmer Cutler Pickering Hale and Dorr LLP, which we refer to as WilmerHale, the Company’s and TERP’s litigation counsel, were present. Following a discussion of the actions that SunEdison might take or fail to take during its financial distress, the resulting disruption to the Company’s operations and related concerns, the board of directors approved resolutions authorizing the conflicts committee to evaluate and act affirmatively with respect to matters involving or substantially relating to SunEdison in connection with a potential SunEdison bankruptcy, including taking actions to protect the Company’s contractual and other rights and to preserve the value of the Company and its assets.

Each joint meeting involving the Company’s board of directors and TERP’s board of directors, such as the March 25, 2016 joint meeting and the joint meetings described below, and each joint meeting involving the Company’s conflicts committee and TERP’s conflicts committee, was held jointly for information sharing purposes only. Decisions made at each such joint meeting by the Company’s board of directors or the Company’s conflicts committee were made solely with respect to, and taking into account the specific circumstances of, the Company.

On March 30, 2016, Mr. Wuebbels resigned as President and Chief Executive Officer of the Company and as a director of the Company. In his place, the Company’s board of directors appointed as a director of the Company Mr. Ilan Daskal, who had been named as the designee to replace Mr. Wuebbels as Chief Financial Officer of SunEdison and whose appointment had been proposed by SunEdison. Also on March 30, 2016, the Company’s board of directors established an office of the Chairman consisting of the directors who satisfied Nasdaq’s independence standards at the time, which was to be led by the Company’s Chairman, Mr. Peter Blackmore. That office of the Chairman was subsequently abolished effective April 21, 2016, on which date Mr. Blackmore was appointed as Chairman and Interim Chief Executive Officer of the Company.

Also on April 21, 2016, SunEdison and certain of its affiliates (but not the Company or TERP) filed for bankruptcy protection pursuant to Chapter 11 of the U.S. Bankruptcy Code, which we refer to as the SunEdison bankruptcy. Also on April 21, 2016, Mr. Blackmore resigned from the conflicts committee, Mr. Dahya was appointed to the conflicts committee, and Mr. Stark was designated as the conflicts committee’s chair.

In May 2016, the board of directors and the conflicts committee commenced a strategic review process, which was initiated to further manage the impact of the SunEdison bankruptcy on the Company and to preserve and protect stockholder value in light of the disruption caused by the SunEdison bankruptcy. The conflicts committee, given the potentially conflicting interests of SunEdison, on the one hand, and the Company’s stockholders other than SunEdison and its affiliates, which we refer to as the Company’s public stockholders, on the other hand (due in part to the fact that a majority of the board of directors at that time were SunEdison-appointed or nominated directors), began to undertake oversight of the strategic review process, with a mandate to be guided by consideration of the best interests of all of the Company’s stockholders and to ensure that all interactions with SunEdison were conducted on an arm’s-length basis. Throughout the strategic review process, all decisions with respect to any strategic transaction, including the proposed transaction with Brookfield, were made following a determination that the decision would be in the best interests of all of the Company’s stockholders and with the consent of a majority of the Company’s directors who satisfy Nasdaq’s independence standards, which we refer to as independent directors. Moreover, as discussed in greater detail below, the conflicts committee was ultimately reconstituted in January 2017 to be comprised entirely of directors who (i) satisfy Nasdaq’s independence standards, (ii) are independent of SunEdison and (iii) do not serve on the board of directors of TERP (which had begun to undertake its own strategic review process), in order to ensure that all decisions made by the conflicts committee with respect to any strategic transaction involving the Company, including the proposed transaction with Brookfield, would be made in the best interests of all of the Company’s stockholders by directors who had no ties to SunEdison or TERP (which had undertaken its own strategic review process). The conflicts committee also supervised the engagement of additional advisors, including a review of their qualifications and potential conflicts of interest, as described below.

As part of the strategic review process, on May 16, 2016, at the direction of the conflicts committee, management of the Company began developing, with the assistance of its advisors, a business plan for the Company to operate independently of SunEdison (or any other sponsor). The business planning process addressed multiple areas, including the Company’s business model, growth prospects, dividend targets, organizational design, investment strategy, capital structure, competitive position, project operations, corporate costs and other factors. The Company and its advisors also continued to assess the consequences of the SunEdison bankruptcy, including the nature and amount of potential legal claims the Company may have against SunEdison, and potential claims SunEdison may have against the Company, and evaluated whether it would be in the best interests of all Company stockholders for the Company to cooperate with SunEdison if SunEdison sought to sell its interests in the Company.

In early May 2016, Mr. Sachin Shah, Senior Managing Partner of Brookfield, held discussions with representatives of Centerview and Rothschild Inc., which we refer to as Rothschild, financial advisor to SunEdison, regarding the possibility of engaging with SunEdison on a potential transaction involving Brookfield, the Company and TERP. Following these discussions, on May 10, 2016, Brookfield sent a letter to John Dubel, Chief Restructuring Officer of SunEdison, which set forth an offer, subject to due diligence, to acquire 100% of SunEdison’s interests in both the Company and TERP (including all IDRs held by SunEdison in both GLBL LLC and TERP’s operating subsidiary, TerraForm Power, LLC) for $2.40 per share of the Company’s Class A common stock and $11.75 per share of TERP’s Class A common stock. Brookfield’s offer was subject to satisfactory due diligence by Brookfield and assumed that SunEdison would convert its shares of Class B common stock in each of the Company and TERP and its Class B units in each of GLBL LLC and TerraForm Power, LLC into shares of Class A common stock of each company, which for the Company would comprise a non-controlling interest, and would then transfer these shares of Class A common stock to Brookfield, together with all IDRs held by SunEdison in GLBL LLC and TerraForm Power, LLC. In addition, if a sale of SunEdison’s interests in the Company was to be effected through an auction conducted by the bankruptcy court, Brookfield’s offer was also conditioned on Brookfield being approved as the “stalking horse bidder” in the auction, consummation of a sale within 90 days of acceptance of Brookfield’s offer and sales procedures that would provide Brookfield with a matching right for competing bids and a topping fee of 25% of the increase in value generated if a competing bid was accepted by the Company. The Company did not receive a copy of Brookfield’s letter.

Throughout the remainder of May 2016, representatives of the Company, SunEdison, Centerview and Rothschild held numerous discussions with parties who expressed an interest in a potential transaction involving the Company or SunEdison’s interests in the Company. These included discussions between one or more representatives of the Company, SunEdison, Centerview and Rothschild, on the one hand, and representatives of Brookfield, on the other hand, regarding Brookfield’s interest in such a transaction. Representatives of Brookfield also had separate discussions with representatives of certain of SunEdison’s second-lien creditor constituents, which we refer to as the 2L holders, regarding such a potential transaction.

On May 25, 2016, the conflicts committee and the conflicts committee of TERP held a joint meeting to discuss the process for a potential sale by SunEdison of the shares it held in the Company and TERP. Members of management of the Company, members of management of TERP and representatives of AlixPartners, Centerview, Greenberg Traurig and Sullivan & Cromwell were present. A representative of Centerview reviewed sale procedures designed by Centerview and AlixPartners to protect the Company’s interests in such a sale, including the use of its confidential information.

On May 26, 2016, at the direction of the conflicts committee, representatives of the Company sent a letter to representatives of SunEdison informing SunEdison that, absent prior approval by the Company, the Company’s non-public information in SunEdison’s possession could only be used to provide services to the Company and could not be disclosed to any third parties, including in connection with a potential sale of SunEdison’s equity interests in the Company.

Also on May 26, 2016, Mr. Chatila resigned from his position as a director of the Company. In his place, the Company’s board of directors appointed as a director of the Company Mr. David Ringhofer, an employee of SunEdison. The appointment of Mr. Ringhofer had been proposed by SunEdison.

Beginning in early June 2016, representatives of the Company and SunEdison held discussions with representatives of Brookfield on a number of occasions regarding the Company’s strategic review process and Brookfield’s interest in participating in such a process, including the possibility of Brookfield signing a confidentiality agreement and a virtual data room being opened in order to allow Brookfield to conduct due diligence on the Company.

As a part of its oversight of the strategic review process, the conflicts committee also supervised the engagement of additional advisors, including a review of their qualifications and potential conflicts of interest. Following interviews with several potential financial advisors and a discussion with members of management and representatives of Greenberg Traurig and Sullivan & Cromwell at a joint meeting held by the conflicts committee and the conflicts committee of TERP on June 1, 2016, the conflicts committee directed management to negotiate an engagement with Greentech, to serve as financial advisor to the Company (and not to TERP) in connection with the strategic review process and a new engagement with Centerview to serve as financial advisor to the Company in connection with the strategic review process. At this time, the conflicts committee of TERP directed TERP management to negotiate a separate engagement with Centerview to serve as financial advisor to TERP. In addition, the conflicts committee of TERP directed management of TERP to negotiate an engagement with Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, to serve as an independent financial advisor solely to TERP, and not to the Company.

Also at the June 1, 2016 joint meeting of the conflicts committee and the conflicts committee of TERP, representatives of Sullivan & Cromwell discussed with the independent directors (pursuant to Nasdaq’s independence standards) of each of the Company and TERP their fiduciary duties under Delaware law generally and in the context of transactions involving or relating to SunEdison, including a potential sale by SunEdison of the equity interests it held in the Company and TERP. Representatives of Sullivan & Cromwell also reviewed the corporate and governance structure of the Company and presented the terms of a proposed amendment to the limited liability company agreement of the Company’s operating subsidiary, GLBL LLC, pursuant to which, until the first annual meeting of the stockholders of the Company held after December 31, 2016, a conflicts committee comprised solely of directors who satisfy Nasdaq’s independence standards would be given the exclusive power to manage and control business decisions relating to or involving conflicts of interest with SunEdison and any of its other affiliates without being able to be removed by SunEdison. Following discussion, the conflicts committee approved the amendment, which was disclosed in the Company’s current report on Form 8-K filed with the SEC on June 2, 2016.

Throughout the strategic review process, from time to time, various representatives of the Company, including representatives of Sullivan & Cromwell, Centerview and Greentech, met with representatives of SunEdison, including Rothschild and Skadden, Arps, Slate, Meagher & Flom LLP, which we refer to as Skadden, legal advisor to SunEdison, and representatives of certain of the secured creditors of SunEdison in the SunEdison bankruptcy. For certain of the 2L holders, J.P. Morgan Securities LLC, which we refer to as J.P. Morgan, and Houlihan Lokey, which we refer to as Houlihan Lokey, acted as financial advisors, and Akin Gump Strauss Hauer & Feld LLP, which we refer to as Akin Gump, acted as legal counsel. BRG Capstone acted as financial advisors to SunEdison’s first-lien creditors, and White & Case LLP and Latham & Watkins LLP acted as legal advisors to the first-lien creditors. At these meetings the parties discussed, among other matters, a strategic review process that could involve the sale of SunEdison’s interests in the Company. The Company understood that certain secured creditors may have approval rights with respect to such transactions under the terms of SunEdison’s debtor-in-possession financing arrangements and related bankruptcy court orders.

On June 22, 2016, the conflicts committee held a joint meeting with the conflicts committee of TERP to discuss the strategic review processes being undertaken by the Company and TERP, including the potential sale of SunEdison’s interests in the Company and TERP and a potential strategic alternatives process that could include a sale of the Company and TERP or a potential sponsorship transaction for the Company or TERP, in which a new sponsor would replace SunEdison. Members of management of the Company, members of management of TERP and representatives of AlixPartners, Centerview, Greenberg Traurig and Sullivan & Cromwell were present. A representative of Sullivan & Cromwell discussed with the members of the conflicts committee the fiduciary duties of directors of the Company in connection with such a potential strategic alternatives process involving the Company. Following discussion, the conflicts committee determined that the Company’s cooperation with SunEdison in its efforts to sell its interests in the Company should be conditioned upon SunEdison’s agreement to engage cooperatively with the Company pursuant to a mutually agreed process.

On June 24, 2016, Mr. Daskal resigned from his position as a director of the Company, and Mr. Gregory Scallen, an employee of SunEdison, was appointed as an observer of the Company’s board of directors. On that day, the Company’s board of directors also approved Mr. Scallen to become a director of the Company on July 24, 2016. SunEdison had proposed that Mr. Scallen be appointed as a director of the Company as of July 24, 2016, and be granted observer rights on the Company’s board of directors in the interim period.

On June 30, 2016, the board of directors held a joint meeting with the board of directors of TERP and, on the recommendation of the conflicts committee, resolved to engage Centerview and Greentech as financial advisors to the Company, the board of directors, the conflicts committee, GLBL LLC and the conflicts committee of GLBL LLC. Members of management of the Company, members of management of TERP and representatives of AlixPartners, Centerview and Sullivan & Cromwell were also present at the meeting. The TERP board of directors and conflicts committee separately agreed to engage Centerview as financial advisors to TERP, its conflicts committee, TerraForm Power, LLC and its conflicts committee and Morgan Stanley as financial advisor to TERP and TerraForm Power, LLC.

On July 1, 2016, at a joint meeting of the conflicts committee and the conflicts committee of TERP, at which members of management of the Company, members of the management of TERP and representatives of AlixPartners, Greenberg Traurig and Sullivan & Cromwell were present, the conflicts committee approved the engagement letters for each of Greentech and Centerview.

On July 1, 2016, the Company and GLBL LLC executed the engagement letter with Greentech.

On July 20, 2016, the Company, GLBL LLC, the conflicts committee and the conflicts committee of GLBL LLC executed the engagement letter with Centerview.

On July 24, 2016, Mr. Scallen became a director of the Company.

Following the disclosure on June 29, 2016 by Brookfield on a Schedule 13D filed by Brookfield with the SEC that certain of its affiliates had acquired beneficial ownership of a 12.13% interest in the outstanding shares of Class A common stock of TERP (as of April 21, 2015, based on information provided by SunEdison in connection with its bankruptcy proceedings), and concurrent with deliberations at TERP regarding implementation of a stockholder rights plan, at a series of joint meetings of the conflicts committee and the conflicts committee of TERP held in early July 2016, the conflicts committee considered whether to adopt a stockholder rights plan for the Company. In the absence of a specific threat, and based on advice from its financial and legal advisors, the conflicts committee determined not to adopt a stockholder rights plan at that time but to be ready to do so if any share accumulation threatening the full range of the Company’s strategic alternatives emerged.

On July 25, 2016, TERP publicly disclosed that it, the Company and SunEdison were working together to explore potential value creating options for SunEdison’s interests in TERP and the Company. Thereafter, the Company, TERP and SunEdison reached agreement on a jointly managed process for the sale of SunEdison’s interests in the Company and TERP and the process for providing due diligence information to potentially interested parties, as discussed below.

At a series of joint meetings of the conflicts committee with the conflicts committee of TERP held in July and August 2016, the conflicts committee met with the Company’s management and the financial and legal advisors to review the various standalone strategic options available to the Company, including operating as a run-off yieldco, operating as a growth-oriented yieldco without a sponsor, and transitioning to an emerging markets-focused independent power producer, which we refer to as IPP, business model. The conflicts committee discussed the Company’s ability to successfully execute each strategic option in light of the Company’s track record, management experience, financial position, access to capital markets and other factors. The Company’s management ultimately presented the emerging markets-focused IPP business model as the stand-alone plan, which we refer to as the stand-alone plan, the key considerations for which were evaluated by the conflicts committee with a view towards determining whether it was advisable to pursue such a plan or to pursue a strategic alternatives process which could lead to a sale of the whole Company or the selection of a new sponsor to facilitate the Company’s growth. The Company’s financial advisors evaluated the strategic and financial implications of the stand-alone plan, and the Company’s resulting competitive position in the global market for renewable energy assets. The conflicts committee also discussed the advantages and drawbacks of selling the Company, the risks associated with executing the stand-alone plan and the potential implications to the Company’s public stockholders of a sale of only SunEdison’s interests in the Company. Following a joint meeting of the conflicts committee and the conflicts committee of TERP on August 11, 2016 that focused on TERP-related issues, on August 15, 2016, at a meeting of the conflicts committee at which members of management of the Company, members of management of TERP and representatives of Greentech, Sullivan & Cromwell and Greenberg Traurig were present, Greentech presented and the conflicts committee discussed Greentech’s valuation analysis of the Company under several stand-alone scenarios. On August 22, 2016, at a joint meeting of the conflicts committee and the conflicts committee of TERP at which members of management of the Company, members of the management of TERP and representatives of Sullivan & Cromwell, Greenberg Traurig and Centerview were present, Centerview presented its preliminary valuation analysis of the Company under several stand-alone scenarios.

Also during July and August 2016, representatives of Sullivan & Cromwell, Centerview and Greentech had a number of discussions and meetings with representatives of SunEdison, including representatives of Rothschild and Skadden, and representatives of SunEdison’s creditors regarding the possibility of conducting a jointly managed process for the sale of SunEdison’s interests in the Company.

Also, on a number of occasions during late July and August 2016, representatives of the Company, SunEdison, SunEdison’s creditors and their respective advisors held discussions with representatives of Brookfield regarding a potential process for the sale of SunEdison’s interests in the Company and TERP and Brookfield’s interest in participating in such a process, the possibility of confidential information being provided to Brookfield in a virtual data room to enable Brookfield to conduct due diligence on the Company, and Brookfield’s willingness to sign a confidentiality agreement with the Company.

In August 2016, the Company, TERP and SunEdison launched a mutually agreed process for the sale of SunEdison’s interests in the Company and TERP, and commenced an outreach by Centerview, Greentech, Morgan Stanley (in its capacity as financial advisor to TERP) and Rothschild to approximately 160 potential acquirors of SunEdison’s interests in the Company or TERP. Parties contacted by Morgan Stanley that were interested in a transaction involving the Company were referred to Centerview and Greentech.

On August 11, 2016, representatives of Centerview sent a draft confidentiality agreement to Brookfield. Between August and December 2016, representatives of Brookfield and Cravath, Swaine & Moore LLP, which we refer to as Cravath, legal advisor to Brookfield, negotiated the terms of the confidentiality agreement with representatives of the Company, Centerview and Sullivan & Cromwell on a number of occasions. The parties were unable to reach an agreement on the terms for a confidentiality agreement until December 2016 due in significant part to the parties’ disagreements over the terms of the proposed standstill provision in the confidentiality agreement and the triggers for the termination of that provision.

On August 30, 2016, Mr. Truong resigned from his position as a director of the Company. In his place, the Company’s board of directors appointed as a director of the Company Mr. David Springer, an employee of SunEdison. The appointment of Mr. Springer had been proposed by SunEdison.

At a series of joint meetings of the conflicts committee and the conflicts committee of TERP and the board of directors and the board of directors of TERP held in September 2016, the conflicts committee and the board of directors each discussed with their financial and legal advisors the merits of expanding the collaborative process that had been agreed upon with SunEdison for the sale of its interests in the Company to encompass other strategic alternatives, including transactions to secure a new sponsor for or a sale of the whole Company, as well as considerations in connection with pursuing a comprehensive settlement agreement (which, in the case of the Company, we refer to as the settlement agreement) that would resolve all or most potential claims between the Company and TERP, on the one hand, and SunEdison, on the other hand. Because of the potential magnitude of these claims, it was not believed that any potential sponsor or acquirer would be willing to enter into a strategic transaction with either company while the potential claims remained unresolved. The resolution of these potential claims was therefore viewed as a prerequisite for any strategic transaction involving the Company or SunEdison’s interests in the Company.

On September 11, 2016, the conflicts committee held a joint meeting with the conflicts committee of TERP. Members of management of the Company, members of management of TERP and representatives of

AlixPartners, Centerview, Greenberg Traurig and Sullivan & Cromwell were present. A representative of Centerview reported on recent discussions between the Company’s and TERP’s financial and legal advisors and SunEdison and its financial and legal advisors about the advisability and timing of expanding the ongoing process for the sale of SunEdison’s interests in the Company and TERP to include potential strategic transactions involving each of the Company and TERP, including transactions to secure new sponsors for or sales of the Company and TERP. Following extensive discussion, the conflicts committee adopted a resolution authorizing management of the Company and its financial and legal advisors to commence a strategic alternatives process for a potential sale or sponsorship transaction with respect to the Company and recommended that the board of directors approve and ratify the conflicts committee’s determination to initiate such process.

On September 14, 2016, members of management of each of the Company and TERP and representatives of Centerview, Greentech, Morgan Stanley (in its capacity as financial advisor to TERP) and Sullivan & Cromwell met with members of management of SunEdison, representatives of Rothschild and Skadden and representatives of SunEdison’s secured creditors to discuss their positions with respect to the timing and process for a potential strategic transaction involving the Company, including transactions to secure a new sponsor for or a sale of the Company. The Company and its advisors also commenced a search process for an additional director who would be independent of TERP to enhance decision-making with respect to potential strategic alternatives. As a result of this process, on October 13, 2016, the board of directors elected Mr. Fred Boyle and Mr. Mark Lerdal as members of the board of directors, effective immediately. Furthermore, on December 1, 2016, the board of directors appointed Messrs. Boyle and Lerdal to the conflicts committee.

On September 14, 2016, members of management of the Company and of TERP and representatives of Sullivan & Cromwell also met with members of management of SunEdison, representatives of Skadden and, separately, representatives of Houlihan Lokey, Akin Gump and the Official Committee of Unsecured Creditors to discuss a path for potential settlements of the potential claims of the Company and TERP against SunEdison, as well as SunEdison’s potential claims against the Company and TERP.

On September 16, 2016, the board of directors held a joint meeting with the board of directors of TERP. Members of management of the Company, members of management of TERP and representatives of AlixPartners, Centerview and Sullivan & Cromwell were present. The board of directors discussed expanding the ongoing process for the sale of SunEdison’s interests in the Company to include potential strategic transactions involving the Company, including transactions to secure a new sponsor for or a sale of the whole Company. Following the approval and recommendation of the conflicts committee, the board of directors determined to commence a strategic alternatives process for a sponsorship transaction or whole company acquisition transaction with respect to the Company in collaboration with SunEdison, as the Company’s board of directors and the conflicts committee believed that collaborating with SunEdison on an arm’s-length basis would offer a number of advantages that were more likely to permit the Company to maximize value for its public stockholders as compared to the advantages offered by a separate process or a delayed process, particularly in light of SunEdison’s voting power due to its ownership of the shares of Class B common stock in the Company and the need to obtain the approval of the bankruptcy court for any SunEdison voting decision regarding a strategic transaction. The directors of the Company who were employees of SunEdison abstained from voting on the motion to approve the start of a strategic alternatives process.

On September 19, 2016, the Company publicly announced that the board of directors, on the recommendation of the conflicts committee, had determined to initiate a process to explore and evaluate potential strategic alternatives to maximize stockholder value, including transactions to secure a new sponsor for or a sale of the Company, and that the Company had notified SunEdison that the conflicts committee was prepared to enter into discussions with SunEdison and/or its stakeholders to settle potential intercompany claims and defenses between the Company and SunEdison on a schedule consistent with the pursuit of strategic alternatives by the Company.

On September 22, 2016, the conflicts committee held a joint meeting with the conflicts committee of TERP. Members of management of the Company, members of management of TERP and representatives of AlixPartners, Centerview, Greentech, Morgan Stanley, Greenberg Traurig and Sullivan & Cromwell were present. The conflicts committee was updated regarding the current status of the strategic alternatives process and discussions with SunEdison concerning settlement of each party’s potential claims. After discussion, the conflicts committee directed management of the Company to work with its legal advisors to prepare a settlement proposal for SunEdison and to file proofs of claims with respect to the Company’s various potential claims against SunEdison with the bankruptcy court.

On September 23, 2016, the Company filed its initial proofs of claims in the SunEdison bankruptcy. On September 26, 2016, after a review process involving external counsel as well as management, the Company made available to certain representatives of secured and unsecured creditors of SunEdison information about the Company’s potential claims and defenses against SunEdison. On October 7, 2016, the Company filed an amended proof of claims in the SunEdison bankruptcy. The amended proof of claims asserted administrative and unsecured claims estimated to be in excess of $2.0 billion, including, among other things, claims for damages relating to the alleged breach of SunEdison’s obligations under the sponsorship arrangement and other agreements entered into between the Company and SunEdison at the time of the Company’s initial public offering; contribution and indemnification claims arising from litigation; claims relating to SunEdison’s alleged breach of fiduciary, agency and other duties; and claims for interference with and disruption of the business of the Company and its subsidiaries, including the loss of business opportunities, loss of business records, failure to provide timely audited financials and the increased cost of financing and commercial arrangements.

On October 13, 2016, the board of directors increased the number of directors serving on the board of directors from seven to nine, five of whom had been determined by the board of directors to satisfy Nasdaq’s independence standards. Two of these five independent directors, Messrs. Boyle and Lerdal, were also determined by the board of directors to be independent of SunEdison, did not serve on the board of directors of TERP and were not subject to removal by SunEdison pursuant to its director-designation rights under the Company’s certificate of incorporation, which we refer to as the charter, other than through the normal electoral process as a result of SunEdison’s voting power due to its ownership of the shares of Class B common stock in the Company.

From September to October of 2016, approximately 190 different parties were contacted regarding their potential interest in a strategic transaction involving the Company, including a sponsorship transaction or a whole-company acquisition of the Company (which number included the approximately 160 parties that had been identified in August 2016). Of these parties, more than 30 parties entered into non-disclosure agreements, which we refer to as NDAs, with the Company. Parties that executed NDAs received a confidential information memorandum, financial model and a bid process letter providing a deadline of October 21, 2016 for the submission of first round bids. On October 21, 2016, nine different parties, including five strategic bidders and four financial bidders, submitted preliminary, non-binding indications of interest for a transaction involving the Company. We refer to the first round bidders as Party A, Party B, Party C, Party D, Party E, Party F, Party G, Party H and Party I.

On October 26, 2016, the conflicts committee met. Mr. Boyle and Mr. Lerdal participated in this and all future conflicts committee meetings. Members of management of the Company and representatives of AlixPartners, Centerview, Greentech, Greenberg Traurig and Sullivan & Cromwell were present. A representative of Greentech reviewed with the conflicts committee the terms of the nine preliminary, non-binding indications of interest that had been submitted, including proposed equity value, key assumptions, transaction structure, financing terms, due diligence requirements, required approvals, anticipated timeline to completion and other key terms. Members of the conflicts committee authorized the financial advisors to invite eight of the nine bidders to proceed to the second round of the strategic alternatives process, in which the bidders would be provided access to a virtual data room, management presentations and site visits. Party G was not perceived as a credible bidder and was not invited to continue in the process.

Also on October 26, 2016, after the meeting of the conflicts committee discussed above, one additional non-binding indication of interest was received from a financial bidder, Party J, increasing the number of first round bids to ten (including Party G’s bid).

Later on October 26, 2016, the Company’s board of directors held a joint meeting with TERP’s board of directors. Members of management of the Company, members of the management of TERP and representatives of AlixPartners, Centerview, Morgan Stanley, Greentech, Greenberg Traurig and Sullivan & Cromwell were present. Representatives of Centerview and Greentech reviewed with the Company’s board of directors certain key terms of the ten preliminary, non-binding indications of interest that had been submitted, and informed the

Company’s board of directors of the conflicts committee’s determination to invite nine bidders to the next round of the strategic alternatives process (including Party J, with respect to which the conflicts committee members made a determination during the meeting of the board of directors).

Eight parties proceeded to the second round of bidding: a consortium led by Party A and also comprising Party B and Party C, which was formed with the consent of the Company; Party E; Party F; Party H; Party I; and Party J. Party D decided not to continue in the process.

On November 6, 2016, TERP sent a proposed draft settlement agreement to SunEdison, its secured creditors and its Official Committee of Unsecured Creditors, proposing a framework for global resolution of potential claims. The Company’s advisors communicated to SunEdison that a framework for the global resolution of potential claims between the Company, SunEdison, its secured creditors and its Official Committee of Unsecured Creditors could also be negotiated.

A series of separate management presentations were held during the weeks of November 7 and 14, 2016, at which members of the Company’s management met with and provided additional due diligence information to the second round bidders.

On November 9, 2016, following discussions between representatives of Brookfield and certain directors relating to potential transactions for the Company and TERP, each involving Brookfield, representatives of Brookfield met with the independent directors of each of the Company and TERP and representatives of Centerview, Greentech and Morgan Stanley (in its capacity as financial advisor to TERP). At the meeting, Brookfield discussed the possibility of transactions involving Brookfield, the Company and TERP. Representatives of Brookfield proposed two possible transaction structures for each of the Company and TERP. In one structure, Brookfield would purchase shares of Class A common stock and Class B common stock in each of the Company and TERP from their existing holders, the Company and TERP would remain listed public entities and Brookfield would replace SunEdison as sponsor for each of the Company and TERP. In the alternative structure, Brookfield would purchase 100% of the outstanding capital stock of each of the Company and TERP for cash. No agreement was reached at the meeting, and no specific prices were discussed. Further, representatives of Brookfield indicated that their proposals were being made on the basis of public information and in light of the current market prices of the Company and TERP. The representatives of Brookfield indicated that any transaction involving the Company would be conditioned on successful completion of the transaction for TERP.

From November 16 to November 18, 2016, Centerview and Greentech provided bid process letters to the eight second round bidders, directing the bidders to submit second round bids by December 16, 2016.

On November 17, 2016, Brookfield sent a non-binding letter addressed to the independent directors of each of the Company and TERP indicating, among other things, its interest in acquiring, for an anticipated offer price of $13.00 per share of Class A or Class B common stock, either all of the outstanding equity of TERP or, in connection with a long-term sponsorship transaction, at least 50% and at most 60% of the outstanding equity of TERP. The letter also indicated that Brookfield would be prepared, if desired by the independent directors, to make an offer with respect to the Company.

On November 19, 2016, representatives of TERP responded to Brookfield’s letter of November 17, 2016, requesting that Brookfield enter into a confidentiality agreement with TERP, which at that time remained under negotiation.

On November 21, 2016, the proposal set forth in Brookfield’s letter of November 17, 2016 lapsed in accordance with its terms because TERP did not formally engage with Brookfield on this proposal.

The consortium led by Party A dropped out of the bidding process on November 30, 2016, citing concerns with the consortium’s ability to meet the process timeline, although Party A indicated it would be willing to continue in the process on a standalone basis to the extent possible. Party J withdrew from the process on December 2, 2016, citing its view that there had been a valuation decrease in the Company driven by changes in foreign exchange rates and other adverse project-level assumptions. Party F, a financial bidder, dropped out of the process on December 5, 2016, citing its perception of the risk profile of the transaction.

On December 3, 2016, representatives of the Company sent a draft merger agreement to the remaining bidders, who were instructed by the Company’s financial advisors to mark any proposed changes to the merger agreement as part of their second round bids, which were requested by December 16, 2017.

On December 7, 2016, the conflicts committee met. Members of management of the Company and representatives of AlixPartners, Centerview, Greentech, Greenberg Traurig and Sullivan & Cromwell were present. A representative of Sullivan & Cromwell discussed various transaction structures that the Company could consider in connection with the review of strategic alternatives, as well as the challenges for the Company’s ongoing strategic process presented by the litigation pending against the Company. The advantages and drawbacks of various approaches were discussed, including the possibility of conducting a Chapter 11 “pre-packaged” sale of the Company, as an alternative to a traditional, out-of-court sale process. The representative of Sullivan & Cromwell also provided an update on the settlement discussions with SunEdison. Representatives of Centerview and Greentech updated the members of the conflicts committee regarding the strategic alternatives process, including that Brookfield had requested to participate in the strategic alternatives process if given additional time to make a proposal. Brookfield indicated that it could submit a bid by January 9, 2017.

On December 9, 2016, Brookfield signed a confidentiality agreement with the Company and was subsequently provided access to a virtual data room. Also on December 9, 2016, representatives of the Company sent a draft merger agreement to Brookfield.

Early the following week, at the direction of the conflicts committee, representatives of Greentech and Centerview contacted representatives of Brookfield and informed them that in order to stay in the process, Brookfield needed to submit a firm bid no later than January 9, 2017.

On December 14, 2016, representatives of Sullivan & Cromwell, AlixPartners and Centerview, at the direction of the conflicts committee, met with representatives of J.P. Morgan, Houlihan Lokey and Akin Gump to exchange views with respect to the pending conversations regarding settlement of the potential claims between the Company, TERP and SunEdison and its affiliates.

On December 16, 2016, the Company held a management presentation, at which members of management of the Company met with and provided additional due diligence information to Brookfield.

Between December 16, 2016 and December 19, 2016, second round bids were submitted by Party A, Party E, Party H and Party I, as follows:

•	Party A, a strategic bidder, submitted a proposal to acquire the Company’s Brazil assets only, expressing a willingness to purchase the assets directly from the Company or as a carve-out transaction from an acquirer of the Company.
•	Party E, a strategic bidder, submitted a sponsorship proposal that offered a price equivalent to $123 million to acquire a 20% economic interest in the Company and to receive 96.2% of the voting power of the Company, for an implied purchase price of $3.47 per share.
•	Party H, a financial bidder, submitted a cash proposal for the whole company, conditioned on exclusivity, that offered (1) a price of $650 million, inclusive of a $50 million litigation reserve, to acquire the Company in an out-of-court merger, and (2) a price of $850 million in a transaction in connection with which the Company would file for bankruptcy protection pursuant to Chapter 11 of the U.S. Bankruptcy Code and would seek to sell its assets under Section 363 of the U.S. Bankruptcy Code, which we refer to as a Chapter 11 sale, to Party H. After adjustments for certain liabilities that Party H was not willing to assume, the implied purchase price offered by Party H would be $3.42 per share in an out-of-court merger and $3.77 per share in a Chapter 11 sale.
•	Party I, a financial bidder, submitted a cash proposal to acquire all of the Company’s assets for a purchase price of $967 million. Party I’s proposal would require all of the Company’s litigation liabilities and outstanding debt, as well as other liabilities, to remain with the Company, resulting in an implied purchase price of $3.76 per share.

On December 19, 2016, Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP, which we refer to as Robbins Russell, was engaged as legal advisor to the independent directors of the Company who were not also directors of TERP, in light of conflicting interests of existing independent directors of the Company who were also directors of TERP in any sale of the Company as a whole and any settlement of potential claims with SunEdison concurrently with a TERP settlement.

The conflicts committee next met on December 20, 2016. Members of management of the Company and representatives of AlixPartners, Centerview, Greentech, Greenberg Traurig and Sullivan & Cromwell were present. Representatives of Greentech summarized key terms of the second round bids that had been received at that time. After discussion, the conflicts committee concluded that none of the bidders had submitted a proposal based on which the Company would be willing to immediately grant exclusivity at that time. In particular, Party H had offered higher value in its bid if it purchased the Company’s assets after the Company filed for bankruptcy, while Party I had proposed the acquisition of all of the Company’s assets outside of bankruptcy without assuming the Company’s liabilities. Accordingly, the conflicts committee directed the Company’s financial and legal advisors to continue working with Party A, Party E, Party H and Party I to obtain higher value and otherwise improve the terms of their proposals.

Over the next few weeks, representatives of Centerview, Greentech and Sullivan & Cromwell discussed with representatives of Party A, Party E, Party H and Party I the terms of their proposals, including the proposed transaction structure and economic and legal terms.

On December 21, 2016, SunEdison presented to the Company certain potential affirmative claims against the Company. These potential claims generally consisted of claims arising from the Company’s alleged conduct during the SunEdison bankruptcy, as well as potential avoidance action claims of the SunEdison estate against the Company.

The conflicts committee met on December 27, 2016. Members of management of the Company and representatives of AlixPartners, Centerview, Greentech, Greenberg Traurig and Sullivan & Cromwell were present. Representatives of Centerview and Greentech reported on their recent discussions with the second round bidders, and reviewed the revised terms of the second round bids, focusing on proposed value and transaction structure. Following discussion, the conflicts committee directed the financial and legal advisors to continue working with the bidders to clarify and improve the economic and legal terms of their proposals.

During December 2016 and early January 2017, representatives of Sullivan & Cromwell, Robbins Russell and Centerview met at various times with representatives of Rothschild and Skadden and, from time to time, representatives of SunEdison’s secured and unsecured creditors, with a view toward reaching agreement on the terms of a potential settlement of each party’s potential claims on a timeline consistent with the Company’s strategic alternatives process.

At the direction of the conflicts committee, on January 4, 2017, representatives of Centerview and Greentech contacted representatives of Brookfield to discuss Brookfield’s bid submission. Representatives of Brookfield described the key terms of the bid Brookfield intended to submit, including that it would contemplate several different possible transaction structures.

Also on January 4, 2017, SunEdison Holdings Corporation, a wholly-owned subsidiary of SunEdison, exercised its right to designate an additional director to the board of directors and designated Mr. David Mack. As a result of this designation, the number of directors serving on the board of directors was increased from nine to ten. Six of the ten directors had been determined by the board of directors to satisfy Nasdaq’s independence standards, three of whom had also been determined to be independent of SunEdison and did not serve on the board of directors of TERP, and two of these three directors, Messrs. Boyle and Lerdal, were not subject to removal by SunEdison pursuant to its director-designation rights under the Company’s charter (other than through the normal electoral process as a result of SunEdison’s voting power due to its ownership of the shares of Class B common stock in the Company). Because Mr. Mack was independent of SunEdison, he was included in all conflicts committee meetings from the time of his election as a director.

On January 5, 2017, the conflicts committee met, followed by a meeting of the board of directors the same day. Members of management of the Company and representatives of Greentech and Centerview, Greenberg Traurig and Sullivan & Cromwell were present at both meetings. A representative of Greentech reviewed the key terms of the proposals that had been received as of this time, focusing in particular on the proposed value and transaction structure of each bid. In particular, the conflicts committee noted that the one sponsorship proposal did not compare favorably to the value offered by the all-cash transactions proposed by the other bidders or the stand-alone plan. The conflicts committee instructed the Company’s financial and legal advisors to continue working with the bidders to improve the economic and legal terms of their proposals.

Also on January 5, 2017, representatives of management of the Company, management of TERP and Sullivan & Cromwell met with representatives of SunEdison to exchange views with respect to a potential settlement of the potential claims among the Company, TERP and SunEdison and its affiliates, including possible terms for the allocation of sales proceeds among SunEdison and the Company’s public stockholders in a potential transaction. At the meeting, representatives of SunEdison presented to the Company an assessment of potential contractual and avoidance action claims, claims for alleged breaches of fiduciary duty as well as business tort claims of the SunEdison estate against the Company. The scope of these potential claims presented by SunEdison at this meeting was broader than that presented at the December 21, 2016 meeting.

On January 9, 2017, Brookfield submitted alternative cash proposals, conditioned on exclusivity, that offered:

(i)	$4.10 per share in cash, subject to adjustment in respect of certain specified contingencies, for a purchase of all of the outstanding equity of the Company;
(ii)	$4.25 per share in cash for a purchase of all of the outstanding equity of the Company in the event that Brookfield completed a whole company acquisition of TERP as well;
(iii)	$4.10 per share in cash, subject to adjustment in respect of the same specified contingencies as described in (i) above, for (a) the acquisition by Brookfield and its affiliates of a number of newly issued shares of Class A common stock that would equal 50.1% of the total equity of the Company outstanding following consummation of the transaction and the exchange by SunEdison of its Class B units into shares of Class A common stock and the cancellation of all shares of Class B common stock underlying such Class B units, and (b) replacement of SunEdison by Brookfield (or an affiliate of Brookfield) as sponsor and controlling stockholder of the Company; or
(iv)	$4.25 per share in cash for the same sponsorship and controlling stockholder transaction with respect to the Company as described in (iii) above, except that this proposal contemplated that Brookfield would also (a) complete a sponsorship and controlling stockholder transaction with respect to TERP and (b) be able to effect a merger of the Company and TERP, either simultaneously or within six months of the closing of each individual transaction, following which merger Brookfield would replace SunEdison as sponsor and controlling stockholder of the single combined company.

As the alternative prices offered by Brookfield did not factor in potential liabilities relating to litigation risks in connection with certain specified claims against the Company (which we refer to collectively as the specified litigation), Brookfield also proposed a holdback arrangement pursuant to which it would hold back a pro rata share of the Company’s exposure to the specified litigation from the price paid at closing, assuming the specified litigation remained pending at the signing of the transaction. Furthermore, as Brookfield’s alternative offer prices also did not factor in potential proceeds relating to any value that may accrue post-closing as a result of the final settlement of potential claims between SunEdison and the Company, Brookfield’s proposal contemplated implementing a contingent value rights arrangement pursuant to which the holders of shares of Class A common stock as of immediately prior to the closing would be entitled to receive, in the aggregate, all amounts paid by SunEdison to the Company in respect of any unsecured claims (other than any claims of insurance, indemnity, subrogation or contribution in respect of the specified litigation) that remained outstanding following the closing, net of the cost to the Company of pursuing such claims and recovering such amounts.

Brookfield’s sponsorship proposals also offered the Company certain sponsorship arrangements, including corporate and sponsor services, a right of first offer with respect to approximately 1,200 MW of Brookfield’s operating and development wind and solar projects in South America and to all future operating wind and solar projects developed by Brookfield in the Company’s existing geographies, and a $250 million unsecured revolving credit line to fund acquisitions.

Also on January 9, 2017, Party I submitted a revised cash proposal for the whole company that offered a price of $3.95 per share in a merger structure to be mutually agreed. Party I indicated in writing, however, that a “pre-packaged” Chapter 11 plan or a sale of assets pursuant to Section 363 of the Bankruptcy Code remained its preferred transaction structure.

On January 10, 2017, the conflicts committee met, followed by a meeting of the board of directors the same day. Members of management of the Company and representatives of AlixPartners, Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and WilmerHale were present at these meetings. A member of the Company’s management reviewed the Company’s updated stand-alone plan, and a representative of Greentech reviewed the key economic terms of the revised second round proposals. As compared to the other proposals, Brookfield’s cash transaction proposal appeared to provide attractive value, and the conflicts committee determined that additional valuation analysis was needed in order to compare Brookfield’s sponsorship proposal to Brookfield’s proposal to purchase the entire Company and the Company’s stand-alone plan. Party I’s proposal also compared favorably to the other proposals, but the conflicts committee and the financial and legal advisors expressed concern whether Party I, while a capable counterparty that had engaged former senior executives of the Company as consultants, would provide the same level of certainty of closing as Brookfield, an experienced strategic owner and operator of renewable power generation assets globally, in view of the regulatory approvals required to consummate the transaction. During the conflicts committee meeting, a representative of Sullivan & Cromwell also discussed the status of settlement discussions with SunEdison, including terms of a proposed allocation of sale proceeds among SunEdison and the Company’s public stockholders in a potential transaction. Following discussion, the conflicts committee directed the Company’s financial and legal advisors to continue working with the bidders, especially Brookfield and Party I, to clarify and improve the economic and legal terms of their proposals.

Over the next two days, representatives of the Company’s financial and legal advisors discussed with the bidders clarifications and potential improvements to their respective second round bids. The financial advisors also requested that Brookfield share with the Company its sponsorship transaction model, which would allow the Company’s financial advisors to perform the valuation analysis necessary to compare Brookfield’s sponsorship proposal to the cash transaction bids and the stand-alone plan. Brookfield indicated that it would be prepared to enter into a merger agreement subject to the successful resolution of the Company’s pending litigation at a total cost to the Company that would be capped at a certain amount in excess of available insurance proceeds, failing which, the transaction could still close with a litigation holdback.

On January 11, 2017, representatives of Sullivan & Cromwell sent an updated draft merger agreement to Cravath.

Also on January 11, 2017 representatives of Greentech and Centerview contacted representatives of Brookfield to inform them that their price needed to be higher to be competitive and that the conflicts committee would not ascribe value to purchase price increments associated with a potential transaction with TERP, as the Company had no influence on a TERP transaction. Representatives of Greentech and Centerview accordingly notified Brookfield that the conflicts committee wanted Brookfield to make a higher priced offer for the Company that would not be contingent upon any transaction with TERP. Representatives of the financial advisors also pointed out that the terms of Brookfield’s offer for the Company would allow Brookfield to delay the merger of the two companies beyond the six month window and deny the purchase price increment to the Company’s stockholders. Brookfield argued for the economic rationale behind its contingent offers, but indicated that it would reflect upon the conflicts committee’s position.

On January 12, 2017, Party I submitted a revised proposal in which it provided additional information on certain terms of its offer and reiterated its request for exclusivity. Party I’s offer of $3.95 per share was unchanged from its prior proposal. Party I indicated that it was prepared to purchase the Company as a going concern pursuant to a merger agreement if that was the preference of the board of directors. It also requested meetings with the Company’s management to discuss improving its bid and indicated that, if exclusivity was granted and other conditions were met, it would be willing to increase its offer price.

The conflicts committee met later the same day. Members of management of the Company and representatives of AlixPartners, Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and WilmerHale were present. The conflicts committee discussed the most recent developments in the strategic alternatives process, including the revised bid received from Party I earlier in the day. A representative of Greentech reported the terms of the proposal submitted by Party H, noting that its overall value did not compare favorably to the other proposals, especially those submitted by Brookfield and Party I, and that it also included a significant litigation holdback. The conflicts committee also engaged in a detailed review of management’s updates to the stand-alone plan, focusing in particular on the key assumptions and valuation methodologies for the stand-alone plan and attendant execution risks. After discussion, the conflicts committee directed the Company’s financial and legal advisors to continue working with the bidders, especially Brookfield and Party I, to further improve the terms of their proposals.

Throughout this period, the Company and its financial advisors had discussions with certain secured and unsecured creditor groups involved in the SunEdison bankruptcy cases and their representatives, pursuant to confidentiality agreements between the Company and these creditors.

Later on January 12, 2017, Brookfield submitted a revised cash proposal, as an update to its offer of January 9, 2016, subject to the same terms and conditions, that offered a price of $4.15 per share in a purchase of the entire Company, $4.15 per share to replace SunEdison as sponsor of the Company, $4.25 per share if it replaced SunEdison as sponsor of both the Company and TERP (and the Company and TERP were merged in a second step transaction within six months as described above) and $4.35 per share for a purchase of the Company if Brookfield also acquired either all of TERP or at least a 50.1% interest in TERP in a sponsorship transaction (with $4.15 per share payable at the closing of the purchase of the entire Company and an additional $0.20 per share payable upon the closing of the TERP transaction), as described in further detail in the Company’s Current Report on Form 8-K filed by the Company with the SEC on January 23, 2017. Brookfield’s proposal to TERP included a similar economic incentive structure whereby TERP stockholders would receive greater consideration if the Company were also acquired by Brookfield. This bidding structure created a conflict of interest for those Company directors who were also TERP directors, as further discussed in the section titled “The Merger—Interests of Certain Persons in the Merger”. This conflict was discussed by the conflicts committee and other independent directors and they determined that the conflicts committee should be reconstituted to include solely directors who were not also TERP directors, and that the reconstituted conflicts committee should lead the decision making on the strategic process. Brookfield’s revised proposal for the Company also stated that Brookfield would not require a litigation holdback if, as a condition precedent to the closing of any transaction for the Company, certain litigation was settled with full releases of liability and associated total net costs to the Company of no more than $5,000,000. Brookfield’s revised proposal also indicated that, while Brookfield would prefer not to do so, it was open to the possibility of acting as a “stalking horse bidder” in a Chapter 11 sale of the Company’s assets, should such a sale be conducted.

On January 13, 2017, in light of the potential conflicts of interest between the Company and TERP that could arise as a result of both settlement negotiations with SunEdison and Brookfield’s proposed transactions with both the Company and TERP, the conflicts committee was reconstituted to be comprised exclusively of the three directors who were both independent of SunEdison and did not serve on the board of directors of TERP. As described above, with one exception, these directors were not subject to removal by SunEdison pursuant to its director-designation rights under the Company’s charter (other than through the normal electoral process as a result of SunEdison’s voting power due to its ownership of the shares of Class B common stock in the Company). As described above, these three independent directors were represented by Robbins Russell, which continued to advise them as members of the reconstituted conflicts committee.

Also on January 13, 2017, representatives of Greentech and Centerview discussed the bids received from Brookfield, Party A, Party E, Party H and Party I with representatives of J.P. Morgan, in its capacity as advisor to certain of SunEdison’s creditors.

On January 15, 2017, representatives of Cravath sent Brookfield’s first markup of the draft merger agreement to representatives of Sullivan & Cromwell.

On January 16 and 17, 2017, representatives of Sullivan & Cromwell discussed the terms of a possible merger with the Company separately with each of Cravath and the legal advisor to Party I. At this time, representatives of Party I indicated that Party I was reluctant to do further work on its proposal unless the Company would agree to grant exclusivity to Party I and reimburse Party I for its expenses if Party I was not selected as the winning bidder.

During this period, representatives of Sullivan & Cromwell, in consultation with the conflicts committee and representatives of Robbins Russell, continued settlement discussions with SunEdison and its advisors. After substantial and contentious arm’s length negotiations, SunEdison indicated that it would be willing to enter into a memorandum of understanding, which we refer to as the MOU, pursuant to which, among other things, SunEdison would receive, in exchange for its shares of Class B common stock, Class B units in GLBL LLC and IDRs, 25% of the total consideration paid to all of the Company’s stockholders, with the remaining consideration to be distributed to the Company’s public stockholders; provided that TERP also would agree to a settlement. SunEdison stated that its settlement offer was conditioned upon the Company entering into an exclusivity arrangement with Brookfield and would not be available if the Company chose Party I.

On January 17, 2017, Party E submitted a revised proposal increasing its price from $123 million to $230 million, for an implied purchase price of $3.58 per share, to acquire a 36.3% economic interest in the Company and to receive 98.2% of the voting power of the Company, compared to 20% and 96.2% respectively in its prior proposal, as described above. The revised proposal contained a significant litigation holdback, consistent with Party E’s prior proposal.

Also on January 17, 2017, Party H submitted a revised proposal increasing its price from $850 million to $870 million in a Chapter 11 sale, and from $650 million to $700 million, inclusive of a $100 million litigation reserve, in an out-of-court merger. After adjustments for certain liabilities that Party H was not willing to assume, the implied purchase price offered by Party H would be $3.99 per share in a Chapter 11 sale and $3.81 per share in an out-of-court merger.

Also on January 17, representatives of Party I met with the conflicts committee and the Company’s legal and financial advisors to discuss their proposal, their request for exclusivity, their remaining due diligence items and their experience in obtaining legal and regulatory approvals in complex transactions. After this meeting, representatives of Greentech and Centerview met with representatives of Party I and its legal and financial advisors to solicit Party I’s best and final price. The representatives of Party I insisted they would only increase their offer price if they were assured that the conflicts committee and the board of directors would agree to a set of final round bidding protocols that they deemed acceptable.

On January 18, 2017, the conflicts committee met, followed by a meeting of the board of directors on the same day. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Robbins Russell, WilmerHale and Sullivan & Cromwell were present at both meetings. A representative of Greentech reviewed and compared the key economic and legal terms of the current bids, noting that the bid submitted by Party E offered a substantially lower value and presented greater transaction execution risk, that the bid submitted by Party H presented greater transaction execution risk, and that each such bid otherwise appeared less viable overall, as compared to the bids submitted by Brookfield and Party I. Representatives of the Company’s financial advisors also reviewed with the conflicts committee and the board of directors key elements of an updated valuation analysis for the Company based on Company management’s latest updates to the stand-alone plan, which valuation analysis had been previously reviewed in full with the conflicts committee on January 12, 2017. Following the discussion, the conflicts committee and the board of directors each concluded that, taking into consideration analyses presented by Greentech and Centerview, the stand-alone plan would likely provide inferior value to the Company’s public stockholders, as compared to the value offered by Brookfield’s and Party I’s proposals. The board of directors, on the recommendation of the conflicts committee, instructed the Company’s financial and legal advisors to contact representatives of Brookfield and Party I to solicit their “best and final” offers for the Company.

As described above, the Brookfield offer included an economic incentive structure in which the Company’s stockholders would receive additional consideration if Brookfield also consummated a transaction with TERP, and in which TERP’s stockholders would receive additional consideration if Brookfield also consummated a transaction with the Company. The conflicts committee, in consultation with its financial advisors and Robbins Russell, considered whether the allocation of incentives between TERP and the Company proposed by Brookfield was likely to lead to the greatest value available for Company stockholders, in light of the substantial value that would be obtained by the Company based on the settlement terms being discussed with SunEdison, which SunEdison had conditioned on TERP also agreeing to a settlement and on the Company entering into exclusivity with Brookfield.

During the January 18, 2017 meeting of the conflicts committee, a representative of Sullivan & Cromwell also provided an update on the status of the Company’s continued settlement discussions with SunEdison. The conflicts committee determined that there was substantial value to the Company in the settlement contemplated by the MOU described below, which, while not yet finalized, SunEdison stated would not be available in a transaction with Party I. Following an extensive discussion, the conflicts committee unanimously approved a resolution authorizing the Company’s management to enter into an exclusivity agreement with the bidder whose proposal represented the highest value to be received by the Company’s public stockholders, subject to (1) SunEdison entering into an MOU with the Company with respect to the proposed settlement, on the material terms and conditions presented to the conflicts committee at this meeting, and (2) to the extent required by the bidder, TERP also entering into the MOU.

Later on January 18, 2017, the Company’s financial advisors reached out to Brookfield and Party I to solicit their best and final price proposals, as instructed by the conflicts committee and the board of directors. Brookfield reiterated its bid described above. Representatives of Greentech and Centerview advised a representative of Party I that Party I would need to offer a very significant price increase to be competitive with another bidder’s proposal, and that in the absence of such a price increase, the conflicts committee and the board of directors were likely to authorize the Company to enter into exclusivity with the other bidder and seek to negotiate definitive documentation to consummate a transaction with that bidder. Party I declined to offer a higher price.

On January 20, 2017, pursuant to the authorization of the conflicts committee, the Company entered into an MOU with SunEdison and TERP, containing certain non-binding proposed settlement terms and pursuant to which the parties agreed, among other things, to work in parallel towards a sale of the Company and TERP; provided that a definitive settlement agreement among the Company, TERP and SunEdison was agreed to on or before January 27, 2017. This deadline was subsequently extended several times to allow the finalization of definitive documentation. Pursuant to the MOU, the parties also agreed that SunEdison would receive consideration equal to 25% of the total consideration paid to all of the Company’s stockholders in a sale of the Company. Given the approximately 35% ownership interest in the Company attributable to SunEdison’s ownership of the Company’s shares of Class B common stock in the Company, the difference between the 25% and the 35% reflected the relative value of potential claims and defenses (including defenses available to the Company were it to file for Chapter 11 protection) between the Company and SunEdison, cancellation of SunEdison’s incentive distribution rights, and other factors considered by the conflicts committee and the board of directors. The remaining consideration received in any transaction involving the sale of the Company would be distributed to the holders of the Company’s shares of Class A common stock (including shares of Class A common stock held by SunEdison). The MOU also provided that the settlement would be contingent upon reaching agreement with SunEdison on a jointly approved transaction involving the Company on or before April 1, 2017, whether with Brookfield or another bidder.

On January 20, 2017, pursuant to the authorization of the conflicts committee, the Company entered into an exclusivity agreement with Brookfield pursuant to which the Company agreed to negotiate exclusively with Brookfield with respect to a business combination until the earlier of the execution of a definitive agreement for such transaction or 11:59 p.m., New York City time, on March 6, 2017. On January 23, 2017, representatives of the Company and Sullivan & Cromwell discussed with representatives of Brookfield and Cravath certain open items with respect to the draft merger agreement, as well as the next steps in the exclusivity process.

After entering into exclusivity with Brookfield, in order to evaluate a strategic alternative involving Brookfield as a new sponsor, following multiple discussions with Brookfield, the Company developed a sponsorship model and forecasts, including a potential pipeline providing rights of first offer with respect to certain assets, cash flow projections and capital structure details, as well as assumptions regarding costs and fees. The Company reviewed the business plan under Brookfield’s sponsorship, including key execution risks and financial analyses, in consultation with the Company’s financial advisors, with a view towards determining whether a sponsorship model would yield greater value for the Company’s stockholders than the stand-alone plan or a sale of the Company for cash.

On January 25, 2017, as a result of the resignation of Mr. David Springer from his position as a director of the Company and the election of Mr. Alan B. Miller as a new director of the Company, seven directors (out of a total of ten directors) had been determined by the board of directors to satisfy Nasdaq’s independence standards, four of whom had also been determined by the board of directors to be independent of SunEdison and did not serve on the board of directors of TERP, and three of whom were not subject to removal by SunEdison pursuant to its director-designation rights under the Company’s charter, other than through the normal electoral process as a result of SunEdison’s voting power due to its ownership of the shares of Class B common stock in the Company.

On January 27, 2017, representatives of Sullivan & Cromwell sent a copy of a draft settlement agreement contemplated by the MOU to representatives of Cravath.

On January 30, 2017, representatives of the Company’s management and financial advisors met with representatives of Brookfield to discuss Brookfield’s sponsorship proposal. During this meeting, management of the Company and the Company’s financial advisors requested certain information from Brookfield that was necessary for the Company’s financial advisors to complete their valuation analysis of Brookfield’s sponsorship proposal.

Also on January 30, 2017, the conflicts committee met. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present. A representative of Greentech updated the conflicts committee on the meeting between the Company’s management, the Company’s financial advisors and representatives of Brookfield that took place earlier in the day. A representative of Sullivan & Cromwell also discussed the status of the negotiations with Brookfield regarding the merger agreement.

Following the meeting, representatives of Sullivan & Cromwell sent a draft merger agreement to Skadden to obtain their input prior to sending the draft merger agreement to Brookfield and Cravath.

On February 2, 2017, representatives of Sullivan & Cromwell sent a revised draft merger agreement to representatives of Brookfield and Cravath. Later that day, representatives of Sullivan & Cromwell and Skadden discussed certain open issues in the draft merger agreement.

On February 3, 2017, the conflicts committee met, followed by a meeting of the board of directors the same day. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present at these meetings. The conflicts committee discussed the status of the Company’s strategic alternatives process, including the sponsorship model, and the settlement discussions with SunEdison regarding the MOU.

On February 8, 2017, Brookfield provided information to the Company’s financial advisors regarding the sponsorship model, including with respect to target dividend growth, payout ratio, debt metrics and equity issuance as a percentage of total market capitalization.

On February 9, 2017, the board of directors met. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present. A representative of Greentech provided an update on Brookfield’s sponsorship proposal and representatives of Sullivan & Cromwell provided an update on settlement discussions with SunEdison including the status of definitive documentation for the settlement contemplated by the MOU and the status of the merger agreement discussions with Brookfield and Cravath.

On February 10, 2017, representatives of Cravath sent a revised draft merger agreement to representatives of Sullivan & Cromwell.

On February 14, 2017, representatives of Skadden sent to Sullivan & Cromwell a first draft of the proposed form of the voting and support agreement that the Company, Brookfield and SunEdison would enter into concurrently with the merger agreement, pursuant to which SunEdison and one of its controlled affiliates would agree to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of the adoption and approval of the merger agreement and take certain other actions to support the consummation of the merger and the other transactions contemplated by the merger agreement. Because of SunEdison’s ownership of the Company’s shares of Class B common stock, its vote in favor of adoption and approval of the merger agreement would be a necessary condition to the merger.

On February 16, 2017, the conflicts committee met, followed by a meeting of the board of directors the same day. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present at these meetings. A representative of Greentech provided a review of a potential sponsorship model for the Company, which had been developed by the

Company’s management, and Greentech’s financial analysis of such sponsorship model. In particular, Greentech focused on a base case model, which reflected the current understanding of the sponsorship approach that had been articulated by Brookfield, and an upside case model, which reflected the operating and market assumptions required for a sponsorship model to provide value superior to that of Brookfield’s proposed 100% cash consideration for an acquisition of the Company. Representatives of the financial advisors also reported that Brookfield had expressed concerns about the viability of any sponsorship model for the Company, including as a result of operational challenges that Brookfield had identified during its confirmatory due diligence of the Company.

Also on February 16, 2017, representatives of Sullivan & Cromwell and Skadden discussed certain issues raised by SunEdison regarding the draft merger agreement as well as the Company’s concerns regarding the draft voting and support agreement, which, as proposed by SunEdison, would permit SunEdison to terminate the voting and support agreement (thereby causing the termination of the Brookfield transaction) in the event SunEdison’s board of directors received a superior proposal in respect of the Company or SunEdison itself. This proposed termination right remained an open issue among the Company, SunEdison and Brookfield for the duration of the negotiations.

On February 17, 2017, Party I submitted a revised proposal to acquire the Company for $4.52 per share, subject to Party I’s completion of due diligence. On February 21, 2017, Mr. Blackmore called Mr. Shah to inform him of the Company’s receipt of Party I’s revised proposal (without identifying Party I). Representatives of Sullivan & Cromwell and management of the Company called representatives of Brookfield to discuss the broad terms of the revised offer (without identifying Party I), and informed Brookfield that a merger agreement had been substantially negotiated with Party I prior to the Company’s entry into the exclusivity agreement with Brookfield. During this call, a representative of Sullivan & Cromwell requested that Brookfield agree to waive exclusivity for a limited time to allow the Company to negotiate directly with Party I or, absent such an exclusivity waiver, agree to include a provision in the merger agreement that would allow the Company to engage in discussions with Party I for a limited period of time following the signing of the merger agreement and, if superior transaction terms were agreed between the Company and Party I, allow the Company to terminate the merger agreement with Brookfield to enter into a transaction with Party I upon payment of a relatively small break fee, subject to Brookfield’s ability to propose improvements to the terms of its own transaction so that the transaction with Party I would no longer be deemed superior. Brookfield did not agree to the exclusivity waiver, and the termination right for a lower break fee remained an open issue for the duration of the negotiations between the Company and Brookfield.

On February 23, 2017, representatives of Brookfield met with representatives of SunEdison and the 2L holders and their advisors to discuss their views regarding a potential transaction with the Company. Mr. Shah informed them that, following a comprehensive review of the sponsorship model, Brookfield no longer considered a sponsorship transaction to be a viable transaction structure for the Company. At SunEdison’s and the 2L holders’ request, Mr. Shah agreed not to withdraw the sponsorship proposal prior to Monday, February 27, 2017, so that representatives of SunEdison and the 2L holders could have an opportunity to discuss with Brookfield a sponsorship transaction.

Also on February 23, 2017, the conflicts committee met, followed by a meeting of the board of directors the same day. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present at these meetings. Representatives of the financial advisors and Sullivan & Cromwell reported on their discussions with representatives of Brookfield regarding Brookfield’s sponsorship proposal and Party I’s February 17 revised proposal. Representatives of Greentech and Centerview provided an update on the Brookfield sponsorship model analysis and the status of the strategic alternatives process. A representative of Sullivan & Cromwell also reported on the settlement discussions with SunEdison. The conflicts committee also discussed Party I’s proposal. The participants pointed out that while the headline price offered by Party I was higher than Brookfield’s all-cash price, unlike the Brookfield proposal, Party I’s proposal did not have the support of SunEdison and would be highly unlikely to have the benefit of a settlement agreement between SunEdison and the Company on the split of the sale proceeds received from Party I between SunEdison and the Class A stockholders of the Company. The participants also expressed concern that because Party I’s offer was subject to the completion of its business and legal due diligence on the Company, there was a significant likelihood that Party I could attempt to reduce its proposed headline price of $4.52 per share to reflect any potential issues identified in the course of its due diligence.

Representatives of Brookfield then were invited to join the meeting of the full board of directors to discuss Brookfield’s views regarding the viability of a sponsorship transaction and the discussions with representatives of SunEdison and the 2L holders earlier that day. Mr. Shah told the directors that following a comprehensive review of the sponsorship model, Brookfield no longer considered a sponsorship transaction to be a viable transaction structure for the Company.

On February 27, 2017, Mr. Shah called Mr. Blackmore to inform him that Brookfield was withdrawing its sponsorship proposal and that, in light of Party I’s revised proposal offering $4.52 per share, Brookfield would increase its cash offer to $4.45 per share if the Company agreed to bear all of its litigation-related costs not covered by insurance and that the Company’s management’s bonuses would be tied to both transaction success and the achievement of certain operating targets. The proposed offer price would be available to the Company’s stockholders regardless of whether TERP entered into any transaction with Brookfield. This offer price would result in a price of approximately $5.11 per share for the holders of the Company’s shares of Class A common stock after giving effect to the settlement agreement, pursuant to which the Company’s Class A stockholders would receive 75% of the total consideration paid to all stockholders.

Later that same day, the conflicts committee met. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present. Mr. Blackmore reported on the discussion he had with Mr. Shah earlier that day. The participants also discussed and compared Brookfield’s revised offer to the $4.52 per share proposal previously received from Party I. In particular, the participants focused on the fact that Brookfield had completed its confirmatory due diligence and that its proposed price of $4.45 per share reflected all of the operational and other issues identified by Brookfield in the course of its due diligence, whereas Party I’s offer was subject to satisfactory completion of due diligence and other conditions. The participants also noted Brookfield’s track record of completing merger and acquisition transactions in the renewable energy sector and its ability to expeditiously obtain regulatory and other approvals, and expressed concerns regarding the certainty and timing of closing of a potential transaction with Party I.

On February 28, 2017, representatives of Sullivan & Cromwell sent a revised draft of the merger agreement to representatives of Cravath.

On March 1, 2017, the conflicts committee met, following a meeting of the board of directors held earlier the same day. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Robbins Russell and Sullivan & Cromwell were present at these meetings. At the board of directors meeting, representatives of Sullivan & Cromwell reviewed the terms of the current draft of the merger agreement, including major open issues, for the directors. In addition, at the conflicts committee meeting, a representative of Sullivan & Cromwell discussed with the directors their fiduciary duties under Delaware law.

Starting on March 2, 2017, in frequent and extensive meetings and discussions that continued through the end of the day on March 6, 2017, representatives of the Company, Sullivan & Cromwell, Brookfield, Cravath and Skadden negotiated the merger agreement, the voting and support agreement, the settlement agreement and the creditor support agreement. During this period, Brookfield and Cravath held additional discussions with, and received and reviewed additional materials from, the Company, TERP and their respective financial and legal advisors with respect to continuing financial and legal due diligence regarding the Company and TERP. Also during this period, representatives of Sullivan & Cromwell and Centerview and members of management of the Company continued to negotiate the terms of a potential settlement of potential intercompany claims and defenses between the Company and SunEdison with representatives of SunEdison, Skadden, Rothschild, the 2L holders, J.P. Morgan, Houlihan Lokey and Akin Gump. Representatives of SunEdison, Rothschild, Skadden, the 2L holders, J.P. Morgan, Houlihan Lokey, Akin Gump, as well as representatives of the Official Committee of Unsecured Creditors and the first-lien creditors, participated in negotiations of certain key terms of the merger by providing comments on various drafts of documents to the parties participating in the negotiations directly. In certain meetings, representatives of TERP and its legal and financial advisors were also present as TERP was in negotiations for its own transaction with Brookfield.

During these negotiations, among other open issues, representatives of Sullivan & Cromwell continued to press for a provision that would allow for a termination right and lower termination fee if the Company, after signing the merger agreement with Brookfield, received a revised offer from a pre-existing bidder such as Party I, subject to Brookfield’s match right. Mr. Shah ultimately stated that Brookfield would not enter into any transaction that included such a term. SunEdison sent a letter to the board of directors on March 5, 2017 stating that SunEdison was not supportive of the latest Party I bid and wished to continue to negotiate to conclusion with Brookfield. Representatives of Sullivan & Cromwell and Cravath also continued to negotiate the allocation of risk with respect to pending litigation claims against the Company, finally agreeing that Brookfield’s obligation to consummate the merger would be subject to the requirement that certain litigation be finally dismissed with prejudice or settled in a manner reasonably satisfactory to Brookfield pursuant to agreements or stipulations containing releases reasonably satisfactory to Brookfield, with all final court or regulatory approvals required for such settlements and releases to become final, binding and enforceable having been obtained. Representatives of the Company and Brookfield agreed that the merger agreement would provide that, in connection with this closing condition, in no event would a settlement of the Renova claim (as defined in “The Merger Agreement—Conditions to the Merger” beginning on page 107) require an aggregate payment by the Company in excess of $3,000,000 (net of insurance proceeds). See “The Merger Agreement—Conditions to the Merger” beginning on page 107. In the event this closing condition was not satisfied, the parties agreed to negotiate in good faith an adjustment to or deferral of a portion of the merger consideration so that the condition would be satisfied. During these negotiations, in light of updated cash balances provided by the Company, Brookfield clarified that it expected its offer price of $4.45 per share to represent a price of $5.10 per share for the Company’s shares of Class A common stock after giving effect to the settlement agreement. Members of the management of the Company and representatives of Sullivan & Cromwell, Cravath, Skadden and Akin Gump negotiated the final terms of the voting and support agreement (which ultimately did not include a termination right for SunEdison in the event that SunEdison’s board of directors received a proposal in respect of SunEdison itself other than prior to entry by the bankruptcy court of an order approving the voting and support agreement) and of the settlement agreement.

On March 3, 2017, representatives of Brookfield held extensive discussions with representatives of SunEdison, the 2L holders and their respective advisors to discuss the terms of Brookfield’s proposed transaction and SunEdison’s and its creditors’ interests in the transaction between Brookfield and the Company.

On March 4, 2017, the conflicts committee met. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present at the meeting. A representative of Sullivan & Cromwell reported on the status of the merger agreement negotiations and reviewed the terms relating to the treatment of the Company’s pending litigation, including the Renova claim, that had been negotiated by representatives of the Company and Brookfield over the previous several days, as described above.

On March 5, 2017, the conflicts committee met again, following a meeting of the board of directors held earlier the same day. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present at these meetings. Representatives of Sullivan & Cromwell provided an update as to the progress of negotiations, including with respect to the settlement agreement, and changes to the merger agreement since March 1, 2017. At the board of directors meeting, Centerview and Greentech also reviewed their updated valuation analyses in detail.

Negotiations to resolve open issues and to finalize definitive documentation for the transaction agreements continued until late in the evening of March 6, 2017.

On March 6, 2017, the conflicts committee met, followed by a meeting of the board of directors the same day. Members of management of the Company and representatives of Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell were present at both meetings. In each meeting, representatives of Sullivan & Cromwell, Greentech and Centerview reviewed the latest developments in negotiations and discussions with Brookfield. Representatives of Sullivan & Cromwell also summarized the key terms of the merger agreement, the settlement agreement and the voting and support agreement and reviewed the latest changes. Representatives of Centerview reviewed with the board of directors and the conflicts committee Centerview’s financial analysis of the per share merger consideration, and rendered to the board of directors and the conflicts committee an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated March 6, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the per share merger consideration to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see the section titled “The Merger—Opinions of the Company’s Financial Advisors” beginning on page 61. Representatives of Greentech reviewed with the board of directors and the conflicts committee Greentech’s financial analysis of the per share merger consideration, and rendered to the board of directors and the conflicts committee an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated March 6, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the per share merger consideration to be paid to the holders of shares of Class A common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Greentech’s opinion, please see the section titled “The Merger—Opinions of the Company’s Financial Advisors” beginning on page 61. Following the approval and recommendation of the conflicts committee, the board of directors (i) determined that the merger and the other transactions contemplated by the merger agreement were fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, and resolved to recommend that the holders of shares approve the merger agreement, (iii) determined that the execution, delivery and performance by the Company of the settlement agreement and the voting and support agreement were in the best interests of the Company and (iv) authorized and approved the merger agreement, the settlement agreement and the voting and support agreement and the transactions contemplated thereby, and the board of directors directed that the merger agreement be submitted for adoption and approval by the Company’s stockholders.

Also on March 6, 2017, after the board of directors approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, representatives of the Company, Parent and Merger Sub executed the merger agreement; representatives of the Company, Parent, Merger Sub, SunEdison and an affiliate of SunEdison executed the voting and support agreement; representatives of the Company, Brookfield, Merger Sub and certain 2L holders executed the creditor support agreement; and representatives of the Company, SunEdison and certain other parties executed the settlement agreement.

Reasons for the Merger; Recommendation of the Company’s Conflicts Committee and Board of Directors

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the board of directors and conflicts committee consulted with senior management of the Company, as well as with their outside financial and legal advisors, including Centerview, Greentech, Greenberg Traurig, Sullivan & Cromwell and Robbins Russell. The execution of the merger agreement concluded a nearly year-long strategic review process that included deep engagement and detailed analysis of strategic alternatives, as described above.

In the course of making the determination that the merger is fair to, and in the best interests of, the Company and its stockholders, approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, and resolving to recommend that the holders of common stock approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and directing that the merger agreement be submitted for adoption and approval by the Company’s stockholders, the conflicts committee and the board of directors compared a variety of alternatives and considered numerous factors, including the following non-exhaustive list of material factors and benefits of the merger, each of which the conflicts committee and the board of directors believed supported their respective determinations that a sale for cash at $5.10 per share was superior to other strategic alternatives or the stand-alone plan:

•	the fact that the $5.10 per share merger consideration offers an attractive valuation for the Company;
•	the fact that while the stand-alone plan could provide the Company’s stockholders the opportunity to participate in potential future increases in the trading value of the Company’s stock and, in the longer term, payment of dividends, it was subject to significant risks, including:
•	in the stand-alone plan the combination of the structural challenges described below, a small market capitalization and an emerging market geographic business focus made it unlikely that the equity trading value of Class A common stock would exceed the cash per share merger consideration;

•	in the stand-alone plan, the Company would be subject to risks and costs arising out of:
•	the lack of an asset acquisition pipeline or visible growth trajectory, including the need to identify suitable renewable energy projects for investment;
•	an uncertain capability to compete for stabilized, equity yield generating infrastructure as a stand-alone entity relative to competitors, given the Company’s potentially high cost of capital, operational challenges and failure to close certain transactions;
•	project operating risks, including irradiance/wind resource, curtailment, availability, operations and maintenance costs and merchant pricing;
•	a limited ability to attract and retain personnel, including to develop new projects and to operate (including to mitigate the operating risks described in the prior bullet) and optimize existing fleet operations;
•	a business model that focuses exclusively on emerging markets (as compared to a traditional yieldco focus on developed markets) with exposure to emerging market macroeconomic and political risks as well as the risks associated with interest rate increases and fluctuations in currency exchange rates (including potentially negative effects on CAFD (as defined below) by reducing the Company’s ability to repatriate cash) and the challenges of re-investing free cash flow of a specific currency in attractive development projects of the same currency;
•	the uncertainty of investors’ appetite for the Company’s equity securities in light of the significant erosion in stockholder value since the Company’s initial public offering;
•	the requirement that the Company would need to cure defaults and comply with high yield covenants in its existing debt, for a time making it difficult to pay dividends or reinvest cash;
•	existing noteholders’ willingness to accept a tender at a lower premium than the make-whole amount; and
•	the need for the Company to refinance its corporate debt and obtain new project debt on existing assets on favorable terms;
•	the Company’s financial condition and reputation in the power industry, its high cost of capital and the uncertainty of its ability to access capital markets, combined with the conflicts committee’s and the board of directors’ assessment of macroeconomic factors and uncertainty around forecasted economic conditions, both in the near and the long term, and within the renewable power industry in emerging markets countries in particular;
•	the opinion of Centerview rendered to the board of directors and the conflicts committee on March 6, 2017, which was subsequently confirmed by delivery of a written opinion dated March 6, 2017 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the per share merger consideration to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “Opinions of the Company’s Financial Advisors—Opinion of Centerview Partners LLC;”
•	the opinion of Greentech rendered to the board of directors and the conflicts committee on March 6, 2017, which was subsequently confirmed by delivery of a written opinion dated March 6, 2017 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Greentech in preparing its opinion, the per share merger consideration to be paid to the holders of shares of Class A common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “Opinions of the Company’s Financial Advisors—Opinion of Greentech Capital Advisors Securities, LLC;”
•	the financial condition and reputation of Brookfield and its and Parent’s ability to pay the merger consideration of $5.10 per share of Class A common stock in cash out of cash on hand sources without a financing condition to the merger;

•	the belief that Brookfield, as a seasoned and well-known operator in the renewable energy industry, may be able to obtain certain regulatory approvals necessary to close the merger more quickly than other potential bidders;
•	the fact that the terms of the merger agreement require the adoption and approval of the merger agreement by both (i) the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock entitled to vote thereon, excluding SunEdison, Parent and their respective affiliates (which is a non-waivable condition to closing), and (ii) the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote thereon;
•	the fact that several weeks into exclusivity, Brookfield withdrew its sponsorship offer, such that the conflicts committee and the board of directors were choosing only between the stand-alone plan and a whole-company sale;
•	the fact that the merger consideration of $5.10 per share of Class A common stock in cash represented a premium of 20% to the closing price of Class A common stock as of March 6, 2017, the last trading day prior to the public announcement of the execution of the merger agreement, and a premium of approximately 50% to the closing price of Class A common stock on September 16, 2016, immediately prior to the announcement that the Company’s board of directors was pursuing strategic alternatives;
•	the fact that the conflicts committee and the board of directors believed that they had obtained Brookfield’s best and final offer;
•	the fact that the board of directors and conflicts committee believed that the merger consideration of $5.10 per share of Class A common stock in cash represented the highest per-share price reasonably obtainable based on a number of factors, including that the board of directors and conflicts committee had actively solicited proposals from other potential buyers, that only the proposal from Party I offering $4.52 per share of Class A common stock (which, after giving effect to the settlement agreement (if the settlement agreement was executed in connection with such a transaction on the same terms as those agreed in connection with the Brookfield transaction), would have represented a value of $5.19 per share of Class A common stock) offered value that was comparable with the value offered by Brookfield, that Party I’s offer was subject to due diligence and thus posed the risk that the offer would be reduced following Party I’s completion of due diligence, and that SunEdison had indicated that it would not agree to the same settlement terms in connection with a transaction with Party I as those agreed in connection with the Brookfield transaction;
•	the fact that SunEdison entered into the voting and support agreement agreeing to vote its Class B common stock and other equity securities in favor of the merger (subject to the exceptions provided in the voting and support agreement);
•	the fact that a global settlement of all of the Company’s claims against SunEdison had been reached, other than with limited exceptions as set forth in the settlement agreement, and that holders of Class A common stock (other than SunEdison and its affiliates) will receive higher value for their shares after giving effect to the exchange of SunEdison’s shares of Class B common stock for a smaller number of shares of Class A common stock pursuant to the settlement agreement than the number of shares of Class A common stock that SunEdison would otherwise have been entitled to receive for its equity interests in the Company;
•	the certainty of realizing value in cash as compared to the uncertainty and risk associated with future business prospects;
•	the fact that there is no financing condition to the completion of the merger in the merger agreement;
•	the fact that the terms of the merger and the merger agreement are the result of robust arm’s-length negotiations conducted by the conflicts committee in consultation with the board of directors and with the assistance of the Company’s senior management and its independent financial and legal advisors; and

•	the fact that the terms of the merger agreement include limited and specific conditions to Parent’s and Merger Sub’s obligations to complete the merger and provisions permitting the board of directors and the conflicts committee to comply with fiduciary duties under applicable law, including to change its recommendation of the merger, subject to Parent’s matching rights and entitlement to a termination fee and expense reimbursement in such circumstances.

In the course of their deliberations, the conflicts committee and the board of directors also considered, among other things, the following potentially negative factors regarding the merger:

•	the necessary approval by the bankruptcy court of SunEdison’s entering into the voting and support agreement and the settlement agreement, and its performance of its obligations under the voting and support agreement and the settlement agreement;
•	the fact that the Company’s stockholders would not benefit from any near-term increase, however unlikely, in the Company’s value beyond the $5.10 per share of Class A common stock merger consideration;
•	the potential disruptions to customer, supplier or other commercial relationships important to the Company as a result of the announcement of the merger;
•	the possibility that the merger will not be consummated and the potential negative effect of the public announcement of the merger on the Company’s operating results and stock price and the Company’s ability to retain key management, sales and marketing and technical personnel, which are also likely to reduce its perceived acquisition value;
•	the requirement that the Company pay a termination fee in connection with certain terminations of the merger agreement, including if Parent terminates the merger agreement following a change of the recommendation in favor of adopting and approving the merger agreement by the board of directors or the conflicts committee, which may discourage a competing proposal to acquire us that may be more beneficial to our stockholders (as discussed in “The Merger Agreement—Termination Fee”);
•	the restrictions on the conduct of our business prior to the completion of the merger, requiring the Company to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise in the interim;
•	the risk of diverting management’s focus and resources from operational matters while working to consummate the merger;
•	the interests of the Company’s directors and executive officers in the merger and the actual and potential conflicts of interest between us and holders of our Class A common stock, on the one hand, and SunEdison or TERP, on the other hand that may arise in connection with an agreement with Brookfield or its affiliates (as described in “The Merger—Interests of Certain Persons in the Merger”) and the possibility that the action taken to mitigate such conflicts might not have been fully effective to do so;
•	the uncertainty as to whether certain litigation will be settled or otherwise resolved to the reasonable satisfaction of Parent, which constitutes a closing condition to the merger, and whether such condition can be satisfied without an adjustment to or deferral of a portion of the merger consideration (as described in “The Merger Agreement—Conditions to the Merger”); and
•	the risks of the type and nature described in “Cautionary Statement Regarding Forward-Looking Statements.”

The conflicts committee and the board of directors concluded that these potentially negative factors were substantially outweighed by the opportunity presented by the merger for the Company’s stockholders to monetize their investment in the Company for the per share merger consideration in cash within a relatively short period of time if the merger conditions were satisfied, which the conflicts committee and the board of directors believed would maximize the value of our common stock and eliminate the risk that the inherent uncertainty affecting our prospects could result in a diminution in the market value of our common stock. Accordingly, the conflicts committee and the board of directors concluded that the merger was fair to, and in the best interests of, the Company’s stockholders.

In view of the variety of factors considered in connection with their respective evaluation of the merger agreement, the merger and the other transactions contemplated by the merger agreement, neither the conflicts committee nor the board of directors found it practicable to, and neither the conflicts committee nor the board of directors did, quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determination and their respective recommendation. In addition, individual directors may have given different weights to different factors. Neither the conflicts committee nor the board of directors undertook to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their respective ultimate determination. Each of the conflicts committee and the board of directors based its respective recommendation on the totality of the information presented.

The board of directors recommends that you vote “FOR” the proposal to adopt and approve the merger agreement.

Opinions of the Company’s Financial Advisors

The Company retained Centerview and Greentech as the Company’s financial advisors to advise the Company and from time to time, the board of directors, with respect to the review of strategic alternatives for the Company, including a possible sale of the Company. Centerview and Greentech are collectively referred to in this proxy statement as the Company’s financial advisors.

Opinion of Centerview Partners LLC

On March 6, 2017, Centerview rendered to the board of directors and the conflicts committee its oral opinion, subsequently confirmed in a written opinion, dated March 6, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the per share merger consideration to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated March 6, 2017, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the board of directors and the conflicts committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Class A common stock (other than non-covered shares) of the per share merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the merger agreement dated March 6, 2017, which we refer to in this summary of Centerview’s opinion as the draft merger agreement;
•	a draft of the settlement agreement dated March 6, 2017;
•	a draft of the voting and support agreement dated March 5, 2017, which we refer to together with the draft settlement agreement as the draft ancillary agreements, in this summary of Centerview’s opinion;
•	Annual Report on Form 10-K of the Company for the 2015 fiscal year;
•	the Registration Statement on Form S-1 of the Company, as amended;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;
•	certain other communications from the Company to its stockholders; and
•	certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which we refer to in this summary of Centerview’s opinion as the forecasts, and which we collectively refer to in this summary of Centerview’s opinion as the internal data. For a detailed discussion of the forecasts see “The Merger—Certain Company Forecasts” beginning on page 73.

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the internal data (including, without limitation, the forecasts). In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Company’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Company’s direction, that the internal data (including, without limitation, the forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Company’s direction, on the internal data (including, without limitation, the forecasts) for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the internal data (including, without limitation, the forecasts) or the assumptions on which it was based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or any other person, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company or any other person. Centerview assumed, at the Company’s direction, that the final executed merger agreement and ancillary agreements would not differ in any respect material to Centerview’s analysis or opinion from the draft merger agreement and draft ancillary agreements reviewed by Centerview and that there would be no adjustments to the per share merger consideration pursuant to Section 6.1(e) of the merger agreement. Centerview also assumed, at the Company’s direction, that the merger will be consummated on the terms set forth in the merger agreement and the ancillary agreements and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion, including, without limitation, that the condition to closing set forth in Section 7.2(c) of the merger agreement will be satisfied. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company or any other person, or the ability of the Company or any other person to pay its obligations when they come due, or as to the impact of the merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the merger, or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the shares of Class A common stock (other than non-covered shares) of the per share merger consideration to be paid to such holders pursuant to the merger agreement. Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement, including, without limitation, the structure or form of the merger, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the merger, including, without limitation, the fairness of the transaction or any other term or aspect of the transaction to, or any consideration to be received in connection therewith by, or the impact of the transaction on, the holders of any other class of securities, creditors or other constituencies of the Company (including, for the avoidance of doubt, the holders of non-covered shares) or any other party, whether relative to the per share merger consideration to be paid to the holders of the shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement or otherwise. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the transactions contemplated by the settlement agreement, including the exchange of the Class B units of GLBL LLC pursuant thereto and the redemption and retirement of all shares of Class B common stock of the Company. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons (including the consideration payable to holders of non-covered shares) in connection with the merger, whether relative to the per share merger consideration to be paid to the holders of the shares of Class A common stock pursuant to the merger agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the board of directors and the conflicts committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the board of directors and the conflicts committee in connection with Centerview’s opinion, dated March 6, 2017. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the merger. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 6, 2017 (the last trading day before the public announcement of the merger) and is not necessarily indicative of current market conditions. The implied per share Class A common stock equity value ranges described below were based on the Company’s fully diluted shares of Class A common stock outstanding after giving effect to the exchange of Class B units held by SunEdison or any of its controlled affiliates in GLBL LLC for shares of Class A common stock of the Company in accordance with the settlement agreement, taking into account outstanding restricted stock units based on the internal data, which are referred to in this summary of Centerview’s opinion as the Company’s fully diluted shares outstanding.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Centerview calculated a range of illustrative enterprise values for the Company based on the forecasts by (a) discounting to present value as of December 31, 2016, using discount rates ranging from 9.75% to 10.25% (reflecting Centerview’s analysis of the Company’s weighted average cost of capital): (i) the forecasted fully-taxed unlevered free cash flows for the Company for the years 2017 through 2026, as reflected in the forecasts; (ii) a range of illustrative terminal values of the Company, calculated by applying a range of illustrative enterprise value to EBITDA exit multiples of 6.5x to 7.5x to the Company’s estimated forward EBITDA as of December 31, 2026, as reflected in the forecasts; (iii) the forecasted net operating loss carryforwards for the Company, as reflected in the forecasts; and (iv) the forecasted debt repayment costs, as reflected in the forecasts, and (b) subtracting from the foregoing results the book value of the Company’s net debt as of December 31, 2016. Centerview divided the result of the foregoing calculations by the number of the Company’s fully diluted shares outstanding to derive an implied equity value range for the shares of Class A common stock of $3.30 to $4.35 per Class A share, rounded to the nearest $0.05. Centerview compared this range to the $5.10 per Class A share in cash to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement.

Selected Comparable Company Analysis

Centerview reviewed and compared certain financial information for the Company to corresponding financial information for twelve publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to the Company. The selected companies consisted of the following five global independent power producers and seven renewable energy yieldcos:

Global Independent Power Producers

•	AES Corporation
•	EDP Renovaveis SA
•	Malakoff Corporation Berhad
•	Ormat Technologies Inc.
•	Terna Energy SA

Renewable Energy Yieldcos

•	8Point3 Energy Partners LP
•	Atlantica Yield plc
•	Brookfield Renewable Partners L.P.
•	NextEra Energy Partners, LP
•	NRG Yield, Inc.
•	Pattern Energy Group Inc.
•	TransAlta Renewables Inc.

Although none of the selected companies is directly comparable to the Company, these companies were selected because, among other reasons, they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, Centerview considered to be similar to those of the Company. However, because none of the selected companies is directly comparable to the Company, Centerview believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using information it obtained from SEC filings and other data sources as of February 24, 2017, Centerview calculated for each of the selected companies enterprise value (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants and restricted stock units, as applicable) plus the book value of debt, preferred equity and non-controlling interest, less cash) as a multiple of 2017 calendar year estimated adjusted earnings before interest, taxes and depreciation and amortization, which is referred to as EBITDA.

The results of this analysis are summarized as follows:

2017E EV/ EBITDA
	High	Mean	Median	Low
Global Independent Power Producers	11.2x	7.9x	7.5x	5.7x
Renewable Energy Yieldcos	14.4x	11.4x	11.1x	9.6x

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 6.5x to 7.5x to the Company’s estimated 2017 EBITDA as reflected in the forecasts, which resulted in an implied per share equity value range for the shares of Class A common stock of $3.20 to $4.30, rounded to the nearest $0.05. Centerview compared this range to the $5.10 per Class A share in cash to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement.

Other Considerations

Centerview performed the following additional financial analyses, solely for information purposes:

•	Centerview performed a discounted cash flow analysis of the Company assuming a run-off of the existing asset portfolio, with no development or acquisition growth, based on the forecasts, which we refer to as the run-off case. In connection with this analysis, Centerview calculated a range of illustrative enterprise values for the Company by (a) discounting to present value as of December 31, 2016, using discount rates ranging from 9.75% to 10.25% (reflecting Centerview’s analysis of the Company’s weighted average cost of capital): (i) the forecasted fully-taxed unlevered free cash flows for the Company for the years 2017 through 2045, as reflected in the run-off case, (ii) the forecasted net operating loss carryforwards for the Company, as reflected in the forecasts and (iii) the forecasted debt repayment costs, as reflected in the forecasts, and (b) subtracting from the foregoing results the book value of the Company’s net debt as of December 31, 2016. Centerview divided the result of the foregoing calculations by the number of the Company’s fully diluted shares outstanding to derive an implied equity value range for the shares of Class A common stock of $3.70 to $3.90, rounded to the nearest $0.05. Centerview compared this range to the $5.10 per Class A share in cash to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement.
•	Centerview also performed a dividend discount analysis with respect to the Company utilizing the run-off case. Centerview discounted to present value the estimated dividend streams from the Company for the years 2017 through 2045, as reflected in the run-off case, using discount rates ranging from 15.00% to 16.00% (reflecting Centerview’s analysis of the Company’s cost of equity). This analysis yielded an implied equity value range for the shares of Class A common stock of $2.75 to $2.90, rounded to the nearest $0.05. Centerview compared this range to the $5.10 per Class A share in cash to be paid to the holders of shares of Class A common stock (other than non-covered shares) pursuant to the merger agreement.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the board of directors and the conflicts committee in their evaluation of the merger. Consequently, the analyses described above should not be viewed as determinative of the views of the board of directors or management of the Company with respect to the per share merger consideration or as to whether the board of directors or the conflicts committee would have been willing to determine that a different consideration was fair. The consideration for the merger was determined through arm’s-length negotiations between the Company and Parent and was approved by the board of directors and the conflicts committee. Centerview provided advice to the Company during these negotiations. Centerview did not, however recommend any specific amount of consideration to the Company or the board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of Centerview’s written opinion, Centerview has been engaged to provide certain financial advisory services to the Company and the conflicts committee from time to time, including general financial advisory services, and Centerview has received and may in the future receive compensation from the Company for such services. In the two years prior to the date of Centerview’s written opinion, Centerview has not been engaged to provide financial advisory or other services to Parent, Merger Sub or Brookfield, and Centerview has not received any compensation from Parent, Brookfield, Merger Sub or SunEdison during such period. In addition, in the two years prior to the date of Centerview’s written opinion, Centerview has been engaged to provide financial advisory or other services to TERP, an affiliate of the Company, and its board of directors and Centerview has received and may in the future receive compensation from TERP for such services. In connection with the pending merger between TERP and certain affiliates of Brookfield, TERP has agreed to pay Centerview an aggregate fee of $12.5 million, a portion of which was payable upon the rendering of Centerview’s fairness opinion to the board of directors of TERP and the corporate governance and conflicts committee of the board of directors of TERP, and a significant portion of which is payable contingent upon consummation of such merger. In addition, during the period from November 2015 to April 2017, Centerview received from TERP additional fees in the aggregate of approximately $9.9 million, consisting of monthly advisory fees, liability management fees, fees associated with the amendment of the merger between Vivint Solar, Inc. and TERP and other advisory fees, of which $225,000 will be credited against the fee payable upon consummation of the transactions between TERP and certain affiliates of Brookfield. TERP has also agreed to pay Centerview an additional $150,000 advisory fee per month through the earlier of September 2017 and the closing of such transactions. Centerview may provide financial advisory and other services to or with respect to the Company, Parent, Brookfield, SunEdison, TERP or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of its affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Brookfield, SunEdison, TERP or any of their respective affiliates, or any other party that may be involved in the merger.

The board of directors and the conflicts committee selected Centerview as its financial advisor in connection with the merger based on Centerview’s reputation and experience in complex transactions. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

In connection with Centerview’s services as the financial advisor to the board of directors and the conflicts committee, the Company has agreed to pay Centerview an aggregate fee of $10.0 million, a portion of which was payable upon the rendering of Centerview’s opinion and a significant portion of which is payable contingent upon consummation of the merger. In addition, during the period from July 2016 to April 2017, Centerview received from the Company additional fees in the aggregate of approximately $4.3 million, consisting of monthly advisory fees and liability management fees, of which $225,000 will be credited against the fee payable upon consummation of the merger. The Company has agreed to pay Centerview an additional $150,000 advisory fee per month through the earlier of September 2017 and the closing of the merger. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Opinion of Greentech Capital Advisors Securities, LLC

The Company’s conflicts committee and board of directors requested Greentech’s opinion, as investment bankers, as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of shares of Class A common stock (including the shares of Class A common stock held by SunEdison as a result of the exchange under the settlement agreement, but excluding those held by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent) of the consideration to be received by such holders of shares of Class A common stock in the merger pursuant to the merger agreement, which we refer to as the Greentech Opinion. On March 6, 2017, Greentech delivered to the Company’s conflicts committee and board of directors its written opinion that, as of the date of the Greentech Opinion and based on and subject to the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Greentech Opinion, the consideration to be received by holders of shares of Class A common stock (including the shares of Class A common stock held by SunEdison as a result of the SunEdison exchange, but excluding those held by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of Class A common stock.

The Company’s conflicts committee and board of directors did not impose any limitations on Greentech with respect to the investigations made or procedures followed in rendering the Greentech Opinion. In selecting Greentech, the Company’s conflicts committee and board of directors considered, among other things, the fact that Greentech is a reputable investment banking firm with substantial experience advising companies in the renewable energy sector and in providing strategic advisory services in general, and Greentech’s familiarity with the Company and its business. Greentech, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for estate, corporate and other purposes.

The full text of the Greentech Opinion is attached to this proxy statement as Annex D and is incorporated herein by reference. The summary of the Greentech Opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the Greentech Opinion. The Company’s stockholders are encouraged to read the Greentech Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Greentech in connection with the Greentech Opinion.

In rendering the Greentech Opinion, Greentech, among other things:

(i)	discussed the merger and related matters with the Company’s counsel and reviewed a draft copy of the merger agreement, dated March 6, 2017;
(ii)	reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2015, and the unaudited consolidated financial statements of the Company for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016;
(iii)	reviewed certain other publicly available information concerning the Company;
(iv)	reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by the Company’s management, which we refer to as the projections (as described in detail in “The Merger—Certain Company Forecasts” beginning on page 73);
(v)	reviewed the reported prices and trading activity of the shares of Class A common stock;
(vi)	reviewed and analyzed certain publicly available financial and stock market data relating to selected publicly traded companies that Greentech deemed relevant to its analysis;

(vii)	conducted such other financial studies, analyses and investigations and considered such other information as Greentech deemed necessary or appropriate for purposes of its Greentech Opinion; and
(viii)	took into account Greentech’s assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in valuation and its knowledge of the Company’s industry generally.

In rendering the Greentech Opinion, Greentech, with the Company’s consent, relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was made available, supplied or otherwise communicated to Greentech by or on behalf of the Company, or that was otherwise reviewed by Greentech, including, without limitation, publicly available information, and Greentech did not assume any responsibility for independently verifying any of such information. Greentech relied on such information being complete and correct in all material respects and further relied upon the assurances of the management of the Company that, to its knowledge, such information did not contain any material omissions or misstatements of material fact. With respect to the projections supplied to Greentech by the Company, Greentech assumed, at the direction of the Company, that they were reasonably prepared on the basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future operating and financial performance of the Company, and that they provided a reasonable basis upon which Greentech could form its opinion. Such projections were not prepared with the expectation of public disclosure and are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Greentech relied on the projections without independent verification or analyses and did not in any respect assume any responsibility for the accuracy or completeness thereof.

Greentech also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company made available to Greentech. Greentech did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities, nor was Greentech furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Greentech assumes no responsibility for their accuracy.

Greentech assumed, with the Company’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied without any material waiver, amendment or delay, including, without limitation, the SunEdison exchange. In addition, Greentech assumed that the definitive merger agreement would not differ materially from the draft Greentech reviewed. Greentech also assumed that the merger will be consummated substantially on the terms and conditions described in the merger agreement, without any adjustment to the merger consideration or waiver of material terms or conditions by the Company or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger will not have an adverse effect on the Company or the merger. Without limiting the foregoing, Greentech assumed, with the Company’s consent, that the condition contained in the merger agreement with respect to litigation in which the Company was then involved would or will be satisfied without any adjustment to the merger consideration. Greentech assumed that the merger will be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. Greentech further assumed that the Company relied upon the advice of its counsel, independent accountants and other advisors (other than Greentech) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the merger and the merger agreement.

The Greentech Opinion was limited to whether the consideration to be received by the holders of shares of Class A common stock (including the shares of Class A common stock held by SunEdison as a result of the exchange, but excluding those held by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent) was fair, from a financial point of view, as of the date of the Greentech Opinion, to such holders, and it does not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, any consequences of the merger on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise including, without limitation, the settlement agreement. The Greentech Opinion also does not consider, address or include: (i) the legal, tax or accounting consequences of the merger on the Company or the holders of the shares of Class A common stock; (ii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of shares of Class A common stock; (iii) the fairness of the merger to holders of any class of securities of the Company other than the holders of the shares of Class A common stock, or any class of securities of any other party to any transaction contemplated by the merger agreement; (iv) any advice or opinions provided by any other advisor to the Company; (v) the treatment of, or effect of the merger on, any securities of the Company other than the shares of Class A common stock (or the holders of any such securities); or (vi) any other strategic alternatives currently (or which have been or may be) contemplated by the board of directors or the Company.

The Greentech Opinion was necessarily based on economic, market, financial and other conditions as they existed, and on the information made available to Greentech by or on behalf of the Company or its advisors, or information otherwise reviewed by Greentech, as of the date of the Greentech Opinion. The Greentech Opinion states that subsequent developments may affect the conclusion reached in the Greentech Opinion and that Greentech does not have any obligation to update, revise or reaffirm the Greentech Opinion.

The Greentech Opinion was approved by Greentech’s fairness committee. The Greentech Opinion was for the information of, and directed to, the Company’s conflicts committee and board of directors for their information and assistance in connection with their consideration of the merger and may not be used for any other purpose. The Greentech Opinion does not constitute a recommendation to the Company’s conflicts committee and board of directors as to how they should vote on the merger or to any stockholder of the Company as to how any such stockholder should vote at any stockholders’ meeting at which the merger is considered, or whether or not any stockholder of the Company should enter into a voting, stockholders’, or affiliates’ agreement with respect to the merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. Greentech did not consider any potential legislative or regulatory changes currently being considered by the United States Congress, the SEC or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board. The Greentech Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company or any other participant in the merger.

The following represents a summary of the material financial analyses performed by Greentech in connection with the Greentech Opinion. Some of the summaries of financial analyses performed by Greentech include information presented in tabular format. In order to fully understand the financial analyses performed by Greentech, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the information set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Greentech.

Except as otherwise noted, the information utilized by Greentech in its analyses, to the extent that it was based on market data, is based on market data as it existed on or before March 3, 2017 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

For purposes of the financial analyses summarized below, Greentech evaluated, at the request of the Company’s board of directors, (1) a scenario in which the Company remains a publicly traded company that is expected to produce a predictable cash flow but with no further asset growth, which entity we refer to as a yieldco and which scenario we refer to as the run-off yieldco scenario, and (2) a scenario in which the Company becomes a stand-alone independent power producer, which we refer to as an IPP, and acquires additional projects over the next 10 years, which we refer to as the stand-alone IPP scenario, in each case, based on the projections provided by the Company’s management (described in detail in “The Merger—Certain Company Forecasts” beginning on page 73).

Run-Off YieldCo Scenario

Comparable Companies Analysis

Greentech compared the Company in the run-off yieldco scenario to the following six publicly-traded yieldcos which Greentech deemed to be relevant based on their business profiles and financial metrics, including product portfolios, end-markets, customers, size, growth and profitability, which we refer to as the comparable yieldcos. Greentech believes that the comparable yieldcos listed below have business models similar to those of the Company in the run-off yieldco scenario, but noted that none of the comparable yieldcos has the same management, composition, size, operations, geographic presence, financial profile or combination of businesses as the Company in the run-off yieldco scenario:

•	Bluefield Solar Income Fund Ltd
•	Foresight Solar Fund Ltd
•	Greencoat UK Wind PLC
•	John Laing Environmental Assets Group Ltd
•	NextEnergy Solar Fund Ltd
•	Renewables Infrastructure Group Ltd

Greentech calculated the current dividend yields of the comparable yieldcos and then adjusted such dividend yields by the estimated weighted country risk premium to derive a range of adjusted dividend yields of 9.9% to 11.1%. Greentech then applied such range of dividend yields to the Company’s estimated dividend for the calendar year 2018, discounted to present value using a discount rate of 12.3% based on the median cost of equity of the comparable yieldcos, adjusted for the estimated weighted country risk premium. Based on the fully diluted number of shares of Class A common stock outstanding immediately after the consummation of the exchange under the settlement agreement, Greentech calculated the following implied equity value per share of Class A common stock:

Range of Implied Equity Values per Share of Class A Common Stock
Post-SunEdison Settlement	$3.86-4.34

Discounted Cash Flow Analyses

Greentech used the run-off yieldco scenario of the projections for calendar years 2017 through 2044 as provided by the Company’s management, to perform two discounted cash flow analyses: (i) the first case assumes an economic life of the assets of the Company based on the useful-life of existing assets held by the Company, which we refer to as the asset useful life case, and (ii) the second case assumes an economic life of the assets of the Company based on the power purchase agreement terms of existing assets held by the Company, which we refer to as the contracted life case.

Greentech calculated the projected free cash flow to the firm, which we refer to as FCFF, in both the asset useful life case and the contracted life case using the projections, and then discounted such FCFF to present values using discount rates of 9.4% to 10.3%, based on the estimated weighted average costs of capital of the comparable yieldcos, adjusted for the estimated weighted country risk premium. This analysis indicated a range of enterprise values which Greentech then decreased by the Company’s net debt and project-level minority interest to calculate a range of equity values. Greentech then divided these equity values by the fully-diluted shares of Class A common stock outstanding immediately after the consummation of the exchange under the settlement agreement and calculated the following implied equity values per share of Class A common stock:

Range of Implied Equity Values per Share of Class A Common Stock
Asset Useful Life Case (Post-SunEdison Settlement)	$4.04-4.52
Contracted Life Case (Post-SunEdison Settlement)	$3.68-4.09

Dividend Discount Model Analysis

Greentech calculated the projected dividend per share of Class A common stock in both the asset useful life case and the contracted life case using the run-off yieldco scenario of the projections, and then discounted these per-share dividends to present values using discount rates of 11.3% to 12.6%, based on the estimated costs of equity of the comparable yieldcos, adjusted for the estimated weighted country risk premium. This analysis indicated a range of discounted per share values which Greentech then increased by the Company’s estimated working capital per share of Class A common stock calculated based on the fully-diluted shares of Class A common stock immediately after the consummation of the exchange under the settlement agreement to derive a range of implied equity values per share of Class A common stock. The results of Greentech’s analyses are set forth in the following table:

Range of Implied Equity Values per Share of Class A Common Stock
Asset Useful Life Case (Post-SunEdison Settlement)	$3.11-3.38
Contracted Life Case (Post-SunEdison Settlement)	$3.01-3.25

Stand-Alone IPP Scenario

Comparable Companies Analysis

Greentech compared the Company in the stand-alone IPP scenario to the following nine publicly-traded IPPs which Greentech deemed to be relevant based on their business profiles and financial metrics, including product portfolios, end-markets, customers, size, growth and profitability, which we refer to as the comparable IPPs. Greentech believes that the comparable IPPs listed below have business models similar to those of the Company in the stand-alone IPP scenario, but noted that none of the comparable IPPs has the same management, composition, size, operations, geographic presence, financial profile or combination of businesses as the Company:

•	AES Corporation
•	Atlantic Power Corporation
•	Alterra Power Corporation
•	Boralex Inc.
•	EDP Renovaveis
•	Innergex Renewable Energy Inc.
•	Malakoff Corporation Berhad
•	Northland Power Inc.
•	Ormat Technologies, Inc.

For each comparable IPP, Greentech calculated the multiples of enterprise value, which we refer to as EV, which Greentech defined as fully-diluted equity value plus debt, preferred stock and minority interests, less cash and cash equivalents, to estimated calendar years 2017 and 2018 adjusted earnings before one-time charges, interest, taxes, stock-based compensation and depreciation and amortization, which we refer to as EV/EBITDA. The following table sets forth the multiples indicated by this analysis, which reflects the median metrics of comparable IPPs:

Multiple:	Median
CY 2017 EV/EBITDA	8.2x
CY 2018 EV/EBITDA	7.7x

Based on its analysis of the comparable IPPs and using its professional judgment, Greentech applied an illustrative range of EV/EBITDA multiples of 5.0x to 7.0x to the estimated financial metrics of the Company for calendar year 2017 in the stand-alone IPP scenario. This illustrative range reflects a discount to the comparable IPPs’ trading multiples due to the Company’s unproven track record as an IPP, specifically its unique emerging markets-focused business model, lack of visible growth prospects, history of terminated transactions, ability to effectively manage project and corporate-level liabilities, ability to efficiently access capital markets and limited scale relative to certain comparable IPPs. Based on the fully diluted number of shares of Class A common stock outstanding immediately after the consummation of the exchange under the settlement agreement, Greentech calculated the following implied equity values per share of Class A common stock:

Range of Implied Equity Values per Share of Class A Common Stock
Post-SunEdison Settlement	$1.66-3.91

Discounted Cash Flow Analysis

Greentech used the stand-alone IPP scenario of the projections to perform a discounted cash flow analysis based on the terminal multiple method. Greentech first estimated the terminal value of the Company’s projected FCFF by applying an estimated EV/EBITDA multiple of 6.0x to the Company’s estimated calendar year 2026 EBITDA, based on the results of the selected public companies analysis of comparable IPPs and Greentech’s professional judgment. Greentech calculated the Company’s projected FCFF from calendar year 2017 through calendar year 2026 using the stand-alone IPP scenario of the projections and discounted such FCFF and the terminal value as calculated above to present values using discount rates of 8.4%-9.5% based on the weighted average costs of capital of the comparable IPPs, adjusted for the estimated weighted country risk premium. This analysis indicated a range of enterprise values which Greentech then decreased by the Company’s net debt and project-level minority interest to calculate a range of equity values. Greentech then divided these equity values by fully-diluted shares of Class A common stock outstanding immediately after the consummation of the exchange under the settlement agreement and calculated the following range of implied equity values per share of Class A common stock:

Range of Implied Equity Values per Share of Class A Common Stock
Post-SunEdison Settlement	$3.14-4.56

Dividend Discount Model Analysis

Greentech first estimated the terminal value of the Company’s projected dividend per share based on the estimated dividend per share in calendar year 2026 in the stand-alone IPP scenario of the projections and applied a terminal growth rate of 3.5% which Greentech deemed appropriate based on the weighted forecasted GDP growth rates and the Gordon Growth Model. Greentech then discounted the terminal per share dividend value and the projected per share dividends for calendar years 2017 to 2026 provided in the stand-alone IPP scenario of the projections to present values using discount rates of 13.2% to 16.2%, based on the estimated costs of equity of the comparable IPPs, adjusted for the estimated weighted country risk premium. Based on the fully-diluted shares of Class A common stock outstanding immediately after the consummation of the exchange under the settlement agreement, Greentech then derived a range of implied equity values per share of Class A common stock. The results of Greentech’s analyses are set forth in the following table:

Range of Implied Equity Values per Share of Class A Common Stock
Post-SunEdison Settlement	$1.26-1.86

No company utilized in the selected company analysis in both the run-off yieldco scenario and the stand-alone IPP scenario is identical to the Company. In evaluating the selected companies, Greentech made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the Company’s control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in the Company’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using peer group data.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at the Greentech Opinion, Greentech considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it.

Greentech believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Greentech’s analyses and the Greentech Opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Greentech’s view of the actual value of the Company.

Miscellaneous

Pursuant to the engagement letter between Greentech and the Company (as amended), which we refer to as the Greentech engagement letter, in connection with the merger, the Company agreed to pay Greentech (i) a quarterly fee, which we refer to as the retainer fee, of $250,000 upon its engagement to provide financial advisory services to the Company, (ii) a fee, which we refer to as the Greentech opinion fee, of $1,000,000 for its services as financial advisor to the Company’s board of directors upon delivery of the Greentech Opinion, which was not contingent upon the consummation of the merger, and (iii) a fee, which we refer to as the transaction fee, of approximately $6,620,000 for its services as financial advisor to the Company in connection with the merger, all of which transaction fee is contingent upon the completion of the merger; provided that the Greentech opinion fee and a portion of the retainer fee will be credited against the transaction fee in the event that the merger is consummated. In the event the merger is not consummated and the Company receives a termination or break-up fee within 12 months following the earlier of the termination of the Greentech engagement letter or the expiration of the term of the Greentech engagement letter, then the Company shall pay Greentech a termination fee equal to 15% of such termination or break-up fee received by the Company, net of any Company transaction expenses, the Greentech opinion fee and the creditable portion of the retainer fee. In addition, the Company agreed to reimburse Greentech for its reasonable expenses in connection with its engagement, subject to certain limitations, and to indemnify Greentech for certain liabilities arising out of its engagement. Other than the services provided by Greentech to the Company in connection with the merger and the Greentech opinion, there were no material relationships that existed during the two years prior to the date of the Greentech opinion or that were mutually understood to be contemplated in which any compensation was received or was intended to be received as a result of the relationship between Greentech and any party to the merger.

Greentech may seek to provide investment banking services to Parent or its affiliates (including the Company) in the future, for which Greentech may seek customary compensation. In the ordinary course of its business, Greentech and its affiliates may actively trade the securities of the Company or Parent for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Company Forecasts

The Company does not, as a matter of course, publicly disclose detailed financial forecasts as to future performance, earnings or other results (other than limited financial metrics from time to time as part of the Company’s ongoing efforts to communicate with investors regarding the Company’s business continuity and progress toward operational independence from SunEdison) due to the difficulty of predicting economic and market conditions and accurately forecasting the Company’s performance, particularly for extended periods. Management of the Company prepared an unaudited forecast contemplating a scenario in which the Company would transition to an emerging markets independent power producer business model through continued development of in-house growth and project operations capabilities, reduction of dividend payout ratio targets to sustainable levels and growth through third party acquisitions. We refer to this forecast as the management stand-alone plan forecast or the forecasts. In the management stand-alone plan forecast, management of the Company employed assumptions based on the performance of its current project portfolio, the Company’s ability to manage its current liabilities, and the Company’s ability to raise and deploy capital in its target markets in the future.

The internal financial forecasts summarized below were prepared by or at the direction of and approved by management for internal use in connection with the Company’s exploration and evaluation of strategic alternatives to maximize stockholder value, including transactions to secure a new sponsor or a sale of the Company.

The summary of the forecasts is not included in this proxy statement to induce any stockholder to vote in favor of the adoption of the merger agreement or any other proposal to be voted on at the special meeting, but is included to provide information on the forecasts that were made available to the board of directors, the conflicts committee and the Company’s financial advisors in connection with the Company’s exploration and evaluation of strategic alternatives. While the forecasts were prepared in good faith by management, no assurance can be made regarding future events and the disclosure of these forecasts should not be regarded as an indication that the Company, the board of directors, the conflicts committee, their respective advisors or any other person considered, or now considers, the forecasts to be a reliable prediction of future results, and the forecasts should not be relied upon as such. The forecasts cover multiple years and prospective financial information by its nature becomes subject to greater uncertainty with each successive year. In addition, the forecasts were prepared at a prior period in time and reflect estimates, assumptions and business decisions as of the time of preparation, all of which are subject to change. Significant time has passed since the preparation of these forecasts, which were prepared in advance of presentation to the conflicts committee and the board of directors on March 6, 2017. The estimates, assumptions and business decisions made by management upon which the forecasts are based involve judgments with respect to, among other matters, future industry performance, general business, economic, regulatory, market and financial conditions, many of which are difficult or impossible to predict accurately, are subject to significant operational, economic, competitive or other third party risks and uncertainties, and are beyond the Company’s control. Management of the Company has limited visibility into the likelihood of the occurrence and potential magnitude of the material risks to the Company’s performance in the unpredictable operating environment surrounding the Company, and as a result faces challenges in being able to accurately forecast the Company’s performance and predict the effectiveness of initiatives designed to enable the Company to operate as an independent Company (with or without a sponsor) and to improve the performance of the business and revenue. There can be no assurance that the estimates and assumptions made in preparing the forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. The forecasts also reflect estimates, assumptions and business decisions that do not reflect the effects of the merger (or any failure of the merger to occur), or any other changes that may in the future affect the Company or its assets, business, operations, properties, policies, corporate structure, capitalization and management.

Important factors that may affect actual results and cause the forecasts to not be achieved include risks and uncertainties described above under the section titled “Cautionary Statement Regarding Forward-Looking Statements” and in the Company’s filings with the SEC. None of the Company, Brookfield or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or any other person regarding the information included in the forecasts or the ultimate performance of the Company compared to the information included in the forecasts or that the forecasts will ultimately be achieved. As a result, there can be no assurance that the estimates and assumptions made in preparing these forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. These forecasts cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on for that or any other purpose. The Company does not intend to update or otherwise revise the forecasts for any reason or purpose, even in the event that any or all of the assumptions on which the forecasts were based are no longer appropriate.

The forecasts include certain financial measures that do not conform to U.S. Generally Accepted Accounting Principles, which we refer to as GAAP, including adjusted earnings before interest, taxes, depreciation and amortization, which we refer to as adjusted EBITDA, and cash available for distribution, which we refer to as CAFD (each as further described below). This information is included because management believes these non-GAAP financial measures could be useful in evaluating the business, potential operating performance and cash flow of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in the forecasts may not be comparable to similarly titled amounts used by other companies in the industry. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the management stand-alone plan forecast below.

The forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these forecasts and, accordingly, neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has expressed any opinion or given any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information.

The following tables present in summary form certain of the financial measures projected in the forecasts:

Management Stand-Alone Plan Forecast - ($mm, except Dividends Per Share)

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Revenue	$245	$276	$298	$300	$311	$323	$329	$333	$347	$362
(-) Cost of Operations	$(50)	$(54)	$(58)	$(59)	$(61)	$(64)	$(66)	$(69)	$(72)	$(74)
(-) Corporate General & Administrative	$(36)	$(21)	$(21)	$(20)	$(21)	$(21)	$(22)	$(22)	$(23)	$(23)
(-) Depreciation & Amortization	$(52)	$(61)	$(68)	$(69)	$(73)	$(76)	$(80)	$(84)	$(88)	$(92)
(-) Stock-based Compensation	$(4)	$(4)	$(4)	$(4)	$(4)	$(4)	$(4)	$(4)	$(4)	$(4)
Operating Income	$103	$137	$148	$148	$153	$157	$157	$154	$161	$169
(-) Interest Expense	$(100)	$(93)	$(78)	$(75)	$(72)	$(71)	$(69)	$(67)	$(65)	$(63)
(-) Other Project Expenses(1)	$(0)	$(2)	$(4)	$(6)	$(8)	$(13)	$(13)	$(18)	$(18)	$(19)
(+/-) Gain / (Loss) on
Extinguishment of Debt	$(19)	$(48)	$0	$0	$0	$0	$0	$0	$0	$0
(Loss) Income Before Income	$(16)	$(6)	$66	$67	$73	$74	$75	$68	$78	$87
Tax Expense
(+/-) Income Tax Benefit / (Expense)(2)	$6	$2	$(27)	$(27)	$(29)	$(30)	$(30)	$(27)	$(31)	$(35)
Net (Loss) Income	$(10)	$(4)	$40	$40	$44	$44	$45	$41	$47	$52

Net (Loss) Income	$(10)	$(4)	$40	$40	$44	$44	$45	$41	$47	$52
(+/-) Income Tax Expense / (Benefit)(2)	$(6)	$(2)	$27	$27	$29	$30	$30	$27	$31	$35
(+) Depreciation & Amortization	$52	$61	$68	$69	$73	$76	$80	$84	$88	$92
(+) Stock-based Compensation	$4	$4	$4	$4	$4	$4	$4	$4	$4	$4
(+) Interest Expense	$100	$93	$78	$75	$72	$71	$69	$67	$65	$63
(+) Other Project Expenses(1)	$0	$2	$4	$6	$8	$13	$13	$18	$18	$19
(+) Non-recurring Operating Expenses	$14	$0	$0	$0	$0	$0	$0	$0	$0	$0
(+/-) Loss/(Gain) on Extinguishment of Debt	$19	$48	$0	$0	$0	$0	$0	$0	$0	$0
Adjusted EBITDA	$173	$202	$220	$220	$230	$238	$241	$242	$253	$264

Adjusted EBITDA	$173	$202	$220	$220	$230	$238	$241	$242	$253	$264
(-) Project Interest Payments	$(41)	$(52)	$(64)	$(61)	$(60)	$(59)	$(57)	$(56)	$(54)	$(52)
(-) HoldCo Interest Payments(6)	$(76)	$(61)	$(14)	$(14)	$(12)	$(12)	$(12)	$(12)	$(11)	$(11)
(-) Debt Principal Payments(3)	$(10)	$(18)	$(29)	$(37)	$(42)	$(47)	$(52)	$(56)	$(62)	$(67)
(-) Cash Tax Payments	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
(+/-) Project Cash Flow Adjustments(4)	$8	$(13)	$(15)	$(17)	$(17)	$(23)	$(22)	$(25)	$(24)	$(25)
(+/-)HoldCo Cash Flow Adjustments(5)	$9	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
Adjusted CAFD	$63	$55	$95	$90	$97	$95	$96	$91	$99	$107
Dividends Per Share	$0.00	$0.06	$0.21	0.20	$0.21	$0.21	$0.21	$0.20	$0.21	$0.23

Other Key Metrics:
CAFD From Acquisitions	$0	$(1)	$(2)	$0	$6	$13	$20	$27	$33	$41
HoldCo Debt	$564	$233	$209	$205	$201	$196	$192	$188	$184	$180
Consolidated Debt	$1,145	$984	$939	$943	$947	$943	$936	$922	$909	$896
Unrestricted Cash	$467	$135	$150	$150	$150	$150	$150	$150	$150	$150
Project Acquisitions (MW)	111	111	23	59	64	62	63	60	66	70
Shares Outstanding (End of Period)	177.1	178.0	178.9	179.8	181.1	182.8	184.6	186.3	188.0	189.7
(1)	Includes project-level taxes, fees, withholding taxes and other project specific adjustments.
(2)	The Company has assumed an average effective tax rate of 40%. The actual effective tax rate in some of these years may differ from this rate primarily due to the recording and/or release of a valuation allowance on certain tax benefits attributed to the Company and to lower statutory income tax rates in the Company’s foreign jurisdictions. The Company expects to generate NOLs and has NOL carryforwards that can be utilized to offset future taxable income. As a result, the Company does not expect to pay significant United States federal income tax in the near term.

(3)	Includes project and HoldCo level principal payments.
(4)	Includes project-level maintenance capital expenditures, changes in restricted cash, distributions to non-controlling interests, taxes, fees, withholding taxes and other project specific adjustments.
(5)	Include gains and losses from FX hedging settlements and other HoldCo adjustments.
(6)	When used in this summary, “HoldCo” means TerraForm Global, Inc.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that the Company does not consider representative of the Company’s core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income (loss). The presentation of Adjusted EBITDA should not be construed as an implication that the Company’s future results will be unaffected by non-operating, unusual or non-recurring items.

The Company discloses Adjusted EBITDA because it believes Adjusted EBITDA is useful to investors and other interested parties as a measure of financial and operating performance and debt service capabilities. The Company believes Adjusted EBITDA provides an additional tool to investors and securities analysts to compare the Company’s performance across periods and among the Company and its peer companies without regard to interest expense, taxes and depreciation and amortization. In addition, Adjusted EBITDA is also used by the Company’s management for internal planning purposes, including for certain aspects of the Company’s consolidated operating budget. The Company believes Adjusted EBITDA is useful as a planning tool because it allows the Company’s management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, the Company believes it is also useful for communicating with shareholders, bondholders and lenders and other stakeholders. Because of the limitations described below, however, the Company encourages investors to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted EBITDA.

The Company defines Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that the Company believes are not representative of the Company’s core business or future operating performance.

Adjusted EBITDA is a supplemental non-GAAP financial measure. The Company’s definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with GAAP. Moreover, Adjusted EBITDA has certain limitations and should not be considered in isolation. Some of these limitations are: (i) Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) Adjusted EBITDA does not reflect the significant interest expenses that the Company expects to incur or any income tax payments that the Company may incur, and (iii) Adjusted EBITDA does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and Adjusted EBITDA does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes, among other things, adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs, and items that do not pertain to the Company’s core operations, including adjustments for general and administrative expenses the Company has incurred as a result of the SunEdison bankruptcy. These adjustments for items that the Company does not believe are representative of the Company’s core business involve the application of management judgment, and the presentation of Adjusted EBITDA should not be construed to imply that the Company’s future results will be unaffected by non-operating, unusual or non-recurring items.

CAFD

“Cash available for distribution” or CAFD is a supplemental non-GAAP measure of results from normal operations after debt service, payments to non-controlling interests, maintenance capital expenditures and other operating cash flows. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures, including net income, net cash provided by (used in) operating activities or any other measure determined in accordance with GAAP, nor is it indicative of funds available to meet the Company’s total cash needs.

The Company discloses CAFD because it believes CAFD is useful to investors in evaluating the Company’s operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of the Company’s financial and operating performance and the Company’s ability to pay dividends. In addition, cash available for distribution is used by management for internal planning purposes and for evaluating the attractiveness of investments and acquisitions. Because of the limitations described below, however, the Company encourages investors to review, and evaluate the basis for, each of the adjustments made to calculate CAFD.

The Company defines “cash available for distribution” or “CAFD” as Adjusted EBITDA of GLBL LLC as adjusted for certain cash flow items that the Company associates with the Company’s operations. Cash available for distribution represents Adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in the Company’s renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows the Company deems representative of the Company’s core business operations, with the approval of the audit committee of the Company’s board of directors.

CAFD is a supplemental non-GAAP financial measure. The Company’s definitions and calculations of CAFD may not necessarily be the same as those used by other companies. CAFD is not indicative of the funds needed by the Company to operate its business. It should not be considered as an alternative to net income (loss), operating income, net cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP. CAFD has certain limitations and should not be considered in isolation. Some of these limitations are: (i) CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above, including, but not limited to, not reflecting depreciation and amortization, and excludes certain other cash flow items that are not representative of the Company’s core business operations. These adjustments for items that the Company does not believe are representative of the Company’s core business involve the application of management judgment, and the presentation of CAFD should not be construed to imply that the Company’s future results will be unaffected by infrequent, non-operating, unusual or non-recurring items.

Financing of the Merger

The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt by them of any debt financing and are not subject to any other financing condition. The obligations of Parent and Merger Sub under the merger agreement are guaranteed by certain affiliates of Brookfield. See the section titled “The Merger Agreement—The Guaranty” beginning on page 106.

Closing and Effective Time of Merger

The closing of the merger will occur at 9:00 a.m. Eastern time on the third (3rd) business day after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing), or on such other date as the Company and Parent may agree.

The merger will become effective at the time when a certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later date and time as may be agreed by Parent and the Company in writing and specified in the Delaware certificate of merger. Assuming timely satisfaction or waiver of the necessary closing conditions, we anticipate that the merger will be completed prior to the end of the calendar year 2017.

Payment of Merger Consideration and Surrender of Stock Certificates

As soon as possible, and in any event within two (2) business days, after the date of the effective time of the merger, each holder of record of a certificate representing shares of our common stock (other than holders who solely hold excluded shares) will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our common stock (or affidavits of loss in lieu thereof) in exchange for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Any holder of book-entry shares or uncertificated shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book-entry shares or uncertificated shares whose shares of our common stock were converted into the right to receive the per share merger consideration will upon receipt by the paying agent of an “agent’s message” in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive the per share merger consideration in respect of each such share of our common stock and the book-entry shares or uncertificated shares of such holder will forthwith be cancelled.

No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your book-entry shares, or uncertificated shares or certificates.

The Company, Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom it is withheld.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction of such certificate, and, if required by Parent, post a bond in such customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, Merger Sub or the surviving corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of the board of directors with respect to the proposal to adopt and approve the merger agreement, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The board of directors and conflicts committee were aware of these interests and considered them at the time they evaluated and negotiated the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests are described below.

Treatment of Company Equity Awards

Outstanding Company restricted stock awards under the Company stock plan, which we refer to as the Company restricted shares, and Company RSUs held by the Company’s executive officers and directors immediately prior to the effective time of the merger, will be vested and cancelled in exchange for a cash payment in the same manner as those equity awards held by other employees of the Company. As described in the section titled “The Merger Agreement—Treatment of Common Stock and Stock-Based Awards” beginning on page 91, such awards will generally be subject to the following treatment:

Company Restricted Shares. At the effective time of the merger, any vesting conditions applicable to each Company restricted share will, automatically and without any required action on the part of the holder, be deemed satisfied in full. Each Company restricted share will be treated in the merger as any other share of our Class A common stock issued and outstanding immediately prior to the effective time of the merger.

Company RSUs. At the effective time of the merger, (A) any vesting conditions applicable to each Company RSU will, automatically and without any required action on the part of the holder, be deemed satisfied in full, and (B) each Company RSU will, automatically and without any required action on the part of the holder, be cancelled and will only entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after the effective time of the merger, an amount in cash equal to (x) the number of shares of Class A common stock subject to such Company RSU immediately prior to the effective time of the merger multiplied by (y) the per share merger consideration, without interest and less any applicable withholding taxes. With respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and that are not permitted to be paid at the effective time of the merger without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the Company stock plan and applicable award agreement that will not trigger a tax or penalty under Section 409A of the Code.

On August 4, 2017, following the signing of the merger agreement, the Company made annual director grants of Company RSUs, which we refer to as the August 2017 Company RSUs, to each of Messrs. Blackmore, Boyle, Compton, Dahya, Lerdal, Mack, Miller and Stark. Pursuant to the terms of the August 2017 Company RSUs, at the effective time of the merger, the vesting conditions applicable to the August 2017 Company RSUs will lapse with respect to a percentage of the award, which we refer to as the prorated vesting percentage, equal to (A) the number of days between May 25, 2017, and the effective time of the merger divided by (B) 365 (provided that the prorated vesting percentage shall not exceed 100%). The vested portion (based on the prorated vesting percentage) of the August 2017 Company RSUs will receive the treatment provided under the merger agreement for Company RSUs and the unvested portion of the August 2017 Company RSUs will be forfeited. Accordingly, such vested portion of each August 2017 Company RSU will, automatically and without any required action on the part of the holder, be cancelled and will entitle the holder of such August 2017 Company RSU to receive (without interest), as soon as reasonably practicable after the effective time of the merger, an amount in cash equal to (i) the number of shares of Class A common stock subject to such vested portion of such August 2017 Company RSU multiplied by (ii) the per share merger consideration, without interest and less any applicable withholding taxes.

The following table sets forth for the executive officers and current and former directors of the Company who served at any time since the beginning of the fiscal year ended December 31, 2016, the number of unvested Company restricted stock awards and unvested Company RSUs outstanding as of October 2, 2017, and the cash amounts payable (on a pre-tax basis) in respect of such Company equity awards at the effective time of the merger based on (i) the per share merger consideration of $5.10 per share of Class A common stock subject to such Company RSU and (ii) for the August 2017 Company RSUs, an assumed prorated vesting percentage of 35.6% (based on a merger closing assumed to occur on October 2, 2017). Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards, independent of the merger.

	Unvested Company Restricted Shares (#)	Unvested Company Restricted Shares ($)	Unvested Company RSUs (#)	Unvested Company RSUs ($)	Estimated Total Cash Consideration for Unvested Company Equity Awards ($)
Executive Officers(1)
Peter Blackmore(2)	—	—	30,000	54,493	54,493
Rebecca Cranna	44,712	228,031	52,347	266,970	495,001
Yana Kravtsova	178,849	912,130	61,071	311,462	1,223,592
Non-Executive Officer Directors
Fred Boyle(2)	—	—	30,000	54,493	54,493
Christopher Compton(2)	—	—	30,000	54,493	54,493
Hanif “Wally” Dahya(2)	—	—	30,000	54,493	54,493
Mark Lerdal(2)	—	—	30,000	54,493	54,493
David J. Mack(2)	—	—	30,000	54,493	54,493
Alan B. Miller(2)	—	—	30,000	54,493	54,493
David Ringhofer(3)	—	—	3,750	19,125	19,125
Gregory Scallen(3)	—	—	2,250	11,475	11,475
John F. Stark(2)	—	—	30,000	54,493	54,493
Ahmad Chatila(4)	—	—	—	—	—
Ilan Daskal(4)	—	—	—	—	—
David Springer(4)	—	—	15,000	76,500	76,500
Martin Truong(4)	178,849	912,130	7,500	38,250	950,380
(1)	Thomas Studebaker, the Company’s former Chief Operating Officer, and David Rawden, the Company’s former Interim Chief

Accounting Officer, resigned their positions on August 9, 2017. Messrs. Studebaker and Rawden were not employees of the Company, did not receive compensation directly from the Company and will not receive any consideration from the Company in connection with the merger. Brian Wuebbels was also an executive officer of the Company, however he resigned his position on March 30, 2016 and does not hold any unvested Company equity awards. The table does not include 134,136 Company restricted shares granted to Mr. Wuebbels that are in dispute and for which the Company has not released shares.

(2)	All the unvested Company RSUs held by Messrs. Blackmore, Boyle, Compton, Dahya, Lerdal, Mack, Miller and Stark are August 2017 Company RSUs. At the effective time of the merger, a portion of the August 2017 Company RSUs will vest based on the prorated vesting percentage (assumed to be 35.6% for purposes of this table), and the unvested portion of the August 2017 Company RSUs will be forfeited. The number of unvested Company RSUs reflects the total number of unvested August 2017 Company RSUs (i.e., 100%). The dollar value of unvested Company RSUs reflects the value of the portion of such August 2017 Company RSUs assumed to vest based on the prorated vesting percentage (assumed to be 35.6% for purposes of this table).
(3)	The RSUs listed for Messrs. Ringhofer and Scallen were issued in their capacity as SunEdison employees and not as members of the board of directors.
(4)	Each of Messrs. Chatila, Daskal, Springer and Truong is a former director of the Company. For Mr. Truong, each of the unvested Company restricted shares and unvested Company RSUs reflected in the table is in dispute. In addition, the table does not include 178,849 Company restricted shares and 2,500 Company RSUs that are in dispute and for which the Company has not released shares.

Severance

Ms. Yana Kravtsova is party to a letter agreement with the Company which provides for severance benefits in the event that her employment with the Company is terminated by the Company without cause or by her for “good reason” (as defined below). In the event of a qualifying termination, Ms. Kravtsova would be entitled to a lump sum cash payment equal to her annual base salary plus twelve (12) months of COBRA health premiums. Severance benefits under the letter agreement are conditioned upon Ms. Kravtsova executing a release of claims agreement in favor of the Company and meeting her obligations under any restrictive covenant agreements benefitting the Company. Based on (i) salary as of October 2, 2017, (ii) a merger closing assumed to occur on October 2,2017, and (iii) a qualifying termination of employment on the closing date of the merger, the estimated value of the severance benefits described above that may be payable to Ms. Kravtsova is $322,992.

Ms. Rebecca Cranna is party to a letter agreement with TERP, which provides for severance benefits on a qualifying termination of employment. The Company is also a party to this letter agreement with respect to its agreement to (a) share the financial obligations with TERP if Ms. Cranna performs duties for both TERP and the Company and (b) have the letter agreement assigned to the Company if Ms. Cranna is employed solely by the Company. Under the letter agreement, Ms. Cranna would be entitled to a lump sum cash payment equal to her annual base salary plus twelve (12) months of COBRA health premiums in the event that her employment with the Company is terminated by the Company without cause or by her for “good reason” (as defined below). Severance benefits under the letter agreement are conditioned upon Ms. Cranna executing a release of claims agreement in favor of the Company and meeting her obligations under any restrictive covenant agreements benefitting the Company. Based on (i) salary as of October 2, 2017, (ii) a merger closing assumed to occur on October 2, 2017, and (iii) a qualifying termination of employment on the closing date of the merger, the estimated value of the severance benefits described above that may be payable to Ms. Cranna under her letter agreement with TERP is $420,579.

“Good reason” under both letter agreements includes a material adverse change in the executive officer’s reporting relationship, authority, duties or responsibilities; any material reduction in base salary or any materially adverse change in the percentage of base salary used to determine annual bonus opportunities; or a relocation to an office more than fifty (50) miles from the executive officer’s office immediately prior to such relocation (unless such new location is closer to the executive officer’s residence at the time of such relocation).

TERP Equity Awards

Each of Ms. Cranna and Ms. Kravtsova is party to a letter agreement with TERP which provides, respectively, for accelerated vesting of her TERP restricted shares and TERP restricted stock units if she is an employee of the Company, or any of its affiliates, at the time the Company ceases to be an affiliate of TERP. Ms. Kravtsova, although not an employee of TERP, was granted such awards in recognition of services she performed in support of TERP’s operations due to the Company and TERP being affiliates and having certain shared operations. The Company will cease to be an affiliate of TERP upon the closing of the merger or, if earlier, upon the closing of the pending transaction between TERP and certain affiliates of Brookfield (unless the transactions close simultaneously). However, if the merger and the pending sponsorship transaction among TERP and certain affiliates of Brookfield are successfully completed, the Company and TERP will both be controlled by Brookfield and would become affiliates again. Based on (i) TERP equity award holdings as of October 2,

2017 (in the case of TERP restricted stock units subject to performance conditions, with such conditions deemed satisfied at “target” levels) and (ii) a TERP stock price of $13.10 per share, which was the closing price of TERP common stock on October 2, 2017, the value of accelerated vesting of TERP equity awards for Ms. Cranna and Ms. Kravtsova is estimated to be $520,620 and $142,502, respectively.

Retention Awards and Deal Bonuses

The Company and Parent have agreed that the Company may make payments, or enter into agreements to make payments, to Company employees, including executive officers, to induce retention of Company employees in connection with the merger. A portion of such retention awards will be determined by the compensation committee of the Company’s board of directors and a portion will be allocated by Parent. In addition, if approved in Parent’s sole discretion, the Company may make additional payments, or enter into agreements to make additional payments, to Company employees to induce retention or as bonuses to be paid upon the closing of the merger.

Ms. Kravtsova was granted a retention award which provides for a cash payment in an amount equal to $300,000, which will vest (a) if the merger closes prior to March 31, 2018, 75% upon the closing of the merger and 25% upon the date that is 90 days following the closing of the merger, subject in each case to continued employment through such vesting date, or (b) if the merger does not close prior to March 31, 2018, on March 31, 2018. If Ms. Kravtsova’s employment with the Company is terminated by the Company without cause, she will remain entitled to receive any unpaid portion of the retention award upon termination.

Other Employee-Related Interests

In addition to the other rights and interests in the merger described in this section, the Company’s executive officers would receive the same benefits and would be covered by the same protections under the merger agreement as other employees of the Company. See the section entitled “The Merger Agreement—Employee Benefits Matters” beginning on page 106 for a description of the benefits to be provided to Company employees pursuant to the merger agreement.

Indemnification and Insurance

From and after the effective time of the merger, each of Parent and the surviving corporation agrees that, to the fullest extent that the surviving corporation would be permitted under applicable law, it will indemnify and hold harmless (including through the advancement of expenses as incurred) each present and former director and officer of the Company or any of our subsidiaries acting in such capacity and each present and former director, officer and employee of the Company or any of our subsidiaries performing services at the request of the Company or any of our subsidiaries as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, in each case determined as of the effective time of the merger, which we refer to as indemnified parties), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or related to such indemnified parties’ service as a director or officer of the Company or any of our subsidiaries or services performed by such indemnified parties at the request of the Company or any of our subsidiaries at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger.

Prior to the effective time of the merger, the Company will, and, if the Company is unable to, Parent will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date of the merger agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are substantially equivalent to those in the Company’s existing policies. Alternatively, the surviving corporation will, and Parent will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the director and officer insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of the merger agreement, or the surviving corporation will, and Parent will cause the surviving corporation to, use reasonable best efforts to purchase comparable director and officer insurance for such six-year period with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of the merger agreement. The surviving corporation will not be required to, and, without the prior written consent of Parent, the Company may not, expend for such insurance policies in the aggregate a premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance.

The indemnified parties will have the right to enforce the provisions of the merger agreement relating to their indemnification.

The rights of the indemnified parties described above are in addition to any rights they may have under the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of our subsidiaries, or under any applicable contracts or laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any indemnified party as provided in the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of our subsidiaries or any indemnification agreement between such indemnified party and the Company or any of our subsidiaries, in each case as in effect on the date of the merger agreement, will survive the merger and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

Other Conflicts of Certain of Our Directors and Executive Officers

In addition to the interests of our directors and executive officers described above, our organizational and ownership structure involves a number of relationships that may give rise to certain conflicts of interest between us and holders of our Class A common stock, on the one hand, and SunEdison or TERP, on the other hand.

Conflicts of Interest Involving SunEdison

Immediately prior to and conditional upon the effective time of the merger, SunEdison will exchange all of the Class B units held by SunEdison or any of its controlled affiliates in our subsidiary, GLBL LLC, for shares of our Class A common stock representing 25% of the issued and outstanding shares of our Class A common stock on a fully-diluted basis (excluding treasury shares) immediately following such exchange. As a result of the exchange, all shares of our Class B common stock will be automatically cancelled. Once the exchange has taken place, SunEdison will receive the same per share merger consideration for its Class A common stock as the other holders of Class A common stock. In addition, concurrently with the execution and delivery of the merger agreement, SunEdison and the Company, along with certain of their respective subsidiaries, executed and delivered the settlement agreement, which resolves claims, disputes and other issues arising from the historical sponsor relationship between the Company and SunEdison.

Historically, the personnel that manage our operations (other than our Chairman and Interim Chief Executive Officer, Mr. Peter Blackmore, our former Chief Operating Officer, Mr. Thomas Studebaker, and our former Interim Chief Accounting Officer, Mr. David Rawden) have been employees of SunEdison, and their services have been provided to the Company under management services agreement and project level asset management and operations and maintenance agreements with SunEdison and its affiliates. SunEdison is a related party under the applicable securities laws governing related party transactions and may have interests which differ from our interests or those of holders of our Class A common stock, including, historically, with respect to the types of acquisitions made, the timing and amount of dividends paid by the Company, the reinvestment of returns generated by our operations, the use of leverage when making acquisitions and the appointment of outside advisors and service providers.

The Company’s conflicts committee assists the Company in addressing conflicts of interest as they arise. The Company has adopted a related party transaction policy, which requires prior approval of any material transaction between the Company and SunEdison (including any strategic transaction such as the merger, and any settlement of claims in connection with the SunEdison bankruptcy cases, such as pursuant to the settlement agreement) by the conflicts committee. However, for so long as SunEdison and its controlled affiliates possess a majority of our combined voting power, SunEdison has the power, directly or indirectly, to appoint or remove all of our directors and committee members, including the members of our conflicts committee. These powers of SunEdison have affected, and could in the future affect, the functioning of our conflicts committee.

On November 20, 2015, all of the directors then serving on our conflicts committee were removed by the board of directors from the conflicts committee (although Mr. Dahya was subsequently re-appointed to the conflicts committee), and two of these directors subsequently resigned from the board of directors (although Mr. Lerdal was subsequently re-elected to the board of directors and appointed to the conflicts committee). In their resignation letters, these directors stated that they resigned because they did not believe that they would be able to protect the interests of the stockholders going forward. Contemporaneously with the removal of the prior members of the conflicts committee, three individuals, including Mr. Blackmore, were elected to our board of directors and appointed to the conflicts committee to replace the prior conflicts committee members. Prior to his election to our board of directors and appointment to the conflicts committee, Mr. Blackmore resigned from the board of directors of SunEdison. The conflicts committee, as then reconstituted, approved the advancement of an aggregate of $231 million to SunEdison in connection with a transaction that involved certain projects in India, which SunEdison subsequently failed to complete and deliver to the Company in accordance with its contractual obligations.

On March 30, 2016, Mr. Brian Wuebbels resigned from his position as President and Chief Executive Officer of the Company and resigned from his position as a director of the Company. Following Mr. Wuebbels’ resignation, at the proposal of SunEdison, the board elected Mr. Ilan Daskal, the Chief Financial Officer Designee and Executive Vice President of SunEdison, as a member of the board to fill the vacancy created by Mr. Wuebbels’ resignation.

In connection with Mr. Wuebbels’ resignation, the board of directors established an Office of the Chairman, to which the board of directors delegated all of the powers, authority and duties of the President and Chief Executive Officer of the Company. From March 30, 2016 until April 21, 2016, Mr. Blackmore served as the chairman of the Office of the Chairman. On April 21, 2016, the board dissolved the Office of the Chairman and appointed Mr. Blackmore as Interim Chief Executive Officer of the Company, in addition to his role as Chairman of the Board. In connection with this appointment, Mr. Blackmore ceased to be a member of the conflicts committee. Mr. Stark was appointed as the chairman of the conflicts committee, and Mr. Dahya was designated as a member of the conflicts committee.

In an attempt to remedy the risk to the independence of the conflicts committee arising from SunEdison’s ability to remove all of our directors, including all of the conflicts committee members, on June 1, 2016, the Company adopted a second amendment to the Fourth Amended and Restated Limited Liability Company Agreement of GLBL LLC, dated as of August 5, 2015, as amended from time to time, which we refer to as the GLBL LLC Agreement, creating a conflicts committee of GLBL LLC, which we refer to as the LLC conflicts committee, which consisted of the same members as the Company’s conflicts committee at that time, and was granted the exclusive power to exercise all of the Company’s rights, powers and authority as the sole managing member of GLBL LLC to manage and control the business and affairs of GLBL LLC and its controlled affiliates relating to or involving SunEdison and any of its affiliates (other than the Company and its controlled affiliates) until the first annual meeting of the Company’s stockholders after December 31, 2016. This delegation of authority could be revoked, or the members of the LLC conflicts committee could be removed, only by a written instrument signed by the Company, acting in its capacity as managing member of GLBL LLC, with either (i) the written consent of a majority of the LLC conflicts committee members then in office or (ii) approval by a majority of the holders of our Class A common stock (excluding SunEdison).

Despite these and other measures taken by the Company to address actual or potential conflicts of interest and to ensure the independence of our conflicts committee (including those described in “—Background of the Merger” above), several lawsuits related to conflicts of interest have been instituted. These lawsuits include a derivative action relating to the authorization of the advancement of $231 million to SunEdison for projects in India, as described above, in which four of our directors, Messrs. Blackmore, Dahya, Compton and Stark, are named individually as defendants, and for which they could have personal monetary liability, and a lawsuit by the Company relating to the same matter against SunEdison and its officers and directors who served on the board of directors at the time of the India transaction. In addition, the Company and other related parties have received subpoenas and requests for documents and information in connection with an investigation by the Enforcement Division of the staff of the SEC captioned “In the Matter of SunEdison, Inc. (HO-12908).” The Company is cooperating with the investigation. Regardless of the merits of the lawsuits, we have been, and expect to continue to be, required to expend significant management time and financial resources in the defense of those claims and in connection with the SEC investigation. Also, the settlement of several lawsuits brought by current or former stockholders to the reasonable satisfaction of Parent is a condition to closing of the merger, as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107.

In addition, the Company, TERP, SunEdison and certain of their respective directors and officers are insured under certain shared directors’ and officers’ liability insurance policies with total coverage of $150.0 million that covered the period from July 15, 2015 to July 14, 2016, which we refer to as the D&O insurance. SunEdison and the independent directors of SunEdison, whom we refer to collectively as the SunEdison D&O parties, and the Company, TERP and their respective current directors and officers, who we refer to as the yieldco D&O parties, have entered into an agreement, dated March 27, 2017 and amended on June 7, 2017, related to the D&O insurance, which we refer to as the first D&O insurance allocation agreement. Among other things, the first D&O insurance allocation agreement provides: (i) the yieldco D&O parties consented to a $32.0 million payment to SunEdison from the D&O insurance in connection with the settlement of claims proposed to be brought by the unsecured creditors’ committee in the SunEdison bankruptcy cases under a motion in the SunEdison bankruptcy cases for derivative standing; (ii) for a specified period of time, the SunEdison D&O parties and the yieldco D&O parties agreed to cooperate in trying to reach settlements of certain lawsuits pending against the yieldco D&O parties arising from a variety of alleged prepetition actions and transactions; (iii) SunEdison agreed that such proposed settlements would be funded with up to $32.0 million of proceeds from the D&O insurance; and (iv) for a specified period of time, SunEdison D&O parties agreed not to assert certain payment priority provisions of the D&O insurance. The bankruptcy court overseeing the SunEdison bankruptcy cases entered an order approving the first D&O insurance allocation agreement on June 29, 2017.

On August 31, 2017, the Company, TERP, SunEdison and certain of their respective current and former directors and officers entered into a second agreement related to the D&O insurance, which we refer to as the second D&O insurance allocation agreement. Among other things, the second D&O insurance allocation agreement provides: (i) no party to the second D&O insurance allocation agreement would object to the settlement of the lawsuit captioned Chamblee v. TerraForm Power, Inc., which we refer to as the Chamblee litigation, with the use of $13.625 million of the D&O insurance; (ii) no party to the second D&O insurance allocation agreement would object to the settlement of the derivative action on behalf of the Company captioned Aldridge v. Blackmore, et al., No. 12196-CB (Del. Ch.), which relates to the authorization of the advancement of $231 million to SunEdison for projects in India, with the use of $20 million of the D&O insurance; (iii) the Company would have the full and exclusive right to an additional $20 million of the remaining limit of the D&O insurance for use in its sole discretion; (iv) the Company and TERP would also have access to an additional aggregate D&O insurance payment of $435,000 for defense costs; (v) SunEdison’s current and former directors and officers would have the full and exclusive rights to the remaining limits of the D&O insurance; and (vi) all parties to the second D&O insurance allocation agreement waived any right they might otherwise have under the second D&O insurance to request or instruct the insurers to defer or stop any insurance payments to which the Company is entitled under the second D&O insurance allocation agreement. The bankruptcy court overseeing the SunEdison bankruptcy cases entered an order approving the second D&O insurance allocation agreement on October 3, 2017. In connection with the second D&O insurance allocation agreement, the Company and TERP entered into an agreement pursuant to which the Company agreed to indemnify and reimburse TERP for certain costs, fees and expenses related to TERP’s defense or settlement of the Chamblee litigation that are not covered by the D&O insurance.

On September 7, 2017, GLBL LLC entered into a Transition Services Agreement, which we refer to as the TSA, with SunEdison. Pursuant to the terms of the TSA, SunEdison will continue to provide GLBL LLC, on an interim basis, certain transition services that SunEdison historically has provided to GLBL LLC. The transition services provided for in the TSA include, without limitation, services related to information technology, tax, human resources, treasury, finance and controllership. GLBL LLC will pay SunEdison certain monthly fees in exchange for SunEdison’s provision of the transition services. In addition to the transition services provided by SunEdison, the TSA contemplates that GLBL LLC will provide certain services to SunEdison. The specific services provided by GLBL LLC to SunEdison will be determined based on the needs of the parties, and will be charged at rates consistent with past practice. The TSA, and the parties’ obligations thereunder, will apply retroactively to transition services provided from and after February 1, 2017, and will terminate no later than October 31, 2017 (unless otherwise provided in the TSA or previously terminated in accordance with the TSA).

The TSA is subject to approval by the bankruptcy court overseeing the SunEdison bankruptcy cases. A motion seeking bankruptcy court approval was filed by SunEdison with the bankruptcy court overseeing the SunEdison bankruptcy cases on September 7, 2017. However, there can be no assurances that the bankruptcy court will approve the TSA on the agreed terms or at all.

Conflicts of Interest Involving TERP

Actual and potential conflicts of interest may arise between us and TERP in a number of areas arising from, among other sources, current and potential shared systems, assets and services and common business opportunities, and we may receive increased scrutiny as a result of overlaps among members of our management teams, boards of directors and advisors as well as SunEdison’s controlling interests in both companies. Until last fall, our board of directors and the board of directors of TERP consisted of the same members. Moreover, until December 2016, our conflicts committee and the conflicts committee of TERP consisted of the same members. Historically, we and TERP also shared common management, principally as a result of the control of both companies by SunEdison. During the period from December 2016 to January 2017, our board of directors was expanded to include several additional independent directors who did not serve on the board of directors of TERP. Moreover, in January 2017, our conflicts committee was reconstituted to be comprised exclusively of independent directors who did not serve on the board of directors of TERP, as described under “The Merger—Background of the Merger” beginning on page 36.

However, four of our current ten directors continue to serve on the board of directors of TERP. Moreover, two of our current directors, Messrs. David Ringhofer and Greg Scallen, are employees of SunEdison and also served on the TERP board of directors until their resignation from that board on February 3, 2017. In addition, while most of our officers and employees currently provide services exclusively to the Company, two of our three current executive officers, Mr. Blackmore and Ms. Cranna, our Executive Vice President and Chief Financial Officer, continue to serve in the same functions as executive officers of TERP and are expected to remain in those roles until the closing of the TERP merger. Following the closing of the TERP merger, the Company expects that Mr. Blackmore and Ms. Cranna will provide services exclusively to the Company. Several of our former executive officers, including Mr. Thomas Studebaker, who served as our Chief Operating Officer from July 7, 2016 until his resignation on August 9, 2017; and Mr. David Rawden, who served as our Interim Chief Accounting Officer from July 7, 2016 until his resignation on August 9, 2017, served in the same functions as executive officers of TERP during the time they served as officers of the Company. Our directors and executive officers who also serve as directors or executive officers of TERP owe fiduciary duties to both companies. In addition, Sullivan & Cromwell is outside counsel to both the Company and TERP, Greenberg Traurig is outside counsel to the conflicts committees of both companies, and Centerview is a financial advisor to both the Company and TERP (although each conflicts committee also has separate outside counsel and financial advisors).

As further described in “—Conflicts of Interest Involving SunEdison” above, the Company, TERP, SunEdison and certain of their respective directors and officers share $150.0 million of coverage under the D&O insurance. The SunEdison D&O parties and the yieldco D&O parties have entered into the first D&O insurance allocation agreement and the second D&O insurance allocation agreement, pursuant to which, among other things, the relevant parties have agreed on an allocation of available proceeds from the D&O insurance.

Early on in the Company’s strategic review process, the conflicts committee believed that the common interests of the Company and TERP outweighed any potential conflicts. However, as the strategic review process and SunEdison claims resolution process reached more advanced stages, the relative significance of the conflicts increased, including potential conflicts relating to (i) the fact that Brookfield’s initial bids for each of the Company and TERP provided higher consideration to each company’s stockholders only if Brookfield was the successful purchaser of both companies, (ii) the prosecution and settlement of the Company’s and TERP’s claims against SunEdison and other third parties, and (iii) other actions we may or may not take in connection with the SunEdison bankruptcy cases. In such circumstances, the allocations of expected costs and benefits between us and TERP gave rise to conflicts. The board of directors and the conflicts committee took steps to actively mitigate these conflicts, initially by fully involving the independent directors not also on the board of TERP in the conflicts committee meetings and then by reconstituting the conflicts committee to be comprised solely of independent directors who were not also directors of TERP and providing the reconstituted conflicts committee with outside counsel and a financial advisor acting solely for the Company. We believe these mitigation efforts were effective in protecting the interests of the Class A stockholders of the Company.

In addition, certain of our directors and executive officers own stock, options or restricted stock units in both companies, and these ownership interests could create actual potential conflicts of interest when our common directors and officers are faced with decisions that could have different implications for us and TERP.

Finally, Al Dahya, our Senior Vice President, Corporate Development and Strategy, is a son of Mr. Wally Dahya, an independent director on our board and chair of the audit committee of our board of directors.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. Federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. Federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of our common stock that is, for U.S. Federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;
•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or
•	an estate that is subject to U.S. Federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. Federal income tax purposes) holds our common stock, the U.S. Federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the tax treatment of the partnership. A partner of a partnership holding our common stock should consult the partner’s tax advisor regarding the U.S. Federal income tax consequences of the merger to such partner.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners who hold shares of our common stock as capital assets, and does not apply to beneficial owners who received shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in Parent or the surviving corporation after the merger, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, regulated investment companies, real estate investment trusts, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, dealers in securities, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold our common stock as part of a hedge, straddle, wash sale, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. Federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the plans). This discussion does not address any aspect of state, local or foreign tax laws.

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

The exchange of shares of our common stock for cash in the merger will be a taxable transaction for U.S. Federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below in the section titled “Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such capital gain or loss will be long-term capital gain or loss where the U.S. holder’s holding period for such shares of common stock is more than one (1) year at the effective time of the merger. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. There are limitations on the deductibility of capital losses. In addition, a 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. The 3.8% tax generally is imposed on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares pursuant to the merger.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting. In addition, backup withholding of tax will apply at the statutory rate to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Form W-9 to be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder’s U.S. Federal income tax liability. U.S. holders are urged to consult their independent tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

The U.S. Federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the plans).

Bankruptcy Court and Regulatory Approvals

Completion of the merger is conditioned upon the entry of final orders by the bankruptcy court in the Chapter 11 bankruptcy case of SunEdison and certain of its debtor affiliates, which we refer to as the SunEdison bankruptcy cases, authorizing and approving the entry by SunEdison and certain of its affiliates into the settlement agreement, pursuant to which the Company and SunEdison release all potential intercompany claims (with certain exceptions), in connection with the SunEdison bankruptcy cases, and the voting and support agreement, pursuant to which SunEdison and one of its controlled affiliates have agreed, among other things, to vote or cause to be voted all equity securities of the Company which either of them beneficially owns, from time to time, in favor of the adoption and approval of the merger agreement. On June 7, 2017, the bankruptcy court entered orders approving entry into the settlement agreement and the voting and support agreement by SunEdison and certain of its affiliates. No appeals were filed with respect to such bankruptcy court orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement.

The Company, Parent and Merger Sub have made certain filings and taken other actions, and will continue to make filings and take actions, necessary to obtain approvals from all appropriate government and regulatory authorities in connection with the merger.

To complete the merger, the parties must make filings with and obtain authorizations, approvals or consents from antitrust and other regulatory authorities from various countries, including approvals from the South African Department of Energy, the South African Competition Commission, the Brazilian Conselho Administrativo de Defesa Econômica and the Malaysian Sustainable Energy Development Authority, and such authorizations, approvals or consents must have been obtained without the imposition of any burdensome conditions on the Company (see “The Merger Agreement—Conditions to the Merger” beginning on page 107). Approval from the

Malaysian Sustainable Energy Development Authority was obtained on May 29, 2017, approval from the Brazilian Conselho Administrativo de Defesa Econômica was obtained on May 31, 2017, and approval from the South African Department of Energy was obtained with respect to two out of the three projects the Company owns in South Africa on August 4, 2017 and with respect to the third project the Company owns in South Africa on October 5, 2017. The foregoing approvals constitute all of the regulatory approvals required to complete the merger.

There can be no assurance that all of the regulatory approvals described above, or any other regulatory approvals that might be required to consummate the merger, will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party (i) will not attempt to challenge the merger on antitrust grounds or (ii) will not seek to advocate for conditions or restrictions with respect to the approval of the merger, or the denial of the merger, and, in each case, if any such challenge is made, there can be no assurance as to the result. For a description of the parties’ obligations with respect to regulatory approvals related to the merger, see “The Merger Agreement—Cooperation and Approvals” beginning on page 104.

Certain Litigation

The obligations of Parent and Merger Sub to consummate the merger are subject to the final dismissal with prejudice or settlement in a manner reasonably satisfactory to Parent of certain litigation matters to which the Company or one or more of its affiliates is a party. These litigation matters are the Renova claim, the Aldridge claim (in each case, as defined in “The Merger Agreement—Conditions to the Merger” beginning on page 107) and certain securities cases currently coordinated in multidistrict litigation in the U.S. District Court for the Southern District of New York in a case captioned In re SunEdison, Inc. Securities Litigation, which we refer to as the Securities Litigation.

On May 26, 2017, the Company, certain of its subsidiaries and Renova Energia, S.A., which we refer to as Renova, entered into a settlement agreement with respect to the Renova claim, which we refer to as the Renova settlement agreement. The releases provided for in the Renova settlement agreement became effective on June 29, 2017. As a result, the condition to the obligations of Parent and Merger Sub to effect the merger, solely with respect to the Renova claim, was also satisfied and the aggregate payment made by the Company and its subsidiaries (net of any amounts funded directly or indirectly by insurance proceeds) under the Renova settlement agreement in connection with the settlement of the Renova claim is deemed to be zero for purposes of the merger agreement.

The Aldridge claim remains pending. However, on July 21, 2017, the parties executed a stipulation of settlement, which, subject to court approval, will settle the Aldridge claim for a total aggregate settlement amount of $20.0 million and will be paid out of proceeds from the D&O insurance. On July 25, 2017, the court authorized distribution of notice of the settlement to stockholders of the Company and stayed all non-settlement-related proceedings. A final settlement hearing is scheduled to occur on October 10, 2017.

The Securities Litigation remains pending. Parent and the Company have agreed that, if the Company determines that it does not reasonably expect the Securities Litigation to be finally dismissed with prejudice or settled in a manner reasonably satisfactory to Parent by the termination date of December 6, 2017 (as such date may be extended to March 6, 2018 as described under “The Merger Agreement—Termination” beginning on page 109), the Company may offer a merger consideration holdback. On October 5, 2017, the Company notified Parent that it intends to offer such a holdback if, prior to the termination date, the Company is not able to settle on satisfactory terms the Securities Litigation. If the Company offers a merger consideration holdback, the Company and Parent have agreed to negotiate in good faith and agree the implementation of a mechanism for the holdback that will allow for the removal of the dismissal or settlement of the Securities Litigation as a condition to the closing of the merger and provide for representatives of the pre-closing stockholders of the Company to jointly, together with the Company, control the litigation, settlement or other resolution of the Securities Litigation (which may include litigating the Securities Litigation to conclusion) following the closing. Any such holdback mechanism must be consistent with the principle that Parent shall bear no risk for any net out- of- pocket costs of the Company and its subsidiaries incurred to resolve the Securities Litigation and the whistleblower claims described below. Parent has advised that it does not intend to waive this requirement or the condition to closing related to the dismissal or settlement of the Securities Litigation. Any offer by the Company that is consistent with the requirements set forth in this paragraph will be deemed to satisfy the condition to closing related to the dismissal or settlement of the Securities Litigation. See “The Merger Agreement—Conditions to the Merger” beginning on page 107.

If the merger consideration holdback is implemented, then, at the closing of the merger, the per share merger consideration will be reduced proportionately based on the aggregate amount of the holdback, and stockholders will be issued one contingent value right for each share held as of the closing, with the contingent value rights to represent a proportionate share of the difference between the holdback amount and the aggregate net out of pocket costs to the Company of the settlement or other resolution of the Securities Litigation. The amount of any holdback, if implemented, would be determined at a later date and stockholders would be asked to approve and adopt an amended merger agreement that reflects the holdback, contingent value right and reduced cash per share that would be paid at closing. The aggregate amount of any merger consideration holdback, the timing of any settlement or other resolution of the Securities Litigation (which may include litigating the Securities Litigation to conclusion) and any payment in respect of contingent value rights will depend on the results of ongoing mediation between the Company and the plaintiffs in the Securities Litigation as well as any negotiations between the Company and Parent.

The whistleblower claims consist of certain complaints filed against the Company, TERP and certain individuals by the Company’s former director and chief executive officer, Carlos Domenech Zornoza, and the Company’s former director, Francisco Perez Gundin, respectively. Certain of these complaints were filed with the United States Department of Labor (Carlos Domenech, Case No. 3-0050-16-067, Occupational Health and Safety Administration and Francisco Perez Gundin, Case No. 3-0050-16-060, Occupational Health and Safety Administration). The other complaints covered by the whistleblower claims were filed with the United States District Court for the District of Maryland (Gundin v. TerraForm Global, Inc., et al., C.A. No. 17-cv-00516 (D. Md.) and Zornoza v. TerraForm Global, Inc., et al., C.A. No. 17-cv-00515 (D. Md.)), each of which have now been transferred to the Southern District of New York and consolidated with other lawsuits under the title In re: SunEdison, Inc., Securities Litigation. The Company is unable to predict with certainty the ultimate resolution of these proceedings. The settlement of the whistleblower claims is not a condition to the closing of the merger.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent, and Merger Sub were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement, and upon which the separate corporate existence of Merger Sub will cease. As the surviving corporation, the Company will continue to exist following the merger. The separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, will continue unaffected by the merger. As a result of the merger, the surviving corporation will be a wholly-owned direct or indirect subsidiary of Parent. The merger will have the effects specified in the DGCL.

The members of the board of directors of Merger Sub at the effective time of the merger will, from and after the effective time of the merger, be the directors of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the charter and the bylaws of the surviving corporation. The officers of the Company at the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation.

The certificate of incorporation of the Company as in effect immediately prior to the effective time of the merger will be the certificate of incorporation of the surviving corporation, until thereafter amended as provided therein or by applicable law. The bylaws of the Company as in effect immediately prior to the effective time of the merger will be the bylaws of the surviving corporation, until thereafter amended as provided therein or by applicable law.

Following the completion of the merger, our Class A common stock will be delisted from the Nasdaq, be deregistered under the Exchange Act and cease to be publicly traded.

Closing and Effective Time of the Merger

The closing of the merger will occur at 9:00 a.m. Eastern time on the third (3rd) business day after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing), or on such other date as the Company and Parent may agree.

The merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL or at a later time as may be agreed by the Company, Parent and Merger Sub and specified in the certificate of merger. Assuming timely satisfaction or waiver of the necessary closing conditions, we anticipate that the merger will be completed prior to the end of the calendar year 2017.

Treatment of Common Stock and Stock-Based Awards

Common Stock

Subject to the terms and conditions of the settlement agreement entered into on March 6, 2017 among the Company, SunEdison and the other parties named therein, SunEdison will exchange, effective immediately prior to the effective time of the merger and conditioned on the occurrence thereof, all of the Class B units held by SunEdison or any of its controlled affiliates in GLBL LLC for shares of Class A common stock of the Company representing 25% of the shares of Class A common stock of the Company (on a fully-diluted basis, excluding any treasury shares) immediately following such exchange and, as a result of such exchange, all shares of Class B common stock of the Company will be automatically cancelled. We refer to this exchange and cancellation as the SunEdison exchange. Subject to the terms and conditions of the settlement agreement, all outstanding IDRs will be cancelled (or, at the Company’s instructions, transferred to Parent or any of its affiliates).

At the effective time of the merger, each share of our Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares of Class A common stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shares of Class A common stock owned by the Company and shares of Class A common stock owned by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation, which we refer to as hook shares, in each case not held on behalf of third parties, and (ii) shares of Class A common stock that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, whom we refer to as dissenting stockholders, each of which we refer to as an excluded share and, collectively, as the excluded shares) will be converted into the right to receive cash in an amount equal to the per share merger consideration, without interest and less any applicable withholding taxes. At the effective time of the merger, all of the shares of Class A common stock (other than the excluded shares) will cease to be outstanding, will be cancelled and will cease to exist, and each certificate formerly representing any of the shares of Class A common stock (other than excluded shares), each book-entry account formerly representing any non-certificated shares of Class A common stock held in registered form on the books of the Company’s transfer agent immediately prior to the effective time of the merger (other than excluded shares), which we refer to as uncertificated shares, and each book-entry account formerly representing shares of Class A common stock held through a clearing corporation (other than excluded shares), which we refer to as book-entry shares, will thereafter represent only the right to receive the per share merger consideration, without interest and less any applicable withholding taxes.

All excluded shares (other than any hook shares) will, by virtue of the merger and without any action on the part of the holder of such excluded shares, cease to be outstanding, be cancelled and cease to exist, and no consideration will be payable for such excluded shares, subject to any appraisal rights the dissenting stockholders holding such excluded shares may have pursuant to Section 262 of the DGCL.

At the effective time of the merger, each hook share held immediately prior to the effective time of the merger by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation will be converted into shares of common stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the effective time of the merger as such subsidiary owned in the Company immediately prior to the effective time of the merger.

Company Restricted Shares

At the effective time of the merger, any vesting conditions applicable to each Company restricted share will, automatically and without any required action on the part of the holder, be deemed satisfied in full. Each Company restricted share will be treated in the merger as any other share of our Class A common stock issued and outstanding immediately prior to the effective time of the merger.

Company RSUs

At the effective time of the merger, (A) any vesting conditions applicable to each Company RSU will, automatically and without any required action on the part of the holder, be deemed satisfied in full, and (B) each Company RSU will, automatically and without any required action on the part of the holder, be cancelled and will only entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after the effective time of the merger, an amount in cash equal to (x) the number of shares of Class A common stock subject to such Company RSU immediately prior to the effective time of the merger multiplied by (y) the per share merger consideration, without interest and less any applicable withholding taxes. With respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code, and that are not permitted to be paid at the effective time of the merger without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the Company stock plan and applicable award agreement that will not trigger a tax or penalty under Section 409A of the Code.

Exchange and Payment Procedures

At the effective time of the merger, Parent will deposit, or will cause to be deposited, with the paying agent cash in immediately available funds in the amount necessary to make payment of the aggregate per share merger consideration to the holders of our Class A common stock (other than with respect to excluded shares, but including Company restricted shares).

Promptly, and in any event within two (2) business days, after the effective time of the merger, the surviving corporation will cause the paying agent to mail to each holder of record of our shares of Class A common stock (other than holders of excluded shares, but including holders of any Company restricted shares that become vested) a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our Class A common stock, whether certificated, uncertificated or book-entry shares (or affidavits of loss in lieu thereof), to the paying agent in exchange for the applicable amount of per share merger consideration, without interest and less any applicable withholding taxes.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Holders of uncertificated shares or book-entry shares will not be required to deliver a certificate or a letter of transmittal to the paying agent to receive the per share merger consideration that the holder is entitled to receive as a result of the merger. In lieu thereof, each holder of record of one or more uncertificated shares or book-entry shares will, upon receipt by the paying agent of an “agent’s message” in customary form or such other evidence, if any, as the paying agent may reasonably request, be entitled to receive in exchange for such uncertificated shares or book-entry shares, a cash amount in immediately available funds equal to the applicable amount of per share merger consideration (without interest and less any applicable withholdings taxes), and the uncertificated shares or book-entry shares surrendered will forthwith be cancelled. Payment of the per share merger consideration with respect to any book-entry shares or uncertificated shares will only be made to the person in whose name such book-entry shares or uncertificated shares were registered in the stock transfer books of the Company immediately prior to the effective time of the merger.

If you are a record holder of certificated shares of our Class A common stock, you will not be entitled to receive the per share merger consideration until you deliver a letter of transmittal that is duly executed and in proper form to the paying agent, and you must also surrender your stock certificate or certificates (or affidavits of loss in lieu thereof) to the paying agent. In the event of a transfer of ownership of any certificated shares of our Class A common stock that is not registered in the transfer records of the Company, payment of the per share merger consideration may be made to a transferee if the certificate formerly representing such shares is presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of Class A common stock.

Parent, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold any amounts that they are required to deduct and withhold from the per share merger consideration. Any sum that is withheld will be treated for all purposes as having been paid to the holder of shares with regard to whom it is withheld.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration (without interest and less applicable withholding taxes), you will need to make an affidavit of the loss, theft or destruction, and, if required by Parent, post a bond in such customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the surviving corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

From and after the effective time of the merger, there will be no transfers on the stock transfer books of the Company of the shares of our Class A common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any certificate is presented to the surviving corporation, Parent or the paying agent for transfer, it will be cancelled and exchanged for the aggregate per share merger consideration to which the holder of the certificate is entitled pursuant to the merger agreement.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by our stockholders for 180 days after the effective time of the merger will be delivered to the surviving corporation. Holders of shares of our Class A common stock (other than excluded shares) who have not complied with the above-described exchange and payment procedures may thereafter only look to the surviving corporation for payment of the per share merger consideration (without interest and less applicable withholding taxes) upon due surrender of their certificates (or affidavits of loss in lieu thereof) or uncertificated shares or book-entry shares, without any interest thereon.

None of Parent, the surviving corporation, the paying agent or any other person will be liable to any former holder of shares of our Class A common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

If the Company changes the number of shares of Class A common stock, Class B common stock or securities convertible or exchangeable into or exercisable for Class A common stock or Class B common stock issued and outstanding prior to the effective time of the merger as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the per share merger consideration will be equitably adjusted.

Appraisal Rights

If you have perfected a demand for appraisal rights pursuant to Section 262 of the DGCL you will not be entitled to receive the per share merger consideration with respect to your shares of Class A common stock owned immediately prior to the effective time of the merger unless and until you have effectively withdrawn or lost your right to appraisal under the DGCL. Each dissenting stockholder will be entitled to receive only the payment provided by Section 262 of the DGCL with respect to shares of Class A common stock owned by such dissenting stockholder.

The Company will give Parent (i) prompt notice of any demands for appraisal, attempted withdrawals of such demands, and any other instruments received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands for appraisal under the DGCL. The Company will not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH A NUMBER OF PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL ABOUT COMPLIANCE WITH SECTION 262 OF THE DGCL, THE FULL TEXT OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX E.

Representations and Warranties

Representations and Warranties of the Company

We made customary representations and warranties to Parent and Merger Sub in the merger agreement with respect to the Company and our subsidiaries that are subject, in some cases, to specified exceptions and qualifications (including in respect of a material adverse effect and/or knowledge after reasonable investigation by certain people) contained in the merger agreement, in the disclosure letter that the Company delivered in connection with the merger agreement, or in certain reports filed with the SEC. These representations and warranties relate to, among other things:

•	due organization, existence, good standing and power and authority to carry on our business as presently conducted;
•	our capitalization;
•	the absence of encumbrances on our ownership of the equity interests of our subsidiaries;
•	the absence of any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate us or any of our subsidiaries to (A) issue, sell, redeem, repurchase or otherwise acquire any shares of the capital stock or other securities of the Company or any of our subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any equity securities of the Company or any of our subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding, or (B) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests;
•	the absence of any bonds, debentures, notes or other obligations the holders of which have the right to vote with our stockholders on any matter;
•	the absence of any contracts or understandings to which the Company or any of its subsidiaries is a party relating to the voting of, restricting the transfer of, or providing for registration rights with respect to, any shares of capital stock or other equity interests of the Company or any of our subsidiaries;
•	our corporate power and authority to enter into, perform the obligations of and consummate the transactions under the merger agreement, and the enforceability of the merger agreement against us;
•	the determination that the merger is fair to, and in the best interests of, the Company and its stockholders, and declaration of advisability of the merger agreement and the merger by the board of directors, acting upon the unanimous recommendation of its corporate governance and conflicts committee, and the approval of the merger agreement and the merger by the board of directors;
•	the receipt by the board of directors of a fairness opinion from Greentech;
•	the receipt by the board of directors of a fairness opinion from Centerview;
•	notices, reports or other filings required with, and consents, registrations, approvals, permits or authorizations from, any governmental entity;
•	the absence of breaches or violations of or defaults under the Company’s or any of our subsidiaries’ certificate of incorporation, bylaws or comparable governing documents, certain contracts binding upon the Company or any of our subsidiaries or applicable law, in each case, as a result of our entering into, delivering and performing under the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;
•	our timely filings with the SEC of Company reports since July 31, 2015 without any untrue statements of material fact or omission of statements of material fact, and the financial statements included therein;
•	compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002;

•	our disclosure controls and procedures and internal controls over financial reporting, including disclosure to outside auditors and the audit committee of the board of directors of (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;
•	the absence of a change that had or would be reasonably likely to have a Company material adverse effect (as described below) or prevent, materially delay or materially impair the consummation of the merger and transactions contemplated by the merger agreement since December 31, 2015;
•	the conduct of business in the ordinary and usual course since December 31, 2015;
•	the absence of material legal proceedings, claims, investigations and governmental orders against us or our subsidiaries;
•	the absence of certain undisclosed liabilities;
•	employee benefit plans;
•	labor matters;
•	the conduct of the business in compliance with applicable laws since July 31, 2015 and holding and compliance with all licenses necessary to conduct the business as presently conducted (and such licenses remaining in full force and effect and the Company not being in default of such licenses);
•	compliance with anti-corruption laws, anti-money laundering laws and trade controls laws;
•	material contracts and government contracts and the absence of any default under any such contracts;
•	real property;
•	the inapplicability to the merger of any anti-takeover law or anti-takeover provision in the charter or the bylaws;
•	environmental matters;
•	tax matters;
•	intellectual property;
•	insurance policies; and
•	the absence of any undisclosed broker’s fee, commission or finder’s fee or other advisor’s fees.

Material Adverse Effect

Some of the representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company material adverse effect”, which means any change, event, effect, circumstance or development that, individually or taken together with other changes, events, effects, circumstances or developments, has a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company and our subsidiaries, taken as a whole; provided that none of the following will constitute or be taken into account in determining whether there has been, is or would be reasonably likely to be a “Company material adverse effect”:

•	any changes in the general economic or political conditions or the securities, credit, currency or other financial markets in general, in each case in the United States or other countries in which the Company or any of our subsidiaries conducts operations or any changes that are the result of civil unrest, escalation of hostilities or acts of war, terrorism or sabotage;
•	any changes that are the result of factors generally affecting any international, national or regional industry (including the renewable energy industry and the electric generating industry) or market (including any wholesale markets for electric power) in which the Company or any of our subsidiaries operates, including any changes in legal, political or regulatory conditions impacting any tax or other incentive programs for the renewable energy industry;

•	any economic changes in any market for commodities or supplies, including electric power, used in connection with the business of the Company or any of our subsidiaries;
•	any changes or proposed changes in any law or accounting principles or reporting standards applicable to the Company or any of our subsidiaries or the enforcement or interpretation thereof after the date of the merger agreement;
•	any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of our subsidiaries with its customers, employees, regulators, lenders or other financing sources or service providers caused by the pendency or the announcement of the transactions contemplated by the merger agreement;
•	any changes or effects resulting from the entry into or the performance of obligations required by the merger agreement, including any actions taken by the Company or our subsidiaries which Parent has expressly requested in writing;
•	any change in the Company’s credit ratings, provided that this exception will not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such change (to the extent not otherwise excluded) has resulted in, or contributed to, a Company material adverse effect;
•	any changes that arise out of or relate to the identity of Parent or any of its affiliates as the acquirer of the Company;
•	any changes or effects resulting from or in connection with the filing, pendency or administration of the case in the United States Bankruptcy Court for the Southern District of New York captioned In re SunEdison, Inc., Case No. 16-10992, which we refer to as the SunEdison bankruptcy cases, including, to the extent resulting from or in connection with the SunEdison bankruptcy cases, any litigation, any failure by SunEdison and its affiliates that are debtors or debtors-in-possession in the SunEdison bankruptcy cases, who we refer to as the debtors, to comply with any agreement (other than, following the date of the merger agreement, the settlement agreement, the voting and support agreement, any other agreement entered into in connection with the merger or the other transactions contemplated by the merger agreement to which SunEdison or any other debtor will be a party and any other agreement that Parent agrees in writing will remain in effect following the effective time of the merger, which we refer to collectively as the SunEdison related agreements, entered into or existing between a debtor, on the one hand, and the Company or any of our subsidiaries, on the other hand, or the rejection of any such agreement (other than any SunEdison related agreement) in the SunEdison bankruptcy cases);
•	any changes or effects resulting from (i) any failure or delay by the Company in filing or furnishing any forms, statements, certifications, reports or other documents required to be filed with or furnished to the SEC, or (ii) any failure or delay by the Company in complying with the applicable listing and corporate governance rules and regulations of the Nasdaq, and in case of each of clauses (i) and (ii), as a result of any delay in preparing audited financial statements for the fiscal year ended December 31, 2016 or unaudited quarterly financial statements for the third quarter of the fiscal year ended December 31, 2016 or for any quarter of the fiscal year ended December 31, 2017; provided that these exceptions will not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such failure or delay (to the extent not otherwise excluded) has resulted in, or contributed to, a Company material adverse effect; provided, further, that these exceptions will not apply to any change, effect, circumstance or development (to the extent not otherwise excluded) resulting from or arising out of any acceleration of the maturity of any indebtedness of the Company or any of our subsidiaries as a result of matters to which these exceptions otherwise apply;
•	any changes resulting from the entry into or the performance of SunEdison’s obligations required by the settlement agreement;
•	any litigation or threat of litigation arising from allegations of any breach of fiduciary duty by the board of directors or violation of law by the board of directors in connection with the merger agreement or the merger;

•	any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues, earnings, cash available for distribution or earnings before interest, tax, depreciation and amortization for any period ending on or after the date of the merger agreement; provided that this exception will not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such failure (to the extent not otherwise excluded) has resulted in, or contributed to, a Company material adverse effect; and
•	a decline in the price of our Class A common stock on the Nasdaq; provided that this exception will not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such decline (to the extent not otherwise excluded) has resulted in, or contributed to, a Company material adverse effect.

The exceptions stated in the first four bullet points above are not applicable to the extent such changes, events, circumstances or developments have a disproportionate adverse effect on the Company and our subsidiaries, taken as a whole, relative to the adverse effect that such changes, events, circumstances or developments have on other similarly situated companies in the renewable energy or electric generating industry in the jurisdictions in which the Company and our subsidiaries operate.

In determining whether any changes resulting from or arising out of any weather-related or other force majeure event or outbreak (including any hurricane, monsoon, tsunami, tornado, earthquake, flood or other natural disaster) constitute or would be reasonably likely to constitute, individually or taken together with other changes, events, effects, circumstances or developments, a Company material adverse effect, all insurance policies maintained with respect to the assets that are affected by such events will be taken into account.

Representations and Warranties of Parent and Merger Sub

The merger agreement also contains customary representations and warranties made by Parent and Merger Sub to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

•	their due organization, existence, good standing and power and authority to carry on their businesses as presently conducted;
•	their corporate or similar power and authority to enter into, perform their obligations under and consummate the transactions under the merger agreement, and the enforceability of the merger agreement against them;
•	notices, reports or other filings required with, and consents, registrations, approvals, permits or authorizations from, any governmental entity;
•	the absence of breaches or violations of, or defaults under, or conflicts with, their governing documents, certain contracts binding on them or applicable law, in each case as a result of entering into, delivering and performing under the merger agreement or the consummation of the merger and the transactions;
•	the absence of material legal proceedings, claims and investigations against Parent and Merger Sub that would prevent, make illegal or otherwise interfere with the transactions contemplated by the merger agreement;
•	Parent and Merger Sub having sufficient funds for payment of the per share merger consideration and to satisfy all other obligations under the merger agreement;
•	the capitalization of Merger Sub;
•	acknowledgement as to the absence of any Company representations and warranties with respect to any estimates, projections, forecasts or forward-looking statements, business plans or cost-related plans provided by the Company;
•	the absence of any undisclosed broker’s, finder’s or other fees for which the Company could have any liability;

•	the force and effectiveness, and legal, valid and binding obligation, of the guaranty, dated as of the date of the merger agreement, of the guarantors in favor of the Company in respect of Parent’s obligations under the merger agreement; and
•	the solvency of Parent and the surviving corporation as of the effective time of the merger and immediately after the consummation of the contemplated transactions.

The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure letter we delivered in connection with the merger agreement and except as provided in the settlement agreement with SunEdison or as otherwise expressly permitted by the merger agreement or as required by law, between the date of the merger agreement and the effective time of the merger, unless Parent gives its prior written approval (which cannot be unreasonably withheld, delayed or conditioned), we and our subsidiaries will conduct our business in all material respects in the ordinary course and, to the extent consistent with this, will use our respective commercially reasonable efforts to preserve our business organizations substantially intact and maintain existing or satisfactory relations with governmental entities and customers, suppliers, service providers, creditors and lessors having significant business dealings with us and our subsidiaries, and keep available the services of our and our subsidiaries’ key employees.

Subject to certain exceptions in the merger agreement and the disclosure letter we delivered in connection with the merger agreement and except as provided in the settlement agreement with SunEdison (in the form executed on the date of the merger agreement or as amended with the written consent of Parent) or as required by law, between the date of the merger agreement and the effective time of the merger, we will not, and we will not permit our subsidiaries to, take any of the following actions without Parent’s approval (which cannot be unreasonably withheld, delayed or conditioned):

•	make changes to organizational documents, other than ministerial or administrative changes not adverse to the interests of Parent;
•	merge or consolidate the Company or any of its subsidiaries with any other person or restructure, reorganize or completely or partially liquidate the Company or any of its subsidiaries, except for any such transactions among wholly-owned subsidiaries of the Company, or commence or file any petition seeking liquidation, reorganization or other relief under any U.S. federal, U.S. state or other bankruptcy, insolvency, receivership or similar law or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official;
•	make any acquisition (whether by merger, consolidation, acquisition of stock or assets or otherwise) of any interest in any person or any business, line of business or division thereof;
•	make any acquisition of assets, properties, operations or projects, other than (A) acquisitions of supplies in the ordinary course consistent with past practice used by us and our subsidiaries in our and their operations or (B) acquisitions pursuant to contracts in effect as of the date of the merger agreement;
•	issue, sell, pledge, grant, transfer or encumber or otherwise dispose of or redeem, repurchase or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its subsidiaries (including, among other things, options, warrants and other equity awards), other than transactions among the Company and its wholly-owned subsidiaries and subject to customary exceptions with respect to equity awards;
•	make any loans, advances or capital contributions to or investments in any person, other than transactions among the Company and its wholly-owned subsidiaries;
•	declare, set aside, make or pay any dividend or other distribution, except for dividends paid by any direct or indirect subsidiary to the Company and the other equity holders of such subsidiary, in each case, on a pro rata basis in accordance with such subsidiary’s governing documents and in the ordinary course consistent with past practice;

•	enter into any agreement with respect to the voting of the capital stock or other equity securities of the Company or any of our subsidiaries;
•	except for transactions among the Company and our wholly owned subsidiaries, or among our wholly-owned subsidiaries, reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire any of the capital stock (or other equity securities) or securities convertible or exchangeable into or exercisable for any shares of capital stock (or other equity securities) of the Company or any of our subsidiaries, except in accordance with outstanding equity awards;
•	incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantee such indebtedness of another person (other than a wholly-owned subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of our subsidiaries;
•	except for expenditures related to operational emergencies, equipment failures or outages, make or authorize any capital expenditures in excess of $200,000 in the aggregate during any calendar quarter;
•	make any material changes with respect to financial accounting policies or procedures, except as required by GAAP;
•	settle any litigation claim or other pending or threatened proceeding by or before a governmental entity if such settlement (A) with respect to the payment of monetary damages, involves the payment of monetary damages that exceed $1 million individually or $3 million in the aggregate during any calendar year, net of any amount covered by insurance or third-party indemnification, or (B) with respect to any non-monetary terms or conditions therein, imposes or requires actions that would or would be reasonably likely to have a material effect on the continuing operations of the Company or any of our subsidiaries or Parent or any of its subsidiaries after the closing of the merger;
•	except as required by law, make, change or revoke any material tax election, settle or compromise any audit or proceeding relating to a material amount of taxes, file any amended tax return reflecting a material amount of taxes, make any change in any material tax accounting method or enter into any closing agreement relating to a material amount of taxes;
•	transfer, sell, lease, license, encumber or otherwise dispose of any material amount of assets, rights or businesses of the Company or our subsidiaries (including equity interests of any such subsidiaries), other than (A) sales of obsolete assets that are not material and are no longer used in the operation of the business or (B) pursuant to contracts in effect as of the date of the merger agreement;
•	become a party to, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;
•	enter into certain material contracts, or modify or amend in any material respect or terminate, or cancel or waive, release or assign any material rights or claims with respect to, any material contract, other than normal vendor renewals, extensions or replacements or otherwise in the ordinary course of business consistent with past practice;
•	enter into any new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of the merger agreement;
•	except as may be required by applicable law or pursuant to the terms of any Company benefit plan in effect on the date of the merger agreement, (A) establish, adopt, terminate or materially amend any material benefit or compensation plan of the Company or its subsidiaries, (B) grant to any employee or service provider any material increase in base salary, wages, bonuses, incentive compensation or severance, retention or other employee benefits, (C) grant any equity-based awards, (D) accelerate the time of payment for, or vesting of, any compensation or benefits, or (E) materially change any actuarial or other assumption used to calculate funding obligations or liabilities under any benefit or compensation plan of the Company or its subsidiaries;
•	hire any employee or other service provider, other than to fill existing positions that are or become vacant or positions that are newly created in the ordinary course of business consistent with past practice and provided that the annual compensation opportunity provided to any such employee or other service provider does not exceed $250,000 and, in the case of service providers other than employees, the duration of engagement does not exceed six months, and the compensation and benefits provided to any such employee or other service provider are consistent with terms previously provided by the Company or its affiliates in the ordinary course of business;

•	terminate any employee or other service provider whose annual compensation opportunity exceeds $250,000 other than for cause; or
•	agree, authorize or commit to do any of the foregoing.

The merger agreement is not intended to give Parent, directly or indirectly, the right to control or direct our or our subsidiaries’ operations prior to the effective time of the merger. Each of Parent and the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations prior to the effective time of the merger.

From the date of the merger agreement until the effective time of the merger, except as Parent may approve in writing, the Company will not (i) amend, modify or terminate the settlement agreement with SunEdison or seek, move for or support a motion seeking any amendment, modification or termination, other than an amendment or modification that is immaterial and not adverse to Parent, the Company, the merger agreement and the transactions contemplated in the merger agreement, (ii) amend, modify, supplement or terminate the bankruptcy court orders upon which the consummation of the merger is conditioned (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the settlement agreement, and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement) or the forms thereof or otherwise seek, move for or support a motion seeking any such amendment, modification, supplement or termination, other than any amendment, modification or supplement to any of such bankruptcy court orders or the forms thereof that is immaterial and not adverse to Parent, the Company, the merger agreement and the transactions contemplated in the merger agreement or (iii) agree to preserve any contract pursuant to the settlement agreement with SunEdison.

The Company may authorize, declare and distribute to holders of Class A common stock, Company restricted shares and Company RSUs a dividend of one contingent value right per Class A share, Company restricted share and Company RSU representing such holder’s entitlement to receive its pro rata share of all amounts paid by SunEdison to the Company in respect of any unsecured claims that remain outstanding following the closing of the merger, as contemplated by the settlement agreement with SunEdison, net of the out-of-pocket costs to the Company actually incurred pursuing such claims, recovering such amounts and issuing such contingent value rights.

Solicitation of Acquisition Proposals; Board Recommendation Changes

From and after the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, except as permitted by the merger agreement as described below, neither the Company nor any of our subsidiaries nor any of the officers, directors and employees of the Company or our subsidiaries may, and we will instruct and use our reasonable best efforts to cause our and our subsidiaries’ investment bankers, attorneys, accountants and other advisors and representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal or any SunEdison standalone acquisition proposal;
•	engage in, continue or otherwise participate in any discussions (other than to request clarification of an acquisition proposal that has already been made for purposes of assessing whether such acquisition proposal is or would be reasonably likely to result in a superior proposal) or negotiations regarding, or provide any non-public information or data to any person relating to, any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or SunEdison standalone acquisition proposal (other than a permitted SunEdison proposal);
•	knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal (other than a permitted SunEdison proposal);

•	waive, terminate, modify or release any person (other than Parent and its affiliates) from any provision of, or fail to enforce or grant any permission, waiver or request under, any confidentiality or “standstill” or similar agreement or obligation (other than a confidentiality or similar agreement with a creditor of SunEdison that does not contain a “standstill” or similar obligation); provided that the Company will not be required to take, or be prohibited from taking, any such action if the board of directors, or any duly authorized committee thereof, determines in good faith, after consultation with its outside legal counsel, that such action or inaction would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable law; or
•	execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement (other than an acceptable confidentiality agreement (as defined below)) relating to an acquisition proposal or SunEdison standalone acquisition proposal (other than a permitted SunEdison proposal), which we refer to as an alternative acquisition agreement.

However, at any time prior to the time (i) the merger agreement is adopted by the affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, collectively, entitled to vote on such matter and (ii) the merger agreement and the transactions contemplated by the merger agreement are approved by the affirmative vote of holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter, excluding SunEdison, Parent and their respective affiliates (we refer to (i) and (ii) together as the requisite Company vote), if we have received a bona fide written acquisition proposal that did not result from a breach of our obligations described here, we may:

•	provide information in response to a request by a person making such bona fide written acquisition proposal, if the Company has received or receives from such person an executed confidentiality agreement on terms that are not less restrictive to that party than those contained in the confidentiality agreement between Parent and the Company (which we refer to as an acceptable confidentiality agreement) and we promptly disclose any such information to Parent to the extent not previously disclosed; and
•	engage or participate in any discussions or negotiations with any person who has made such a bona fide written acquisition proposal,

in each case described above, if and only to the extent that, (x) prior to taking any action described above, the board of directors or any duly authorized committee thereof determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable law, and (y) in taking any action described above, the board of directors or any duly authorized committee thereof has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisors that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal.

The Company will promptly (and, in any event, within 24 hours) notify Parent if any inquiries, proposals or offers with respect to an acquisition proposal are received by, any non-public information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of the person or group of persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter will keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

An “acquisition proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company and (ii) any direct or indirect acquisition by any person or group resulting in, or proposal or offer, which if consummated would result in, any person or group becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power or of any class of equity securities of the Company or of GLBL LLC, or assets representing 15% or more of the net revenues, consolidated total assets (including equity securities of our subsidiaries), CAFD (as defined in the limited liability company agreement of GLBL LLC) or earnings before interest, tax, depreciation and amortization of the Company and our subsidiaries, taken as a whole, in each case other than the merger.

A “permitted SunEdison proposal” means a SunEdison standalone acquisition proposal that (i) is not an acquisition proposal and (ii) is not inconsistent with and does not otherwise conflict with the merger agreement and the transactions contemplated by the merger agreement.

A “SunEdison standalone acquisition proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, plan of reorganization, plan of liquidation, share exchange, business combination or similar transaction involving SunEdison or any of its subsidiaries and (ii) any direct or indirect acquisition by any person or group resulting in, or proposal or offer which if consummated would result in, any person or group becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power of any class of equity securities of SunEdison, or assets representing 15% or more of the net revenues or consolidated total assets (including equity securities of its subsidiaries), taken as a whole, or any equity securities of SunEdison Holdings Corporation; provided, however, that in the case of each of clauses (i) and (ii), “SunEdison standalone acquisition proposal” will not include any such proposal, offer or acquisition of assets or equity interests in subsidiaries other than the Company, TERP or any subsidiary that directly or indirectly owns any equity interest in the Company or TERP.

A “superior proposal” means a bona fide acquisition proposal (for purposes of this definition, replacing all references in the definition of “acquisition proposal” to “15% or more” with “more than 50%”) that the board of directors or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial and regulatory aspects of such acquisition proposal and the person making such acquisition proposal, is reasonably likely to be consummated in accordance with its terms, and would, if consummated, result in a transaction more favorable to all of the Company’s stockholders from a financial point of view than the transactions contemplated by the merger agreement (after taking into account any proposed revisions to the terms of such transactions contemplated by the merger agreement as described below).

Except as permitted by the terms of the merger agreement described below, we have agreed that the board of directors and each committee of the board of directors will not, and will not agree or resolve to:

•	withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the board of directors’ recommendation that the holders of shares of common stock of the Company give the requisite Company vote, which we refer to as the Company recommendation;
•	fail to include the Company recommendation in this proxy statement;
•	fail to publicly reaffirm the Company recommendation within ten (10) business days after Parent so requests in writing if an acquisition proposal is pending (provided that Parent will be entitled to make such a written request for reaffirmation only once for each acquisition proposal and once for each material amendment to such acquisition proposal);
•	if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an acquisition proposal is commenced, fail to recommend (prior to the earlier of the close of business as of (x) two (2) days prior to the stockholders meeting convened for the purpose of seeking the requisite Company vote and (y) the tenth (10th) business day after the commencement of such acquisition proposal) against acceptance of such tender offer or exchange offer by the stockholders of the Company (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer; provided that a customary “stop-look-and-listen” communication by the board of directors or any duly authorized committee thereof pursuant to Rule 14d-9(f) under the Exchange Act shall not be prohibited and shall not constitute in and of itself a change of recommendation);

•	approve, recommend or otherwise declare advisable or propose to approve, recommend or otherwise declare advisable (publicly or otherwise) any acquisition proposal or take any action or make any public announcement inconsistent with the Company recommendation (any action described in this bullet and in the preceding four bullets being referred to as a change of recommendation); or
•	cause or permit the Company to enter into any alternative acquisition agreement, other than an acceptable confidentiality agreement.

At any time prior to the time the requisite Company vote is obtained, the board of directors or any duly authorized committee thereof may make a change of recommendation:

•	following receipt of an acquisition proposal after the execution of the merger agreement that did not result from a breach of the requirements described above and that the board of directors or any duly authorized committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a superior proposal, or
•	solely in response to a material event, development, circumstance, occurrence or change in circumstances or facts, not related to an acquisition proposal, and that first occurred following the execution of the merger agreement, which we refer to as an intervening event, in each case described above, only if the board of directors or a duly authorized committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable law, and provided that:

•	the Company will not be entitled to exercise its right to make a change of recommendation until after the third (3rd) business day following Parent’s receipt of written notice from the Company advising Parent that the board of directors or a duly authorized committee thereof intends to take such action and specifying the reasons therefor, including in the case of a superior proposal the terms and conditions of any superior proposal that is the basis of the proposed action by the board of directors or such duly authorized committee thereof;
•	any amendment to the financial terms or any other material term of such acquisition proposal or superior proposal will require a new recommendation change notice to Parent and a new three (3) business day period; and
•	in determining whether to make a change of recommendation in response to a superior proposal or otherwise, the board of directors or a duly authorized committee thereof will take into account any changes to the terms of the merger agreement proposed by Parent that are written, binding and irrevocable, and if requested by Parent, the Company will engage in good faith negotiations with Parent regarding any changes to the terms of the merger agreement proposed by Parent.

Nothing in the provisions of the merger agreement relating to acquisition proposals prohibits the Company or the board of directors, or any duly authorized committee thereof, from complying with its disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act.

Stockholders Meeting

We are required to take all action necessary to duly convene and hold a meeting of our holders of shares of Class A common stock and Class B common stock as promptly as reasonably practicable after the execution of the merger agreement for the purpose of seeking the requisite Company vote, which we refer to as the stockholders meeting, regardless of whether the board of directors or any duly authorized committee thereof determines at any time that the merger agreement, the merger or the other transactions contemplated by the merger agreement are no longer advisable, recommends that the stockholders of the Company reject the merger agreement, the merger or the other transactions contemplated by the merger agreement, or any other change of recommendation has occurred.

The Company will not postpone or adjourn the stockholders meeting except to the extent (1) Parent has consented to such postponement or adjournment in writing, or (2) the Company, acting in good faith after consulting with its outside legal counsel, determines that:

•	such postponement or adjournment is necessary to ensure that any required supplement or amendment to this proxy statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the stockholders meeting;
•	(A) it will not receive proxies sufficient to obtain the requisite Company vote, whether or not a quorum is present, or (B) it will not have sufficient shares of Class A common stock and Class B common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the stockholders meeting; or
•	such postponement or adjournment is required to comply with applicable law,

provided, that in the case of any postponement or adjournment described in the second bullet above, the date of the stockholders meeting will not be postponed or adjourned by more than an aggregate of fifteen (15) calendar days other than with Parent’s prior written consent (which may not be unreasonably withheld, conditioned or delayed). Unless the board of directors has made a change of recommendation as specifically permitted by the merger agreement (described under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100), the board of directors and any duly authorized committee thereof will recommend the adoption and approval of the merger agreement at the stockholders meeting, will include the Company recommendation in this proxy statement and will take all lawful action to solicit such adoption and approval of the merger agreement.

If at any time after receipt of the requisite Company vote, the per share merger consideration is adjusted on terms not disclosed in any amendment or supplement to this proxy statement at least five (5) business days before the requisite Company vote was received, the Company will take all action necessary to duly convene and hold a new stockholders meeting as promptly as practicable following such adjustment for the purpose of seeking the requisite Company vote taking into account such adjustment. The Company will also prepare and file with the SEC, as promptly as practicable following such adjustment, any required supplements and amendments to this proxy statement or, if required under applicable law, a new proxy statement in connection with such adjustment.

Cooperation and Approvals

The Company and Parent will cooperate with each other and use, and will cause their respective subsidiaries to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their respective part under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or governmental entity in order to consummate the merger and the other transactions contemplated by the merger agreement.

The Company and Parent will cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to take all actions, and do or cause to be done all things (including supporting any motions SunEdison files), to obtain the bankruptcy court orders upon which the consummation of the merger is conditioned (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107 and which were entered by the bankruptcy court on June 7, 2017).

If Parent determines to obtain replacement financing in respect of any indebtedness of the Company or any of our subsidiaries, the Company will use its reasonable best efforts to cooperate with Parent as necessary in connection with the arrangement of such replacement financing by Parent and its affiliates as may be customary and reasonably requested by Parent, including by using its reasonable best efforts to obtain customary lien terminations and releases, as promptly as reasonably practicable after the effective time of the merger, providing for the release of any lien imposed on any assets or equity securities of the Company or any of our subsidiaries in connection with the indebtedness being replaced, in each case, subject to certain agreed requirements and exceptions provided in the merger agreement.

Subject to applicable laws, the Company and Parent:

•	have each agreed to furnish the other, upon request, with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party and/or any governmental entity in connection with the merger and any other transactions contemplated by the merger agreement;
•	have each agreed to keep the other apprised of the status of matters relating to completion of the transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of our subsidiaries, from any third party and/or governmental entity with respect to the merger and the other transactions contemplated by the merger agreement; and
•	have agreed that neither the Company nor Parent may permit any of its officers or any other representatives to participate in any meeting with any governmental entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated by the merger agreement unless it consults with the other party in advance and, to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate.

In addition, each of the Company (with respect to the first and third bullet below) and Parent (with respect to all three bullets below) has agreed to take or cause to be taken the following actions:

•	the prompt provision to each and every federal, state, local or foreign court or governmental entity with jurisdiction over enforcement of any applicable antitrust or competition laws, which we refer to as a government competition entity, of non-privileged information and documents requested by such government competition entity or that are necessary, proper or advisable to permit prompt consummation of the transactions contemplated by the merger agreement;
•	the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the merger and the other transactions contemplated by the merger agreement, including (A) the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person, including any governmental entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions and (B) the proffer and agreement by Parent of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, licenses, categories of assets or businesses or other operations, or interests therein, of the Company or any of our subsidiaries (and the entry into agreements with, and submission to orders of, the relevant government competition entity giving effect thereto) if, in either case (A) or (B), such action would be reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual, anticipated or threatened (x) commencement of any proceeding in any forum or (y) issuance of any order, decree, decision, determination, judgment or law by any government competition entity that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the merger and the other transactions contemplated by the merger agreement; and
•	the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the merger and the other transactions contemplated by the merger agreement in accordance with the terms of the merger agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions, any and all steps necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit consummation of such transactions as promptly as practicable.

Nothing in the merger agreement would (A) require Parent or any of its subsidiaries to, and we and our subsidiaries may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, any requirement, condition, limitation, understanding, agreement or order that would result in or impose a burdensome condition or (B) require Parent or any of its subsidiaries or affiliates to sell, lease, license or otherwise dispose of, or hold separate, or accept any terms, conditions, liabilities, obligations or commitments with respect to, any of its or their material assets or businesses. A “burdensome condition” means any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon the Company or our subsidiaries that would be, individually or in the aggregate, reasonably likely to have a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company and our subsidiaries taken as a whole.

Stock Exchange Delisting

Prior to the closing date of the merger, the Company will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the Nasdaq to enable the delisting by the surviving corporation of the Class A common stock from the Nasdaq and the deregistration of the Class A common stock under the Exchange Act as promptly as practicable after the effective time of the merger, and in any event no more than ten (10) days after the closing date of the merger.

Employee Benefits Matters

Parent agrees that, during the period commencing at the effective time of the merger and ending on the first anniversary thereof, Parent must provide each employee of the Company and our subsidiaries who is employed as of the effective time of the merger, whom we refer to as a continuing employee, with (i) base salary or base wage and target annual cash bonus opportunities that are no less favorable than the base salary or base wage and target annual cash bonus opportunities provided by the Company and our subsidiaries to each such continuing employee immediately prior to the effective time of the merger, (ii) pension and welfare benefits that are no less favorable in the aggregate than those that are provided by the Company and our subsidiaries to each such continuing employee immediately prior to the effective time of the merger and (iii) severance benefits that are no less favorable than the severance benefits provided by the Company and our subsidiaries to each such continuing employee immediately prior to the effective time of the merger.

Parent must also use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its affiliates to be waived with respect to the continuing employees and their eligible dependents, (ii) give each continuing employee credit for the plan year during which the effective time of the merger occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time of the merger for which payment has been made and (iii) give each continuing employee service credit for his or her employment with the Company and its affiliates and subsidiaries, including SunEdison, for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits, retiree welfare benefits or to the extent it would result in a duplication of benefits.

The Guaranty

Brookfield Infrastructure Fund III-A (CR), L.P., Brookfield Infrastructure Fund III-A, L.P., Brookfield Infrastructure Fund III-B, L.P., Brookfield Infrastructure Fund III-D, L.P. and Brookfield Infrastructure Fund III-D (CR), L.P., which together form Brookfield Infrastructure Fund III, an affiliated investment fund managed by Brookfield, and which we refer to as the guarantors, entered into an irrevocable, absolute and unconditional joint and several guaranty in favor of the Company, which we refer to as the guaranty, in respect of the prompt and complete payment of the aggregate per share merger consideration by Parent at the effective time of the merger (which payment Parent is required to deposit or cause to be deposited with the paying agent at such time, pursuant to the merger agreement) and the due, prompt and faithful payment, performance and discharge by Parent and Merger Sub of, and the compliance by Parent and Merger Sub with, all of the covenants, agreements, and obligations and undertakings of Parent and Merger Sub arising at or prior to the effective time of the merger under the merger agreement in accordance with the terms thereof (including, without limitation, all reasonable collection costs and reasonably documented out-of-pocket legal and other fees and expenses incurred by the Company in enforcing the obligations under the guaranty, which we refer to as the enforcement costs).

The guarantors’ obligations under the guaranty are subject to an aggregate cap equal to the sum of the aggregate per share merger consideration plus the enforcement costs.

The guaranty will remain in full force and effect until the earlier to occur of the valid termination of the merger agreement and the payment of the aggregate per share merger consideration in accordance with the merger agreement.

Conditions to the Merger

The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger of the following conditions:

•	the merger agreement must have been duly adopted by holders of shares of common stock of the Company constituting the requisite Company vote (as defined under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100), which condition we refer to as the stockholder approval condition;
•	the approvals of certain governmental entities must have been obtained without any burdensome condition (as defined under “The Merger Agreement—Cooperation and Approvals” beginning on page 104) being imposed, which condition we refer to as the regulatory consents condition;
•	no court or other governmental entity of competent jurisdiction may have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the merger, which condition we refer to as the absence of restraining orders condition;
•	the bankruptcy court must have entered the bankruptcy court orders in the forms attached to the merger agreement, as amended, modified or supplemented with the prior written consent of Parent, authorizing and approving the entry by SunEdison and any other debtor party thereto into the settlement agreement, the voting and support agreement and any other agreement entered into in connection with the merger or the other transactions contemplated by the merger agreement to which SunEdison or any other debtor is a party; provided that Parent’s prior written consent is not required for amendments, modifications or supplements to the forms of the bankruptcy court orders which are immaterial and not adverse to Parent, the Company, the merger agreement and the transactions contemplated by the merger agreement. As part of the condition we describe in this bullet, which we refer to as the SunEdison bankruptcy court approval condition, the bankruptcy court orders must be in full force and effect and must be final orders as defined in the merger agreement. On June 7, 2017, the bankruptcy court entered orders approving entry into the settlement agreement and the voting and support agreement by SunEdison and certain of its affiliates. No appeals were filed with respect to such bankruptcy court orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement; and
•	the SunEdison exchange and the IDR cancellation must have occurred.

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the merger of the following additional conditions:

•	our representation and warranty regarding the absence of changes since December 31, 2015 that, individually or in the aggregate, have had or would be reasonably likely to have a Company material adverse effect or prevent, materially delay or materially impair the consummation of the merger and the other transactions contemplated by the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger;
•	certain of our representations and warranties regarding the Company’s capital structure must be true and correct as of the date of the merger agreement and as of the closing date of the merger except for de minimis inaccuracies;
•	certain of our representations and warranties regarding our and our subsidiaries’ organization, good standing and qualification, our corporate authority and the approval and fairness of the merger, the inapplicability of anti-takeover statutes or anti-takeover provisions in our organizational documents to the merger, and our disclosure of broker’s, finder’s and other advisor’s fees must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger;

•	our other representations and warranties must be true and correct without giving effect to any qualifications as to materiality or Company material adverse effect contained in such representations and warranties as of the date of the merger agreement and as of the closing date of the merger, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company material adverse effect; provided, however, that if any of our representations and warranties referred to in this bullet and in the three previous bullets speak as of a specified date, such representations and warranties must be so true and correct only as of such specified date;
•	we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing date of the merger;
•	we must have delivered to Parent a certificate signed on behalf of the Company by an executive officer of the Company to the effect that all of the above conditions with respect to the representations and warranties and performance of the obligations of the Company have been satisfied; and
•	certain litigation matters must have been finally dismissed with prejudice or settled in a manner reasonably satisfactory to Parent pursuant to agreements or stipulations containing releases reasonably satisfactory to Parent, and all final approvals of courts or regulatory authorities required for such settlements and releases to become final, binding and enforceable must have been obtained; provided, however, that in no event may the Renova Energia, S.A., v. TerraForm Global, Inc. et al., Arb. 59/2016/SEC4, pending in the Center for Arbitration and Mediation of the Brazil - Canada Chamber of Commerce, including any claims between Renova and its affiliates, on the one hand, and the Company and its affiliates, on the other hand, relating to or arising out of the allegations therein, which we refer to as the Renova claim, include an aggregate payment by the Company and our subsidiaries of greater than $3,000,000 (net of any amounts funded directly or indirectly by insurance proceeds). In connection with the condition we describe in this bullet, which we refer to as the litigation settlement condition, to the extent such condition would not be satisfied, the Company and Parent have agreed to negotiate and consider in good faith an adjustment to, or a deferral of a portion of, the per share merger consideration so that the net effect of such adjustment will cause the satisfaction of such condition. In addition, the Company has agreed to keep Parent reasonably informed as to the status of, and give Parent the opportunity to participate in, settlement negotiations relating to certain litigation matters.
•	On May 26, 2017, the Company and certain of its subsidiaries entered into a Settlement Agreement and Mutual Release, which we refer to as the Renova settlement agreement, with Renova, which resolves all disputes constituting the Renova claim. Pursuant to the Renova settlement agreement, the Company and certain of its subsidiaries made a one-time settlement payment in the aggregate amount of $15.0 million, in exchange for and contingent on the withdrawal with prejudice of all claims and counterclaims made in the Renova arbitration and termination of the Renova arbitration. The releases provided for in the Renova settlement agreement became effective on June 29, 2017. Concurrently with the execution of the Renova settlement agreement, Parent and Renova entered into a Purchase & Sale Agreement, which we refer to as the Renova PSA, pursuant to which, among other things, Parent agreed to purchase 19,535,004 shares of Class A common stock of the Company from Renova for a purchase price in cash of $4.75 per share. The transactions contemplated by the Renova PSA were consummated on June 29, 2017. Also concurrently with the execution of the Renova settlement agreement, the Company and Parent entered into a letter agreement, which we refer to as the Renova letter agreement, pursuant to which Parent (i) consented to the entry into the Renova settlement agreement by the Company and (ii) acknowledged and agreed that upon the later to occur of (i) the effective time as described in the Renova settlement agreement and (ii) the closing of the share purchase contemplated by the Renova PSA (each of which occurred on June 29, 2017), the condition to the obligations of Parent and Merger Sub to effect the merger, solely with respect to the Renova claim, shall have been satisfied and the aggregate payment made by the Company and its subsidiaries (net of any amounts funded directly or indirectly by insurance proceeds) under the Renova settlement agreement in connection with the settlement of Renova claim will be deemed to be zero for purposes of the merger agreement.

•	On April 12, 2016, a verified stockholder derivative complaint on behalf of the Company was filed against four directors of the Company in the Court of Chancery of the State of Delaware, which we refer to as the Aldridge claim. The Aldridge claim alleges that the directors breached their fiduciary duties by authorizing the Company’s $231.0 million payment to SunEdison for a portfolio of 17 solar energy projects in India with an aggregate nameplate capacity of 425 MW. The Aldridge claim remains pending. However, on July 21, 2017, the parties executed a stipulation of settlement, which, subject to court approval, will settle the Aldridge claim for a total aggregate settlement amount of $20.0 million and will be paid out of proceeds from the D&O insurance. On July 25, 2017, the court authorized distribution of notice of the settlement to current stockholders of the Company and stayed all non-settlement-related proceedings. A final settlement hearing is scheduled to occur on October 10, 2017.
•	The Aldridge claim and the Securities Litigation, the settlement or final dismissal of which is a condition to the completion of the merger, remain pending.

Our obligation to effect the merger is also subject to the satisfaction or waiver by us at or prior to the effective time of the merger of the following additional conditions:

•	the representations and warranties of Parent must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger (except for representations and warranties speaking as of a specified date, which must be so true and correct only as of such specified date);
•	Parent and Merger Sub must have each performed in all material respects all obligations required to be performed by them at or prior to the closing date of the merger under the merger agreement; and
•	Parent must have delivered to us a certificate signed on behalf of Parent by an executive officer of Parent to the effect that all of the above conditions with respect to the representations and warranties and performance of the obligations of Parent and Merger Sub have been satisfied.

The conditions to each of the parties’ obligations to consummate the merger are for the sole benefit of such party and may be waived by such party in whole or in part (to the extent permitted by applicable laws).

Termination

We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after the requisite Company vote is obtained.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

•	by either Parent or the Company, if:
•	regardless of whether the requisite Company vote has been obtained, the merger has not been consummated by December 6, 2017, which we refer to as the termination date,
•	provided, however, that if the stockholder approval condition has not been satisfied or waived on or prior to such date because a new stockholders meeting is required to be held in connection with an adjustment to the per share merger consideration (as described under “The Merger Agreement—Stockholders Meeting” beginning on page 103) or if the regulatory consents condition or the litigation settlement condition has not been satisfied or waived on or prior to such date, but, in each case, all other conditions to the closing of the merger have been satisfied or waived, the termination date may be extended by either the Company or Parent to a date not beyond March 6, 2018;

•	provided, further, that this right to terminate the merger agreement will not be available to any party that has breached in any material respect its obligations set forth in the merger agreement in any manner that has materially contributed to or resulted in the failure of a condition to the consummation of the merger;
•	regardless of whether the requisite Company vote has been obtained, any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable; provided that this right to terminate the merger agreement will not be available to any party that has breached in any material respect its obligations in the merger agreement in any manner that has materially contributed to or resulted in the failure of a condition to the consummation of the merger;
•	the requisite Company vote has not been obtained at the stockholders meeting or at any adjournment or postponement taken in accordance with the merger agreement or any new stockholders meeting called in connection with an adjustment to the per share merger consideration (as described under “The Merger Agreement—Stockholders Meeting” beginning on page 103), which we refer to as a stockholder vote termination event; or
•	the settlement agreement with SunEdison has been terminated in accordance with its terms, which we refer to as a SunEdison settlement agreement termination event.
•	by Parent, if:
•	the board of directors or any duly authorized committee thereof has made and not withdrawn a change of recommendation (as defined under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 100), which we refer to as a change of recommendation termination event, or
•	there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any such representation or warranty has become untrue or incorrect after the date of the merger agreement, such that the conditions to the obligations of Parent and Merger Sub to effect the merger with respect to the representations and warranties and performance of the obligations of the Company (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107) would not be satisfied and such breach or failure to be true and correct is not curable prior to the termination date or, if curable prior to the termination date, has not been cured within the earlier of (x) thirty (30) days after written notice has been given by Parent to the Company and (y) the termination date; provided, however, that the right to terminate the merger agreement will not be available to Parent if Parent or Merger Sub has breached in any material respect its obligations in the merger agreement in any manner that has materially contributed to or resulted in the failure of a condition to the consummation of the merger.
•	by the Company, if:
•	there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement, or any such representation or warranty has become untrue or incorrect after the date of the merger agreement, such that the conditions to the obligation of the Company to effect the merger with respect to the representations and warranties and performance of the obligations of Parent and Merger Sub (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107) would not be satisfied and such breach or failure to be true and correct is not curable prior to the termination date or, if curable prior to the termination date, has not been cured within the earlier of (x) thirty (30) days after written notice has been given by the Company to Parent and (y) the termination date; provided, however, that the right to terminate the merger agreement will not be available to the Company if it has breached in any material respect its obligations in the merger agreement in any manner that has materially contributed to or resulted in the failure of a condition to the consummation of the merger.

Termination Fees

If the merger agreement is terminated under certain circumstances, we will be required to pay Parent a fee of $8,000,000, which we refer to as the expense fee, promptly, but in no event later than three (3) business days, after the date of termination. The expense fee would be payable if the merger agreement is terminated:

•	by either the Company or Parent due to the failure of the merger to have been consummated by the termination date and, at the time of such termination, either the stockholder approval condition or the SunEdison bankruptcy court approval condition has not been met; or
•	by either the Company or Parent due to a stockholder vote termination event or a SunEdison settlement agreement termination event; and

in each case, at the time of such termination, the board of directors or any duly authorized committee thereof has not made and not withdrawn a change of recommendation.

If the merger agreement is terminated under certain circumstances, we will be required to pay Parent an amount equal to the excess of (x) a termination fee of $30,000,000, which we refer to as the termination fee, over (y) any expense fee previously paid, promptly, but in no event later than three (3) business days, after the earlier of the entry into the definitive agreement for an acquisition proposal and the consummation of an acquisition proposal, in each case, as described below. Such amount would be payable if the merger agreement is terminated:

•	by either the Company or Parent due to the failure of the merger to have been consummated by the termination date and, at the time of such termination, either the stockholder approval condition or the SunEdison bankruptcy court approval condition has not been met; or
•	by either the Company or Parent due to a stockholder vote termination event or a SunEdison settlement agreement termination event; and

in each case, at the time of such termination, the board of directors or any duly authorized committee thereof has not made and not withdrawn a change of recommendation, and, in each case, either:

•	(1) a bona fide acquisition proposal has been made to the Company or any of our subsidiaries or SunEdison or a substantial portion of its creditors, or any person has publicly announced such a bona fide acquisition proposal and such acquisition proposal has not been publicly withdrawn prior to the date of the event giving rise to the applicable right of termination, and (2) within twelve (12) months of such termination, (x) the Company or any of our subsidiaries or SunEdison or any of its subsidiaries has entered into a definitive agreement for an acquisition proposal (other than an excluded distribution) or (y) an acquisition proposal (other than an excluded distribution) has been consummated and, in each case, either (I) the other party to such acquisition proposal or any of its affiliates has obtained or will obtain the right to appoint a member of the board of directors or any other indicia of control, or (II) such acquisition proposal would qualify as an acquisition proposal if all references to “15% or more” were replaced with “30% or more”, or
•	(1) a bona fide acquisition proposal has been made by any person to the Company or any of our subsidiaries or SunEdison or a substantial portion of its creditors or any person has publicly announced a bona fide acquisition proposal, regardless of whether such acquisition proposal may have been withdrawn prior to the date of any such termination or the event giving rise to the right of termination, and (2) within twelve (12) months of such termination, (x) the Company or any of our subsidiaries or SunEdison or any of its subsidiaries have entered into a definitive agreement for an acquisition proposal (other than an excluded distribution) with the person referred to in part (1) of this bullet or any affiliate of such person or (y) an acquisition proposal (other than an excluded distribution) has been consummated with the person referred to in part (1) of this bullet or any affiliate of such person and, in each case, either (I) such person or any of its affiliates has obtained or will obtain the right to appoint a member of the board of directors or any other indicia of control or (II) such acquisition proposal would qualify as an acquisition proposal if all references to “15% or more” were replaced with “30% or more”.

An “excluded distribution” means any plan of reorganization, liquidation, foreclosure, enforcement of creditors’ rights or other distribution to creditors or stockholders of, by or for SunEdison that results in the distribution to the creditors or stockholders of SunEdison of all or substantially all equity securities of the Company or GLBL LLC held by SunEdison and its affiliates, unless such distribution would result in any specified person or any group that contains a specified person (x) becoming the beneficial owner, directly or indirectly, of 15% or more of any class of equity securities of the Company and obtaining the right to appoint a member of the board of directors or other indicia of control or (y) becoming the beneficial owner, directly or indirectly, of 30% or more of any class of equity securities of the Company.

A “specified person” means any person who has entered into a confidentiality or similar agreement with the Company in connection with the Company’s strategic review process and submitted an acquisition proposal to the Company on or after December 15, 2016, or any affiliate of such person.

If the merger agreement is terminated:

•	by either the Company or Parent due to the failure of the merger to have been consummated by the termination date, a stockholder vote termination event or a SunEdison settlement agreement termination event and, in each case, at the time of such termination, the board of directors or any duly authorized committee thereof has made and not withdrawn a change of recommendation, or
•	by Parent due to a change of recommendation termination event and, at the time of such termination, either the stockholder approval condition or the SunEdison bankruptcy court approval condition has not been met, then promptly, but in no event later than three (3) business days, after the date of such termination, we will be required to pay Parent the termination fee.

If the merger agreement is terminated by either the Company or Parent due to the failure of the merger to have been consummated by the termination date and, at the time of such termination, the litigation settlement condition has not been met, but all other conditions to the closing of the merger have been satisfied or waived, other than the conditions to the obligations of Parent and Merger Sub to effect the merger with respect to the representations and warranties of the Company (as described under “The Merger Agreement—Conditions to the Merger” beginning on page 107), then promptly, but in no event later than three (3) business days, after the date of such termination, we will be required to pay Parent the expense fee.

Any payments the Company makes to Parent if the merger agreement is terminated as described above will be made by wire transfer of immediately available funds. The Company will not be required to pay both the termination fee and the expense fee or be required to pay any of the termination fee or the expense fee on more than one occasion. If the Company fails to promptly pay the termination fee or the expense fee, Parent or Merger Sub may commence a suit that results in a judgment against the Company for the termination fee or the expense fee or any portion of those fees, in which case the Company will pay Parent’s or Merger Sub’s costs and expenses (including reasonable attorneys’ fees) in connection with that suit, together with interest on the amount of the termination fee or the expense fee or such portion thereof paid at JPMorgan Chase’s prime rate in effect on the date that payment was required to be made through the date of payment.

Remedies

Except in the case of fraud or willful material breach of the merger agreement by the Company, in the event that the termination fee or the expense fee is payable and actually paid to Parent according to the terms of the merger agreement as described under “The Merger Agreement—Termination Fees” above, the payment of such termination fee or expense fee will be the sole and exclusive remedy of Parent, Merger Sub and their respective affiliates against the Company, our subsidiaries and any of our and their respective former, current or future stockholders, directors, officers, affiliates, agents or other representatives for any loss suffered as a result of any breach of any covenant or agreement in the merger agreement or the failure of the merger or the other transactions contemplated by the merger agreement to be consummated.

The parties are entitled to injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the observance and performance of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Expenses

The surviving corporation will pay all charges and expenses, including those of the paying agent, in connection with the transactions described under “The Merger Agreement—Treatment of Common Stock and

Stock-Based Awards” and “The Merger Agreement—Exchange and Payment Procedures” beginning on pages 91 and 92, respectively. Whether the merger is consummated or not, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expense.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time of the merger, each of Parent and the surviving corporation agrees that, to the fullest extent that the surviving corporation would be permitted under applicable law, it will indemnify and hold harmless (including through the advancement of expenses as incurred) each present and former director and officer of the Company or any of our subsidiaries acting in such capacity and each present and former director, officer and employee of the Company or any of our subsidiaries performing services at the request of the Company or any of our subsidiaries as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, in each case determined as of the effective time of the merger, which we refer to as indemnified parties, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or related to such indemnified parties’ service as a director or officer of the Company or any of our subsidiaries or services performed by such indemnified parties at the request of the Company or any of our subsidiaries at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger.

Prior to the effective time of the merger, the Company will, and, if the Company is unable to, Parent will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six (6) years from and after the effective time of the merger from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date of the merger agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are substantially equivalent to those in the Company’s existing policies. Alternatively, the surviving corporation will, and Parent will cause the surviving corporation to, continue to maintain in effect for a period of at least six (6) years from and after the effective time of the merger the director and officer insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of the merger agreement, or the surviving corporation will, and Parent will cause the surviving corporation to, use reasonable best efforts to purchase comparable director and officer insurance for such six (6) year period with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of the merger agreement. The surviving corporation will not be required to, and, without the prior written consent of Parent, the Company may not, expend for such insurance policies in the aggregate a premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance.

The indemnified parties will have the right to enforce the provisions of the merger agreement relating to their indemnification.

The rights of the indemnified parties described above are in addition to any rights they may have under the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of our subsidiaries, or under any applicable contracts or laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any indemnified party as provided in the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of our subsidiaries or any indemnification agreement between such indemnified party and the Company or any of our subsidiaries, in each case as in effect on the date of the merger agreement, will survive the merger and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

Modification or Amendment

Subject to applicable law, at any time prior to the effective time of the merger, the parties to the merger agreement may modify or amend the merger agreement by a written agreement executed and delivered by duly authorized officers of the respective parties.

Governing Law and Venue

The merger agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction. The parties irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court declines to accept jurisdiction over a particular matter, any federal court of the United States of America located in the State of Delaware.

THE SETTLEMENT AGREEMENT, THE VOTING AND SUPPORT AGREEMENT AND THE CREDITOR SUPPORT AGREEMENT

This section describes the material terms of the settlement agreement, the voting and support agreement and the creditor support agreement. The description of the settlement agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the settlement agreement, a copy of which is attached as Annex B-1, the description of the voting and support agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting and support agreement, a copy of which is attached as Annex B-2 and the description of the creditor support agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the creditor support agreement, a copy of which is attached as Annex B-3. These summaries do not purport to be complete and may not contain all of the information about the settlement agreement, the voting and support agreement and the creditor support agreement that is important to you. We encourage you to read the settlement agreement, the voting and support agreement and the creditor support agreement carefully and in their entireties.

Explanatory Note Regarding the Settlement Agreement, the Voting and Support Agreement and the Creditor Support Agreement

The settlement agreement, the voting and support agreement, the creditor support agreement and this summary of terms are included in this proxy statement to provide you with information regarding the terms of the settlement agreement, the voting and support agreement and the creditor support agreement. Certain terms of the settlement, such as the mutual releases, are only effective upon the closing of the merger (or an alternative jointly-supported transaction). However, other terms of the settlement agreement, the voting and support agreement and the creditor support agreement, including obligations to support the merger, covenants regarding the SunEdison bankruptcy cases and the termination rights of SunEdison and the Company are already effective and binding upon SunEdison, the Company and the other parties thereto.

Summary of the Settlement Agreement

Concurrently with the execution and delivery of the merger agreement, SunEdison and the Company, along with certain of their respective subsidiaries, entered into the settlement agreement, which resolves claims, disputes and other issues arising from the historical sponsor relationship between the Company and SunEdison. On June 7, 2017, the bankruptcy court entered an order approving the settlement agreement.

Completion of the Transactions

Pursuant to the settlement agreement, effective as of the closing of the merger agreement (or any alternative transaction that SunEdison and the Company have each agreed is a jointly supported transaction):

•	SunEdison will exchange, effective immediately prior to the effective time of the merger or such jointly supported transaction and conditioned on the occurrence thereof, all of the shares of Class B common stock and all of the Class B units of GLBL LLC held by SunEdison (through one of its subsidiaries), for 25% of the total consideration paid to all Company stockholders in the merger (or in such jointly supported transaction, as applicable), as adjusted for any excluded shares and on a fully diluted, as converted basis;
•	SunEdison’s affiliates’ IDRs in GLBL LLC will be terminated and cancelled, or be delivered to GLBL LLC or its designee; and
•	certain claims will be released and certain contracts will be rejected or terminated, as described below.

Mutual Releases and Rejection and Termination of Contracts

Pursuant to the settlement agreement, on the closing of the merger:

•	the SunEdison parties will release all claims against the Company entities, subject to certain exceptions described below;

•	the Company parties will release all claims against the SunEdison entities, subject to certain exceptions described below; and
•	all contracts between any SunEdison party and any Company party will be rejected or terminated, subject to certain exceptions.

In addition to the releases described above, upon the closing of the merger, the Company entities will waive their unsecured claims against the SunEdison entities in SunEdison’s Chapter 11 cases and the unsecured claim against Renova Energia, S.A., which claim was settled pursuant to the Renova settlement agreement, which became effective on June 29, 2017. In addition, the SunEdison entities and the Company entities have each specified certain potential operational and administrative claims against each other which they have agreed to cooperate in good faith to resolve independently from the mutual release.

The releases described above do not extend to claims in respect of the settlement agreement, the merger agreement, the voting and support agreement, any agreement or document created or entered into in connection with the settlement agreement or the merger agreement, and certain contracts that SunEdison and the Company agree shall not be rejected or terminated.

In the event that the merger does not occur, the mutual release of claims and the rejection and termination of contracts described above would become effective on the closing of an alternative jointly supported transaction.

Support Obligations

Both the SunEdison parties and the Company parties have agreed in the settlement agreement to certain obligations to support the merger and the proposed settlement and to cooperate on certain commercial and administrative matters. For instance, the debtors have agreed to use commercially reasonable efforts to obtain the bankruptcy court’s approval of the settlement agreement (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the settlement agreement, and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement) and the SunEdison parties and the Company parties have agreed:

•	not to solicit or negotiate any transaction or plan of reorganization that is inconsistent with the settlement agreement, the merger or an alternative jointly-supported transaction, subject to the fiduciary out described below, which we refer to as the “Settlement Non-Solicit”;
•	to pursue or support prompt approval of the settlement agreement by the bankruptcy court (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the settlement agreement, and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement), and not to file or support pleadings or a plan of reorganization in the SunEdison bankruptcy cases that are inconsistent with the settlement agreement, the merger or an alternative jointly-supported transaction;
•	to pursue the satisfaction of the conditions precedent to the merger or an alternative jointly-supported transaction; and
•	to cooperate to resolve certain specified commercial and administrative matters and, if requested by the Company parties or Brookfield, to negotiate in good faith to enter into transition services agreements with respect to contracts between the Company parties and the SunEdison parties that will be rejected or terminated pursuant to the settlement agreement.

In the case of the Company, until the stockholders of the Company approve the merger, and in the case of SunEdison, until the bankruptcy court approves the SunEdison parties’ entry into the voting and support agreement (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to approval of the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement), the Settlement Non-Solicit does not apply to an unsolicited bona fide proposal that, in the case of the Company, the Company’s board of directors and the GLBL LLC Corporate Governance and Conflicts

Committee has determined is reasonably likely to result in a superior proposal, and, in the case of SunEdison, SunEdison’s board of directors has determined is reasonably likely to result in a SunEdison standalone superior proposal (as defined below), in each case in good faith based on the information then available and after consultation with financial and legal advisors.

Termination

The settlement agreement may be terminated at any time prior to the closing of the merger or an alternative jointly-supported transaction by the mutual written consent of the Company, GLBL LLC and SunEdison.

In addition, the settlement agreement may be terminated at any time prior to the closing of the merger or an alternative jointly-supported transaction by the Company or GLBL LLC if the Company parties are not in material breach of the settlement agreement, upon the occurrence of certain events, including:

•	the material breach of the settlement agreement or the voting and support agreement by the SunEdison parties, which breach has not been cured within ten (10) business days after notice thereof;
•	the bankruptcy court enters an order that is materially inconsistent with the order approving the settlement agreement or the corresponding settlement agreement between SunEdison, TERP and certain of their respective direct and indirect subsidiaries that have executed and delivered joinders to that agreement, which we refer to as the TERP settlement agreement, in a manner adverse to the Company parties (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the settlement agreement, as well as an order approving the TERP settlement agreement on the same date and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement);
•	the SunEdison parties file a pleading that is materially inconsistent with the settlement agreement and it is not withdrawn after the SunEdison parties receive written notice from the Company or GLBL LLC;
•	the bankruptcy court has not entered an order approving the voting and support agreement and authorizing the merger or an alternative jointly-supported transaction by May 18, 2017, or, if SunEdison is pursuing such order over an objection, June 30, 2017; or such order has not become a final order by July 15, 2017 (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement);
•	the bankruptcy court has not entered orders approving the settlement agreement and the TERP settlement agreement by May 18, 2017, or, if SunEdison is pursuing such orders over an objection, June 30, 2017; or such orders have not become final orders by July 15, 2017 (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the settlement agreement, as well as an order approving the TERP settlement agreement on the same date and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement);
•	the voting and support agreement is terminated in the absence of, at the time of such termination, an alternative jointly-supported transaction;
•	the merger agreement is terminated in the absence of, at the time of such termination, an alternative jointly-supported transaction; or
•	the SunEdison parties fail to use commercially reasonable efforts to cause, at the Company’s request, certain of SunEdison’s subsidiaries to join the settlement agreement.

The settlement agreement may be terminated at any time prior to the closing of the merger or an alternative jointly-supported transaction by SunEdison, if the SunEdison parties are not in material breach of the settlement agreement, upon the occurrence of certain events, including:

•	the material breach of the settlement agreement by the Company parties, which breach has not been cured within ten (10) business days after notice thereof;
•	the Company parties file a pleading that is materially inconsistent with the settlement agreement and it is not withdrawn after the Company parties receive written notice from SunEdison;
•	the bankruptcy court has not entered an order approving the voting and support agreement and authorizing the merger or an alternative jointly supported transaction on or before July 31, 2017 (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement);
•	the bankruptcy court has not entered orders approving the settlement agreement and the TERP settlement agreement on or before July 31, 2017 (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to the settlement agreement, as well as an order approving the TERP settlement agreement on the same date and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement);
•	the voting and support agreement is terminated in the absence of, at the time of such termination, an alternative jointly-supported transaction;
•	the merger agreement is terminated in the absence of, at the time of such termination, an alternative jointly-supported transaction; or
•	the Company parties fail to use commercially reasonable efforts to cause each of the Company’s subsidiaries to join the settlement agreement, or, if any such subsidiaries fail to join the agreement, the Company parties fail to indemnify the SunEdison parties against claims brought by such subsidiaries.

After the Company’s stockholders have approved the merger, the Company and GLBL LLC may only terminate the settlement agreement for an uncured material breach by the SunEdison parties or the termination of the merger agreement, and SunEdison may only terminate the settlement agreement for an uncured material breach by the Company parties or the termination of the merger agreement.

Transfers and Conversions

Each of the Company parties, on the one hand, and SunEdison parties, on the other hand, have agreed not to directly or indirectly sell, transfer, assign, encumber or otherwise dispose of, in whole or in part, any claims that it has against the other.

The SunEdison parties have agreed not to:

•	seek to convert, exchange, redeem, terminate or take any other action that would extinguish their Class B units or shares of Class B common stock, other than at the closing of the merger or an alternative jointly supported transaction in accordance with the terms of the merger agreement or an alternative jointly supported transaction, as applicable; or
•	directly or indirectly sell, transfer, assign, encumber or otherwise dispose of, in whole or in part, any Class B units or shares of Class B common stock to any entity that is not, at the time of such transfer, a SunEdison Party.

Summary of the Voting and Support Agreement

Concurrently with the execution and delivery of the merger agreement, the Company, Parent and Merger Sub entered into a voting and support agreement with SunEdison and the SunEdison stockholder. On June 7, 2017, the bankruptcy court entered an order approving the voting and support agreement.

As of the close of business on October 3, 2017, the record date for the special meeting, the SunEdison stockholder owned 100% of the shares of Class B common stock outstanding and 1.8% of the shares of Class A common stock outstanding, which shares of Class B common stock and Class A common stock represented, in the aggregate, 98.2% of the combined voting power of the Class A common stock and Class B common stock outstanding.

Agreement to Vote

Pursuant to the voting and support agreement, the SunEdison stockholder agreed to vote (or cause to be voted), all of its shares of Class B common stock and other equity securities of the Company that SunEdison, the SunEdison stockholder or any of their respective affiliates has the beneficial ownership of, which we together refer to as the covered shares, in favor of the adoption and approval of the merger agreement and any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption and approval of the merger agreement, provided that there has not been made a change of recommendation in respect of an acquisition proposal. Additionally, the SunEdison stockholder agreed to vote against, provided that there has not been made a change of recommendation in respect of an acquisition proposal:

•	any acquisition proposal; and
•	any action, contract or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purpose of or adversely affect the consummation of the merger or the performance by the Company of its obligations under the merger agreement or the voting and support agreement.

Restrictions on Transfers

The SunEdison stockholder also agreed not to transfer its covered shares, subject to certain exceptions, prior to the termination of the voting and support agreement. However, the SunEdison stockholder may transfer its covered shares in connection with a SunEdison standalone superior proposal.

No Solicitation

Each of SunEdison and the SunEdison stockholder further agreed that they and their subsidiaries would not, and would use their reasonable best efforts to cause their representatives not to:

•	initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal;
•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person relating to any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal; or
•	knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal.

However, if prior to the entry by the bankruptcy court of the order approving the voting and support agreement (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to approval of the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement) and following receipt of a bona fide written SunEdison standalone acquisition proposal from a third party, the board of directors of SunEdison (1) determines in good faith after consultation with outside legal counsel that a failure to take any of the following actions would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable law and (2) determines in good faith based on the information then available and after consultation with its outside legal counsel and financial advisors that such SunEdison standalone acquisition proposal constitutes, or is reasonably likely to result in, a SunEdison standalone superior proposal, each of SunEdison and the SunEdison stockholder and their respective representatives may:

•	provide information to such third party in response to a request for such information, subject to compliance with certain confidentiality obligations; and

•	engage or participate in discussions or negotiations with such third party.

On June 7, 2017, the bankruptcy court entered an order approving entry into the voting and support agreement by SunEdison and the SunEdison stockholder, and the board of directors of SunEdison therefore may no longer provide information to, or engage or participate in discussions with, a third party as described immediately above.

Support Obligations

In addition, each of SunEdison and the SunEdison stockholder agreed:

•	not to commence, join in, facilitate, assist or encourage any claim against Parent, Merger Sub, the Company or any of their respective directors or officers related to the merger agreement or the merger;
•	to use commercially reasonable efforts to seek entry by the bankruptcy court of an order approving the voting and support agreement (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to approval of the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement); and
•	to support and not object to, litigate against or otherwise impair, hinder or delay the merger and the other transactions contemplated by the merger agreement, except in the event of a SunEdison standalone superior proposal.

The Company agreed to exercise its right to extend the termination date under the merger agreement to obtain certain regulatory consents if it receives a written request to extend the termination date from SunEdison. The Company further agreed not to, without the prior written consent of SunEdison:

•	waive or enter into any amendment or modification of any condition to the closing set forth in the merger agreement;
•	enter into any amendment or modification of the merger agreement, other than an amendment or modification that is immaterial and not adverse to SunEdison;
•	agree or exercise its right to terminate the merger agreement, other than pursuant to its right to do so in accordance with the merger agreement if:
•	the merger has not been consummated by the termination date (subject to the Company’s obligation to extend the termination date upon the request of SunEdison);
•	an order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable;
•	the requisite Company vote shall not have been obtained at the special meeting, but only as a result of the failure of the SunEdison stockholder to vote in favor of the requisite Company vote at the special meeting; or
•	the settlement agreement is terminated.

See “The Merger Agreement—Termination.”

Termination

The voting and support agreement will automatically terminate upon the earliest to occur of:

•	the effective time of the merger;
•	the termination of the merger agreement;
•	the termination of the settlement agreement prior to the time the approval of the merger by the Company’s stockholders is obtained;
•	the Company’s having breached the prohibition on waiver, amendment or modification of a closing condition under the merger agreement without SunEdison’s consent, subject to the Company’s right to cure such breach;

•	prior to the approval of the voting and support agreement by the bankruptcy court (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017, including with respect to approval of the voting and support agreement and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement), the board of directors of SunEdison or any duly authorized committee thereof determines that a SunEdison standalone acquisition proposal constitutes a SunEdison standalone superior proposal, in accordance with the terms of the voting and support agreement; and
•	termination of the voting and support agreement by mutual written consent of SunEdison, Parent and the Company.

As used in this proxy statement:

•	“SunEdison standalone acquisition proposal” has the meaning set forth in “The Merger Agreement” on page 90.
•	“SunEdison standalone superior proposal” means a bona fide SunEdison standalone acquisition proposal (for purposes of this definition, replacing all references in the definition of “SunEdison standalone acquisition proposal” to “15% or more” with “more than 50%”) that the board of directors of SunEdison or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial and regulatory aspects of such SunEdison standalone acquisition proposal and the person making such SunEdison standalone acquisition proposal, is reasonably likely to be consummated in accordance with its terms, and would, if consummated, result in a transaction more favorable to SunEdison from a financial point of view than the transactions contemplated by the merger agreement (after taking into account any proposed revisions to the terms of such transactions in accordance with the voting and support agreement).

Summary of the Creditor Support Agreement

Concurrently with the execution of the merger agreement, the Company, Parent and Merger Sub entered into a creditor support agreement with certain second lien creditors of SunEdison holding claims in the SunEdison bankruptcy cases, which we refer to as the supporting 2L holders. Under the creditor support agreement, each supporting 2L holder agreed to support, and not object to, any relief requested by debtors in connection with the transactions contemplated by the merger agreement, including SunEdison’s motion seeking the bankruptcy court’s approval of the settlement agreement and voting and support agreement by entry of the bankruptcy court orders. Each supporting 2L holder also agreed not to object to, or join any person objecting to, SunEdison’s motion seeking entry of the bankruptcy court orders, and not to file or support any motion, application, pleading or other document that is inconsistent with the creditor support agreement or that in any way undermines its support for the creditor support agreement or the bankruptcy court orders (the bankruptcy court entered all relevant bankruptcy court orders on June 7, 2017 and no appeals were filed with respect to such orders during the applicable appeals period, and these orders constitute “Final Orders” within the meaning of the merger agreement).

The creditor support agreement also provides that each supporting 2L holder will not, and will instruct and use its reasonable best efforts to cause its representatives not to:

•	initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal;
•	engage in, continue or otherwise participate in any discussions or negotiations regarding, any inquiry, indication of interest, proposal or offer that constitutes or would reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal; or
•	knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal or a SunEdison standalone acquisition proposal.

Additionally, each supporting 2L holder agreed not to transfer any of its claims in the SunEdison bankruptcy cases during the term of the creditor support agreement unless the transferee thereof delivers a joinder agreeing to be bound by all the terms of the creditor support agreement.

Termination

The creditor support agreement will automatically terminate upon the earliest to occur of:

•	the effective time of the merger;
•	the termination of the merger agreement;
•	the termination of the settlement agreement;
•	entry by the supporting 2L holders into a restructuring support agreement with SunEdison on terms that are reasonably satisfactory to Parent and the Company; and
•	the termination of the voting and support agreement.

MARKET PRICE OF CLASS A COMMON STOCK

Our Class A common stock is listed for trading on the Nasdaq under the symbol “GLBL”. The table below shows the high and low sales price of our Class A common stock, for the periods indicated, as reported on the Nasdaq.

	Class A Common Stock Price		Dividend Per Share
	High	Low
FY 2015
July 31, 2015 to September 30, 2015	$14.44	$6.38	$0.1704
Fourth quarter	$8.36	$3.71	$0.275

FY 2016
First quarter	$5.55	$1.92	$0.00
Second quarter	$3.27	$2.10	$0.00
Third quarter	$4.38	$3.10	$0.00
Fourth quarter	$4.44	$3.40	$0.00

FY 2017
First quarter	$4.95	$3.90	$0.00
Second quarter	$5.10	$4.65	$0.00
Third quarter	$5.10	$4.60	$0.00
Fourth quarter through October 6, 2017	$4.95	$4.71	$0.00

The closing price of our Class A common stock on the Nasdaq on September 16, 2016, immediately prior to the announcement that the Company’s board of directors was pursuing strategic alternatives, was $3.40 per share. On October 6, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Class A common stock on the Nasdaq was $4.85 per share. You are encouraged to obtain current market quotations for our Class A common stock in connection with voting your shares of Class A common stock.

APPRAISAL RIGHTS

General. If you hold one or more shares of Class A common stock, you are entitled to appraisal rights under Delaware law and have the right to dissent from the merger, have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the per share merger consideration with respect to each such share, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such stockholder awarded “fair value” for such stockholder’s shares of Class A common stock by the court will receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the per share merger consideration with respect to each such share held by such stockholder.

The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex E. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of Class A common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of the adoption of the merger agreement, the Company, not less than twenty (20) days prior to the meeting, must notify each stockholder who was a stockholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the copy of applicable statutory provisions is attached to this proxy statement as Annex E. A holder of Class A common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex E carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If, after the effective time of the merger, a holder of Class A common stock fails to perfect or withdraws or otherwise loses his, her or its appraisal rights, each such share will be treated as if it had been converted as of the effective time of the merger into a right to receive the per share merger consideration, without interest, less any withholding taxes.

How to Exercise and Perfect Your Appraisal Rights. Holders of Class A common stock wishing to exercise the rights to seek an appraisal of their shares of Class A common stock must do ALL of the following:

•	you must not vote in favor of the adoption of the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you vote by proxy and wish to exercise your appraisal rights you must vote against the adoption of the merger agreement or abstain from voting your shares;
•	you must deliver to the Company a written demand for appraisal before the vote on the adoption of the merger agreement at the special meeting and all demands for appraisal must be made by you, or in your name, fully and correctly, as your name appears, with respect to shares of Class A common stock evidenced by certificates, on your stock certificate, or, with respect to shares of Class A common stock held in “street name” through a bank, brokerage firm or other nominee, on the stock ledger, and such demands must reasonably inform the Company of your identity and your intention to demand appraisal of your shares of Class A common stock;
•	you must continuously hold the shares of Class A common stock from the date of making the demand through the effective time of the merger. You will lose your appraisal rights if you transfer such shares before the effective time of the merger; and
•	you or the Company, as the surviving corporation in the merger, must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Class A common stock within one-hundred twenty (120) days after the effective time of the merger. The Company, as the surviving corporation in the merger, is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the holders of Class A common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Class A common stock within the time prescribed in Section 262 of the DGCL.

Voting, in person or represented by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Who May Exercise Appraisal Rights. Only a holder of record of shares of Class A common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of Class A common stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates (or in the stock ledger). The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of Class A common stock. Beneficial owners who do not also hold their shares of Class A common stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Class A common stock of record. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Class A common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Class A common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Class A common stock as to which appraisal is sought. Where no number of shares of Class A common stock is expressly mentioned, the demand will be presumed to cover all shares of Class A common stock held in the name of the record owner.

IF YOU HOLD YOUR SHARES OF CLASS A COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF CLASS A COMMON STOCK. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF CLASS A COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

If you own shares of Class A common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If you hold shares of Class A common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

TerraForm Global, Inc.
7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814
Attention: Secretary

The Company’s Actions After Completion of the Merger. If the merger is completed, the Company, as the surviving corporation in the merger, will give written notice of the effective time of the merger within ten (10) days after such time to you if you did not vote in favor of adoption of the merger agreement and you made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within sixty (60) days after the effective time of the merger, you have the right to withdraw the demand and to accept the per share merger consideration in accordance with the merger agreement for your shares of Class A common stock. Within one-hundred twenty (120) days after the effective time of the merger, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL, or the Company, as the surviving corporation in the merger, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Company in the case of a petition filed by you, demanding a determination of the value of the shares of Class A common stock held by all such stockholders. The Company, as the surviving corporation in the merger, is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within one-hundred twenty (120) days after the effective time of the merger, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the Company, as the surviving corporation in the merger, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of those shares. The Company must mail this statement to you within the later of ten (10) days of receipt of the request or ten (10) days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.

If a petition for appraisal is duly filed by you or another record holder of Class A common stock who has properly exercised his or her appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Company, as the surviving corporation in the merger, the Company will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to provide the Office of the Register in the Chancery in which the petition was filed with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the proceedings. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Class A common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Class A common stock at the effective time of the merger held by all stockholders who have properly exercised his, her or its appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates and book-entry shares.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the per share merger consideration. We do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Class A common stock is less than the per share merger consideration.

If no party files a petition for appraisal within one-hundred twenty (120) days after the effective time of the merger, then you will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, after the effective time of the merger, vote the shares of Class A common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of Class A common stock as of a record date prior to the effective time of the merger.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the per share merger consideration by delivering a written withdrawal of the demand for appraisal to the Company, as the surviving corporation in the merger, except that any attempt to withdraw made more than sixty (60) days after the effective time of the merger will require written approval of the Company, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within sixty (60) days. If you fail to perfect or withdraw or otherwise lose the appraisal right, your shares of Class A common stock will be converted into the right to receive the per share merger consideration, without interest thereon, less any withholding taxes.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE PER SHARE MERGER CONSIDERATION FOR YOUR SHARES OF CLASS A COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents certain information known to us regarding the beneficial ownership of shares of Class A common stock and Class B common stock as of October 3, 2017, by (i) each person known to us to be the beneficial owner of 5% or more our shares of Class A common stock or Class B common stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group.

We determined beneficial ownership in accordance with SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. As defined by such rules, each entity or person is deemed to be a “beneficial owner” if the entity or person has or shares the power to vote or direct the voting of a security or the power to dispose or direct the disposition of such security. Except as specified below, each person or entity has sole voting and investment power with respect to their shares of Class A common stock or Class B common stock except to the extent that authority is shared by spouses under applicable law or as otherwise noted. Shares issuable upon exercise of options to purchase shares of our Common Stock that are exercisable within 60 days of October 3, 2017, and shares underlying vested RSUs and underlying RSUs that will vest within 60 days of October 3, 2017, are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. The business address of each beneficial owner, except as otherwise noted, is in care of TerraForm Global, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814. This table does not include 357,698 Company restricted shares and 10,000 Company RSUs granted to Mr. Truong that are in dispute and for which the Company has not released shares of Class A common stock.

We determined the applicable ownership percentage for each beneficial owner based on 111,849,859 shares and 61,343,054 shares of our outstanding Class A and Class B common stock, respectively, as of October 3, 2017. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Class A Common Stock				Class B Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned (#)		Percent of Class Owned (%)		Shares Beneficially Owned (#)	Percent of Class Owned (%)
Directors and Executive Officers:
Peter Blackmore	59,100			*	—	—
Fred Boyle	40,900			*	—	—
Christopher Compton	59,100			*	—	—
Hanif “Wally” Dahya	52,500			*
Mark Lerdal	60,900			*	—
David J. Mack	—			*	—	—
Alan B. Miller	—			*	—	—
John F. Stark	59,100			*	—	—
David Ringhofer	3,000			*	—	—
Gregory Scallen	375			*	—	—
Brian A. Wuebbels	134,136	(1)		*	—	—
Rebecca Cranna	101,903	(2)		*	—	—
Yana Kravtsova	365,475	(3)		*	—	—
Thomas Studebaker	—			*	—	—
David Rawden	—			*	—	—
All Executive Officers and Directors (15 persons)	936,489			*	—	—
Beneficial Owners of More than 5%:
Knighthead Capital Management, LLC 1140 Avenue of the Americas, 12th Floor New York, NY 10036	8,157,500		7.3		—	—
SunEdison, Inc. 13736 Riverport Dr. Maryland Heights, Missouri 63043	2,000,000		—		61,343,054	100.00

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned (#)	Percent of Class Owned (%)	Shares Beneficially Owned (#)	Percent of Class Owned (%)
Brookfield Asset Management Inc. Brookfield Place 181 Bay Street, Suite 300 Toronto, Ontario M5J 2T3	19,536,004	17.5	—	—
Vincent C. Smith 2560 East Chapman Avenue #173 Orange, CA 92869	7,000,979	6.3	—	—
Gardner Lewis Asset Management, L.P. 285 Wilmington West Chester Pike Chadds Ford, PA 19317	6,218,945	5.6
(1)	Represents Company restricted shares granted to Mr. Wuebbels that are in dispute and for which the Company has not released shares of Class A common stock.
(2)	Includes 7,462 shares of Class A common stock underlying restricted stock units that are scheduled to vest on November 18, 2017.
(3)	Includes 5,580 shares of Class A common stock underlying restricted stock units that are scheduled to vest on November 18, 2017.

HOUSEHOLDING OF PROXY MATERIALS

Certain Company stockholders who share an address are being delivered only one copy of this proxy statement unless the Company or one of its mailing agents has received contrary instructions.

Upon the written or oral request of a Company stockholder at a shared address to which a single copy of this proxy statement was delivered, the Company will promptly deliver a separate copy of such document to the requesting stockholder. Written requests should be made to TerraForm Global, Investor Relations, 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814 and oral requests may be made by calling the Company at 240-762-7700.

Company stockholders sharing an address who are receiving multiple copies of the Company’s notice of Internet availability of proxy materials and/or proxy statements and annual reports may request delivery of a single copy of such documents by writing to the address above or calling the telephone number above.

DELISTING AND DEREGISTRATION OF CLASS A COMMON STOCK

If the merger is completed, our Class A common stock will be delisted from the Nasdaq and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Class A common stock.

SUBMISSION OF STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in Next Year’s Proxy Materials

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed prior to our annual meeting of stockholders in 2018, you will continue to be entitled to attend and participate in our annual meetings of stockholders. In such event, stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders must be received no later than March 31, 2018. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the attention of our Secretary, at TerraForm Global, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814, or by facsimile at 240-762-7900.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Notice of any director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders, must be delivered to, or mailed and received by, our Secretary, at TerraForm Global, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814, or by facsimile at 240-762-7900 not earlier than the close of business on March 1, 2018 and not later than the close of business on March 31, 2018. However, if the date of the 2018 annual meeting of stockholders is advanced more than thirty (30) days prior to the first anniversary of the 2017 annual meeting or delayed more than seventy (70) days after such anniversary date, then such notice must be received by us no earlier than one-hundred twenty (120) days prior to the date of the 2018 annual meeting of stockholders and no later than the later of ninety (90) days prior to the date of the 2018 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the meeting was first made by us. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders. Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. We make available free of charge through our website (www.terraformglobal.com) the reports we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an Internet site containing these reports and proxy and information statements at www.sec.gov. Any materials we file can be read and copied online at that site or at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

The following corporate governance documents are posted on our website at www.terraformglobal.com:

•	The TerraForm Global, Inc. Corporate Governance Guidelines;
•	The TerraForm Global, Inc. Code of Conduct;
•	The TerraForm Global, Inc. Conflict of Interest Policy;
•	The TerraForm Global, Inc. Audit Committee Charter;

•	The TerraForm Global, Inc. Corporate Governance and Conflicts Committee Charter; and
•	The TerraForm Global, Inc. Compensation Committee Charter.

If you would like a printed copy of any of these corporate governance documents, or any of the documents we file with the SEC, please send your request to the attention of our Secretary, at 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814.

Information included on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement. If you would like to request documents, please do so at least five (5) business days prior to the special meeting in order to receive them before the special meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OF CLASS A STOCKHOLDERS AND CLASS B STOCKHOLDERS OF THE COMPANY. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 10, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHOULD NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A	Agreement and Plan of Merger
Annex B-1	Settlement Agreement
Annex B-2	Voting and Support Agreement
Annex B-3	Creditor Support Agreement
Annex C	Opinion of Centerview Partners LLC
Annex D	Opinion of Greentech Capital Advisors Securities, LLC
Annex E	Section 262 of the General Corporation Law of the State of Delaware

Annex A

AGREEMENT AND PLAN OF MERGER

Among

TerraForm Global, Inc.,

Orion US Holdings 1 L.P.

and

BRE GLBL Holdings Inc.

Dated as of March 6, 2017

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of March 6, 2017, is by and among TerraForm Global, Inc., a Delaware corporation (the “Company”), Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), and BRE GLBL Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”, with the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into a global settlement agreement with SunEdison, Inc. (“SunEdison”) and the other parties named therein (the “Settlement Agreement”) in the form attached hereto as Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, SunEdison, certain affiliates of SunEdison, Parent, Merger Sub and the Company are entering into an agreement (the “Voting and Support Agreement”) in the form attached hereto as Exhibit B, pursuant to which, among other things, SunEdison agrees to take certain actions to support the consummation of the Merger and the other transactions contemplated by this Agreement promptly, including voting any shares of Class A common stock, par value $0.01 per share, of the Company (each, a “Class A Share”) and any shares of Class B common stock, par value $0.01 per share, of the Company (each, a “Class B Share”, and each Class A Share and Class B Share, a “Share” and, collectively, the “Shares”) held by SunEdison or any of its controlled Affiliates (as defined in Section 5.1(a)) in favor of the Merger;

WHEREAS, subject to the terms and conditions of the Settlement Agreement in the form executed on the date of this Agreement (and any amendment thereto entered into with the written consent of Parent), (a) SunEdison will exchange, effective immediately prior to the Effective Time (as defined in Section 1.3) and conditioned on the occurrence of the Effective Time, all of the Class B Units (as defined in the Fourth Amended and Restated Limited Liability Company Agreement of TerraForm Global, LLC (“Terra LLC”), dated and effective as of August 5, 2015, as amended from time to time (the “Terra LLC Operating Agreement”)) held by SunEdison or any of its controlled Affiliates in Terra LLC for Class A Shares representing 25% of the Class A Shares (on a fully-diluted basis, excluding any treasury shares) immediately following such exchange and, as a result of such exchange, immediately prior to the Effective Time and conditioned on the occurrence of the Effective Time, all Class B Shares of the Company shall be automatically cancelled (the “Exchange”); and (b) all outstanding IDRs (as defined in the Terra LLC Operating Agreement) will be cancelled (or, at the Company’s instructions, transferred to Parent or any of its Affiliates) (the “IDR Cancellation”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent has delivered to the Company the Guarantee (as defined in Section 5.2(h)) of the Fund Guarantors (as defined in Section 5.2(h)), dated as of the date of this Agreement, pursuant to which the Fund Guarantors have guaranteed certain obligations of Parent under this Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

1.1.   The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the “DGCL”).

1.2.   Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, at 9:00 A.M. on the third (3rd) business day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

1.3.   Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE II

Certificate of Incorporation and By-Laws
of the Surviving Corporation

2.1.   The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until thereafter amended as provided therein or by applicable Law.

2.2.   The By-Laws.   The by-laws of the Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the “By-Laws”), until thereafter amended as provided therein or by applicable Law.

ARTICLE III

Directors and Officers of the Surviving Corporation

3.1.   Directors. The parties hereto shall take all actions necessary so that the board of directors of Merger Sub at the Effective Time shall, from and after the Effective Time, constitute the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

3.2.   Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

4.1.   Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a)   Merger Consideration. Each Class A Share issued and outstanding immediately prior to the Effective Time (other than (i) Class A Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, Class A Shares owned by the Company and Hook Shares (as defined below), and in each case not held on behalf of third parties, and (ii) Class A Shares that are owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (each, an “Excluded Share” and collectively, “Excluded Shares”), but including any Company Restricted Shares that become vested pursuant to Section 4.3(a)) shall be converted into the right to receive $5.10 per Class A Share in cash, without interest thereon (the“Per Share Merger Consideration”). At the

Effective Time, all of the Class A Shares (other than the Excluded Shares) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Class A Shares (other than Excluded Shares), each book-entry account formerly representing any non-certificated Class A Shares held in registered form on the books of the Company’s transfer agent immediately prior to the Effective Time (other than Excluded Shares) (each, an “Uncertificated Share”) and each book-entry account formerly representing Class A Shares held through a clearing corporation (other than Excluded Shares) (each, a “Book-Entry Share”), shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest.

(b)   Cancellation or Conversion of Excluded Shares. Each Excluded Share (other than any Hook Shares) shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 4.2(f). Each Class A Share held immediately prior to the Effective Time by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation (each a “Hook Share”, and collectively the “Hook Shares”), if any, shall be converted into such number of shares of common stock of the Surviving Corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such subsidiary owned in the Company immediately prior to the Effective Time.

(c)   Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Class A common stock, par value $0.01 per share, of the Surviving Corporation.

4.2.   Exchange of Certificates.

(a)   Paying Agent. At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld or delayed) (the “Paying Agent”), for the benefit of the holders of Class A Shares (including any Company Restricted Shares that become vested pursuant to Section 4.3(a)), a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 4.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration for all Class A Shares (other than the Excluded Shares) as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly returned to Parent.

(b)   Exchange Procedures. Promptly after the Effective Time (and in any event within two (2) business days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Class A Shares (other than holders of Excluded Shares, but including holders of any Company Restricted Shares that become vested pursuant to Section 4.3(a)) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares or Uncertificated Shares shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) to the Paying Agent or transfer of the Book-Entry Shares or Uncertificated Shares to the Paying Agent (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares), such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) or the transfer of the Book-Entry Shares or Uncertificated Shares, in each case, to the Paying Agent in exchange for the Per Share Merger Consideration. Upon surrender to the Paying Agent of Class A Shares (other than Excluded Shares, but including any Company

Restricted Shares that become vested pursuant to Section 4.3(a)) by physical surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) or, with respect to any Book-Entry Shares or Uncertificated Shares, by book-receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in connection with the transfer of such Book-Entry Shares or Uncertificated Shares, in accordance with the terms of such letter of transmittal, duly executed, or, with respect to any Book-Entry Shares held through The Depository Trust Company (“DTC”), in accordance with DTC’s customary procedures and such other procedures as agreed by the Company, Parent, the Paying Agent and DTC, the holder of such Certificate or Book-Entry Shares or Uncertificated Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (x) the number of Class A Shares that such Certificate represented immediately prior to the Effective Time (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) or the number of Book-Entry Shares or Uncertificated Shares owned immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, and the Certificate so surrendered or ledger entry relating to such former Book-Entry Shares or Uncertificated Shares shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of Class A Shares (other than Excluded Shares). In the event of a transfer of ownership of any certificated Class A Share that is not registered in the transfer records of the Company, the Per Share Merger Consideration to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Class A Share is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable. Payment of the Per Share Merger Consideration with respect to any Book-Entry Shares or Uncertificated Shares shall only be made to the Person (as defined in Section 4.2(d)) in whose name such Book-Entry Shares or Uncertificated Shares were registered in the stock transfer books of the Company immediately prior to the Effective Time.

(c)   Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Class A Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the aggregate Per Share Merger Consideration to which the holder of the Certificate is entitled pursuant to this Article IV.

(d)   Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Class A Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for delivery of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Class A Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

(e)   Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver to such Person the aggregate Per Share Merger Consideration to which such Person is entitled pursuant to this Article IV (after giving effect to any required Tax withholdings) based upon the number of Class A Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration, to be paid by check in immediately available funds.

(f)   Appraisal Rights. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Per Share Merger Consideration with respect to the Class A Shares owned immediately prior to the Effective Time by such Person unless and until such Person shall have effectively withdrawn or lost such Person’s right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Class A Shares owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(g)   Withholding Rights. Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment and, in the case of Company Restricted Shares, with respect to the vesting of such Company Restricted Shares pursuant to Section 4.3(a), under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax (as defined in Section 5.1(n)) law. To the extent that amounts are so withheld by the Paying Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, such withheld amounts (i) shall be remitted by the Paying Agent, Parent, Merger Sub or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Paying Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be.

4.3.   Treatment of Company Equity Awards.

(a)   Treatment of Company Restricted Shares. At the Effective Time, any vesting conditions applicable to each restricted stock award (a “Company Restricted Share”) outstanding immediately prior to the Effective Time under the Company’s 2014 Long-Term Incentive Plan (the “Stock Plan”) shall, automatically and without any required action on the part of the holder thereof, be deemed satisfied in full.

(b)   Treatment of Company RSUs. At the Effective Time, (A) any vesting conditions applicable to each restricted stock unit (a “Company RSU”) outstanding immediately prior to the Effective Time under the Stock Plan, shall, automatically and without any required action on the part of the holder thereof, be deemed satisfied in full, and (B) each Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after the Effective Time, an amount in cash equal to (x) the number of Class A Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided that, with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(c)   Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the treatment of the Company Restricted Shares and Company RSUs (collectively, the “Company Equity Awards”) pursuant to Sections 4.3(a) and 4.3(b). The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

4.4.   Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.

ARTICLE V

Representations and Warranties

5.1.   Representations and Warranties of the Company. Except as set forth in the Company Reports (as defined in Section 5.1(e)) filed with or furnished to the SEC prior to the date of this Agreement (without giving effect to any amendment or supplement to any such Company Reports filed on or after the date of this Agreement and excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward looking statements or cautionary, predictive or forward-looking in nature) or in the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that:

(a)   Organization, Good Standing and Qualification. The Company is a legal entity duly organized, validly existing and in good standing under the Laws (as defined in Section 5.1(i)) of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws (as defined in Section 5.1(i)) of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent complete and correct copies of the Company’s and its Subsidiaries’ certificates of incorporation and by-laws or comparable governing documents, each as amended to the date of this Agreement, and each as so delivered is in full force and effect as of the date of this Agreement.

As used in this Agreement, the term (i) “Subsidiary” means, with respect to any Person, any other Person of which (aa) at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, (bb) a general partner interest or (cc) a managing member interest, is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (ii) “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person (and, for purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise), and (iii) “Company Material Adverse Effect” means any change, event, effect, circumstance or development that, individually or taken together with other changes, events, effects, circumstances or developments, has a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall constitute or be taken into account in determining whether there has been, is or would be reasonably likely to be a Company Material Adverse Effect:

(A)   any changes in the general economic or political conditions or the securities, credit, currency or other financial markets in general, in each case in the United States or other countries in which the Company or any of its Subsidiaries conducts operations or any changes that are the result of civil unrest, escalation of hostilities or acts of war, terrorism or sabotage;

(B)   any changes that are the result of factors generally affecting any international, national or regional industry (including the renewable energy industry and the electric generating industry) or market (including any wholesale markets for electric power) in which the Company or any of its Subsidiaries operates, including any changes in legal, political or regulatory conditions impacting any tax or other incentive programs for the renewable energy industry;

(C)   any economic changes in any market for commodities or supplies, including electric power, used in connection with the business of the Company or any of its Subsidiaries;

(D)   any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with its customers, employees, regulators, lenders or other financing sources or service providers caused by the pendency or the announcement of the transactions contemplated by this Agreement;

(E)   any changes or proposed changes in any Law or accounting principles or reporting standards applicable to the Company or any of its Subsidiaries or the enforcement or interpretation thereof after the date of this Agreement;

(F)   any changes or effects resulting from the entry into or the performance of obligations required by this Agreement, including any actions taken by the Company or its Subsidiaries which Parent has expressly requested in writing;

(G)   any change in the Company’s credit ratings, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such change (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect;

(H)   any changes that arise out of or relate to the identity of Parent or any of its Affiliates as the acquirer of the Company;

(I)   any changes or effects resulting from or in connection with the filing, pendency or administration of the case in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) captioned In re SunEdison, Inc., Case No. 16-10992 (the “SunEdison Bankruptcy Case”), including, to the extent resulting from or in connection with the SunEdison Bankruptcy Case, any litigation, any failure by SunEdison and its Affiliates that are debtors or debtors-in-possession in the SunEdison Bankruptcy Case (the “Debtors”) to comply with any agreement (other than, following the date of this Agreement, the Settlement Agreement, the Voting and Support Agreement, any other agreement entered into in connection with the Merger or the other transactions contemplated by this Agreement to which SunEdison or any other Debtor will be a party and any other agreement that Parent agrees in writing will remain in effect following the Effective Time (collectively, the “SunEdison Related Agreements”)) entered into or existing between a Debtor, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or the rejection of any such agreement (other than any SunEdison Related Agreement) in the SunEdison Bankruptcy Case;

(J)   any changes or effects resulting from (i) any failure or delay by the Company in filing or furnishing any forms, statements, certifications, reports or other documents required to be filed with or furnished to the SEC (as defined in Section 5.1(e)) pursuant to the Exchange Act (as defined in Section 5.1(d)(i)) or Securities Act (as defined in Section 5.1(e)), or (ii) any failure or delay by the Company in complying with the applicable listing and corporate governance rules and regulations of the NASDAQ, in case of each of clauses (i) and (ii), as a result of any delay in preparing audited financial statements for the fiscal year ending December 31, 2016 or unaudited quarterly financial statements for the third quarter of the fiscal year ending December 31, 2016 or for any quarter of the fiscal year ending December 31, 2017; provided that the exception in this clause shall not prevent or otherwise affect any determination that any change, effect, circumstance or development that caused or contributed to such failure or delay (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect; provided, further, that the exception in this clause shall not apply to any change, effect, circumstance or development (to the extent not otherwise excluded) resulting from or arising out of any acceleration of the maturity of any indebtedness of the Company or any of its Subsidiaries as a result of matters to which this clause otherwise applies;

(K)   any changes resulting from the entry into or the performance of SunEdison’s obligations required by the Settlement Agreement;

(L)   any litigation or threat of litigation arising from allegations of any breach of fiduciary duty by the board of directors of the Company or violation of Law by the board of directors of the Company in connection with this Agreement or the Merger;

(M)   any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues, earnings, cash available for distribution or earnings before interest, tax, depreciation and amortization for any period ending on or after the date of this Agreement, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such failure (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect; and

(N)   a decline in the price of the Company common stock on the NASDAQ, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such decline (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect;

except, with respect to clauses (A), (B), (C) and (E), to the extent such changes, events, circumstances or developments have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect that such changes, events, circumstances or developments have on other similarly situated companies in the renewable energy or electric generating industry in the jurisdictions in which the Company and its Subsidiaries operate. In determining whether any changes resulting from or arising out of any weather-related or other force majeure event or outbreak (including any hurricane, monsoon, tsunami, tornado, earthquake, flood or other natural disaster) constitute or would be reasonably likely to constitute, individually or taken together with other changes, events, effects, circumstances or developments, a Company Material Adverse Effect, all insurance policies maintained with respect to the assets that are affected by such events shall be taken into account.

(b)   Capital Structure.

(i)   The authorized capital stock of the Company consists of (i) 2,750,000,000 Class A Shares, of which 113,013,940 Class A Shares (which includes 4,648,734 Company Restricted Shares) were outstanding as of the close of business on March 1, 2017, (ii) 200,000,000 Class B Shares, of which 61,343,054 Class B Shares were outstanding as of the close of business on March 1, 2017, (iii) 550,000,000 shares of Class B1 common stock, par value $0.01 per share, none of which were outstanding as of the close of business on March 1, 2017, and (iv) 50,000,000 shares of Preferred Stock, par value $0.01 per share, none of which were outstanding as of the close of business on March 1, 2017. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of the close of business on March 2, 2017, 262,225 Class A Shares were held by the Company in its treasury and no other Shares or Preferred Stock was held by the Company in its treasury. No Subsidiary of the Company owns any shares of capital stock of the Company. Other than 9,158,743 Class A Shares reserved for issuance under the Stock Plan and 61,343,054 Class A Shares reserved for issuance upon the exchange of Class B Units (as defined in the Terra LLC Operating Agreement), as of the close of business on March 1, 2017, the Company has no Shares reserved for issuance. Except as set forth above, the Company does not have any shares of capital stock or other voting securities issued or outstanding, other than Shares that have become outstanding since March 1, 2017 pursuant to the Exchange or the exercise of Company Equity Awards, which were reserved for issuance as set forth above. Section 5.1(b)(i) of the Company Disclosure Letter contains a correct and complete list of all Company Equity Awards outstanding as of the close of business on March 1, 2017, including the number of Shares subject to each Company Equity Award and its vesting schedule. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to (x) issue or sell any shares of capital stock or other equity securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for, acquire or receive payments determined by reference to the value of any equity securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding or (y) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. As of the close of business on March 2, 2017, the unrestricted cash and cash equivalents of the Company and its Subsidiaries are in excess of $620,000,000.

(ii)   Section 5.1(b)(ii)(A) of the Company Disclosure Letter sets forth as of the date of this Agreement (x) each of the Company’s Subsidiaries, its place of organization and the ownership interest of the Company in each such Subsidiary, as well as, to the Company’s Knowledge (as defined in Section 5.1(g)), the ownership interest of any other Person or Persons in each such Subsidiary and (y) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. Except as set forth in Section 5.1(b)(ii)(B) of the Company Disclosure Letter, each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries owned directly or indirectly by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a “Lien”), other than any (i) obligations imposed under this Agreement, (ii) restrictions under applicable securities laws, and (iii) obligations imposed on the shareholders or members of any Subsidiary of the Company under the applicable certificate of incorporation and by-laws or comparable governing documents. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to (x) issue or sell any shares of capital stock or other equity securities of any Subsidiary of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of any Subsidiary of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding or (y) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests.

(iii)   There are no voting agreements, voting trusts, stockholder agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of, restricting the transfer of, or providing for registration rights with respect to, the Company or any of its Subsidiaries.

(c)   Corporate Authority; Approval and Fairness.

(i)   The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to (x) adoption of this Agreement by the holders of a majority of the total voting power of the outstanding Shares entitled to vote on such matter and (y) approval of this Agreement and the transactions contemplated by this Agreement by the holders of a majority of the outstanding Class A Shares entitled to vote on such matter other than SunEdison, Parent and their respective Affiliates, in each case at a stockholders’ meeting duly called and held for such purpose (clauses (x) and (y) together and taking into account any obligation to obtain such adoption and approval with respect to modifications to this Agreement or the terms of the transactions contemplated by this Agreement, the “Requisite Company Vote”), to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii)   The board of directors of the Company (acting upon the unanimous recommendation of the Corporate Governance and Conflicts Committee of the board of directors of the Company) has, by the unanimous vote of all directors voting on the matter, (A) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and the Merger and the other transactions contemplated by this Agreement and resolved to recommend the holders of Shares give the Requisite Company Vote (the “Company Recommendation”), (B) directed that this Agreement be submitted to the holders of Shares for their adoption and approval and (C) received the opinion of each of its financial advisors, Centerview Partners and Greentech Capital Advisors, to the effect that the Per Share Merger Consideration to be received by the holders of the Class A Shares in the Merger is fair from a financial point of view, as of the date of such opinion, to such holders (other than Parent and its Subsidiaries). It is understood and agreed that such opinions are for the benefit of the Company’s board of directors and may not be relied upon by Parent or Merger Sub.

(d)   Governmental Filings and Approvals; No Violations; Certain Contracts.

(i)   Other than the filings, approvals and/or notices (A) pursuant to Section 1.3, (B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any applicable foreign or state securities or blue sky laws, (C) under applicable NASDAQ rules, and (D) disclosed in Section 5.1(d)(i) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic, foreign or supranational governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental or quasi-governmental entity or arbitral body or NASDAQ (each a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement, except those the failure to make or obtain of which would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement.

(ii)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing documents of any of its Subsidiaries, (B) assuming the consents or waivers set forth in Section 5.1(d)(ii) of the Company Disclosure Letter are obtained, with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default or loss of a benefit under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation, whether written or oral (each, a “Contract”) binding upon the Company or any of its Subsidiaries, or (C) assuming compliance with the matters referred to in Section 5.1(d)(i), a violation of any Law to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, loss, creation, acceleration or change that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (disregarding the exceptions set forth in clauses (D), (F), (H) and (K) of the definition thereof) or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. Section 5.1(d)(ii) of the Company Disclosure Letter sets forth a list of Material Contracts (as defined in Section 5.1(j)(i)) as of the date of this Agreement pursuant to which consents or waivers are or may be required prior to consummation of the Merger and the other transactions contemplated by this Agreement.

(e)   Company Reports; Internal Controls; Financial Statements.

(i)   Except as disclosed in Section 5.1(e)(i)(A) of the Company Disclosure Letter, the Company has timely filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), since July 31, 2015 (the forms, statements, certifications, reports and documents filed or furnished since July 31, 2015 and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Except as disclosed in Section 5.1(e)(i)(B) of the Company Disclosure Letter, each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder, applicable to the Company Reports. Except as disclosed in Section 5.1(e)(i)(C) of the Company Disclosure Letter, as of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.Except as disclosed in Section 5.1(e)(i)(D), the Company has made available to Parent all correspondence with the SEC since July 31, 2015 and, as of the date of this Agreement, there are no outstanding or unresolved comments from the SEC with respect to any of the Company Reports.

(ii)   (A) The Company maintains “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act that are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (B) the Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors of the Company (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(iii)   Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 5.1(e)(iii) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder. Neither the Company nor any of its Subsidiaries has any outstanding “extensions of credit” or has arranged any outstanding “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(iv)   Except for matters resolved prior to the date hereof, since July 31, 2015, (i) none of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective directors, officers, employees, auditors, accountants or other Representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to the chief executive officer or general counsel of the Company in accordance with Section 307 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(v)   (A) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) (x) complies as to form in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will comply as to form in all material respects, with the published rules and regulations of the SEC (including all applicable accounting rules) and (y) fairly presents in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and (B) each of the consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) (x) complies as to form in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will comply as to form in all material respects, with the published rules and regulations of the SEC (including all applicable accounting rules) and (y) fairly presents in all material respects, or in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end or other audit adjustments), in each case in this clause (v) in accordance with U.S. generally accepted accounting principles applied on a consistent basis (“GAAP”), except as may be noted therein.

(f)   Absence of Certain Changes. Other than in connection with the transactions contemplated by this Agreement and as set forth in Section 5.1(f) of the Company Disclosure Letter, (x) since December 31, 2015 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses, (y) since December 31, 2015 there has not been any change in the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement and (z) since December 31, 2015 through the date of this Agreement, none of the Company or its Subsidiaries have taken any action that, if taken after the date of this Agreement, would result in a breach of any of the covenants set forth in clauses (iii), (vii) or (xiv) of Section 6.1(a).

(g)   Litigation and Liabilities. (i) There are no material civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective properties. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity specifically imposed upon the Company or any of its Subsidiaries.

(ii)   Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries, other than liabilities and obligations (A) set forth in the Company’s consolidated balance sheet (and the notes thereto) as of March 31, 2016, (B) incurred in the ordinary course of business since March 31, 2016, (C) incurred in connection with this Agreement, (D) incurred in connection with the Settlement Agreement, or (E) that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement.

The term “Knowledge” when used in this Agreement with respect to the Company shall mean the actual knowledge, after a reasonable investigation, of those Persons set forth in Section 5.1(g) of the Company Disclosure Letter, which for the avoidance of doubt, shall include such knowledge of such Persons with respect to the period during which the businesses, properties, assets and obligations currently held by the Company and its Subsidiaries were held by SunEdison and its Subsidiaries other than the Company.

(h)   Employee Benefits.

(i)   Section 5.1(h)(i) of the Company Disclosure Letter sets forth an accurate and complete list, as of the date of this Agreement, of each Company Plan sponsored or maintained by the Company and each material Company Plan sponsored or maintained by any Subsidiary of the Company or pursuant to which the Company or any of its Subsidiaries contributes, is required to contribute or may have any liabilities. For purposes of this Agreement, “Company Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries contributes, is required to contribute to or may have any liabilities. Company Plans include, but are not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”, and such plans, “ERISA Plans”), employment, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

(ii)   With respect to each Company Plan sponsored or maintained by the Company and each material Company Plan sponsored or maintained by any Subsidiary of the Company or pursuant to which the Company or any of its Subsidiaries contributes, is required to contribute or may have any liabilities, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (1) the Company Plan document, including any amendments thereto, (2) a written description of such Company Plan if such plan is not set forth in a written document, and (3) the most recently prepared actuarial report. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Company Plan (other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”)) is in compliance with its terms and applicable Laws, including ERISA and the Code.

(iii)   With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (1) the most recent summary plan description together with any summaries of all material modifications thereto, and (2) the most recent Internal Revenue Service (“IRS”) determination or opinion letter. Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code, and to the Company’s Knowledge, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material.

(iv)   Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate has or is expected to incur any liability under Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Company or any ERISA Affiliate. With respect to each Company Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, (1) no such plan is, or is expected to be, in “at-risk” status, (2) no unsatisfied liability (other than for premiums to the Pension Benefit Guaranty Corporation (“PBGC”)) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries and (3) the PBGC has not instituted proceedings to terminate any such Company Plan. For purposes of this Agreement, “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

(v)   With respect to any Multiemployer Plan contributed to by the Company or any ERISA Affiliate, neither the Company nor any ERISA Affiliate has incurred any material withdrawal liability under Title IV of ERISA that remains unsatisfied or could reasonably be expected to incur any such liability.

(vi)   Neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will, either alone or in combination with another event, (1) entitle any employee of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay (other than severance pay required by any Law), (2) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, (3) result in any payment that would be an “excess parachute payment” under Section 280G of the Code or (4) limit the ability of Parent and its Subsidiaries to merge, amend or terminate any Company Plans. The Company and its Subsidiaries are not required to provide any gross-up, indemnification, reimbursement or other additional payment in respect of any Tax, interest or penalty related thereto.

(vii)   All Company Plans that are maintained outside the jurisdiction of the United States or cover any employees or other service providers of the Company or any of its Subsidiaries who reside or work outside of the United States (each such plan, a “Non-U.S. Benefit Plan”) comply with applicable local Law and, to the extent intended to be funded and/or book-reserved, are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, except in each case as would not be likely to have a Company Material Adverse Effect. Except as would not be likely to have a Company Material Adverse Effect, each

Non-U.S. Benefit Plan has assets or book reserves, as applicable (determined, in each case, in accordance with applicable funding standards, International Financial Reporting Standards or other applicable accounting principles) that are sufficient to provide for the payment of the relevant benefits.

(i)   Compliance with Laws; Licenses. The businesses of each of the Company and its Subsidiaries have not been since July 31, 2015, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews the outcome of which would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. The Company and each of its Subsidiaries has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to own, lease and operate their properties and assets and conduct their businesses as presently conducted, except those the absence of which would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.All Licenses of the Company and its Subsidiaries are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such License, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw, modify or decline to renew any such License, in each case, except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(j)   Material Contracts and Government Contracts.

(i)   Except for this Agreement, any Contracts filed as exhibits to or incorporated by reference into the Company Reports and any Contracts listed in Section 5.1(j)(i) of the Company Disclosure Letter, as of the date of this Agreement, none of the Company or its Subsidiaries is a party to or bound by any Contract:

(A)   that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(B)   containing covenants binding upon the Company or its Subsidiaries that materially restrict, or purport to materially restrict, the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, would materially restrict, or purport to materially restrict, the ability of the Surviving Corporation or its Affiliates) to compete in any business or geographic area or which grant “most favored nation” or similar status that, following the Merger, would apply to Parent and its Subsidiaries;

(C)   with any Person which provides operating and maintenance, asset management or other similar project-level services to the Company or any of its Subsidiaries, that involved payments by the Company or any of its Subsidiaries during either of the years ended December 31, 2015 or December 31, 2016 in excess of $300,000 in the aggregate or that is expected to do so during the year ending December 31, 2017;

(D)   for the purchase of power from the Company or any of its Subsidiaries;

(E)   providing for indemnification by the Company or any of its Subsidiaries of any Person, except for Contracts entered into in the ordinary course of business;

(F)   between the Company or any of its Subsidiaries and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares, other than Contracts that will be rejected or terminated as of the Effective Time pursuant to the Settlement Agreement;

(G)   that is a stockholder or investor rights, registration rights or similar agreement;

(H)   evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries to any third party or any guarantee by the Company or any of its Subsidiaries of any such indebtedness of a third party;

(I)   that is a joint venture agreement, joint operating agreement, partnership agreement or other similar Contract involving a sharing of profits and expenses;

(J)   that (i) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets or (ii) grants any rights of first refusal or option to purchase or otherwise acquire any interest in any of the properties or assets owned by the Company or its Subsidiaries, in each case that have a fair market value or purchase price of more than $1 million;

(K)   that by its terms requires aggregate payments (which, for the avoidance of doubt, shall not include any advisory or similar engagements) by or to the Company or any of its Subsidiaries in excess of $300,000 in any fiscal year period (other than any Insurance Policies);

(L)   that relates to the acquisition (whether by merger, consolidation, acquisition of stock or otherwise) of any interest in any Person or any business, line of business or division thereof, or a material portion of the assets of any Person that has not yet been consummated or that has continuing material obligations;

(M)   that grants a material Lien.

Each such Contract described in clauses (A) through (M), whether entered into before or after the date of this Agreement, is referred to herein as a “Material Contract”.

(ii)   Except for expirations or terminations in the ordinary course of business in accordance with the terms of such Material Contracts, each of the Material Contracts is valid and binding on the Company or its Subsidiaries, as the case may be and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except for such failures to be valid and binding or to be in full force and effect and enforceable as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. There is no default under any such Material Contracts by the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto, in each case except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(k)   Real Property.

(i)   With respect to the real property owned by the Company or its Subsidiaries (the “Owned Real Property”), (A) the Company or one of its Subsidiaries, as applicable, has good and marketable fee simple title (or, in any jurisdiction other than the United States, substantially similar ownership title) to the Owned Real Property, free and clear of any material Encumbrance, and (B) there are no outstanding material options or material rights of first refusal to purchase any Owned Real Property, or any material portion of the Owned Real Property or material interest therein.

(ii)   With respect to the real property leased or subleased to the Company or its Subsidiaries (the “Leased Real Property”), the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, and none of the Company or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breach, default, termination, modification, acceleration or repudiation that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(iii)   Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have a valid and enforceable right to use any real property that is used in the business but is not Owned Real Property or Leased Real Property.

(iv)   For purposes of this Section 5.1(k) only, “Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of an asset but specifically excludes (a) specified encumbrances described in Section 5.1(k)(iv) of the Company Disclosure Letter; (b) encumbrances for current Taxes or other governmental charges not yet due and payable for which adequate accruals or reserves have been established; (c) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established; and (d) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of Owned Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted.

(l)   Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or by-laws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

(m)   Environmental Matters. Except as disclosed in Section 5.1(m) of the Company Disclosure Letter:

(i)   the Company and its Subsidiaries are, and since the formation of the Company have been, in compliance with all Environmental Laws applicable to the ownership or operation of its business except for such noncompliance as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect;

(ii)   the Company and its Subsidiaries possess, and are, and since the formation of the Company have been, in compliance with, all permits, licenses, registrations, identification numbers, authorizations and approvals (each an “Environmental Permit”) required under applicable Environmental Laws for the ownership or operation of their businesses as conducted at the relevant time, and all such Environmental Permits are valid and in good standing and no action is pending or, to the Knowledge of the Company, threatened to revoke, suspend or modify any such Environmental Permit, in each case other than as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect;

(iii)   neither the Company nor any of its Subsidiaries has received any written claim, notice of violation, citation or government inquiry concerning any violation or alleged violation of any applicable Environmental Law or Environmental Permit since the formation of the Company, or that otherwise remains unresolved, except for matters that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect;

(iv)   there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, concerning compliance by the Company or any of its Subsidiaries with any Environmental Law or Environmental Permit except for matters that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect;

(v)   to the Knowledge of the Company, there has been no Release of, or exposure to, any Hazardous Substance in violation of or that would reasonably be expected to give rise to liability of or a claim (including any toxic tort claim) against the Company or any of its Subsidiaries under any Environmental Law or Environmental Permit, other than as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

As used in this Agreement, (i) “Environmental Law” means any applicable law, regulation, code, rule, directive, binding decision, order, judgment, decree or injunction issued by any Governmental Entity concerning (a) the protection of the environment (including air, water, soil, natural resources and endangered or protected species) or, as it relates to exposure to hazardous or toxic materials, human health and safety or (b) the use, storage, handling, Release or disposal of Hazardous Substances, in each case as presently in effect; (ii) “Hazardous Substance” means any substance, material or waste presently listed, defined, designated or classified as hazardous, toxic or radioactive or words of similar import under any Environmental Law; and (iii) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

(n)   Taxes. The Company and its Subsidiaries (a) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (b) have paid all material Taxes (as defined below) required to be paid by any of them, whether or not shown as due on such filed Tax Returns, including any material Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, other than any Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and (c) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date of this Agreement, there are not pending or, to the Knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. As of the date of this Agreement, there are not, to the Knowledge of the Company, any unresolved questions or claims concerning a material Tax liability of the Company or any of its Subsidiaries (other than those specifically disclosed in the Company Reports). Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any agreements or arrangements (i) exclusively between or among the Company and its wholly-owned Subsidiaries or (ii) with third parties made in the ordinary course of business, the primary subject matter of which is not Taxes). Neither the Company nor any of its Subsidiaries (i) has been a member of a U.S. affiliated, consolidated, combined or unitary group other than one of which the Company (or, prior to August 5, 2015, SunEdison) was the common parent or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries, and other than SunEdison with respect to any U.S. consolidated return year of SunEdison ending on or prior to December 31, 2015) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or, to the Knowledge of the Company, foreign Tax law), as a transferee or successor, by contract or otherwise. No written claim has been made in the past three years by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to Tax by such jurisdiction. Within the past two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has been a party to a transaction that constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable U.S. Treasury Regulations thereunder (or any similar provision of state, local or foreign Tax law). Terra LLC has made a valid election under Section 754 of the Code and any similar election under any provision of any other Tax law, and such elections will remain in effect through the Effective Time. Except as provided in Section 5.1(n) of the Company Disclosure Letter, each Subsidiary of the Company is either (i) a partnership or (ii) an entity disregarded as separate from its owner, in each case for U.S. federal income tax purposes.

As used in this Agreement, (i) the term “Tax” (and, with correlative meaning, the term “Taxes”) means any federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other tax, duty or assessment of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” (and, with correlative meaning, the term “Tax Returns”) means any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(o)   Labor Matters.

(i)   Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization.

(ii)   As of the date hereof, except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, there is no pending or, to the Company’s Knowledge, threatened strike, lockout, slowdown or work stoppage.

(iii)   Section 5.1(o)(iii) of the Company Disclosure Letter sets forth a correct and complete list of the names, functions and titles of each individual who is employed by the Company as of the date of this Agreement.

(iv)   The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, including Laws relating to terms and conditions of employment, social security governmental pension plans and the proper classification of service providers.

(p)   Intellectual Property. Except as has not had, and would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or patent applications (collectively, the “Intellectual Property”) used in their respective businesses as currently conducted. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, (a) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging infringement by the Company or any of its Subsidiaries for their use of the Intellectual Property of such person, (b) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe any Intellectual Property of any person, (c) neither the Company nor any of its Subsidiaries has any claim pending of a violation or infringement by others of its rights in or to the Intellectual Property owned by the Company or any of its Subsidiaries, and (d) to the Knowledge of the Company, no person is infringing any Intellectual Property owned by the Company or any of its Subsidiaries. The Company and its Subsidiaries have taken commercially reasonable precautions to protect the secrecy and confidentiality of the trade secrets and other confidential information owned by the Company and its Subsidiaries, except where the failure to take reasonable precautions has not had, and would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(q)   Insurance. All material insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are with reputable insurance carriers and provide coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets in such amounts and with such deductibles, as are commercially reasonable. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received, as of the date of this Agreement, written notice of any pending or threatened cancellation with respect to any Insurance Policy. The Company and each of its Subsidiaries is in compliance with all conditions contained in the Insurance Policies, except where the failure to so comply would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(r)   Brokers, Finders and Other Advisors. Neither the Company nor any of its officers, directors or employees has employed any broker, finder or other advisor or incurred any liability for any brokerage fees, commissions or finders’ fees or other transaction advisory fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed (i) Centerview Partners, Greentech Capital Advisors and Alix Partners as its financial advisors and (ii) the legal advisors set forth in Section 5.1® of the Company Disclosure Letter. The Company has made available to Parent true and complete copies of all agreements (including any amendments, waivers or other changes thereto) between the Company (or any of its Subsidiaries) and each of Centerview Partners, Greentech Capital Advisors, Alix Partners and the legal advisors set forth in Section 5.1® of the Company Disclosure Letter pursuant to which any such firm would be entitled to any payment relating to the Merger or the other transactions contemplated in this Agreement.

(s)   Anti-Corruption.

(i)   Neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, (x) any officers, directors, employees or agents of the Company or any of its Subsidiaries or (y) SunEdison or its agents or Affiliates (solely with respect to the Company, its Subsidiaries or any of their businesses, properties, assets or obligations), has in the past five (5) years, taken any action in violation of any applicable Anti-Corruption Laws or Trade Controls Laws.

(ii)   Neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, (x) any officers, directors, employees or agents of the Company or any of its Subsidiaries or (y) SunEdison or its

agents or Affiliates (solely with respect to the Company, its Subsidiaries or any of their businesses, properties, assets or obligations), has in the past five (5) years, directly or indirectly, made or authorized any offer, gift, payment or promise of, any money or anything else of value, or provided any benefit to any Government Official for the purposes of (i) influencing any act or decision of such Government Official in his official capacity; (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official; (iii) securing any improper advantage; or (iv) inducing such Government Official to use his or her influence with another Government Official, in order to obtain or retain business or direct any business to the Company or its Subsidiaries.

(iii)   The Company and its Subsidiaries have instituted, maintained and enforced policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws, including the FCPA.

(iv)   Section 5.1(s)(iv) of the Company Disclosure Letter contains a true and complete list of all agents, consultants or partners engaged as of the date of this Agreement for the purpose of interacting with any Governmental Official on behalf of the Company or any of its Subsidiaries. The Company has made available true and complete copies of all agreements (including any amendments, waivers or other changes thereto) in effect as of the date of this Agreement between the Company (or any of its Subsidiaries) and each such agent, consultant or partner.

As used in this Agreement, (i) “Anti-Corruption Laws” means the FCPA; the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Company or any of its Subsidiaries operates; (ii) “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); (iii) “Government Official” means (a) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any political party or party official or candidate for political office or (c) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any Person described in the foregoing clause (a) or (b) of this definition; and (iv) “Trade Controls Laws” means any applicable statutes, rules, regulations, orders, ordinances, codes, directives or other laws administered by an agency of the U.S. government, or by a non-U.S. government (except to the extent inconsistent with U.S. law), related to export controls and economic sanctions, including the Export Administration Act of 1979, as amended (50 U.S.C. App. §§ 2401-2420); the Export Administration Regulations (15 C.F.R. Part 730 et seq.); the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1707); regulations and restrictions administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); Executive Orders of the President of the United States regarding restrictions on trade with designated countries and persons; and applicable laws governing imports and customs, including the U.S. customs regulations at 19 C.F.R. Chapter 1.

(t)   No Other Representations and Warranties. Except for the representations and warranties set forth in this Article V, neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates, shareholders, directors, officers, employees, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations.

5.2.   Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that:

(a)   Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(b)   Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement and to perform its obligations under this Agreement, subject only to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub (the “Requisite Parent Vote”), which will occur immediately following the execution of this Agreement, and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of, Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)   Governmental Filings and Approvals; No Violations; Etc.

(i)   Other than the filings, approvals and/or notices pursuant to Section 1.3, under the Exchange Act or any applicable foreign or state securities or blue sky laws or disclosed in Section 7.1(b) of the Company Disclosure Letter (the “Parent Approvals”), no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, except those the failure to make or obtain of which would not be, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement.

(ii)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws or comparable governing documents of Parent or Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default or loss of a benefit under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or (C) assuming compliance with the matters referred to in Section 5.2(c)(i), a violation of any Law to which Parent or any of its Subsidiaries or any of their respective properties or assets is subject, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, loss, creation, acceleration or change that would not be, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(d)   Litigation. As of the date of this Agreement, there are no material civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of Parent, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not be, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(e)   Available Funds. Parent and Merger Sub have available to them, or as of the Effective Time will have available to them, all funds necessary for the payment to the Paying Agent of the aggregate Per Share Merger Consideration and to satisfy all of their obligations under this Agreement.

(f)   Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(g)   Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability.

(h)   Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the guarantee of Brookfield Infrastructure Fund III-A (CR), L.P., Brookfield Infrastructure Fund III-A, L.P., Brookfield Infrastructure Fund III-B, L.P., Brookfield Infrastructure Fund III-D, L.P. and Brookfield Infrastructure Fund III-D (CR), L.P. (collectively, the “Fund Guarantors”), dated as of the date of this Agreement, in favor of the Company in respect of Parent’s obligations under this Agreement (the “Guarantee”). The Guarantee is in full force and effect and is a legal, valid and binding obligation of each of the Fund Guarantors, enforceable against each Fund Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. There is no default under the Guarantee by any Fund Guarantor, and no event has occurred that, with or without notice, lapse of time or both, would constitute a default thereunder by any Fund Guarantor.

(i)   Solvency. After giving effect to the transactions contemplated by this Agreement, including the payment of the aggregate Per Share Merger Consideration, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby, assuming (x) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, (y) each of the Company and its Subsidiaries is Solvent immediately prior to the Effective Time and (z) any estimates, projections or forecasts prepared by or on behalf of the Company that have been provided to Parent, Merger Sub or their Representatives have been prepared in good faith based upon assumptions that were reasonable at the time of such estimates, projections or forecasts were prepared. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities” of such Person, including “contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

(j)   Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information regarding the Company, its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge (i) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, with which Parent and Merger Sub are familiar, (ii) that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or forward-looking information), and (iii) that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.Accordingly, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans).

ARTICLE VI

Covenants

6.1.   Interim Operations.

(a)   The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), and except as (1) set forth on Section 6.1(a) of the Company Disclosure Letter, (2) provided in the Settlement Agreement or (3) otherwise expressly permitted by this Agreement or as required by applicable Laws), the business of it and its Subsidiaries shall be conducted in all material respects in the ordinary course of business and, to the extent consistent with the foregoing, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations substantially intact and maintain existing or satisfactory relations with Governmental Entities and customers, suppliers, service providers, creditors and lessors having significant business dealings with them, and keep available the services of its and its Subsidiaries’ key employees; provided, however, that no action taken by the Company or its Subsidiaries with respect to matters specifically addressed by clauses (i) through (xxi) of this Section 6.1(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Without limiting the generality of, and in furtherance of, the foregoing, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly permitted by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), (C) as required by applicable Law, (D) as set forth in Section 6.1(a) of the Company Disclosure Letter, or (E) as expressly provided in the Settlement Agreement in the form executed on the date of this Agreement (and any amendment thereto entered into with the written consent of Parent), the Company will not and will not permit its Subsidiaries to:

(i)   adopt any change in its certificate of incorporation or by-laws or other applicable governing instruments, other than ministerial or administrative changes not adverse to the interests of Parent;

(ii)   (1) merge or consolidate the Company or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries, except for any such transactions among wholly-owned Subsidiaries of the Company, or (2) commence or file any petition seeking (x) liquidation, reorganization or other relief under any U.S. Federal, U.S. state or other bankruptcy, insolvency, receivership or similar Law or (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official;

(iii)   make any acquisition (whether by merger, consolidation, acquisition of stock or assets or otherwise) of any interest in any Person or any business, line of business or division thereof (which for the avoidance of doubt shall not include acquisitions of assets that are covered by clause (iv) below);

(iv)   make any acquisition of assets, properties, operations or projects, other than (A) acquisitions of supplies in the ordinary course consistent with past practice used by the Company and its Subsidiaries in their operations or (B) acquisitions pursuant to Contracts in effect as of the date of this Agreement (copies of which have been made available to Parent);

(v)   (1) issue, sell, pledge, grant, transfer or encumber or otherwise dispose of or redeem, repurchase or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or profits interests, stock appreciation rights, phantom stock or securities convertible into or exchangeable for, or subscriptions, options, warrants, calls, agreements, arrangements, undertakings, commitments or other rights of any kind to acquire, any shares of capital stock of the Company or any of its Subsidiaries (other than (A) the issuance of shares or interests by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, or (B) the issuance of shares or interests in respect of Company RSUs outstanding as of the date of this Agreement in accordance with their terms and the Stock Plan as in effect on the date of this Agreement or as otherwise permitted under clause (xviii) or (xix) below), or (2) take any action that would result in any adjustment under Section 4.4;

(vi)   make any loans, advances or capital contributions to or investments in any Person (other than among the Company and any direct or indirect wholly-owned Subsidiary of the Company or among the Company’s wholly-owned Subsidiaries);

(vii)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity securities (except for dividends paid by any direct or indirect Subsidiary to the Company (or any other direct or indirect Subsidiary of the Company) and the other equity holders of such Subsidiary, in each case, on a pro rata basis in accordance with such Subsidiary’s certificate of incorporation or by-laws or other applicable governing instruments and in the ordinary course consistent with past practice) or enter into any agreement with respect to the voting of its capital stock or other equity securities;

(viii)   except for transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire any of its capital stock (or other equity securities) or securities convertible or exchangeable into or exercisable for any shares of its capital stock (or other equity securities) (other than the withholding of shares to satisfy withholding Tax obligations in respect of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Stock Plan as in effect on the date of this Agreement);

(ix)   incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than a wholly-owned Subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries;

(x)   except for expenditures related to operational emergencies, equipment failures or outages, make or authorize any capital expenditures in excess of $200,000 in the aggregate during any calendar quarter;

(xi)   make any material changes with respect to financial accounting policies or procedures, except as required by GAAP;

(xii)   settle any litigation claim or other pending or threatened proceeding by or before a Governmental Entity if such settlement (A) with respect to the payment of monetary damages, involves the payment of monetary damages that exceed $1 million individually or $3 million in the aggregate during any calendar year, net of any amount covered by insurance or third-party indemnification, or (B) with respect to any non-monetary terms or conditions therein, imposes or requires actions that would or would be reasonably likely to have a material effect on the continuing operations of the Company or any of its Subsidiaries (or Parent or any of its Subsidiaries after the Closing);

(xiii)   except as required by Law (A) make, change or revoke any material Tax election, (B) settle or compromise any audit or proceeding relating to a material amount of Taxes, (C) file any amended Tax Return reflecting a material amount of Taxes, (D) make any change in any material Tax accounting method or (E) enter into any closing agreement relating to a material amount of Taxes;

(xiv)   transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material amount of assets, licenses, operations, rights, product lines or businesses of the Company or its Subsidiaries, including capital stock (or other equity interests) of any such Subsidiaries, other than (A) sales of obsolete assets that are not material and are no longer used in the operation of the business or (B) pursuant to Contracts in effect as of the date of this Agreement (copies of which have been made available to Parent);

(xv)   become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xvi)   (A) other than normal vendor renewals, extensions or replacements or otherwise in the ordinary course of business consistent with past practice, modify or amend in any material respect or terminate or cancel or waive, release or assign any material rights or claims with respect to, any Material Contract or (B) enter into any Contract that, if entered into prior to the date of this Agreement, would qualify as a Material Contract under any of clauses (B) through (M) of Section 5.1(j)(i);

(xvii)   enter into any new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of this Agreement;

(xviii)   except as may be required by applicable Law or pursuant to the terms of any Company Plan in effect on the date of the Agreement, (A) establish, adopt, terminate or materially amend any material Company Plan; (B) grant to any employee or service provider any material increase in base salary, wages, bonuses, incentive compensation or severance, retention or other employee benefits; (C) grant any equity-based awards (whether under the Stock Plan or otherwise); (D) accelerate the time of payment for, or vesting of, any compensation or benefits; or (E) materially change any actuarial or other assumption used to calculate funding obligations or liabilities under any Company Plan;

(xix)   (A) hire any employee or other service provider; provided, however, that the Company and its Subsidiaries shall be permitted to hire employees or engage other service providers to fill existing positions that are or become vacant or positions that are newly created in the ordinary course of business consistent with past practice to the extent that the annual compensation opportunity provided to any such employee or other service provider does not exceed $250,000 and, in the case of service providers other than employees, the duration of engagement does not exceed six months, and the compensation and benefits provided to any such employee or other service provider are consistent with terms previously provided by the Company or its Affiliates in the ordinary course of business; or (B) terminate any employee or other service provider whose annual compensation opportunity exceeds $250,000 other than for cause; or

(xx)   agree, authorize or commit to do any of the foregoing.

(b)   From the date of this Agreement until the Effective Time, except as Parent may approve in writing, the Company will not (i) amend, modify or terminate the Settlement Agreement or seek, move for or support a motion seeking any amendment, modification or termination, other than an amendment or modification that is immaterial and not adverse to Parent, the Company, this Agreement and the transactions contemplated herein, (ii) amend, modify, supplement or terminate the Bankruptcy Court Orders or the forms thereof or otherwise seek, move for or support a motion seeking any such amendment, modification, supplement or termination, other than any amendment, modification or supplement to any of the Bankruptcy Court Orders or the forms thereof that is immaterial and not adverse to Parent, the Company, this Agreement and the transactions contemplated herein or (iii) agree to preserve any Contract pursuant to the Settlement Agreement.

(c)   Notwithstanding anything to the contrary contained in this Agreement, the Company may authorize, declare and distribute to holders of Class A Shares, Company Restricted Shares and Company RSUs a dividend of one contingent value right per Class A Share, Company Restricted Share and Company RSU representing such holder’s entitlement to receive its pro rata share of all amounts paid by SunEdison to the Company in respect of any unsecured claims that remain outstanding following the Closing, as contemplated by the Settlement Agreement, net of the out-of-pocket costs to the Company actually incurred pursuing such claims, recovering such amounts and issuing such contingent value rights.

(d)   Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(e)   To the extent the condition to Closing set forth in Section 7.2(c) (Litigation Settlement) would not be satisfied, the Company and Parent shall negotiate and consider in good faith an adjustment to, or a deferral of a portion of, the Per Share Merger Consideration so that the net effect of such adjustment will cause the satisfaction of such condition.

(f)   The Company shall keep Parent reasonably informed as to the status of, and give Parent the opportunity to participate in, settlement negotiations relating to the matters set forth in Section 6.1(f) of the Company Disclosure Letter.

6.2.   Acquisition Proposals.

(a)   No Solicitation or Negotiation. The Company agrees that, except as expressly permitted by this Section 6.2, until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, neither it nor any of its Subsidiaries nor any of the officers, directors and employees of it or its

Subsidiaries shall, and that it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other advisors and representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, collectively, “Representatives”) not to, directly or indirectly:

(i)   initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below) or any SunEdison Standalone Acquisition Proposal (as defined in the Voting and Support Agreement); or

(ii)   engage in, continue or otherwise participate in any discussions (other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or would be reasonably likely to result in a Superior Proposal) or negotiations regarding, or provide any non-public information or data to any Person relating to, any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or a SunEdison Standalone Acquisition Proposal other than a Permitted SunEdison Proposal (as defined below); or

(iii)   knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or a SunEdison Standalone Acquisition Proposal other than a Permitted SunEdison Proposal; or

(iv)   waive, terminate, modify or release any Person (other than Parent and its Affiliates) from any provision of, or fail to enforce or grant any permission, waiver or request under, any confidentiality or “standstill” or similar agreement or obligation, other than a confidentiality or similar agreement with a creditor of SunEdison that does not contain a “standstill” or similar obligation, provided that the Company shall not be required to take, or be prohibited from taking, any action otherwise required or prohibited under this sub-clause (iv) if the board of directors of the Company, or any duly authorized committee thereof, determines in good faith, after consultation with its outside legal counsel, that such action or inaction would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law; or

(v)   execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or a SunEdison Standalone Acquisition Proposal other than a Permitted SunEdison Proposal (an “Alternative Acquisition Agreement”).

Notwithstanding anything in the foregoing to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, the Company and its Representatives may (A) provide information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal that did not result from a breach of this Section 6.2 if the Company has received or receives from the Person so requesting such information an executed confidentiality agreement on terms that are not less restrictive to the other party than those contained in the Confidentiality Agreement (as defined in Section 9.7); it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal and shall not include any term that would prevent the Company from complying with its obligations under this Agreement (any confidentiality agreement satisfying the criteria of this clause (A) being referred to as an “Acceptable Confidentiality Agreement”); and promptly discloses (and, if applicable, provides copies of) any such information to Parent to the extent not previously disclosed or provided; and (B) engage or participate in any discussions or negotiations with any Person who has made such a bona fide written Acquisition Proposal; if and only to the extent that, (x) prior to taking any action described in clause (A) or (B) above, the board of directors of the Company or any duly authorized committee thereof determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law, and (y) in each such case referred to in clause (A) or (B) above, the board of directors of the Company or any duly authorized committee thereof has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal.

(b)   Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company and (ii) any direct or indirect acquisition by any Person or “group” (as defined in the Exchange Act) resulting in, or proposal or offer, which if consummated would result in, any Person or “group” (as defined in the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power or of any class of equity securities of the Company or of Terra LLC, or assets representing 15% or more of the net revenues, consolidated total assets (including equity securities of its Subsidiaries), CAFD (as defined in the Terra LLC Operating Agreement) or earnings before interest, tax, depreciation and amortization of the Company and its Subsidiaries, taken as a whole, in each case other than the Merger.

“Permitted SunEdison Proposal” means a SunEdison Standalone Acquisition Proposal that (i) is not an Acquisition Proposal and (ii) is not inconsistent with and does not otherwise conflict with this Agreement and the transactions contemplated hereby.

“Superior Proposal” means a bona fide Acquisition Proposal (for purposes of this definition, replacing all references in the definition of “Acquisition Proposal” to “15% or more” with “more than 50%”) that the board of directors of the Company or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial and regulatory aspects of such Acquisition Proposal and the Person making such Acquisition Proposal, is reasonably likely to be consummated in accordance with its terms, and would, if consummated, result in a transaction more favorable to all of the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any proposed revisions to the terms of such transactions contemplated by Section 6.2(d)).

(c)   No Change in Recommendation or Alternative Acquisition Agreement. Except as set forth in Section 6.2(d), the board of directors of the Company and each committee of the board of directors shall not, and shall not agree or resolve to:

(i)   (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) fail to publicly reaffirm the Company Recommendation within ten (10) business days after Parent so requests in writing if an Acquisition Proposal is pending (provided that Parent shall be entitled to make such a written request for reaffirmation only once for each Acquisition Proposal and once for each material amendment to such Acquisition Proposal), (D) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend (prior to the earlier of the close of business as of (x) two (2) days prior to the Stockholders Meeting and (y) the tenth business day after the commencement of such Acquisition Proposal pursuant to Rule 14d-2 under the Exchange Act) against acceptance of such tender offer or exchange offer by the stockholders of the Company (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer; provided that a customary “stop-look-and-listen” communication by the board of directors of the Company or any duly authorized committee thereof pursuant to Rule 14d-9(f) under the Exchange Act shall not be prohibited and shall not constitute in and of itself a Change of Recommendation), or (E) approve, recommend or otherwise declare advisable or propose to approve, recommend or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal or take any action or make any public announcement inconsistent with the Company Recommendation (any action described in this clause (i), a “Change of Recommendation”); or

(ii)   cause or permit the Company to enter into any Alternative Acquisition Agreement, other than an Acceptable Confidentiality Agreement.

(d)   Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Company Vote is obtained, the board of directors of the Company or any duly authorized committee thereof may make a Change of Recommendation (x) following receipt of an Acquisition Proposal after the execution of this Agreement that did not result from a breach of this Section 6.2 and that the board of directors of the Company or any duly authorized committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal or (y) solely in response to a material event, development, circumstance, occurrence or change in circumstances or facts, not related to an Acquisition Proposal, and that first occurred following the execution of this Agreement (an “Intervening Event”); in each case referred to in clauses (x) and (y) above, only if the board of directors of the Company or a duly authorized committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law; provided, however, that the Company shall not be entitled to exercise its right to make a Change of Recommendation until after the third (3rd) business day following Parent’s receipt of written notice (a “Recommendation Change Notice”) from the Company advising Parent that the board of directors of the Company or a duly authorized committee thereof intends to take such action and specifying the reasons therefor, including in the case of a Superior Proposal the terms and conditions of any Superior Proposal that is the basis of the proposed action by the board of directors of the Company or such duly authorized committee thereof (it being understood and agreed that any amendment to the financial terms or any other material term of such Acquisition Proposal or Superior Proposal shall require a new Recommendation Change Notice and a new three (3) business day period). In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, the Company board of directors or a duly authorized committee thereof shall take into account any changes to the terms of this Agreement proposed by Parent that are written, binding and irrevocable, and if requested by Parent, the Company shall engage in good faith negotiations with Parent regarding any changes to the terms of this Agreement proposed by Parent.

(e)   Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company or the board of directors of the Company, or any duly authorized committee thereof, from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to the stockholders of the Company), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that any disclosure of a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to the stockholders of the Company) shall be deemed to be a Change of Recommendation to the extent it meets the requirements set forth in Section 6.2(c)(i).

(f)   Existing Discussions. The Company agrees that it and its Subsidiaries and its and their officers, directors and employees will, and that it will instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (including access to any electronic datarooms). The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company also agrees that it will promptly request of each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

(g)   Notice. The Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the identity of the Person or group of Persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

6.3.   Proxy Statement. (a) The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (as defined in Section 6.4) (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees, as to itself and its Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section 6.3, prior to filing or mailing the Proxy Statement or any amendment or supplement thereto or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent a reasonable opportunity to review and comment on such document or response and shall consider such comments in good faith and (ii) promptly provide Parent with a copy of all such filings and responses made with the SEC. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable.

(b)   The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to provide responses to the SEC as promptly as reasonably practicable with respect to all comments received on the Proxy Statement from the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

6.4.   Stockholders Meeting. (a) The Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to duly convene and hold a meeting of holders of Shares (the “Stockholders Meeting”) as promptly as reasonably practicable after the execution of this Agreement for the purpose of seeking the Requisite Company Vote, regardless of whether the board of directors of the Company or any duly authorized committee thereof determines at any time that this Agreement, the Merger or the other transactions contemplated by this Agreement are no longer advisable, recommends that the stockholders of the Company reject this Agreement, the Merger or the other transactions contemplated by this Agreement, or any other Change of Recommendation has occurred. The Company shall not postpone or adjourn the Stockholders Meeting except to the extent (1) Parent has consented to such postponement or adjournment in writing, or (2) the Company, acting in good faith after consulting with its outside legal counsel, determines that (i) such postponement or adjournment is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Stockholders Meeting, (ii) (A) it will not receive proxies sufficient to obtain the Requisite Company Vote, whether or not a quorum is present, or (B) it will not have sufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting, or (iii) such postponement or adjournment is required to comply with applicable Law; provided, that in the case of any postponement or adjournment under clause (ii) above, the date of the Stockholders Meeting shall not be postponed or adjourned by more than an aggregate of fifteen (15) calendar days other than with Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Subject to Section 6.2 hereof, the board of directors of the Company and any duly authorized committee thereof shall recommend the adoption of this Agreement at the Stockholders Meeting and, unless there has been a Change of Recommendation permitted by and in accordance with Section 6.2(d), shall include the Company Recommendation in the Proxy Statement and shall take all lawful action to solicit such adoption of this Agreement.

(b)   In the event that, at any time after receipt of the Requisite Company Vote, the Per Share Merger Consideration is adjusted on terms not disclosed in any amendment or supplement to the Proxy Statement at least five (5) business days prior to when the Requisite Company Vote was received, the Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to duly convene and hold a new Stockholders Meeting as promptly as practicable following such adjustment for the purpose of seeking the Requisite Company Vote taking into account such adjustment. The Company shall prepare and file with the SEC, as promptly as practicable following such adjustment, any required supplements and amendments to the Proxy Statement or, if required under applicable Law, a new Proxy Statement in connection with such adjustment. The obligations of the Company set forth in Section 6.3 and Section 6.4(a) shall apply with respect to such new Stockholders Meeting and each such supplement, amendment or new Proxy Statement.

6.5.   Cooperation and Approvals. (a) Cooperation. Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their respective part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity (including (i) the consents and waivers set forth on Section 5.1(d)(i) and Section 5.1(d)(ii) of the Company Disclosure Letter and (ii) the consents or approvals of the Governmental Entities set forth on Section 7.1(b) of the Company Disclosure Letter) in order to consummate the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things (including supporting any motions filed by SunEdison), to obtain the Bankruptcy Court Order referred to in Section 7.1(d). Furthermore, in the event Parent determines to obtain replacement financing in respect of any indebtedness of the Company or any of its Subsidiaries, the Company shall use its reasonable best efforts to cooperate with Parent as necessary in connection with the arrangement of such replacement financing by Parent and its Affiliates as may be customary and reasonably requested by Parent, including by using its reasonable best efforts to obtain customary Lien terminations and releases, as promptly as reasonably practicable after the Effective Time, providing for the release of any Lien imposed on any assets or equity securities of the Company or any of its Subsidiaries in connection with the indebtedness being replaced; provided that Parent shall promptly reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company, its Subsidiaries or their respective Representatives in connection with such cooperation and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses incurred by them directly or indirectly in connection with any replacement financing, except to the extent such losses arise from the willful misconduct, gross negligence or bad faith of the Company, its Subsidiaries or their respective Representatives; provided, further, that no action shall be required of the Company or its Subsidiaries if any such action shall: (i) unreasonably disrupt or interfere with the business or ongoing operations of the Company and its Subsidiaries; (ii) cause any representation or warranty or covenant contained in this Agreement to be breached unless such breach is waived by Parent; (iii) require the Company or any Subsidiary to pay any commitment or other fee prior to the Closing; (iv) require the Company or any of its Subsidiaries to incur any liability in connection with the replacement financing prior to the Closing; or (v) require the Company or any of its Subsidiaries to approve or execute prior to the Closing any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the replacement financing. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Nothing in this Agreement shall require the Company or any of its Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing.

(b)   Information. Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and any other transactions contemplated by this Agreement; provided, however, that either party may designate information “for outside counsel only” and, to the extent permitted by applicable Law, either party may redact information related to the value of the transactions contemplated by this Agreement.

(c)   Status. Subject to applicable Laws and as required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Except as required by applicable Law or by the relevant Governmental Entity, neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

(d)   Competition Matters. Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 6.5, each of the Company (in the case of Sections 6.5(d)(i) and 6.5(d)(iii)) and Parent (in all cases set forth below) agree to take or cause to be taken the following actions:

(i)   the prompt provision to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Laws (“Government Competition Entity”) of non-privileged information and documents requested by any Government Competition Entity or that are necessary, proper or advisable to permit prompt consummation of the transactions contemplated by this Agreement;

(ii)   the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by this Agreement, including (A) the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person, including any Governmental Entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions and (B) the proffer and agreement by Parent of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, licenses, categories of assets or businesses or other operations, or interests therein, of the Company or any of its Subsidiaries (and the entry into agreements with, and submission to orders of, the relevant Government Competition Entity giving effect thereto) if, in either case (A) or (B), such action would be reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual, anticipated or threatened (x) commencement of any proceeding in any forum or (y) issuance of any order, decree, decision, determination, judgment or Law by any Government Competition Entity that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by this Agreement (it being understood that no such action will be binding on the Company or its Subsidiaries unless it is contingent upon the consummation of the Closing); and

(iii)   the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this paragraph (d)) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit consummation of such transactions as promptly as practicable.

(e)   Burdensome Condition. Notwithstanding anything in this Section 6.5 to the contrary, neither the “reasonable best efforts” standard set forth in Section 6.5(a) nor the provisions of Section 6.5(d) shall (A) require Parent or any of its Subsidiaries to, and the Company and its Subsidiaries may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, any requirement, condition, limitation, understanding, agreement or order that would result in or impose a Burdensome Condition or (B) require Parent or any of its Subsidiaries or Affiliates to sell, lease, license or otherwise dispose of, or hold separate, or accept any terms, conditions, liabilities, obligations or commitments with respect to, any of its or their material assets or businesses. A “Burdensome Condition” shall mean any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon the Company or its Subsidiaries that would be, individually or in the aggregate, reasonably likely to have a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole.

6.6.   Access and Reports. Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent and Merger Sub and their officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish as promptly as reasonably practicable to Parent and Merger Sub all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company or its Subsidiaries (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (A) unreasonably disrupt the operations of the Company or any of its Subsidiaries or (B) result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries (provided that, in each case, the Company shall use commercially reasonable efforts to develop an alternative to providing such information reasonably acceptable to Parent). All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.

6.7.   Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

6.8.   Publicity. The initial press release regarding the Merger and the other transactions contemplated by this Agreement shall be a joint press release. Thereafter, the Company and Parent shall consult with and provide each other the opportunity to review and comment upon any press release or other public announcement, or any filing with any third party and/or Governmental Entity, prior to the issuance of any such press release or other public announcement, or the filing of any such filing, with respect to the Merger and the other transactions contemplated by this Agreement and shall not issue any such press release or public announcement, or file any such filing, prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity; provided that the restrictions in this Section 6.8 shall not apply to any communication regarding a Change of Recommendation. The Company shall provide Parent the opportunity to review and comment (with such comments being provided as promptly as practicable) upon any communication to be broadly disseminated to the Company’s employees or department or division thereof, or any other communication to the Company’s employees that would be required to be filed with the SEC, in each case relating to this Agreement, the Merger or the other transactions contemplated by this Agreement, and shall not make any such communication prior to such consultation except as may be required by applicable Law.

6.9.   Employee Benefits. (a) Parent agrees that the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or its Subsidiaries at the Effective Time (the “Continuing Employees”) shall, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, be provided with (i) base salary or base wage and target annual cash bonus opportunities that are no less favorable than the base salary or base wage and target annual cash bonus opportunities provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) pension and welfare benefits that are no less favorable in the aggregate than those that are provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time and (iii) severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time.

(b)   Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Affiliates and Subsidiaries, including, for the avoidance of doubt, SunEdison, for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits, retiree welfare benefits or to the extent it would result in a duplication of benefits.

(c)   Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Company Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Plan in accordance with their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) create any third-party beneficiary rights in any Continuing Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

6.10.   Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

6.11.   Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, each of Parent and the Surviving Corporation agrees that, to the fullest extent that the Surviving Corporation would be permitted under applicable Law, it will indemnify and hold harmless (and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent that the Surviving Corporation would be permitted to do so under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final judicial decision from which there is no further right to appeal that such Person is not entitled to indemnification) each present and former director and officer of the Company or any of its Subsidiaries acting in such capacity and each present and former director, officer and employee of the Company or any of its Subsidiaries performing services at the request of the Company or any of its Subsidiaries as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, in each case determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of the Company or any of its Subsidiaries or services performed by such Indemnified Parties at the request of the Company or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including those arising out of or related to the Merger and the other transactions contemplated by this Agreement; provided that, absent an actual or potential conflict of interest, in which case such Indemnified Party shall control and appoint its own lead counsel at Parent’s or the Surviving Corporation’s expense, as applicable, Parent and the Surviving Corporation shall be entitled to control and appoint lead counsel for such defense.

(b)   Prior to the Effective Time, the Company shall, and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of

(i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are substantially equivalent to those in the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of this Agreement. With respect to the insurance policies referred to in this Section 6.11(b), the Surviving Corporation shall not be required to, and, without the prior written consent of Parent, the Company may not, expend for such policies in the aggregate a premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Company or the Surviving Corporation, as applicable, shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

(d)   The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)   The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws (or other organizational documents) of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or bylaws (or other organizational documents) of the Company or of any Subsidiary of the Company (including the Terra LLC Operating Agreement) or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, shall survive the Merger or any other transaction contemplated by this Agreement and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

6.12.   Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or any other transaction contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.13.   Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Shares, Company Equity Awards, and any other equity securities

(including derivative securities) pursuant to the Merger and the other transactions contemplated by this Agreement by each individual who is a director or officer of the Company, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.14.   Transaction Litigation. The Company shall give Parent the opportunity to participate in, review and comment on all material filings or responses to be made by the Company in the defense or settlement of any stockholder litigation against the Company or any of its directors or officers relating to this Agreement, the Merger or the other transactions contemplated by this Agreement, and no such settlement of any stockholder litigation shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed; provided that Parent shall not be required to consent to any such settlement that does not include an unconditional release of Parent and Merger Sub). The Company shall notify Parent promptly of the commencement of any such stockholder litigation of which it has received notice.

ARTICLE VII

Conditions

7.1.   Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)   Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Company Vote.

(b)   Regulatory Consents. The approvals of the Governmental Entities set forth on Section 7.1(b) of the Company Disclosure Letter shall have been obtained without any Burdensome Condition being imposed.

(c)   Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”).

(d)   Bankruptcy Court Order. The Bankruptcy Court shall have entered orders in the forms set forth in Exhibit C, as amended, modified or supplemented with the prior written consent of Parent (the “Bankruptcy Court Orders”) authorizing and approving the entry by SunEdison and any other Debtor party thereto into the Settlement Agreement, the Voting and Support Agreement and any other agreement entered into in connection with the Merger or the other transactions contemplated by this Agreement to which SunEdison or any other Debtor will be a party; provided that the prior written consent of Parent shall not be required with respect to amendments, modifications or supplements to the forms of the Bankruptcy Court Orders that are immaterial and not adverse to Parent, the Company, this Agreement and the transactions contemplated herein. The Bankruptcy Court Orders shall be in full force and effect and shall be a Final Order. “Final Order” means an order or judgment of the Bankruptcy Court entered by the clerk of the Bankruptcy Court on the docket in the SunEdison Bankruptcy Case, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, either (i) no stay of such order or judgment shall be in effect, (ii) no motion or application for a stay of such order or judgment shall be filed and pending or such motion or application shall have been denied, or (iii) if a stay of such order or judgment has been granted, then (x) the stay shall have been dissolved or (y) such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order not to be a Final Order.

(e)   Exchange. The Exchange and the IDR Cancellation shall have occurred.

7.2.   Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a)   Representations and Warranties. (i) The representation and warranty of the Company set forth in Section 5.1(f)(y) of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date; (ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company (other than the first sentence of Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.1(b)(i) (Capital Structure), Section 5.1(c) (Corporate Authority; Approval and Fairness), Section 5.1(l) (Takeover Statutes) and Section 5.1(r) (Brokers, Finders and Other Advisors)) are not so true and correct unless the matters giving rise to the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, have had or would be reasonably likely to have a Company Material Adverse Effect; (iii) the representations and warranties of the Company set forth in Section 5.1(b)(i) (Capital Structure) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date) except for de minimis inaccuracies; (iv) the representations and warranties of the Company set forth in the first sentence of Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.1(c) (Corporate Authority; Approval and Fairness), Section 5.1(l) (Takeover Statutes) and Section 5.1(r) (Brokers, Finders and Other Advisors) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date); and (v) Parent shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the condition set forth in this Section 7.2(a) has been satisfied.

(b)   Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)   Litigation Settlement. The matters set forth in Section 7.2(c) of the Company Disclosure Letter shall have been finally dismissed with prejudice or settled in a manner reasonably satisfactory to Parent pursuant to agreements or stipulations containing releases reasonably satisfactory to Parent, and all final approvals of courts or regulatory authorities required for such settlements and releases to become final, binding and enforceable shall have been obtained; provided, however, that in no event shall a settlement of the claim titled Renova Energia, S.A., v. TerraForm Global Inc. et al., Arb. 59/2016/SEC4, pending in the Center for Arbitration and Mediation of the Brazil - Canada Chamber of Commerce, including any claims between Renova and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, relating to or arising out of the allegations therein (the “Renova Claim”) include an aggregate payment by the Company and its Subsidiaries of greater than $3,000,000 (net of any amounts funded directly or indirectly by insurance proceeds).

7.3.   Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)   Representations and Warranties. (i) The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date), and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive office of Parent to the effect that the condition set forth in this Section 7.3(a) has been satisfied.

(b)   Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

ARTICLE VIII

Termination

8.1.   Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote is obtained, by mutual written consent of the Company and Parent.

8.2.   Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company:

(a)    regardless of whether the Requisite Company Vote has been obtained, if the Merger shall not have been consummated by December 6, 2017 (the “Termination Date”); provided, however, that if the condition to Closing set forth in Section 7.1(a) has not been satisfied or waived on or prior to such date because a new Stockholders Meeting is required to be held in accordance with Section 6.4(b) or if the condition to Closing set forth in Section 7.1(b) or Section 7.2(c) has not been satisfied or waived on or prior to such date, but, in each case, all other conditions to Closing set forth in Article VII (other than any of the foregoing conditions) have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), the Termination Date may be extended by either the Company or Parent to a date not beyond March 6, 2018, and such date, as so extended, shall be the “Termination Date”; provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger;

(b)   regardless of whether the Requisite Company Vote has been obtained, if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger;

(c)   if the Requisite Company Vote shall not have been obtained at the Stockholders Meeting or at any adjournment or postponement thereof taken in accordance with this Agreement or any new Stockholders Meeting called pursuant to Section 6.4(b); or

(d)   if the Settlement Agreement shall have been terminated in accordance with its terms.

8.3.   Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation or warranty shall have become untrue or incorrect after the date of this Agreement, such that the condition set forth in Section 7.3(a) or 7.3(b) would not be satisfied and such breach or failure to be true and correct is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within the earlier of (x) thirty (30) days after written notice thereof has been given by the Company to Parent and (y) the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available to the Company if it has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger.

8.4.   Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent:

(a)   if the board of directors of the Company or any duly authorized committee thereof shall have made and not withdrawn a Change of Recommendation, or

(b)   if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue or incorrect after the date of this Agreement, such that the condition set forth in Section 7.2(a) or 7.2(b) would not be satisfied and such breach or failure to be true and correct is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within the earlier of (x) thirty (30) days after written notice thereof has been given by Parent to the Company and (y) the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.4(b) shall not be available to Parent if Parent or Merger Sub has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger.

8.5.   Effect of Termination and Abandonment. (a) Except as provided in paragraph (b) below, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from fraud or any willful material breach of this Agreement and (ii) the provisions set forth in this Section 8.5 and the second sentence of Section 9.1 shall survive the termination of this Agreement.

(b)   In the event that this Agreement is terminated:

(i)   by either the Company or Parent pursuant to Section 8.2(a) (and, at the time of such termination pursuant to Section 8.2(a), either of the conditions set forth in Section 7.1(a) and Section 7.1(d) shall not have been met), Section 8.2(c) or Section 8.2(d) and, at the time of such termination, the board of directors of the Company or any duly authorized committee thereof shall not have made and not withdrawn a Change of Recommendation, then promptly, but in no event later than three (3) business days, after the date of such termination, the Company shall pay to Parent a fee of $8,000,000 (the “Expense Fee”);

(ii)   by either the Company or Parent pursuant to Section 8.2(a) (and, at the time of such termination pursuant to Section 8.2(a), either of the conditions set forth in Section 7.1(a) and Section 7.1(d) shall not have been met), Section 8.2(c) or Section 8.2(d) (provided that, at the time of such termination, the board of directors of the Company or any duly authorized committee thereof shall not have made and not withdrawn a Change of Recommendation) and, in each case, either

(A)   (1)   a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or SunEdison or a substantial portion of its creditors, or any Person shall have publicly announced a bona fide Acquisition Proposal and such Acquisition Proposal shall not have been publicly withdrawn prior to the date of the event giving rise to the applicable right of termination, and

(2)   within twelve (12) months of such termination, (x) the Company or any of its Subsidiaries or SunEdison or any of its Subsidiaries shall have entered into a definitive agreement for an Acquisition Proposal (other than an Excluded Distribution) or (y) there shall have been consummated an Acquisition Proposal (other than an Excluded Distribution) and, in each case, either (I) the other party to such Acquisition Proposal or any of its Affiliates has obtained or will obtain the right to appoint a member of the board of directors of the Company or any other indicia of control, or (II) such Acquisition Proposal would qualify as an Acquisition Proposal if all references to “15% or more” were replaced with “30% or more”, or

(B)   (1)   a bona fide Acquisition Proposal shall have been made by any Person to the Company or any of its Subsidiaries or SunEdison or a substantial portion of its creditors or any Person shall have publicly announced a bona fide Acquisition Proposal, regardless of whether such Acquisition Proposal may have been withdrawn prior to the date of any such termination or the event giving rise to the applicable right of termination, and

(2)   within twelve (12) months of such termination, (x) the Company or any of its Subsidiaries or SunEdison or any of its Subsidiaries shall have entered into a definitive agreement for an Acquisition Proposal (other than an Excluded Distribution) with the Person referred to in sub-clause (B)(1) or any Affiliate of such Person or (y) there shall have been consummated an Acquisition Proposal (other than an Excluded Distribution) with the Person referred to in sub-clause (B)(1) or any Affiliate of such Person and, in each case, either (I) such Person or any of its Affiliates has obtained or will obtain the right to appoint a member of the board of directors of the Company or any other indicia of control or (II) such Acquisition Proposal would qualify as an Acquisition Proposal if all references to “15% or more” were replaced with “30% or more”, then promptly after the earlier of the entry into such definitive agreement for an Acquisition Proposal and the consummation of such Acquisition Proposal, but in no event later than three (3) business days after such entry or such consummation, the Company shall pay to Parent an amount equal to the excess of (x) a termination fee of $30,000,000 (the “Termination Fee”) over (y) any Expense Fee previously paid;

(iii)   by either the Company or Parent pursuant to Section 8.2(a), Section 8.2(c) or Section 8.2(d) and, at the time of such termination, the board of directors of the Company or any duly authorized committee thereof shall have made and not withdrawn a Change of Recommendation, then promptly, but in no event later than three (3) business days, after the date of such termination, the Company shall pay to Parent the Termination Fee;

(iv)   by either the Company or Parent pursuant to Section 8.2(a) (and, at the time of such termination, the condition set forth in Section 7.2(c) shall not have been met, but all other conditions to Closing set forth in Article VII have been satisfied or waived (except for (x) those conditions that by their nature are to be satisfied at the Closing and (y) the condition set forth in Section 7.2(a), which need not have been met) then promptly, but in no event later than three (3) business days, after the date of such termination, the Company shall pay to Parent the Expense Fee; or

(v)   by Parent pursuant to Section 8.4(a) and, at the time of such termination, the conditions set forth in Section 7.1(a) or Section 7.1(d) shall not have been met, then promptly, but in no event later than three (3) business days, after the date of such termination, the Company shall pay to Parent the Termination Fee.

For purposes of this Agreement, (i) “Excluded Distribution” means any plan of reorganization, liquidation, foreclosure, enforcement of creditors’ rights or other distribution to creditors or shareholders of, by or for SunEdison that results in the distribution to the creditors or shareholders of SunEdison of all or substantially all equity securities of the Company or Terra LLC held by SunEdison and its Affiliates, unless such distribution would result in any Specified Person or any “group” (as defined in the Exchange Act) that contains a Specified Person (x) becoming the beneficial owner, directly or indirectly, of 15% of more of any class of equity securities of the Company and obtaining the right to appoint a member of the board of directors of the Company or other indicia of control or (y) becoming the beneficial owner, directly or indirectly, of 30% or more of any class of equity securities of the Company, and (ii) “Specified Person” means any Person who has entered into a confidentiality or similar agreement with the Company in connection with the Company’s strategic review process and submitted an acquisition proposal to the Company on or after December 15, 2016, or any Affiliate of such Person.

Any payments made to Parent pursuant to this Section 8.5(b) shall be made by wire transfer of immediately available funds. In no event shall the Company be required to pay both the Termination Fee, on the one hand, and the Expense Fee, on the other hand or be required to pay any of the Termination Fee or the Expense Fee on more than one occasion.

(c)   The Company acknowledges that the agreements contained in Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee or the Expense Fee due pursuant to Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the Termination Fee or the Expense Fee set forth in Section 8.5(b) or any portion thereof, the Company shall pay to Parent or Merger Sub its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of the Termination Fee or the Expense Fee or such portion thereof at the prime rate of JPMorgan Chase in effect on the date such payment was required to be made through the date of payment. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or willful material breach of this Agreement by the Company, in the event that the Termination Fee or the Expense Fee, as the case may be, is payable and actually paid to Parent in accordance with this Section 8.5, the payment of such Termination Fee or Expense Fee and the amounts described in the first sentence of this Section 8.5(c) shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates against the Company, its Subsidiaries and any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, and upon payment of such amount, none of the Company, its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the other transactions contemplated by this Agreement.

ARTICLE IX

Miscellaneous and General

9.1.   Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and Sections 6.9 (Employee Benefits), 6.10 (Expenses) and 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

9.2.   Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

9.3.   Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any party of any of its rights hereunder precludes any other or further exercise of any such rights or any other rights hereunder or under applicable Law.

9.4.   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

9.5.   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such Court declines to accept jurisdiction over a particular matter, any Federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that such courts are an inconvenient forum, or that the venue of such courts may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such a Delaware Court of Chancery or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 shall be valid, effective and sufficient service thereof.

(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(c)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be an adequate remedy therefor. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement (including the obligation of the parties hereto to consummate the transactions contemplated by this Agreement and the obligation of Parent and Merger Sub to pay and the Company’s stockholders’ right to receive the aggregate consideration payable to them pursuant to the transactions contemplated by this Agreement, in each case in accordance with the terms and subject to the conditions of this Agreement), the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether at law or in equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.6.   Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:

If to Parent or Merger Sub:

c/o Brookfield Asset Management Inc.
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3
Attention:	Jennifer Mazin
Telephone:	(416) 363 9491
Email:	jennifer.mazin@brookfield.com

(with a copy to (which shall not constitute notice)

Cravath, Swaine & Moore LLP
825 Eighth Avenue, New York, NY 10019
Attention:	Richard Hall
Facsimile:	(212) 474-3700
Telephone:	(212) 474-1000
Email:	rhall@cravath.com)

If to the Company:
TerraForm Global, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814
Attention:	General Counsel
Facsimile:	(240) 762-7900
Telephone:	(240) 762-7793
Email:	ykravtsova@terraform.com

(with a copy to (which shall not constitute notice)
Sullivan & Cromwell LLP,
125 Broad Street, New York, NY 10004
Attention:	Joseph B. Frumkin
Brian E. Hamilton
Facsimile:	(212) 558-3588
Telephone:	(212) 558-4000
Email:	frumkinj@sullcrom.com hamiltonb@sullcrom.com)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); when sent by electronic mail if sent by email; or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

9.7.   Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Settlement Agreement, the Voting and Support Agreement and the Confidentiality Agreement, dated December 9, 2016, between Parent and the Company (the “Confidentiality Agreement”) constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.8.   No Third Party Beneficiaries. Except as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), Parent and Merger Sub, on the one hand, and the Company, on the other hand, hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.9.   Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. In furtherance of the foregoing, Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Parent shall, immediately following execution of this Agreement, approve this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10.   Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

9.11.   Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

9.12.   Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c)   The Company Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article V or to one or more covenants contained in Article VI. Inclusion of any items or information in the Company Disclosure Letter shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, has had or would reasonably be likely to have Company Material Adverse Effect or to affect the interpretation of such term for purposes of this Agreement.

9.13.   Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation; provided that any such designation shall not materially impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

TERRAFORM GLOBAL, INC.

By:	/s/ Peter Blackmore
Name: Peter Blackmore
Title: Chairman and Interim Chief Executive Officer

ORION US HOLDINGS 1 L.P., by its general partner, ORION US GP LLC

By:	/s/ Andrea Rocheleau
Name: Andrea Rocheleau
Title: Senior Vice President

BRE GLBL HOLDINGS INC.

By:	/s/ Sachin Shah
Name: Sachin Shah
Title: Chief Executive Officer

ANNEX A

DEFINED TERMS

Term	Section
Acceptable Confidentiality Agreement	6.2(a)(v)
Acquisition Proposal	6.2(b)
Affiliate	5.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(a)(v)
Anti-Corruption Laws	5.1(s)(iv)
Bankruptcy and Equity Exception	5.1©(i)
Bankruptcy Court	5.1(a)(I)
Bankruptcy Court Order	7.1(d)
Book-Entry Share	4.1(a)
Burdensome Condition	6.5(e)
business day	1.2
By-Laws	2.2
Certificate	4.1(a)
Change of Recommendation	6.2(c)(i)
Charter	2.1
Class A Share	Recitals
Class B Share	Recitals
Closing	1.2
Closing Date	1.2
Code	4.2(g)
Company	Preamble
Company Disclosure Letter	5.1
Company Equity Awards	4.3©
Company Material Adverse Effect	5.1(a)
Company Plan	5.1(h)(i)
Company Recommendation	5.1©(ii)
Company Reports	5.1(e)(i)
Company Restricted Share	4.3(a)
Company RSU	4.3(b)
Confidentiality Agreement	9.7
Constituent Corporations	Preamble
Continuing Employees	6.9(a)
Contract	5.1(d)(ii)
control	5.1(a)
Costs	6.11(a)
D&O Insurance	6.11(b)
Debtors	5.1(a)(I)
Delaware Certificate of Merger	1.3
DGCL	1.1
Dissenting Stockholders	4.1(a)
DTC	4.2(b)
Effective Time	1.3
Encumbrance	5.1(k)(iv)
Environmental Law	5.1(m)(v)
Environmental Permit	5.1(m)(ii)

Term	Section
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(iv)
ERISA Plans	5.1(h)(i)
Exchange	Recitals
Exchange Act	5.1(d)(i)
Exchange Agreement	5.1(b)(i)
Exchange Fund	4.2(a)
Excluded Distribution	8.5(b)
Excluded Share	4.1(a)
FCPA	5.1(s)(iv)
Final Order	7.1(d)
Fund Guarantors	5.2(h)
GAAP	5.1(e)(v)
Government Competition Entity	6.5(d)(i)
Government Official	5.1(s)(iv)
Governmental Entity	5.1(d)(i)
Guarantee	5.2(h)
Hazardous Substance	5.1(m)(v)
Hook Share	4.1(b)
IDR Cancellation	Recitals
Indemnified Parties	6.11(a)
Insurance Policies	5.1(q)
Intellectual Property	5.1(p)
Intervening Event	6.2(d)
IRS	5.1(h)(iii)
Knowledge	5.1(g)
Laws	5.1(i)
Leased Real Property	5.1(k)(ii)
Licenses	5.1(i)
Lien	5.1(b)(ii)
Material Contract	5.1(j)(i)(M)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	5.1(h)(ii)
Non-U.S. Benefit Plan	5.1(h)(vii)
Order	7.1©
Owned Real Property	5.1(k)(i)(A)
Parent	Preamble
Parent Approvals	5.2©(i)
Paying Agent	4.2(a)
PBGC	5.1(h)(iv)
Permitted SunEdison Proposal	6.2(b)
Per Share Merger Consideration	4.1(a)
Person	4.2(d)
Proxy Statement	6.3(a)
Recommendation Change Notice	6.2(d)
Release	5.1(m)(v)
Representatives	6.2(a)

Term	Section
Requisite Company Vote	5.1(c)(i)
Requisite Parent Vote	5.2(b)
Sarbanes-Oxley Act	5.1(e)(i)
SEC	5.1(e)(i)
Securities Act	5.1(e)(i)
Settlement Agreement	Recitals
Shares	Recitals
Solvent	5.2(i)
Specified Person	8.5(b)(ii)
Stock Plan	4.3(a)
Stockholders Meeting	6.4(a)
Subsidiary	5.1(a)
SunEdison	Recitals
SunEdison Bankruptcy Case	5.1(a)(I)
Superior Proposal	6.2(b)
Surviving Corporation	1.1
Takeover Statute	5.1(l)
Tax	5.1(n)
Tax Return	5.1(n)
Taxes	5.1(n)
Termination Date	8.2(a)
Termination Fee	8.5(b)(ii)
Terra LLC	Recitals
Terra LLC Operating Agreement	Recitals
Trade Controls Laws	5.1(s)(iv)
Uncertificated Share	4.1(a)
Voting and Support Agreement	Recitals

Annex B-1

SETTLEMENT AGREEMENT, entered into as of March 6, 2017 (this “Agreement”), among

(a)	TerraForm Global, Inc., a Delaware corporation (“GLBL Inc”);
(b)	TerraForm Global, LLC, a Delaware limited liability company (“GLBL LLC”);
(c)	TerraForm Global Operating, LLC, a Delaware limited liability company (“GLBL Operating”);
(d)	The direct and indirect subsidiaries of GLBL Inc that have executed and delivered joinders to this Agreement (the “GLBL Subsidiary Parties” and, collectively with GLBL Inc, GLBL LLC and GLBL Operating, the “GLBL Parties”);
(e)	SunEdison, Inc., a Delaware corporation (“SunEdison Inc”), for itself and on behalf of its affiliated U.S. debtors-in-possession (collectively, the “Debtors”); and
(f)	The non-debtor direct and indirect subsidiaries of SunEdison Inc that have executed and delivered joinders to this Agreement (other than TERP (defined below), the GLBL Parties and any other direct and indirect subsidiaries of GLBL Operating) (the “SunEdison Subsidiary Parties” and, collectively with the Debtors, the “SunEdison Parties”).

RECITALS

WHEREAS, on August 5, 2015, SunEdison Inc and certain of its direct and indirect subsidiaries (other than GLBL and TERP (each defined below)) consummated the initial public offering of Class A common stock of GLBL Inc (the “Class A Common Stock”), after giving effect to which SunEdison (defined below) (i) retained Class B common stock of GLBL Inc (the “Class B Common Stock”), and (ii) entered into a limited liability company agreement with GLBL LLC and other related agreements with GLBL (the “IPO Arrangements”) setting forth various rights of GLBL and SunEdison Inc and certain of its direct and indirect subsidiaries;

WHEREAS, on April 21, 2016 (the “Petition Date”) and at various dates thereafter, the Debtors commenced chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), which chapter 11 cases are being jointly administered and are captioned In re SunEdison, Inc., et al., Case No. 16-10992 (SMB) (the “Chapter 11 Cases”);

WHEREAS, GLBL Inc, GLBL LLC, GLBL Operating and the direct and indirect subsidiaries of GLBL Operating (collectively, “GLBL”) have asserted – and SunEdison Inc and its direct and indirect subsidiaries (other than GLBL and TERP (defined below)) (collectively, “SunEdison”) has contested or may contest – various claims and defenses against SunEdison, including without limitation: (i) prepetition unsecured claims as set forth in the September 23, 2016 proof of claim and October 7, 2016 amended proof of claim filed by GLBL Inc in the Chapter 11 Cases (the “GLBL GUC Claims”); (ii) additional prepetition unsecured claims expected to arise upon rejection of some or all of the IPO Arrangements and other prepetition executory contracts between GLBL and the Debtors (the “GLBL Rejection Claims”); (iii) recoupment and other legal and equitable defenses to performance by GLBL of its obligations under allegedly defaulted and/or rejected IPO Arrangements, including with respect to any potential suit to receive distributions from GLBL or to transfer or convert contractual and other entitlements in GLBL into Class A Common Stock (the “GLBL Contractual Defenses”); and (iv) claims and potential claims against SunEdison allegedly entitled to administrative priority under the Bankruptcy Code and other applicable law (the “GLBL Administrative Claims”, and together with the GLBL GUC Claims, the GLBL Rejection Claims and GLBL Contractual Defenses, the “GLBL Claims”);

WHEREAS, GLBL has asserted – and SunEdison has contested or may contest – that, absent assumption of the IPO Arrangements in accordance with the Bankruptcy Code, GLBL is not required to make distributions to SunEdison, to convert SunEdison’s interests in GLBL LLC into Class A Common Stock or to perform other material obligations arising under the IPO Arrangements, and GLBL has indicated that it does not intend to do so (and SunEdison will contest any such action by GLBL) unless (i) an acceptable settlement with SunEdison is implemented that resolves the GLBL Claims and the other disputes between GLBL and SunEdison, or (ii) a court of competent jurisdiction issues a final order directing GLBL’s performance;

WHEREAS, the Debtors have asserted (and the Committee (defined below) has sought to assert derivatively on the Debtors’ behalf) – and GLBL has contested or may contest – various claims against GLBL in

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respect of the Debtors’ alleged right to avoid, pursuant to sections 544, 547, 548 and 550 of the Bankruptcy Code, certain transfers made by the Debtors to GLBL prior to the Petition Date, including under the IPO Arrangements and subsequent transfers (the “Avoidance Actions”), along with various other claims against GLBL (the “Other SunEdison Claims”, and together with the Avoidance Actions, the “SunEdison Claims”);

WHEREAS, the GLBL Parties and the SunEdison Parties (together, the “Parties”) acknowledge that litigation in connection with the GLBL Claims, the SunEdison Claims and the other disputes between GLBL and SunEdison would cause the Parties to incur significant costs, delay the resolution of the Chapter 11 Cases and distributions to creditors, and complicate GLBL’s and SunEdison’s exploration of strategic alternatives;

WHEREAS, SunEdison has asserted – and GLBL has contested or may contest – that (a) through the SUNE Stockholders’ (defined below) Class B Common Stock of GLBL Inc, SunEdison Inc indirectly holds a majority of the voting power of GLBL Inc, and (b) SunEdison Inc has substantial economic rights in GLBL LLC through the SUNE Stockholders’ incentive distribution rights;

WHEREAS, on or about September 19, 2016, SunEdison and GLBL commenced a joint marketing process to solicit bids for part or all of the outstanding equity interests in GLBL, the procedures for which were negotiated by SunEdison and GLBL at arm’s-length;

WHEREAS, concurrently with the GLBL marketing process, the Parties have conducted lengthy, good-faith, arm’s-length negotiations regarding a comprehensive settlement of the GLBL Claims and the SunEdison Claims conditioned upon the closing of a GLBL strategic transaction and, at SunEdison’s request, approval of the TERP Settlement Agreement (defined below) by SunEdison, TERP and the Bankruptcy Court;

WHEREAS, on the date hereof, (a) GLBL Inc, Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), and BRE GLBL Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are entering into the Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”); and (b) GLBL Inc, Parent, Merger Sub, SunEdison Inc and SunEdison Holdings Corporation are entering into a Voting and Support Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Voting and Support Agreement”);

WHEREAS, the Merger Agreement contemplates that certain of the settlements and releases described in this Agreement will be conditions to the consummation of the transaction contemplated by the Merger Agreement;

WHEREAS, on the date hereof, TerraForm Power, Inc. (together with its direct and indirect subsidiaries, “TERP”) and certain of its direct and indirect subsidiaries are entering into a substantially similar settlement agreement with the SunEdison Parties (the “TERP Settlement Agreement”);

WHEREAS, the Board of Directors of GLBL Inc and its Conflicts Committee and the LLC Conflicts Committee (as defined in the Amended and Restated Limited Liability Company Agreement of GLBL LLC, dated as of August 5, 2015, between GLBL Inc and SunEdison Holdings Corporation, and as amended from time to time) (the “LLC Conflicts Committee”) have determined that the execution, delivery and performance by GLBL Inc, GLBL LLC and GLBL Operating LLC of this Agreement are in the best interests of GLBL; and

WHEREAS, the Board of Directors of SunEdison Inc has determined that the execution, delivery and performance by the SunEdison Parties of this Agreement are in the best interests of SunEdison.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, agrees as follows:

Section 1.	Binding Effect of Agreement.

This Agreement (i) shall be immediately binding on each GLBL Party and each SunEdison Party that is not a Debtor upon such Party’s execution and delivery of (A) a signature page to this Agreement or (B) a Subsidiary Joinder (defined below); provided that the Debtors shall use commercially reasonable efforts to have any non-Debtor SunEdison entity that commences chapter 11 cases in the Bankruptcy Court after the date hereof become a SunEdison Party for all purposes under this Agreement, and (ii) shall become binding on the Debtors upon the entry by the Bankruptcy Court of an order, substantially in the form attached hereto as Exhibit A,

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approving this Agreement and authorizing the Debtors to enter into and perform their obligations under this Agreement and granting further relief related thereto (the “Approval Order”); provided such Approval Order has not been stayed, reversed, vacated or modified on appeal; and provided, further, that the obligation of the Debtors under Section 2(f), Section 5 and Section 9 shall be immediately binding on the Debtors upon the execution and delivery of a signature page to this Agreement by SunEdison Inc. Upon the execution and delivery of this Agreement, this Agreement shall supersede in all respects the Memorandum of Understanding, dated January 20, 2017, by and among SunEdison Inc, GLBL Inc, GLBL LLC, TerraForm Power, Inc. and TerraForm Power, LLC (the “MOU”).

Section 2.	Consensual Rejection of the IPO Arrangements and Allocation of Consideration of Jointly Supported Transaction.

(a)   Notwithstanding any alleged default under the IPO Arrangements by SunEdison or any alleged subordination or arrearage for the benefit of the holders of Class A Common Stock of GLBL Inc or Class A units of GLBL LLC under the terms of the IPO Arrangements, the SunEdison Parties and the GLBL Parties agree that, upon the closing of a Jointly Supported Transaction (defined below) (the “Settlement Effective Time”), in exchange for (i) SunEdison Inc, SunEdison Holdings Corporation and SUNE ML1, LLC (together, the “SUNE Stockholders”) delivering to GLBL Inc or its designee (x) all of the Class B Common Stock of GLBL Inc issued or issuable to SunEdison and (y) all of the Class B units of GLBL LLC issued or issuable to SunEdison (the “Class B Units”), in each case free and clear of any interest under section 363 of the Bankruptcy Code as provided in the Transaction Approval Order (defined below), (ii) the termination and cancellation or delivery of the incentive distribution rights as described in this Section 2(a) and Section 2(d), and (iii) the releases, settlements, terminations and waivers contemplated by this Agreement, SunEdison shall receive 25.0% of the total consideration paid to or value received in respect of all GLBL Inc equity securities (including shares of common stock, options, restricted stock awards and restricted stock units) pursuant to the Jointly Supported Transaction. In furtherance of the foregoing, the SUNE Stockholders and the GLBL Parties agree that, for purposes of any Jointly Supported Transaction with the Bidder or any affiliate thereof under the terms of the Jointly Supported Transaction Agreement entered into by GLBL concurrently with the entry into this Agreement (such Jointly Supported Transaction Agreement, as it may be amended from time to time, the “Bidder Jointly Supported Transaction Agreement”): effective immediately prior to the Effective Time (as defined in the Bidder Jointly Supported Transaction Agreement) and conditioned on the occurrence of the Effective Time, (i) all Class B Units (as defined in the Fourth Amended and Restated Limited Liability Company Agreement of GLBL LLC, dated and effective as of August 5, 2015, as amended from time to time (the “GLBL LLC Operating Agreement”) held by SunEdison or any of its controlled affiliates in GLBL LLC shall be exchanged for shares of Class A common stock, par value $0.01 per share, of GLBL Inc (each, a “Class A Share”) representing 25% of the Class A Shares (on a fully-diluted basis, excluding any treasury shares) immediately following such exchange and, as a result of such exchange, immediately prior to the Effective Time and conditioned on the occurrence of the Effective Time, all shares of Class B Common Stock of GLBL Inc shall be automatically cancelled (the “Exchange”), and (ii) all outstanding IDRs (as defined in the GLBL LLC Operating Agreement) shall be cancelled (or, at GLBL Inc’s instructions, transferred to Parent or any of its affiliates). Exhibit G hereto sets forth for illustrative purposes the number of Class A Shares that SunEdison and its controlled affiliates would receive in the Exchange if the Exchange took place as of the close of business on March 1, 2017.

(b)   If after the date hereof, the SunEdison Parties acquire Class A Common Stock of GLBL (other than through conversion, exchange, redemption or termination of, or other action that would extinguish, their Class B Units and/or Class B Common Stock) and continue to be holders of such Class A Common Stock immediately prior to the closing of the Jointly Supported Transaction, upon the Settlement Effective Time, they shall receive, with respect to such Class A Common Stock and in addition to the distribution described in Section 2(a) above, their pro rata share of the total consideration paid to holders of Class A Common Stock pursuant to the Jointly Supported Transaction.

(c)   Upon the Settlement Effective Time, all agreements (other than this Agreement, other agreements entered into in connection with a Jointly Supported Transaction, confidentiality agreements, and the agreements set forth on Exhibit B hereto, which shall be amended from time to time to include any such additional agreements that the Parties may reasonably agree to preserve) between GLBL and the Debtors shall be rejected by the applicable Debtors on the Settlement Effective Time pursuant to the Approval Order, and the GLBL Parties shall be deemed to have no damages, claims or liabilities of any nature whatsoever (including, but not limited to, any administrative claims) arising from such rejections; it being understood and agreed that,

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subject to the occurrence of the Settlement Effective Time, the GLBL Parties shall not accrue any damages or claims between the date hereof and the date of such rejections or the date of termination of this Agreement. Upon the request of the GLBL Parties or Bidder or an alternative bidder, as applicable, the Parties shall negotiate in good faith to enter into transition services agreements with GLBL and/or Bidder or an alternative bidder, as applicable, with respect to such rejected agreements. Such transition services agreements shall contain customary terms and conditions (including payment to SunEdison) that the Parties shall work in good faith to finalize prior to the execution and delivery of the Jointly Supported Transaction Agreement.

(d)   Upon the Settlement Effective Time, the incentive distribution rights issued by GLBL LLC to the SUNE Stockholders shall automatically terminate and be cancelled, or be delivered to GLBL LLC or its designee, in each case, on the Settlement Effective Time and the SunEdison Parties will receive, in part, the consideration set forth in Section 2(a).

(e)   Upon the Settlement Effective Time, all agreements (other than this Agreement, other agreements entered into in connection with a Jointly Supported Transaction, confidentiality agreements, and the agreements set forth on Exhibit C hereto, which shall be amended from time to time to include any such additional agreements that the Parties may reasonably agree to preserve) between the GLBL Parties and any non-Debtor SunEdison Parties shall automatically terminate, and the GLBL Parties and the SunEdison Parties shall be deemed to have no liability thereunder. Upon the request of the GLBL Parties or Bidder or an alternative bidder, as applicable, the Parties shall negotiate in good faith to enter into transition services agreements with GLBL and/or Bidder or an alternative bidder, as applicable, with respect to such terminated agreements. Such transition services agreements shall contain customary terms and conditions (including payment to SunEdison) that the Parties shall work in good faith to finalize prior to the execution and delivery of the Jointly Supported Transaction Agreement. With respect to the intellectual property owned by or licensed to SunEdison and identified in Exhibit D hereto, the transition services agreements shall provide for the GLBL Parties’ continued use of such intellectual property for a reasonable transition period following the Settlement Effective Time in the manner and to the extent that it was used prior to the Settlement Effective Time; provided, that (i) such use shall be subject to the terms and conditions of the transition services agreement and any applicable agreements with third parties and (ii) the GLBL Parties’ shall pay any costs (including any consent costs) incurred by the Debtors to obtain the right for the GLBL Parties to continue to use the intellectual property owned by third parties.

(f)   If the Debtors file any Pleading (defined below) to reject any contract between a Debtor and a third party pursuant to which, to the Debtors’ actual knowledge, such third party provides services to GLBL, licenses intellectual property to SunEdison used or useful in the business of GLBL or otherwise transacts indirectly with or for the benefit of GLBL (a “GLBL Subcontract”), the Debtors shall notify GLBL Inc in writing that the Debtors believe they have filed a Pleading to reject a GLBL Subcontract, which notice shall identify such GLBL Subcontract and its relationship to GLBL. If requested in writing by the GLBL Parties within four business days of such notice, the Debtors shall, in lieu of rejection, use commercially reasonable efforts to assume and assign such contract to GLBL at GLBL’s sole cost and expense (including with respect to any cure amounts), to be paid to the Debtors and/or such third party prior to the effectiveness of any assumption and assignment thereof.

(g)   A “Jointly Supported Transaction” means (i) the transaction contemplated by the Merger Agreement or (ii) any alternative transaction that GLBL Inc and SunEdison Inc have agreed in writing, each in its sole discretion, is a “Jointly Supported Transaction” for purposes of this Agreement. A “Jointly Supported Transaction Agreement” means the Merger Agreement or the definitive documentation for another Jointly Supported Transaction, as applicable. Notwithstanding the foregoing, nothing in this Agreement shall limit in any respect GLBL’s ability to settle claims asserted against it by Renova Energia S.A (“Renova”), as described in Global Inc’s 2015 Annual Report filed on Form 10-K (the “Renova Claims”) through (i) the mediation ordered by the Consent Order Regarding Committee’s (I) D&O Standing Motion and (II) D&O Litigation Stay Motion, Official Committee of Unsecured Creditors v. Juan M. Rodriguez Beltran, et al., 16-01257 (December 28, 2016) (SMB), Docket No. 61, (ii) the repurchase of Class A Common Stock owned by Renova and/or its direct and indirect subsidiaries or (iii) a transaction consented to by Bidder or alternative bidder, as applicable.

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Section 3.	Preserved GLBL Claim.

The Parties hereby agree that:

(a)   Notwithstanding the occurrence of the Settlement Effective Time and the release set forth in Section 4(a), GLBL Inc shall have the right to prosecute general unsecured prepetition claims in any amount solely against SunEdison Inc in the Chapter 11 Cases (the “Preserved Comprehensive Unsecured Claim”); provided that, notwithstanding anything to the contrary herein, if the Official Committee of Unsecured Creditors in the Chapter 11 Cases (the “Committee”) executes and delivers a written agreement to support this Agreement and the settlements and releases contemplated herein on or prior to the seventh day after the date hereof, which agreement shall be satisfactory to both GLBL Inc and SunEdison Inc in their respective sole discretion, and the Committee does not materially breach such agreement prior to the Settlement Effective Time, then upon the Settlement Effective Time, the Preserved Comprehensive Unsecured Claim shall be waived and released.

(b)   In the event that the Preserved Comprehensive Unsecured Claim is not waived and released under Section 3(a), the rights of the Debtors, the Committee and any other party to oppose and object to the Preserved Comprehensive Unsecured Claim on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved.

(c)   Notwithstanding the occurrence of the Settlement Effective Time, the release set forth in Section 4(a), and the waiver (if any) of the Preserved Comprehensive Unsecured Claim, GLBL Inc shall have the right to prosecute a general unsecured prepetition claim in an amount not to exceed $220 million, plus fees and interest on any final judgment related thereto (if any) as determined by the applicable court, against SunEdison Inc in the Chapter 11 Cases in connection with any and all claims that the GLBL Parties have now or may have in the future against the Debtors related to the Renova Claims (the “Preserved Renova Unsecured Claims”), and the rights of the Debtors and the Committee to oppose and object to any such general unsecured prepetition claim on any grounds are preserved.

(d)   Amounts, if any, payable to GLBL Inc on account of the Preserved Comprehensive Unsecured Claim and the Preserved Renova Unsecured Claims are for the benefit of the holders of Class A Common Stock of GLBL Inc as of immediately prior to the closing of the Jointly Supported Transaction (including, for the avoidance of doubt, SunEdison Inc, including if SunEdison is a holder of Class A Common Stock of GLBL Inc as of immediately prior to the closing of the Jointly Supported Transaction, including as a result of the Exchange, redemption of, or other action that would extinguish its Class B Units and Class B Common Stock) and shall be distributed by GLBL Inc to such stockholders in such manner as GLBL Inc shall determine.

Section 4.	Mutual Releases.

(a)   Effective upon the Settlement Effective Time, the GLBL Parties, for themselves and on behalf of their respective trustees, executors, estates, heirs and assigns (the “GLBL Releasing Parties”) hereby fully and forever release, discharge and acquit SunEdison and SunEdison’s trustees, executors, estates, heirs and assigns, and each of their respective current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors, in each case solely in their capacities as such (other than GLBL and TERP) (the “SunEdison Released Parties”) from any and all claims, actions, suits, debts, covenants, contracts, controversies, agreements, promises, judgments, executions, rights, damages, costs, expenses, claims, and any and all demands and causes of action of every kind, nature and character whatsoever, at law or in equity, whether based on contract (including, without limitation, quasi contract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of fiduciary duty, recklessness, gross negligence, willful misconduct or negligence) or otherwise, accrued or unaccrued, known or unknown, matured, unmatured, liquidated or unliquidated, certain or contingent (collectively, “Claims”), that the GLBL Releasing Parties ever had, now have or may hereafter have against the SunEdison Released Parties for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through the Settlement Effective Time, including but not limited to the GLBL Claims; provided that the GLBL Releasing Parties do not release, discharge or acquit the SunEdison Released Parties from (i) any Claim to enforce, or for damages for breach of, this Agreement, the Jointly Supported Transaction Agreement, the Voting and Support Agreement, any agreement not rejected or terminated pursuant to Section 2(c) and 2(e), or any other contract, instrument, release or other agreement or document created or entered into in connection with this Agreement or the Jointly Supported Transaction, or (ii) the Preserved Comprehensive Unsecured Claim and the Preserved

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Renova Unsecured Claims, or (iii) any Claim against any direct or indirect subsidiary of SunEdison Inc that is not a SunEdison Party and that commences any action or proceeding with respect to a Claim against a GLBL Released Party (as defined below) other than a Claim described in the proviso in Section 4(b)(i) below.

(b)   Effective upon the Settlement Effective Time, the SunEdison Parties, for themselves and on behalf of their respective trustees, executors, estates, heirs and assigns (the “SunEdison Releasing Parties”) hereby fully and forever release, discharge and acquit GLBL and GLBL’s trustees, executors, estates, heirs and assigns, and each of their respective current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors, in each case solely in their capacities as such (other than SunEdison and TERP) (the “GLBL Released Parties”) from any and all Claims that the SunEdison Releasing Parties ever had, now have or may hereafter have against the GLBL Released Parties for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through the Settlement Effective Time, including but not limited to the SunEdison Claims; provided that the SunEdison Releasing Parties do not release, discharge or acquit the GLBL Released Parties from (i) any Claim to enforce or for damages for breach of, this Agreement, the Jointly Supported Transaction Agreement, the Voting and Support Agreement, any agreement not rejected or terminated pursuant to Section 2(c) and 2(e), or any contract, instrument, release or other agreement or document created or entered into in connection with this Agreement or the Jointly Supported Transaction or (ii) any Claim against any direct or indirect subsidiary of GLBL Inc that is not a GLBL Party and that commences any action or proceeding with respect to a Claim against a SunEdison Released Party (as defined below) other than a Claim described in the proviso in Section 4(a)(i) or 4(a)(ii) above.

(c)   The Parties hereby agree to hold in abeyance any and all discovery requests related to (i) any Claims released in this Section 4 unless and until this Agreement is terminated in accordance with its terms, and (ii) the Preserved Comprehensive Unsecured Claim until the Approval Order has been entered; provided that the SunEdison Parties reserve the right to make discovery requests relating to Claims brought against SunEdison by entities other than the GLBL Releasing Parties and, subject to the potential applicability of the automatic stay, the GLBL Parties reserve the right to make discovery requests relating to Claims brought against GLBL by entities other than the SunEdison Releasing Parties.

(d)   Notwithstanding anything to the contrary in this Section 4, the Parties’ rights, if any, to access any insurance policies, including those under which SunEdison or GLBL is insured, or the proceeds thereof in their respective capacities as insureds thereunder, including, but not limited to, (i) directors’ and officers’ insurance policies, (ii) employee liability insurance policies, (iii) property, casualty and liability insurance policies and (iv) module and other warranty insurance policies, shall not be affected or diminished by this Agreement (even if Claims related thereto are released against the SunEdison Released Parties or the GLBL Released Parties pursuant to this Agreement), and the rights and defenses of all Parties are reserved with respect thereto.

(e)   For the avoidance of doubt, nothing in this Agreement is intended, or shall be construed, to release any Claims by or on behalf of (i) the GLBL Parties against GLBL’s own current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors acting in their capacities as such (regardless of whether such persons are or were also officers, directors or employees of SunEdison), or (ii) the SunEdison Parties against SunEdison’s own current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors acting in their capacities as such (regardless of whether such persons are or were also officers, directors or employees of GLBL).

(f)   Effective upon the entry of the Approval Order, the GLBL Releasing Parties hereby fully and forever release, discharge and acquit any Buyer of any and all renewable energy projects owned by SunEdison (the “SunEdison Projects”) from any and all Claims arising out of, in connection with, or relating to their acquisition of such SunEdison Projects (which shall include, without limitation, the release and waiver of any right of first offer or similar rights held by the GLBL Releasing Parties in connection with any SunEdison Projects, and shall extend to the SunEdison Project companies themselves); provided that it is agreed and stipulated that, prior to the Settlement Effective Time upon which time the releases in Section 4(a) shall become effective, such releases and waivers shall not reduce, diminish or modify GLBL’s Claims against the Debtors in the Chapter 11 Cases in any respect, with such Claims to be treated as if such releases and waivers were never granted, other than any acquisition of SunEdison Projects in connection with such Buyer’s or its affiliates’ direct or indirect acquisition of all or a part of the equity or assets of GLBL or TERP (under a sale, plan of

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reorganization, plan of liquidation or otherwise). For purposes of this Section 4(f), “Buyer” means any prospective or actual third-party buyer of a SunEdison Project. Notwithstanding anything to the contrary in this Agreement, the releases contained in this Section 4(f) shall survive the termination of this Agreement.

(g)   THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR LEGAL COUNSEL AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

BEING AWARE OF SAID CODE SECTION, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

Section 5.	SunEdison’s Support Obligations.

(a)   Within four (4) business days of the date hereof, the Debtors shall file with the Bankruptcy Court a motion seeking entry of the Approval Order.

(b)   The Debtors shall use commercially reasonable efforts to obtain entry of the Approval Order and the TERP Approval Order (defined below) and to make such orders Final Orders, in each case, as promptly as possible. For the avoidance of doubt, commercially reasonable efforts shall include the proposal of Potential Avoidance Claims Allocations (as such term is defined in the Approval Order) that the Debtors believe to be reasonable and consistent with the applicable legal standards for entry of the Approval Order and the TERP Approval Order. SunEdison shall request an initial hearing date with respect to the Approval Order and TERP Approval Order to be scheduled no later than April 10, 2017. A “Final Order” means an order or judgment of the Bankruptcy Court entered by the clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, either (i) no stay of such order or judgment shall be in effect, (ii) no motion or application for a stay of such order or judgment shall be filed and pending or such motion or application shall have been denied, or (iii) if a stay of such order or judgment has been granted, then (x) the stay shall have been dissolved or (y) such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order not to be a Final Order.

(c)   The SunEdison Parties shall pursue in good faith the satisfaction of the conditions precedent to the transactions contemplated by the Merger Agreement or any alternative Jointly Supported Transaction Agreement.

(d)   Until the Settlement Effective Time, the SunEdison Parties shall cooperate in good faith with GLBL to resolve, prior to the Settlement Effective Time, administrative and operational matters and outstanding ordinary course claims between GLBL and SunEdison, including the claims and matters listed on Exhibit E; provided that the GLBL Parties shall reimburse (or shall cause their subsidiaries that are not GLBL Parties to reimburse) SunEdison for the reasonable and documented out-of-pocket costs of engaging third parties (other than the Debtors’ retained professionals in the Chapter 11 Cases) to provide administrative or operational services to GLBL.

(e)   Except as contemplated by the Voting and Support Agreement, the SunEdison Parties shall not, without the prior written consent of GLBL Inc and GLBL LLC, (i) file or support any motion, application,

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pleading or other document, including any plan of reorganization and the disclosure statement relating thereto (each, a “Pleading” and collectively, “Pleadings”) (or make any comments on the record before the Bankruptcy Court), or (ii) enter into, or agree to enter into, any disposition or transfer of any assets of GLBL or equity interests in GLBL or other transaction, in each of cases (i) and (ii) that is inconsistent with this Agreement, a Consistent Plan (defined below) or the Jointly Supported Transaction or that in any way undermines their support for this Agreement. The SunEdison Parties shall use commercially reasonable efforts to work collaboratively with GLBL to implement the settlement and other obligations set forth in this Agreement; provided that prior to the entry of the Transaction Approval Order (defined below), the restrictions and obligations in this paragraph (e) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of SunEdison Inc has determined in good faith based on the information then available and after consultation with SunEdison Inc’s financial and legal advisors is reasonably likely to result in a SunEdison Standalone Superior Proposal (as defined in the Voting and Support Agreement as in effect on the date hereof).

(f)   Except as contemplated by the Voting and Support Agreement, the SunEdison Parties shall not, without the prior written consent of GLBL Inc and GLBL LLC, directly or indirectly, seek, solicit, negotiate, support, propose, entertain or engage in any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any transaction or any plan of reorganization or liquidation unless such transaction or plan is consistent with this Agreement or the Jointly Supported Transaction, and also seek, in the case of a plan of reorganization or liquidation (such plan, a “Consistent Plan”), exculpations (to the extent permitted under applicable law) for GLBL Inc, GLBL LLC and their respective former and current partners, agents, officers, directors, employees, representatives, attorneys and advisors (who served in such roles after the Petition Date); provided that prior to the entry of the Transaction Approval Order, the restrictions and obligations in this paragraph (f) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of SunEdison Inc has determined in good faith based on the information then available and after consultation with SunEdison Inc’s financial and legal advisors is reasonably likely to result in a SunEdison Standalone Superior Proposal (as defined in the Voting and Support Agreement as in effect on the date hereof).

(g)   Subject to Section 5(f) above, the SunEdison Parties agree that they will promptly (and, in any event, within twenty-four (24) hours) notify GLBL Inc and GLBL LLC if SunEdison receives any inquiries, proposals or offers with respect to an Acquisition Proposal (as defined in the Jointly Supported Transaction Agreement or, prior to execution and delivery of the Jointly Supported Transaction Agreement, the latest draft Jointly Supported Transaction Agreement approved by each of GLBL Inc, GLBL LLC and SunEdison Inc, as applicable), any non-public information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of the person or group of persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep GLBL Inc reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(h)   The SunEdison Parties shall use commercially reasonable efforts to cause SunEdison Inc’s non-debtor direct and indirect subsidiaries to execute and deliver joinders to this Agreement substantially in the form of Exhibit F (“Subsidiary Joinders”) to SunEdison Inc, GLBL Inc, GLBL LLC and GLBL Operating on or prior to the Settlement Effective Time.

Section 6.	GLBL’s Support Obligations.

(a)   The GLBL Parties shall pursue in good faith the satisfaction of the conditions precedent to the transactions contemplated by the Merger Agreement or any alternative Jointly Supported Transaction Agreement.

(b)   Until the Settlement Effective Time, the GLBL Parties shall cooperate in good faith with SunEdison to resolve, prior to the Settlement Effective Time, administrative and operational matters and outstanding ordinary course claims between GLBL and SunEdison, including the claims and matters listed on Exhibit E; provided that the SunEdison Parties shall reimburse (or shall cause their subsidiaries that are not SunEdison Parties to reimburse) GLBL for the reasonable and documented out-of-pocket costs of engaging third parties (other than GLBL’s retained general corporate professionals) to provide administrative or operational services to SunEdison.

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(c)   The GLBL Parties shall not, without the prior written consent of SunEdison Inc, file or support any Pleading (or make any comments on the record before the Bankruptcy Court) that is inconsistent with this Agreement or the Jointly Supported Transaction, or that in any way undermines their support for this Agreement. The GLBL Parties shall use commercially reasonable efforts to work collaboratively with SunEdison to implement the settlement and other obligations set forth in this Agreement; provided that prior to the time the Requisite Company Vote (as defined in the Jointly Supported Transaction Agreement) is obtained, the restrictions and obligations in this paragraph © shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of GLBL Inc and the LLC Conflicts Committee has determined in good faith based on the information then available and after consultation with GLBL’s financial and legal advisors is reasonably likely to result in a Superior Proposal (as defined in the Jointly Supported Transaction Agreement).

(d)   The GLBL Parties shall support, and not, directly or indirectly, object to, litigate against, or otherwise impair, hinder, or delay the Debtors’ pursuit of entry of the Approval Order.

(e)   Except with the prior written consent of SunEdison Inc, the GLBL Parties shall not, directly or indirectly, seek, solicit, negotiate, support, propose, entertain or engage in any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any transaction, settlement with SunEdison or plan of reorganization or liquidation for the Debtors unless such transaction, settlement or plan is consistent with this Agreement and the Jointly Supported Transaction; provided that prior to the time the Requisite Company Vote is obtained, the restrictions and obligations in this paragraph (e) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of GLBL Inc and the LLC Conflicts Committee has determined in good faith based on the information then available and after consultation with GLBL’s financial and legal advisors is reasonably likely to result in a Superior Proposal (as defined in the Jointly Supported Transaction Agreement).

(f)   Subject to Section 6(e) above, the GLBL Parties agree that they will promptly (and, in any event, within twenty-four (24) hours) notify SunEdison Inc if GLBL receives any inquiries, proposals or offers with respect to an Acquisition Proposal (as defined in the Jointly Supported Transaction Agreement), any non-public information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of the person or group of persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep SunEdison Inc reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(g)   The GLBL Parties shall use commercially reasonable efforts to cause the direct and indirect subsidiaries of GLBL Inc to execute and deliver Subsidiary Joinders to SunEdison Inc, GLBL Inc, GLBL LLC and GLBL Operating on or prior to the Settlement Effective Time, including any direct or indirect subsidiaries of GLBL Inc that have or may file claims in the Chapter 11 Cases.

Section 7.	Representations and Warranties of the Parties.

To induce each other Party to enter into and perform its obligations under this Agreement, each Party, severally but not jointly, represents, warrants and acknowledges, as of the date hereof and as of Settlement Effective Time, as follows:

(a)   Authority. (i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite corporate, partnership, limited liability company or other power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, and (ii) the execution, delivery and performance by it under this Agreement and the other documents and instruments contemplated hereby to which it is contemplated to be a party (other than a Jointly Supported Transaction Agreement and the Voting and Support Agreement) and the consummation of the transactions contemplated herein and therein (other than an Exclusivity Agreement or a Jointly Supported Transaction), have been duly authorized by all necessary action on its part (including, in the case of the GLBL Parties (other than GLBL Inc), approval of the LLC Conflicts Committee), and no other actions or proceedings on its part are necessary to authorize and approve this Agreement, other than, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

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(b)   Validity. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(c)   No Conflict. Its execution, delivery and performance (when such performance is due) of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its or their subsidiaries’ certificates of incorporation or bylaws or other organizational documents, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(d)   Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority or regulatory body is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by it of this Agreement, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(e)   No Reliance. It (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any other Party, or any of its affiliates, or any officer, employee, agent or representative thereof, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon each other Party’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

Section 8.	Termination.

(a)   This Agreement may be terminated at any time prior to the Settlement Effective Time by the mutual written consent of SunEdison Inc, GLBL Inc and GLBL LLC.

(b)   This Agreement may be terminated at any time prior to the Settlement Effective Time by written notice from GLBL Inc or GLBL LLC if the GLBL Parties are not in material breach of any of their representations, warranties, covenants or agreements under this Agreement, and:

(i)   (A) there has been a material breach of any representation, warranty, covenant or agreement made by the SunEdison Parties in this Agreement or the Voting and Support Agreement, and (B) such breach has not been cured by the SunEdison Parties within ten (10) business days after receipt of written notice thereof from GLBL Inc or GLBL LLC demanding such cure;

(ii)   a motion seeking entry of the Approval Order has not been filed with the Bankruptcy Court within four (4) business days after the date hereof and the reason for such failure to file the motion is not the GLBL Parties’ failure to consent to the form thereof;

(iii)   the Bankruptcy Court enters an order that is materially inconsistent in a manner adverse to the GLBL Parties with the Approval Order or the order approving the TERP Settlement Agreement (the “TERP Approval Order”);

(iv)   an order in form and substance reasonably acceptable to GLBL and to the Debtors approving the Debtors’ entry into the Voting and Support Agreement and authorizing a Jointly Supported Transaction (the “Transaction Approval Order”) (A) has not been entered by the Bankruptcy Court on or before May 18, 2017; provided that such date shall be extended to June 30, 2017 if the Debtors are prosecuting entry of the Transaction Approval Order in good faith in a contested matter or (B) the Transaction Approval Order has not become a Final Order by July 15, 2017;

(v)   the Approval Order and an order approving the TERP Settlement Agreement (the “TERP Approval Order”) (A) have not each been entered by the Bankruptcy Court on or before May 18, 2017; provided that such date shall be extended to June 30, 2017 if the Debtors are prosecuting entry of the Approval Order and/or the TERP Approval Order in good faith in a contested matter or (B) the Approval Order and the TERP Approval Order have not become Final Orders by July 15, 2017;

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(vi)   the SunEdison Parties file a Pleading that is materially inconsistent with this Agreement, if such Pleading is not withdrawn, after receipt of written notice thereof from GLBL Inc or GLBL LLC, prior to the earlier of (A) the third (3rd) business day after receipt of such notice and (B) the hearing to which such Pleading pertains;

(vii)   the Chapter 11 Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, and such dismissal or conversion contains provisions that are materially and adversely inconsistent with this Agreement, the Approval Order or the TERP Approval Order;

(viii)   the Voting and Support Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(ix)   the Jointly Supported Transaction Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction; or

(x)   the SunEdison Parties fail to use commercially reasonable efforts to cause the execution and delivery of the Subsidiary Joinders for each of SunEdison Inc’s non-debtor direct and indirect subsidiaries reasonably requested by GLBL by the earlier of (A) July 1, 2017 and (B) ten (10) business days prior to the expected Settlement Effective Time; provided that prior to exercising such right to terminate this Agreement, GLBL Inc or GLBL LLC shall provide written notice to the SunEdison Parties identifying any such subsidiaries. If, within nine (9) business days after receipt of such notice, the SunEdison Parties cause such subsidiaries to execute and deliver Subsidiary Joinders, then GLBL Inc and GLBL LLC shall not be entitled to terminate this Agreement pursuant to this Section 8(b)(x).

(c)   This Agreement may be terminated at any time prior to the Settlement Effective Time by written notice from SunEdison Inc if the SunEdison Parties are not in material breach of any of their representations, warranties, covenants or agreements under this Agreement, and:

(i)   (A) there has been a material breach of any representation, warranty, covenant or agreement made by the GLBL Parties in this Agreement, and (B) such breach has not been cured by the GLBL Parties within ten (10) business days after receipt of written notice thereof from SunEdison Inc demanding such cure;

(ii)   the GLBL Parties file a Pleading that is materially inconsistent with this Agreement, if such Pleading is not withdrawn, after receipt of written notice thereof from SunEdison Inc, prior to the earlier of (A) the third (3rd) business day after receipt of such notice and (B) the hearing to which such Pleading pertains;

(iii)   the Jointly Supported Transaction Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(iv)   the Voting and Support Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(v)   the Transaction Approval Order has not been entered by the Bankruptcy Court on or before July 31, 2017; or

(vi)   the Approval Order and the GLBL Approval Order have not been entered by the Bankruptcy Court on or before July 31, 2017.

(vii)   the GLBL Parties fail to use commercially reasonable efforts to cause the execution and delivery of the Subsidiary Joinders by each of direct and indirect subsidiaries of GLBL Operating by the earlier of (A) July 1, 2017 and (B) ten (10) business days prior to the expected Settlement Effective Time; provided that prior to exercising such right to terminate this Agreement, SunEdison Inc shall provide written notice to the GLBL Parties identifying any such subsidiaries. If, within nine (9) business days after receipt of such notice, the GLBL Parties either (A) cause such subsidiaries to execute and deliver Subsidiary Joinders or (B) provide the SunEdison Parties with an indemnity, on terms substantially in the form attached hereto as Exhibit H, for any Claims asserted against the SunEdison Parties by such subsidiaries that, if such subsidiaries executed and delivered Subsidiary Joinders, would be released pursuant to this Agreement against the Parties, then SunEdison Inc shall not be entitled to terminate this Agreement pursuant to this Section 8(c)(vii).

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(d)   Upon termination of this Agreement in accordance with this Section 8, excluding the provisions of this Agreement that expressly survive any termination thereof: (i) this Agreement shall be of no further force and effect and (ii) each Party shall be released from its commitments, undertakings, and agreements under this Agreement and shall have the rights that it would have had had it not entered into this Agreement; provided, however, that upon such termination, nothing contained herein shall be deemed or construed as a waiver, admission, concession, res judicata, collateral estoppel, or otherwise relevant in connection with any subsequent action, cause of action, or proceeding.

(e)   Notwithstanding anything to the contrary in this Section 8, no Party may terminate this Agreement pursuant to Section 8(b) (other than clauses (i) and (ix) thereunder) or Section 8(c) (other than clauses (i) and (iii) thereunder) after the time the Requisite Company Vote is obtained.

Section 9.	Transfers and Conversions.

(a)   Each of the GLBL Parties agrees that, during the term of this Agreement, it shall not directly or indirectly, sell, transfer, convey, participate, assign, encumber, hypothecate or otherwise dispose of, in whole or in part, (“Transfer”) any Claims that it has against SunEdison, and each of the SunEdison Parties agrees that, during the term of this Agreement, it shall not directly or indirectly, sell, transfer, convey, participate, assign, encumber, hypothecate or otherwise dispose of, in whole or in part, any Claims that it has against GLBL; provided that in each case, a Party may pledge or encumber Claims in connection with existing secured debt incurred or guaranteed by such Party or the refinancing or modification thereof.

(b)   During the term of this Agreement, the SunEdison Parties agree that they shall not (i) seek to convert, exchange, redeem, terminate or take any other action that would extinguish their Class B Units and or Class B Common Stock into Class A Common Stock, other than at the closing of a Jointly Supported Transaction in accordance with the terms of a Jointly Supported Transaction Agreement or (ii) Transfer any Class B Units or Class B Common Stock to any entity that is not, at the time of such transfer, a SunEdison Party.

Section 10.	Miscellaneous.

(a)   Complete Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and nullifies all prior agreements, oral or written, among the Parties with respect thereto, including the MOU. The Parties acknowledge that the terms set forth in this Agreement do not represent, nor should they be construed as, a binding commitment or obligation of any GLBL Parties or SunEdison Parties to enter into a Jointly Supported Transaction Agreement.

(b)   Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the Bankruptcy Court and, solely in connection with claims arising under this Agreement: (i) irrevocably submits to the exclusive jurisdiction and the authority of the Bankruptcy Court, (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(b). It is understood and agreed that money damages may not be a sufficient remedy for any breach or threatened breach of this Agreement and that each Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach by the other to the extent permitted by law.

(c)   Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of such Party.

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(d)   Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code.

(e)   Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement among the Parties. Nothing herein shall be deemed an admission of any kind. To the extent provided by Federal Rule of Evidence 408, and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than proceedings to approve the Approval Order or to enforce the terms of this Agreement.

(f)   Successors and Assigns; No Third Party Beneficiaries. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. Except as otherwise explicitly set forth herein, nothing in this Agreement is intended to benefit or create any right or cause of action in or on behalf of any person other than the Parties (and their affiliated persons and entities who are expressly described as beneficiaries of the releases and settlements set forth herein).

(g)   Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

if to SunEdison Inc or the SunEdison Parties, to:

SunEdison, Inc.
13736 Riverport Dr.
Maryland Heights, Missouri 63043
Attn: General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Jay M. Goffman and J. Eric Ivester
Email: jay.goffman@skadden.com eric.ivester@skadden.com

if to GLBL Inc, to:

TerraForm Global, Inc.
7550 Wisconsin Ave., 9th Floor
Bethesda, Maryland 20814
Attn: General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Andrew G. Dietderich
Email: dietdericha@sullcrom.com

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and

Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP
1801 K Street, N.W., Suite 411L
Washington, D.C. 20006
Attn: Ariel N. Lavinbuk
Email: alavinbuk@robbinsrussell.com

if to GLBL LLC or the GLBL Parties, to:

TerraForm Global, LLC
7550 Wisconsin Ave., 9th Floor
Bethesda, Maryland 20814
Attn: General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Andrew G. Dietderich
Email: dietdericha@sullcrom.com

and

Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP
1801 K Street, N.W., Suite 411L
Washington, D.C. 20006
Attn: Ariel N. Lavinbuk
Email: alavinbuk@robbinsrussell.com

or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail, or courier shall be effective when received. Notwithstanding the potential applicability of the automatic stay of section 362 of the Bankruptcy Code, the Debtors consent to the GLBL Parties’ delivery of notices to the Debtors pursuant to this Agreement.

(h)   Amendments. This Agreement may not be modified or amended in any way except in a writing with the mutual agreement of SunEdison Inc, GLBL Inc and GLBL LLC.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SUNEDISON, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Executive Officer and Chief Restructuring Officer

SUNEDISON HOLDINGS CORPORATION

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNE ML1, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

TERRAFORM PRIVATE HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

ENFLEX CORPORATION

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNEDISON DG, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNEDISON UTILITY HOLDINGS, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

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SUNEDISON INTERNATIONAL, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

MEMC PASADENA, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SOLAICX

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNEDISON CONTRACTING, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

NVT, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

NVT LICENSES, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

TEAM-SOLAR, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNEDISON CANADA, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

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FOTOWATIO RENEWABLE VENTURES, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SILVER RIDGE POWER HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNEDISON INTERNATIONAL, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNEDISON, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNE WIND HOLDINGS, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNE HAWAII SOLAR HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

FIRST WIND SOLAR PORTFOLIO, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

FIRST WIND CALIFORNIA HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

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SEV MERGER SUB, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

PVT SOLAR, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNEDISON RESIDENTIAL SERVICES, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNFLOWER RENEWABLE HOLDINGS 1, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

BLUE SKY WEST CAPITAL, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

FIRST WIND OAKFIELD PORTFOLIO, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

FIRST WIND PANHANDLE HOLDINGS III, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

DSP RENEWABLES, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

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HANCOCK RENEWABLES HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

EVERSTREAM HOLDCO FUND I, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

BUCKTHORN RENEWABLES HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

GREENMOUNTAIN WIND HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

RATTLESNAKE FLAT HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SOMERSET WIND HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNE WAIAWA HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNE MN DEVELOPMENT, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

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SUNE MINNESOTA HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

SUNE MN DEVELOPMENT HOLDINGS, LLC

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

TERRAFORM GLOBAL, INC., as Company

By:	/s/ Peter Blackmore
Name: Peter Blackmore
Title: Chairman and Interim Chief Executive Officer

TERRAFORM GLOBAL, LLC

BY:	TerraForm Global, Inc., its Managing Member

By:	/s/ Peter Blackmore
Name: Peter Blackmore
Title: Chairman and Interim Chief Executive Officer

TERRAFORM GLOBAL OPERATING, LLC

BY:	TerraForm Global, LLC, its Managing Member

By:	/s/ Peter Blackmore
Name: Peter Blackmore
Title: Chairman and Interim Chief Executive Officer

B-1-20

EXHIBIT A

Approval Order

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re: SUNEDISON, INC., et al., Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 16-10992 (SMB) (Jointly Administered)

ORDER GRANTING DEBTORS’ MOTION FOR ORDER PURSUANT TO
BANKRUPTCY CODE SECTIONS 105, 363(B), AND 365 AND BANKRUPTCY RULES
6004 AND 9019 AUTHORIZING AND APPROVING CERTAIN SETTLEMENT
AGREEMENTS AMONG THE DEBTORS AND THE YIELDCOS

Upon the motion (the “Motion”)2 of the Debtors for an Order, pursuant to sections 105(a), 363(b), and 365 of title 11 of the United States Code (the “Bankruptcy Code”), and Rules 9019 and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) (a) authorizing and approving the Debtors’ entry into (i) that certain Settlement Agreement, dated as of March 6, 2017, by and among the SunEdison Parties and the TERP Parties, attached hereto as Annex A (the “TERP Settlement Agreement”) and (ii) that certain Settlement Agreement, dated as of March 6, 2017, by and among the SunEdison Parties and the Global Parties, attached hereto as Annex B (the “GLBL Settlement Agreement,” and together with the TERP Settlement Agreement, the “Settlement Agreements”), (b) approving the Debtors’ performance of their obligations under the Settlement Agreements, (c) approving and effectuating (i) the releases provided by (x) the TERP Releasing Parties as and to the full extent set forth in Section 3(a), if applicable, and Section 4(a) and 4(f) of the TERP Settlement Agreement and (y) the SunEdison Releasing Parties as and to the full extent set forth in Section 4(b) of the TERP Settlement Agreement (collectively, the “TERP Releases”) and (ii) the releases provided by (x) the GLBL Releasing Parties as and to the full extent set forth in Section 3(a), if applicable, and Sections 4(a) and 4(f) of the GLBL Settlement Agreement and (y) the SunEdison Releasing Parties as and to the full extent set forth in Section 4(b) of the GLBL Settlement Agreement (collectively, the “GLBL Releases” and together with the TERP Releases, the “Releases”), in each case, solely when effective under the terms of the applicable Settlement Agreement, and (d) approving the allocation of the consideration to be received by the Debtors on account of the Avoidance Actions in connection with the Jointly Supported Transaction; and upon the supporting Declarations; and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the Debtors, their estates, their creditors, their stakeholders, and other parties in interest; and good cause appearing therefor, it is hereby

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number are as follows: SunEdison, Inc. (5767); SunEdison DG, LLC (N/A); SUNE Wind Holdings, Inc. (2144); SUNE Hawaii Solar Holdings, LLC (0994); First Wind Solar Portfolio, LLC (5014); First Wind California Holdings, LLC (7697); SunEdison Holdings Corporation (8669); SunEdison Utility Holdings, Inc. (6443); SunEdison International, Inc. (4551); SUNE ML 1, LLC (3132); MEMC Pasadena, Inc. (5238); Solaicx (1969); SunEdison Contracting, LLC (3819); NVT, LLC (5370); NVT Licenses, LLC (5445); Team-Solar, Inc. (7782); SunEdison Canada, LLC (6287); Enflex Corporation (5515); Fotowatio Renewable Ventures, Inc. (1788); Silver Ridge Power Holdings, LLC (5886); SunEdison International, LLC (1567); Sun Edison LLC (1450); SunEdison Products Singapore Pte. Ltd. (7373); SunEdison Residential Services, LLC (5787); PVT Solar, Inc. (3308); SEV Merger Sub Inc. (N/A); Sunflower Renewable Holdings 1, LLC (6273); Blue Sky West Capital, LLC (7962); First Wind Oakfield Portfolio, LLC (3711); First Wind Panhandle Holdings III, LLC (4238); DSP Renewables, LLC (5513); Hancock Renewables Holdings, LLC (N/A); EverStream HoldCo Fund I, LLC (9564); Buckthorn Renewables Holdings, LLC (7616); Greenmountain Wind Holdings, LLC (N/A); Rattlesnake Flat Holdings, LLC (N/A); Somerset Wind Holdings, LLC (N/A); SunE Waiawa Holdings, LLC (9757); SunE MN Development, LLC (8669); SunE MN Development Holdings, LLC (5388); and SunE Minnesota Holdings, LLC (8926). The address of the Debtors’ corporate headquarters is 13736 Riverport Dr., Maryland Heights, Missouri 63043.
[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

B-1-21

FOUND AND DETERMINED THAT:3

A.      Jurisdiction and Venue. The Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue of these cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

B.      Hearing and Notice. A hearing on the Motion was held by this Court on [•], 2017 (the “Hearing”). As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate, and sufficient notice of the Motion, the Hearing, and the Settlement Agreements has been provided in accordance with sections 362, 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004 and 9006, Rule 6006-1 of the Local Rules for the United States Bankruptcy Court for the Southern District of New York (the “Local Bankruptcy Rules”) and this Court’s case management procedures, (ii) such notice was good, sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Hearing, or the Settlement Agreements is or shall be required.

C.      Opportunity to Object. A fair and reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities.

D.      Settlement and Compromise. As is more specifically described in the recitals to the Settlement Agreements, the Debtors have asserted claims against the Yieldcos, the Yieldcos have asserted claims against the Debtors, and each has asserted defenses to the rights and claims of the other (collectively, the “Claims and Defenses”). The Claims and Defenses include allegations by the Debtors that certain transfers to or for the benefit of the Yieldcos or the value thereof are avoidable by or payable to the Debtors (the “Potential Avoidance Claims”). The Motion describes, and each Settlement Agreement contemplates, a comprehensive release and settlement of certain Claims and Defenses (the “Yieldco Compromises and Settlements”), which are supported by valuable consideration. Specifically, (i) the TERP Settlement Agreement provides that, subject to its terms and conditions, (A) solely in accordance with Section 2(a) thereof, upon the closing of a Jointly Supported Transaction for TERP, the Debtors shall receive 36.9% of the total consideration paid to or value received in respect of all TERP Inc equity securities (including shares of common stock, options, restricted stock awards and restricted stock units issued and outstanding immediately prior to the consummation of such Jointly Supported Transaction) (the “M&A Conversion”) and (B) solely in accordance with Sections 2(a) and Section 2(h) thereof, if the Jointly Supported Transaction Agreement is terminated under certain circumstances, SunEdison shall have the right to elect to receive newly-issued Class A Common Stock of TERP Inc constituting 36.9% of the aggregate issued and outstanding Class A Common Stock of TERP Inc on a fully-diluted, as converted basis (including options, restricted stock awards and restricted stock units) as of the issuance of such Class A Common Stock (the “Stand-Alone Conversion,” and together with the M&A Conversion, the “TERP Settlement Value”), and (ii) the GLBL Settlement Agreement provides that, subject to its terms and conditions and solely in accordance with Section 2(a) thereof, upon the closing of a Jointly Supported Transaction for GLBL, the Debtors shall receive 25.0% of the total consideration paid to or value received in respect of all GLBL Inc equity securities (including shares of common stock, options, restricted stock awards and restricted stock units) (the “GLBL Settlement Value” and, together with TERP Settlement Value, the “Aggregate Settlement Value”), in each case, pursuant to the applicable Jointly Supported Transaction.

E.      Releases. The Releases, as and to the fullest extent set forth in the TERP Settlement Agreement and GLBL Settlement Agreement, respectively, are critical to the settlements and compromises thereunder, are supported by fair and reasonable consideration, are in the best interests of the Debtors’ estates, and, accordingly, are hereby approved pursuant to Bankruptcy Rule 9019; are subject to the conditions, limitations, exclusions, and stipulations set forth in the applicable Settlement Agreement in all respects, and shall only be effective when effective under the applicable Settlement Agreement.

F.      Allocation of Sale Consideration to Potential Avoidance Claims. In the Motion and supporting declarations, the Debtors set forth the amount and their analysis regarding the deemed allocation, for purposes of implementing the Yieldco Compromises and Settlements, of the Aggregate Settlement Value on account of the

[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.
[4]	On November 7, 2016, the Committee filed the Motion of Official Committee of Unsecured Creditors for (I) Leave, Standing and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of Debtors’ Estates and (II) Settlement Authority [Docket No. 1557] (the “UCC Standing Motion”) seeking other things, leave, standing and authority to prosecute the Potential Avoidance Claims.

B-1-22

Debtors’ release of Potential Avoidance Claims: $_________________ of cash or equivalent value of the TERP Settlement Value to be received by those Debtors identified in Annex C to this Order and $_________________ of the GLBL Settlement Value to be received by those Debtors identified in Annex C to this Order (collectively, the “Potential Avoidance Claims Allocations,” and together with the Yieldco Compromises and Settlements, the “Compromise and Settlement”). The remainder of the Aggregate Settlement Value is deemed, for purposes of implementing the Yieldco Compromises and Settlements, to be received by the Debtors on account of the Debtors’ Class A Common Stock (if any), Class B Common Stock and Class B Units (in each case, in the respective Yieldco), the Debtors’ asserted voting control, and the cancellation or delivery of the Debtors’ incentive distribution rights, each as contemplated under the Settlement Agreements, and as set forth by the Debtors in Annex C hereto. Notwithstanding anything to the contrary herein, the Potential Avoidance Claims Allocations shall not be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative as part of, or in connection with, any subsequent action or proceeding, including any action or proceeding (a) in connection with the Potential Avoidance Claims or (b) between any Yieldco and any other party.

G.      Fair and Equitable/Best Interest. Approval of the Compromise and Settlement, including the Yieldco Compromises and Settlements and the Potential Avoidance Claims Allocations, is (i) fair and equitable, (ii) in the best interests of the estate, and (iii) falls within the reasonable range of litigation possibilities. The balance between the likelihood of the Debtors’ success on the merits after lengthy and costly litigation when compared to the concrete and tangible benefit of the Compromise and Settlement weighs in favor of approval of the Compromise and Settlement. Moreover, it is certain that litigation of the Claims and Defenses (including the Potential Avoidance Claims) would be complex, protracted and collectability by the Debtors of any judgment that might be ordered in the Debtors’ favor against either of the Yieldcos is far from certain. [The [Committee] [or] [Prepetition Secured Lenders] [or][Committee and Prepetition Secured Lenders] support[s] the Compromise and Settlement.] The Debtors relied on experienced counsel from Skadden, Arps, Slate, Meagher & Flom LLP, Brown Rudnick LLP, Rothschild Inc. and PricewaterhouseCoopers LLP when exercising their business judgment to enter into the Compromise and Settlement, including determination of the Potential Avoidance Claims Allocations. With respect to the Potential Avoidance Claims Allocations, the Debtors also considered written submissions from both the Committee and the Prepetition Secured Lenders where such constituent groups outlined their respective view about the Potential Avoidance Claims Allocations.

H.      Arm’s-Length Process. The negotiation and execution of the Settlement Agreements was at arm’s-length and in good faith, and at all times each of the Yieldcos and the Debtors were represented by competent, independent counsel of their choosing.

(a)      [TERP. The TERP Settlement Agreement was approved by the Conflicts Committee of the Board of Directors of TERP Inc, which is comprised entirely of independent directors of TERP Inc who do not serve on GLBL Inc’s Board of Directors and who are advised by independent counsel. In addition, the TERP Settlement Agreement was approved by the Conflicts Committee of TERP LLC, which is comprised entirely of independent directors who do not serve on the GLBL Inc Board of Directors, and the Board of Directors of TERP Inc, the majority of which is independent and unaffiliated with SunEdison.]

(b)      [GLBL. The GLBL Settlement Agreement was approved by the Conflicts Committee of the Board of Directors of GLBL Inc, which is comprised entirely of independent directors of GLBL Inc who do not serve on TERP Inc’s Board of Directors and who are advised by independent counsel. In addition, the GLBL Settlement Agreement was approved by the Conflicts Committee of GLBL LLC, which is comprised entirely of independent directors who do not serve on the TERP Inc Board of Directors, and the Board of Directors of GLBL Inc, the majority of which is independent and unaffiliated with SunEdison. The two directors on the GLBL Inc Board of Directors affiliated with SunEdison recused themselves from the deliberations and votes related to such approval.]

(c)      [SunEdison. After due deliberation and careful consideration, the Settlement Agreements were approved by the SUNE Board of Directors.]

I.      Legal and Factual Bases. The legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein.

B-1-23

It is therefore ORDERED, ADJUDGED AND DECREED THAT:

1.      The Motion is GRANTED to the extent set forth herein.

2.      The Compromise and Settlement is hereby approved.

3.      The Yieldco Compromises and Settlements, including the Settlement Agreements and all of their provisions (including the Releases), are hereby approved, and the Releases are incorporated fully herein. The Debtors are authorized to enter into, perform their obligations under, and take all other actions to effect the Settlement Agreements with the Yieldcos pursuant to sections 105, 363(b), and 365 of the Bankruptcy Code and Bankruptcy Rules 6004 and 9019.

4.      This Order, and the Settlement Agreements approved hereunder, shall be binding on all parties in interest in the Debtors’ Chapter 11 Cases (including, but not limited to, any subsequently appointed chapter 11 or chapter 7 trustee or any representative of the Debtors’ estates appointed pursuant to 11 U.S.C. § 1123) and in each case, on each of their predecessors or successors.

5.      Any Release of Claims by a person or entity other than a SunEdison Party authorized herein is subject to such person or entity’s authority to release such Claims under applicable non-bankruptcy law.

6.      The Potential Avoidance Claims Allocations are hereby approved in the amounts set forth above. Any monies or property received on account of the Potential Avoidance Claims Allocations shall be held by the respective Debtors, in accordance with Annex C hereto, to be distributed as may be required pursuant to the Bankruptcy Code or further court order. Nothing contained in this Order is intended to decide which creditor constituent(s) is/are entitled to the Potential Avoidance Claims Allocations and the arguments of the Debtors and all parties in interest with respect to such issues are preserved, including any claims and defenses in that certain adversary proceeding, Official Committee of Unsecured Creditors v. Wells Fargo Bank, N.A., et al., Adv. Pro. No. 16-1228 (SMB), or arguments for substantive consolidation of some or all of the Debtors’ estates with estates of other Debtors.

7.      Exclusive of the decree set forth in the above Paragraph 6, any and all liens, claims, interests, and encumbrances (collectively, the “Liens”) attaching to the Aggregate Settlement Value will attach in the order of priority, and with the same validity and extent, as set forth under the Final Order (I) Authorizing Debtors to (A) Obtain Senior Secured, Superpriority, Postpetition Financing Pursuant to Bankruptcy Code Sections 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), and 364(e) and (B) Utilize Cash Collateral Pursuant to Bankruptcy Code Section 363, and (ii) Granting Adequate Protection to Prepetition Secured Parties Pursuant to Bankruptcy Code Sections 361, 362, 363 and 364 [Docket No. 523] (the “Final DIP Order”).

8.      Upon the respective Settlement Effective Date and pursuant to the terms of the TERP and GLBL Settlement Agreements, the SunEdison Parties shall receive, with respect to their Class A Common Stock (if any) in each of TERP Inc and GLBL Inc, the SunEdison Parties’ pro rata share of the total consideration paid to holders of Class A Common Stock of TERP Inc and GLBL Inc pursuant to the respective Jointly Supported Transaction, and such consideration shall be in addition to the Aggregate Settlement Value received by the Debtors.

9.      Excluding the Settlement Agreements, confidentiality agreements, and the agreements set forth on Exhibits B of the Settlement Agreements, each agreement between the Debtors, on the one hand, and TERP and GLBL (as applicable), on the other hand, shall be deemed rejected by the applicable Debtor(s) as of the applicable Settlement Effective Date, pursuant to section 365 of the Bankruptcy Code; provided, however, that the Yieldcos shall be deemed to have no damages, claims or liabilities of any nature whatsoever (including, but not limited to, any administrative claims against the Debtors) arising from such rejections. For the avoidance of doubt, the foregoing relief granted in this Paragraph 9 of the Order shall only pertain to agreements between the Debtors and TERP and GLBL (as applicable), and shall not apply to agreements between TERP and GLBL (as applicable) and any non-Debtor SunEdison subsidiary or affiliate.

10.      In the event that the Preserved Comprehensive Unsecured Claim of TERP and/or GLBL is not waived and released pursuant to Section 3(a) of the applicable Settlement Agreement(s), the Debtors’ and the Committee’s rights to oppose or object to the Preserved Comprehensive Unsecured Claim(s) on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved in accordance with the applicable Settlement Agreement(s).

B-1-24

11.      The Debtors’ and the Committee’s rights to oppose or object to the Preserved DE Shaw Unsecured Claim and the Preserved Renova Unsecured Claim on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved in accordance with the TERP Settlement Agreement and the GLBL Settlement Agreement (as applicable).

12.      For the avoidance of doubt, upon the effectiveness of the TERP Releases, (a) the TERP Parties shall forever be barred from asserting any Claims against the Debtors’ estates other than (i) the Preserved Comprehensive Unsecured Claim (to the extent such Preserved Comprehensive Unsecured Claim is not waived and released pursuant to the TERP Settlement Agreement), (ii) the Preserved DE Shaw Unsecured Claim and (iii) any Claim to enforce, or for damages for breach of (A) the TERP Settlement Agreement, (B) the TERP Jointly Supported Transaction Agreement, (C) the TERP Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the TERP Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document entered into in connection with the TERP Settlement Agreement or the TERP Jointly Supported Transaction, and (b) the SunEdison Parties shall forever be barred from asserting any Claims against TERP other than any Claim to enforce, or for damages for breach of (A) the TERP Settlement Agreement, (B) the TERP Jointly Supported Transaction Agreement, (C) the TERP Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the TERP Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document created or entered into in connection with the TERP Settlement Agreement or the TERP Jointly Supported Transaction.

13.      For the avoidance of doubt, upon the effectiveness of the GLBL Releases, (a) the GLBL Parties shall forever be barred from asserting any Claims against the Debtors’ estates other than (i) the Preserved Comprehensive Unsecured Claim (to the extent such Preserved Comprehensive Unsecured Claim is not waived and released pursuant to the TERP Settlement Agreement), (ii) the Preserved Renova Unsecured Claim and (iii) any Claim to enforce, or for damages for breach of (A) the GLBL Settlement Agreement, (B) the GLBL Jointly Supported Transaction Agreement, (C) the GLBL Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the GLBL Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document entered into in connection with the GLBL Settlement Agreement or the GLBL Jointly Supported Transaction, and (b) the SunEdison Parties shall forever be barred from asserting any Claims against GLBL other than any Claim to enforce, or for damages for breach of (A) the GLBL Settlement Agreement, (B) the GLBL Jointly Supported Transaction Agreement, (C) the GLBL Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the GLBL Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document created or entered into in connection with the GLBL Settlement Agreement or the GLBL Jointly Supported Transaction.

14.      Upon the entry of this Order, the UCC Standing Motion [Docket No. 1557] is hereby denied with prejudice.

15.      Notwithstanding anything to the contrary in this Order or the Settlement Agreements, the rights of the Parties and all other insured persons and entities, if any, to access any insurance policies or the proceeds thereof (the “Policies”) in their respective capacities as insureds thereunder, including those under which the Debtors or the Yieldcos are insured, shall not be affected or diminished by this Order or the Settlement Agreements (even if Claims and Defenses related thereto are otherwise released pursuant to the Settlement Agreements), and the rights and defenses of the Debtors and each Yieldco are reserved with respect thereto. Insurers for the Policies are directed to comply with and implement this Paragraph 15.

16.      Upon the termination of a Settlement Agreement in accordance with its terms: (i) this Order and the relief granted herein shall be deemed null and void effective immediately upon such termination with respect to such Settlement Agreement, excluding the provisions of such Settlement Agreement that expressly survive the termination thereof; (ii) thereupon, excluding the provisions of such Settlement Agreement that expressly survive the termination thereof, the parties to such Settlement Agreement shall fully revert to the status quo ante, including respecting all claims, defenses, causes of action, arguments and contentions; and (iii) no aspect of the Motion, supporting Declarations, any responsive pleadings or statements on the record before the Court, the Hearing, or this Order shall be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative in connection with any subsequent action or proceeding. For the avoidance of doubt, if one Settlement Agreement terminates in accordance with its terms and the other does not, this Order shall remain in effect in all respects with respect to the non-terminating Settlement Agreement until such Settlement Agreement terminates in accordance with its terms.

B-1-25

17.      For the avoidance of doubt, to the extent the automatic stay provisions of section 362 of the Bankruptcy Code would otherwise apply, such provisions are vacated and modified to effectuate all of the terms of the Settlement Agreements, including to permit the parties thereto to send any notices contemplated thereunder, or to exercise any right or perform any obligation in accordance with the terms thereof.

18.      Any objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are hereby overruled on the merits and denied with prejudice.

19.      In the event of any conflict(s) or inconsistency between this Order and the Settlement Agreements, the Order shall govern.

20.      Notwithstanding Bankruptcy Rule 6004(h), this Order shall be effective and enforceable immediately upon entry hereof.

21.      The requirements set forth in Local Bankruptcy Rule 9013-1(b) are satisfied by the contents of the Motion.

22.      The Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Order.

23.      This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order.

24.      To the extent of any conflict or inconsistency between the terms of this Order and the Settlement Agreements, on the one hand, and any plan of reorganization confirmed in these Chapter 11 Cases, on the other hand, the terms of this Order and the Settlement Agreement, as applicable, shall govern.

Dated:New York, New York

                          , 2017

HONORABLE STUART M. BERNSTEIN

B-1-26

EXHIBIT B

Surviving Agreements between the GLBL Parties and the Debtors

1.	Any transition services agreement between GLBL and SunEdison, if any, entered into after the date hereof pertaining to the provision of corporate and/or administrative transition services.

B-1-27

EXHIBIT C

Surviving Agreements between the GLBL Parties and non-Debtor SunEdison Entities

1.	Any transition services agreement between GLBL and SunEdison, if any, entered into after the date hereof pertaining to the provision of corporate and/or administrative transition services.

B-1-28

EXHIBIT D

Intellectual Property Identified in Section 2(e)

System/Project Name	Description	Type of License
SunDAT	Layouts of PV Systems (Home grown)	Vendor
Gateway Device	Control unit at customer premise	Vendor
Intranet	Intranet, Employee Portal	Home grown
3 Megawatt	Solar Asset Management	Vendor
TCMan	Asset Management (Europe)	Vendor
TREES	In-house software for Billing	Home grown
SAM	Project Database	Home grown
Maximo	Enterprise Asset Management, EHS, QA, …	Vendor
Oracle EBS R12	Accounting/ERP software	Vendor

B-1-29

Exhibit E1

Administrative and Operational Matters and Ordinary Course Claims

Unless expressly stated otherwise below, the amounts of all asserted claims described below are disputed by the party such claims are asserted against, and the inclusion of such claims on this Exhibit E shall not be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative as part of, or in connection with, any subsequent action or proceeding in respect of such claims.

1.	Pending the execution and delivery of transition services agreements governing such matters, and solely to the extent unpaid, all amounts due and owing pursuant to agreed-upon reimbursement of SunEdison’s and GLBL’s reasonable and documented out-of-pocket costs and expenses associated with the following (which, for the avoidance of doubt, in each case, shall exclude all costs, fees, and expenses of GLBL’s and the Debtors’ retained professionals):
(a)	The provision of corporate services to GLBL, including the reimbursement of American Express charges, compensation and benefits for agreed-upon employees, the cost of agreed-upon external services, and the cost of IT services. SunEdison asserts that as of February 28, 2017, $350,183.19 is owed by GLBL to SunEdison under this clause 1(a), and such amount shall be paid by March 9, 2017.
(b)	Agreed-upon services provided in connection with the transfer of GAM operations to GLBL, including IT services. The Parties agree to negotiate in good faith to determine the cost of these services and shall be promptly paid to SunEdison.
(c)	Any unpaid obligations under existing GAM contracts, which shall be invoiced and paid in the ordinary course.
2.	Any additional services for which GLBL has agreed in writing (including by email) to reimburse SunEdison, and after March 7, 2017, as agreed to by an officer of GLBL.
3.	Any services for which SunEdison has agreed in writing (including by email) to reimburse GLBL.
4.	For the period from February 28, 2017 through and until the execution of definitive transition services agreements for the GAM transition, if any, and corporate matters between GLBL and SUNE, SUNE will continue to invoice GLBL in the ordinary course (with respect to GAM services, if any, and general corporate matters, in each case not otherwise compensated for by reimbursement, O&M fees or asset management fees preserved in Items 1 - 3) and consistent with past practice for services for which (i) GLBL has agreed in writing (including by email) to reimburse SunEdison (and after March 7, 2017, as agreed to by an officer of GLBL), or (ii) reimbursed SunEdison within the past three months (unless GLBL has notified SunEdison that it no longer intends to reimburse SunEdison for such services), and GLBL will continue to pay amounts owed under such invoices.
5.	Solely to the extent unpaid, GLBL shall pay SunEdison, and SunEdison shall pay GLBL all amounts due and owing pursuant to executed and delivered transition services agreements, if any, between GLBL and SunEdison.
[1]	For the avoidance of doubt, each item set forth in this Exhibit E shall be treated as mutually exclusive and independent of the other, and any claims and resolutions with respect to any particular item shall not be used against or with respect to any other item, including without limitation to assert a right of setoff against any other item.

B-1-30

EXHIBIT F

Form of Subsidiary Joinder

JOINDER AGREEMENT

This Joinder Agreement, dated as of ________ __, 2017, (this “Joinder Agreement”) is a joinder to the Settlement Agreement dated March 6, 2017, among TerraForm Global, Inc., TerraForm Global, LLC, TerraForm Global Operating, LLC and SunEdison, Inc. (the “Settlement Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Settlement Agreement.

1.      [Each of] [t]he undersigned (“Subsidiar[ies]”), having received and reviewed a copy of the Settlement Agreement, hereby agrees to be bound by the terms, conditions and other provisions of the Settlement Agreement that bind GLBL, with all attendant rights, duties and obligations of GLBL stated therein.

2.      [Each] Subsidiary makes, as of the date hereof, all of the representations and warranties of a Party contained in Section 7 of the Settlement Agreement as fully as if such representations and warranties were set forth herein.

3.      THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.      This Joinder Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

B-1-31

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Joinder Agreement as of the date first written above.

[SUBSIDIARY]

By:
Name:
Title:
[SUBSIDIARY]

By:
Name:
Title:
AGREED AND ACKNOWLEDGED:

SunEdison, Inc.,

By:
Name:
Title:

TerraForm Global, Inc.,

By:
Name:
Title:

TerraForm Global, LLC

By:
Name:
Title:

TerraForm Global Operating, LLC

By:
Name:
Title:

B-1-32

EXHIBIT G

Illustrative Computation of Exchange

Illustrative computation of the number of Class A Shares that SunEdison and its controlled affiliates would receive if the Exchange happened as of the close of business on March 1, 2017

•	Securities outstanding as of immediately prior to the Exchange
•	Class A Shares Issued and Outstanding: 113,013,940
•	Class A Shares held in treasury by GLBL Inc: 262,225[6]
•	Class B Shares Issued and Outstanding: 61,343,054
•	Class B Units Issued and Outstanding: 61,343,054
•	IDRs Outstanding: All IDRs Outstanding
•	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766
•	Securities outstanding as of immediately after the Exchange
•	Class A Shares Issued and Outstanding: 151,453,842, of which:
•	Class A Shares held by SunEdison and its controlled affiliates as a result of the Exchange:

B – A = 38,439,902,7 where:

A = 113,013,940 + 2,305,766 = 115,319,706

B = A / 0.75 = 153,759,608

•	Class A Shares held in treasury by GLBL Inc: 262, 225
•	Class B Shares Issued and Outstanding: 0
•	Class B Units Issued and Outstanding: 0
•	IDRs Outstanding: 0
•	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766
[6]	Number provided as of March 2, 2017
[7]	Does not include Class A Shares held by SunEdison and its controlled affiliates other than as a result of the Exchange. As of the close of business on March 1, 2017, SunEdison and its controlled affiliates held 2,000,000 such other Class A Shares.

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EXHIBIT H

Form of Indemnification Agreement

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Indemnification Agreement”) is made and entered into as of _____, 2017, by and between

(a)	TerraForm Global, Inc., a Delaware corporation (“GLBL Inc”);
(b)	TerraForm Global, LLC, a Delaware limited liability company (“GLBL LLC”);
(c)	TerraForm Global Operating, LLC, a Delaware limited liability company (“GLBL Operating” and collectively with GLBL Inc and GLBL LLC, the “GLBL Parties”);
(d)	SunEdison, Inc., a Delaware corporation (“SunEdison Inc”), for itself and on behalf of its affiliated debtors-in-possession (collectively, the “Debtors”); and
(e)	The non-debtor direct and indirect subsidiaries of SunEdison Inc that have executed and delivered joinders to this Indemnification Agreement (other than GLBL (defined below), and the GLBL Parties) (collectively, the “SunEdison Subsidiary Parties” and together with the Debtors, the “SunEdison Parties,” and the SunEdison Parties and the GLBL Parties, collectively, the “Parties”).

WHEREAS, on March 6, 2017, certain of the SunEdison Parties and the GLBL Parties entered into a certain settlement agreement (the “Settlement Agreement”) to effectuate the settlements, compromises, terminations, and waivers provided thereunder, including the broad mutual releases in favor of each of the SunEdison Released Parties and GLBL Released Parties (each as defined under the Settlement Agreement);

WHEREAS, Section 5(h) and Section 6(g) of the Settlement Agreement expressly contemplate that each of the GLBL Parties and the SunEdison Parties shall use commercially reasonable efforts to cause their respective direct and indirect subsidiaries, to execute and deliver joinders to the Settlement Agreement substantially in the form attached as Exhibit F to the Settlement Agreement (collectively, the “Subsidiary Joinders”) on or prior to the Settlement Effective Time (as defined under the Settlement Agreement);

WHEREAS, the GLBL Parties have requested that all of their direct and indirect subsidiaries (each a “GLBL Subsidiary”) receive a release of claims under the Settlement Agreement regardless of whether such subsidiary executes and delivers a Subsidiary Joinder pursuant to the Settlement Agreement, such that the GLBL Subsidiary is deemed a GLBL Released Party entitled to the releases, discharges, and acquittals set forth in Section 4(b) of the Settlement Agreement (subject to the terms and conditions thereunder);

WHEREAS, in exchange for the foregoing release of each GLBL Subsidiary that does not execute and deliver a Subsidiary Joinder, the SunEdison Parties requested, and the GLBL Parties agreed, pursuant to Section 8©(vii), to provide, an indemnity on terms reasonably acceptable to the SunEdison Parties and substantially in the form of this Indemnification Agreement;

WHEREAS, Section 8(c)(vii) of the Settlement Agreement expressly provides a termination right in favor of the SunEdison Parties if the GLBL Parties fail to cause a GLBL Subsidiary (a “Non-Joinder Subsidiary”) to execute and deliver a Subsidiary Joinder by the earlier of July 1, 2017 or ten (10) business days prior to the expected Settlement Effective Time; provided, however, that before the SunEdison Parties exercise such termination right pursuant to Section 8(c)(vii) of the Settlement Agreement, SunEdison Inc shall provide written notice to the GLBL Parties identifying any such Non-Joinder Subsidiary, and the GLBL Parties shall have nine (9) business days after receipt of such notice to either (i) cause such Non-Joinder Subsidiary to execute and deliver a Subsidiary Joinder to the SunEdison Parties, or (ii) enter into this Indemnification Agreement to provide the SunEdison Parties with an indemnity for any claims asserted against the SunEdison Parties by such Non-Joinder Subsidiary that would be released pursuant to the Settlement Agreement if such Non-Joinder Subsidiary had executed and delivered a Subsidiary Joinder;

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NOW, THEREFORE, pursuant to the terms and conditions of the Settlement Agreement, and for the good and valuable consideration thereunder and hereunder, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.     Indemnification Parties. From and after the execution of this Indemnification Agreement, the SunEdison Parties and each of their respective directors, officers, shareholders, employees, agents, successors and assigns (each an “Indemnified Party,” and collectively, the “SunEdison Indemnified Parties”) shall be indemnified and held harmless by the GLBL Parties from, against and in respect of any and all damages, judgments, awards, liabilities, losses, obligations, claims of any kind or nature, fines, and costs and expenses, including reasonable and documented attorneys’ fees and expenses (collectively, the “Losses”) resulting or arising from any Claims (as defined under the Settlement Agreement), asserted against any SunEdison Party by a Non-Joinder Subsidiary, that would have been released pursuant to the Settlement Agreement if such GLBL Subsidiary had executed a Subsidiary Joinder.

2.     Notice of Claims. Any of the SunEdison Indemnified Parties entitled to indemnification pursuant to this Indemnification Agreement shall notify the GLBL Parties (or their respective successors or assigns) (each an “Indemnifying Party”) promptly after becoming aware of any Losses which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 1 herein and in accordance with the terms of the Settlement Agreement (the “Claim Notice”). It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of any Losses will relieve the Indemnifying Party of its obligations pursuant to this Indemnification Agreement. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the Losses described in such Claim Notice, or fails to notify the Indemnified Party within fourteen (14) days after delivery of such Claim Notice by the Indemnified Party whether the Indemnifying Party disputes the Claim Notice the Indemnifying Party shall pay the amount of Losses to the Indemnified Party set forth in the Claim Notice. If the Indemnified Party has disputed its liability with respect to the Losses, and such dispute has not been resolved within thirty (30) calendar days, then the Indemnifying Party and the Indemnified Party may seek legal redress in accordance with Section 4.

3.     Severability. If any term or other provision of this Indemnification Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Indemnification Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Indemnification Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Indemnification Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Indemnification Agreement be consummated as originally contemplated to the fullest extent possible.

4.     Governing Law; Venue; Waiver of Jury Trial. Any dispute, controversy or claim among the Parties that arises out of, relates to or is in any manner connected with this Indemnification Agreement, shall be referred exclusively, construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Indemnification Agreement (x) and involving a Debtor, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and (y) if not involving any Debtor, in any state court in the city and county of New York or the United States District Court for the Southern District of New York and, solely in connection with claims arising under this Indemnification Agreement and involving a Debtor: (i) irrevocably submits to the exclusive jurisdiction and the authority of the Bankruptcy Court, (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Indemnification Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other Parties have been induced to enter into this Indemnification Agreement by, among other things, the mutual waivers and certifications as set forth in this

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Section 4. It is understood and agreed that money damages may not be a sufficient remedy for any breach or threatened breach of this Indemnification Agreement and that each Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach by the other to the extent permitted by law.

5.     Modification and Waiver. Except as provided by Section 4 above with respect to changes in applicable law that broaden the rights of the Indemnified Party to be indemnified by the Indemnifying Party, no supplement, modification, termination or amendment of this Indemnification Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6.     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the second business day after the date on which it is so mailed:

if to SunEdison Inc or the SunEdison Parties, to:

SunEdison, Inc.
13736 Riverport Dr.
Maryland Heights, Missouri 63043
Attn: General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:	Jay M. Goffman and J. Eric Ivester
Email:	jay.goffman@skadden.com eric.ivester@skadden.com james.mazza@skadden.com if to GLBL Inc or the GLBL Parties to:

TerraForm Global, Inc. / TerraForm Global, LLC
7550 Wisconsin Ave., 9th Floor
Bethesda, Maryland 20814
Attn:	General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn:	Andrew G. Dietderich
Email:	dietdericha@sullcrom.com zylberbergd@sullcrom.com

and

Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP
1801 K Street, N.W., Suite 411L
Washington, D.C. 20006
Attn:	Ariel N. Lavinbuk
Email:	alavinbuk@robbinsrussell.com

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7.     Remedies. In the event an Indemnifying Party fails to timely satisfy any reimbursement or contribution obligation under this Indemnification Agreement, the Indemnified Party shall have any and all rights and remedies available at law or in equity to enforce its rights hereunder.

8.     Effective Date. This Indemnification Agreement is effective as of the date first written above.

9.     Time is of the Essence. Time is of the essence with respect to the performance of all obligations under this Indemnification Agreement.

10.   Counterparts. This Indemnification Agreement may be executed in one or more counterparts and as so executed shall constitute a single instrument.

11.   Headings. The headings of the paragraphs of this Indemnification Agreement are inserted for convenience only and shall not be deemed to constitute part of this Indemnification Agreement or to affect the construction thereof.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

SunEdison, Inc.,

By:
Name:
Title:

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TerraForm Global, Inc.,

By:
Name:
Title:

TerraForm Global, LLC

By:
Name:
Title:

TerraForm Global Operating, LLC

By:
Name:
Title:

B-1-39

Annex B-2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of March 6, 2017 (this “Agreement”), is made and entered into by and among Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), BRE GLBL Holdings Inc., a Delaware corporation (“Merger Sub”), SunEdison, Inc., a Delaware corporation (“SunEdison”), SunEdison Holdings Corporation, a Delaware corporation (“Stockholder”), and TerraForm Global, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub, SunEdison, Stockholder and the Company are referred to collectively as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, Stockholder Beneficially Owns and owns of record 61,343,054 Class B Shares and 2,000,000 Class A Shares (collectively, the “Existing Shares”); and

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, SunEdison and Stockholder have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the Parties agree as follows:

Article I

Definitions

Section 1.1     Defined Terms. As used in this Agreement, each of the following terms has the meaning specified in this Section 1.1:

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Claim” means any demand, claim, charge, action, suit, investigation, legal proceeding (whether at law or in equity), petition, complaint, notice of violation, arbitration or other litigation or similar proceeding, whether civil, criminal, administrative, arbitral or investigative.

“Covered Shares” means (i) the Existing Shares and (ii) any equity securities of the Company that SunEdison, Stockholder or any their respective controlled Affiliates has Beneficial Ownership of, on or after the date hereof.

“DIP Agent” means Deutsche Bank AG New York Branch, in its capacity as the administrative agent under the DIP Credit Agreement as in effect on the date hereof or, as the context may require, any other administrative agent or collateral agent under the DIP Credit Agreement as in effect from time to time.

“DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016, among SunEdison, Deutsche Bank AG New York Branch, in its capacity as the administrative agent, and the DIP Lenders and other financial institutions party thereto from time to time, as may be amended, restated, supplemented, modified, extended, replaced or refinanced from time to time.

“DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

“Settlement Agreement” means that certain Settlement Agreement, dated as of the date hereof, by and among SunEdison, the Company, Terra LLC and certain other parties thereto.

“SunEdison Standalone Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, plan of reorganization, plan of liquidation, share exchange, business combination or similar transaction involving SunEdison or any of its Subsidiaries and (ii) any direct or indirect acquisition by any Person or “group” (as

B-2-1

defined in the Exchange Act) resulting in, or proposal or offer, which if consummated would result in, any Person or “group” (as defined in the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power of any class of equity securities of SunEdison, or assets representing 15% or more of the net revenues or consolidated total assets (including equity securities of its Subsidiaries), taken as a whole, or any equity securities of Stockholder; provided, however, that in the case of each of clauses (i) and (ii), “SunEdison Standalone Acquisition Proposal” shall not include any such proposal, offer or acquisition of assets or equity interests in Subsidiaries other than the Company, TERP or any Subsidiary that directly or indirectly owns any equity interest in the Company or TERP.

“SunEdison Standalone Superior Proposal” means a bona fide SunEdison Standalone Acquisition Proposal (for purposes of this definition, replacing all references in the definition of “SunEdison Standalone Acquisition Proposal” to “15% or more” with “more than 50%”) that the board of directors of SunEdison or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, taking into account all legal, financial and regulatory aspects of such SunEdison Standalone Acquisition Proposal and the Person making such SunEdison Standalone Acquisition Proposal, is reasonably likely to be consummated in accordance with its terms, and would, if consummated, result in a transaction more favorable to SunEdison from a financial point of view than the transactions contemplated by the Merger Agreement (after taking into account any proposed revisions to the terms of such transactions contemplated by Section 3.2(d)).

“TERP” means TerraForm Power, Inc., a Delaware corporation.

“TERP Settlement Agreement” means that certain Settlement Agreement, dated as of the date hereof, by and among SunEdison, TERP, TerraForm Power, LLC and certain other parties thereto.

“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any Contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the enforcement of any security interest in such capital stock or interests in capital stock, the entry into any swap or any Contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, Contract, transaction or series of transactions is to be settled by delivery of equity securities of the Company, in cash or otherwise.

Section 1.2     Construction.

(a)     Certain Definitions. Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b)     Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a business day, the period in question shall end on the next succeeding business day.

(c)     Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d)     Articles, Sections and Headings. When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)     Include. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(f)     Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

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(g)     Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)     Persons. References to a person are also to its successors and permitted assigns.

Article II

Voting Agreement

Section 2.1     Agreement to Vote.

(a)     Subject to the terms and conditions of this Agreement, Stockholder hereby irrevocably and unconditionally agrees that, from and after the time of effectiveness of this Agreement with respect to SunEdison and Stockholder pursuant to Section 7.1 until the termination of this Agreement (such date, the “Termination Date”) and provided that there has not been made a Change of Recommendation pursuant to Section 6.2(d)(x) of the Merger Agreement, at the Stockholders Meeting and at any other meeting of holders of shares, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of holders of Shares, Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the holders of Shares is sought:

(i)     appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)     vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Shares:

(1)     in favor of the adoption of the Merger Agreement;

(2)     in favor of any proposal to adjourn a meeting of the holders of Shares to solicit additional proxies in favor of the approval and adoption of the Merger Agreement;

(3)     against any Acquisition Proposal; and

(4)     against any other action, Contract or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger or the performance by the Company of its obligations under the Merger Agreement or this Agreement, including against any action, Contract or transaction that could reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being satisfied, or that would result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company pursuant to the Merger Agreement or this Agreement.

(b)     Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of vote or consent.

Article III

Covenants of SunEdison and stockholder

Section 3.1     Restrictions on Transfers.

(a)     Stockholder hereby agrees that, from and after the time of effectiveness of this Agreement with respect to SunEdison and Stockholder pursuant to Section 7.1 until the Termination Date, (i) without the prior written consent of Parent and the Company, such Stockholder shall not, directly or indirectly, Transfer, offer to Transfer, agree to Transfer or consent to a Transfer of any Covered Shares or any Beneficial Ownership interest or any other interest therein; provided, that in connection with (x) the confirmation of a plan of reorganization related to the SunEdison Bankruptcy Case, such consent shall not be unreasonably withheld, conditioned or delayed (it being understood that any proposed transferee shall agree to be bound by the terms of this Agreement and shall sign a joinder agreement in form satisfactory to Parent and the Company) and

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(y) the enforcement of any security interest referred to in Section 5.1(d)(iii)(B) (the “Existing Security”), no such consent shall be required if the proposed transferee shall (1) agree to be bound by the terms of this Agreement and sign a joinder agreement in form reasonably satisfactory to Parent and the Company or (2) agree in writing to an agreement on substantially similar terms to this Agreement, (ii) any Transfer (other than a foreclosure in respect of the Existing Security) in violation of this provision shall be void and (iii) it will not enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Covered Shares or rights to acquire any securities or equity interests of the Company, other than this Agreement. Notwithstanding anything to the contrary in this Agreement, Stockholder shall be permitted to Transfer, directly or indirectly, its Covered Shares and any Beneficial Interest or any other interest therein in connection with a SunEdison Standalone Superior Proposal.

(b)     Each of SunEdison and Stockholder hereby agrees that it will not attempt to consummate an exchange under the Exchange Agreement, dated as of August 5, 2015, by and among the Company, Terra LLC, SunEdison and the other Persons from time to time party thereto in accordance with Section 4.1 thereof, other than the Exchange. On the Closing Date, each of SunEdison and Stockholder shall effect the Exchange and the IDR Cancellation. Exhibit A hereto sets forth for illustrative purposes the number of Class A Shares that SunEdison and its controlled Affiliates would receive in the Exchange if the Exchange took place as of the close of business on March 1, 2017.

Section 3.2     No Solicitation.

(a)     Each of SunEdison and Stockholder hereby agrees that it and its Subsidiaries and its and their officers, directors and employees will, and that it will instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or SunEdison Standalone Acquisition Proposal (including access to any electronic datarooms).

(b)     Each of SunEdison and Stockholder hereby agrees that neither it nor any of its Subsidiaries nor any of the officers, directors and employees of it or its Subsidiaries shall, and that it shall instruct and use its commercially reasonable efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or SunEdison Standalone Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or SunEdison Standalone Acquisition Proposal or (iii) knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or SunEdison Standalone Acquisition Proposal.

(c)     Notwithstanding anything in the foregoing to the contrary, prior to, but not after, the entry by the Bankruptcy Court of the Approval Order, each of SunEdison, Stockholder and their respective Representatives may (i) provide information in response to a request therefor by a Person who has made a bona fide written SunEdison Standalone Acquisition Proposal that did not result from a breach of this Section 3.2 if SunEdison has received or receives from the Person so requesting such information an executed confidentiality agreement (provided that SunEdison shall comply with the provisions of the Confidentiality Agreement between SunEdison, the Company and Terra LLC, dated as of August 22, 2016, as amended, with respect to the disclosure of any Evaluation Material, as defined in such Confidentiality Agreement) and (ii) engage or participate in any discussions or negotiations with any Person who has made such a bona fide written SunEdison Standalone Acquisition Proposal; if and only to the extent that, (x) prior to taking any action described in clause (i) or (ii) above, the board of directors of SunEdison or any duly authorized committee thereof determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law, and (y) in each such case referred to in clause (i) or (ii) above, the board of directors of SunEdison or any duly authorized committee thereof has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor that such SunEdison Standalone Acquisition Proposal either constitutes a SunEdison Standalone Superior Proposal or is reasonably likely to result in a SunEdison Standalone Superior Proposal, as applicable.

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(d)     At least three (3) business days prior to the delivery of a written notice to Parent and the Company pursuant to Section 6.1(e) (each, a “Termination Notice”), SunEdison shall provide written notice to Parent and the Company of its intent to deliver a Termination Notice specifying the reasons therefor, including the terms and conditions of any SunEdison Standalone Acquisition Proposal that is the basis of the intended Termination Notice (it being understood and agreed that any amendment to the financial terms or any other material term of such SunEdison Standalone Acquisition Proposal shall require a new written notice to Parent at least three (3) business days prior to the delivery of a Termination Notice). In determining whether a SunEdison Standalone Acquisition Proposal constitutes a SunEdison Standalone Superior Proposal, the board of directors of SunEdison or a duly authorized committee thereof shall take into account any changes to the terms of the Merger Agreement proposed by Parent and the Company that are written, binding and irrevocable, and if requested by Parent or the Company, SunEdison shall engage in good faith negotiations with Parent and the Company regarding any changes to the terms of the Merger Agreement proposed by Parent or the Company.

Section 3.3     Litigation. Prior to the Termination Date, each of SunEdison and Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Claim against Parent, Merger Sub, the Company or any of their respective directors or officers related to the Merger Agreement or the Merger, including any Claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 3.4     Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Shares by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include all such stock dividends and distributions and any equity securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 3.5     No Dissenters Rights. Stockholder unconditionally waives any dissenters’ or appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit B, with respect to the Merger.

Section 3.6     Bankruptcy Court Approval. Each of SunEdison and Stockholder shall use its commercially reasonable efforts to seek entry by the Bankruptcy Court of an order, substantially in the form attached hereto as Exhibit C (the “Approval Order”), approving this Agreement and authorizing SunEdison and Stockholder to enter into and perform their obligations under this Agreement, as soon as reasonably practicable and subject to the Bankruptcy Court’s availability. None of SunEdison or any Stockholder shall knowingly encourage or facilitate any other Person to object to the entry by the Bankruptcy Court of the Approval Order.

Section 3.7     Public Statements. Each of SunEdison and Stockholder shall not, and shall not permit any of its Subsidiaries to, or authorize or permit any Affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or by this Agreement that (a) disparages Parent or any of Parent’s Subsidiaries or Affiliates, or any of their respective directors, officers, trustees, employees or partners, or is inconsistent with this Agreement in any respect or (b) is inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

Section 3.8     Support. SunEdison shall support, and not object to, litigate against, or otherwise impair, hinder, or delay the Merger and the other transactions contemplated by the Merger Agreement, provided that prior to the time of the entry by the Bankruptcy Court of the Approval Order, the obligations and restrictions in this Section 3.8 shall not apply in the event of a SunEdison Standalone Acquisition Proposal that the board of directors of SunEdison or any duly authorized committee thereof has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor either constitutes a SunEdison Standalone Superior Proposal or is reasonably likely to result in a SunEdison Standalone Superior Proposal. The agreements and covenants in this Section 3.8 shall be for the benefit of the Company only, and not for Parent or Merger Sub.

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Section 3.9     DIP Facility Matters. SunEdison shall use commercially reasonable efforts to (i) obtain as soon as reasonably practicable, and in any event not later than the date scheduled for the hearing of the Bankruptcy Court with respect to the Approval Order, all required consents of the requisite lenders under the DIP Credit Agreement to the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, if any, and will deliver to Parent written evidence thereof reasonably satisfactory to Parent and (ii) cause any replacement or refinancing of the DIP Credit Agreement that it enters into to permit the Merger and the other transactions contemplated by this Agreement and the Merger Agreement without the need to obtain any consent of the lenders or any group of lenders thereunder.

Article IV

Covenants of the Company

Section 4.1     Support. The Company shall (other than to the extent prohibited from doing so pursuant to the Merger Agreement) in good faith take such actions and consult with SunEdison, in each case, as SunEdison may reasonably request from time to time to solicit stockholder support for the Merger and the other transactions contemplated by the Merger Agreement, including potential meetings with key stockholders upon reasonable notice at reasonable times and otherwise soliciting proxies, in accordance with the terms of the Merger Agreement. Notwithstanding the foregoing, the obligations and restrictions in this Agreement shall not restrict the Company’s rights and obligations under Section 6.2 (Acquisition Proposals), Section 6.3 (Proxy Statement) and Section 6.4 (Stockholders Meeting) of the Merger Agreement.

Section 4.2     Merger Agreement.

(a)     Without the prior written consent of SunEdison, the Company shall not:

(i)     waive, or enter into any amendment or modification of, any condition to closing in the Merger Agreement;

(ii)     enter into any amendment or modification of, or waive any right, term, provision, compliance or performance under, the Merger Agreement other than any such amendment, modification, term, provision, compliance or performance that is immaterial and not adverse to SunEdison; provided, that if SunEdison shall not have refused in writing to provide any such consent within twenty-one (21) days of a written request for such consent from the Company, SunEdison shall be deemed to have provided such consent for all purposes under this Agreement; or

(iii)     agree, or exercise any right, to terminate the Merger Agreement, other than pursuant to (A) Section 8.2(a) of the Merger Agreement (subject to Section 4.2(b)), (B) Section 8.2(b) of the Merger Agreement, (C) Section 8.2(c) of the Merger Agreement or (D) Section 8.2(d) of the Merger Agreement.

(b)     At the written request of SunEdison, the Company shall exercise its right to extend the Termination Date pursuant to Section 8.2(a) of the Merger Agreement to the extent the right arises under the Merger Agreement.

(c)     The Company shall immediately provide written notice to SunEdison of any breach of this Section 4.2 and a copy of any written amendment, modification, waiver or notice of termination, as applicable.

Section 4.3     Benefit of Covenants. The agreements and covenants in this Article IV shall be for the benefit of SunEdison and Stockholder only, and not for Parent or Merger Sub.

Article V

Representations and Warranties

Section 5.1     Representations and Warranties of SunEdison and Stockholder. Each of SunEdison and Stockholder, jointly and severally, represents and warrants to Parent, Merger Sub and the Company as follows:

(a)     Organization. Each of SunEdison and Stockholder have been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

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(b)     Authority; Binding Nature of Agreement. Each of SunEdison and Stockholder has the requisite corporate power and authority to enter into and to perform its covenants and agreements under this Agreement. The execution, delivery and performance of this Agreement by each of SunEdison and Stockholder have been duly and validly authorized by all necessary corporate action on the part of SunEdison and Stockholder, and no other corporate proceedings on the part of SunEdison or Stockholder are necessary to authorize this Agreement, the performance by each of SunEdison and Stockholder of its covenants and agreements under this Agreement, other than the entry by the Bankruptcy Court of the Approval Order. This Agreement has been duly and validly executed and delivered on behalf of each of SunEdison and Stockholder and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Parent, Merger Sub and the Company, constitutes the legal, valid and binding obligation of each of SunEdison and Stockholder, enforceable against each of SunEdison and Stockholder in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the entry by the Bankruptcy Court of the Approval Order.

(c)     Non-Contravention; Consents.

(i)     The execution, delivery and performance of this Agreement by each of SunEdison and Stockholder will not (1) contravene, conflict with or result in any violation or breach of any of the provisions of the certificate of incorporation or bylaws of SunEdison or Stockholder, (2) contravene, conflict with, or result in any violation or breach of any Law, subject to the entry by the Bankruptcy Court of the Approval Order or (3) subject to the entry by the Bankruptcy Court of the Approval Order and the consent of the requisite DIP Lenders pursuant to the DIP Credit Agreement, require any consent or approval of, or any notice to or filing with, any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or result in the imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of SunEdison or Stockholder, or result in the creation of a Lien on any asset of SunEdison or Stockholder, under, any Contract to which SunEdison or Stockholder is a party or by which SunEdison or Stockholder or its respective properties or assets are bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, impair the ability of SunEdison or Stockholder to perform its obligations hereunder.

(ii)     None of SunEdison or Stockholder is required to make any filing with, or to obtain any consent or approval from, any Governmental Entity in connection with the execution and delivery of this Agreement by SunEdison and Stockholder or the performance by each of SunEdison and Stockholder of any of its covenants and agreements under this Agreement, subject to the entry by the Bankruptcy Court of the Approval Order.

(d)     Ownership of Shares.

(i)     Stockholder is the sole owners of record of the Existing Shares.

(ii)     Stockholder Beneficially Owns the Existing Shares, free and clear of any limitation or restriction on the right to vote the Existing Shares other than this Agreement, the certificate of incorporation of the Company and the limited liability company agreement of Terra LLC, and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares constitute all of the Shares, and all of the Covered Shares, Beneficially Owned or owned of record by Stockholder.

(iii)     None of Stockholder’s Existing Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Stockholder’s Existing Shares, except (A) as set forth in this Agreement or the organizational documents of the Company and Terra LLC, and (B) liens (including adequate protection liens) securing the obligations under, and restrictions set forth in, the Loan Documents, the Prepetition First Lien Loan Documents and the Prepetition Second Lien Documents (as such terms are defined in the DIP Credit Agreement), which liens and restrictions shall be released at the Effective Time.

(e)     Claims; Orders. There is no Claim pending (or, to the actual knowledge of SunEdison or Stockholder, being threatened) against SunEdison or Stockholder that materially and adversely affects, or could

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reasonably be expected to materially and adversely affect, SunEdison’s and Stockholder’s ability to perform any of its covenants and agreements under this Agreement. There is no judgment or order of a Governmental Entity to which SunEdison or Stockholder is subject that materially and adversely affects, or could reasonably be expected to materially and adversely affect, SunEdison’s or Stockholder’s ability to perform any of its covenants and agreements under this Agreement.

Section 5.2     Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to SunEdison, Stockholder and the Company that:

(a)     Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has the requisite corporate or similar power and authority to enter into and to perform its covenants and agreements under this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary corporate or similar action on the part of the Parent and Merger Sub, and no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the performance by Parent and Merger of their respective covenants and agreements under this Agreement. This Agreement has been duly and validly executed and delivered on behalf of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement on behalf of SunEdison, Stockholder and the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)     Non-Contravention; Consents.

(i)     The execution, delivery and performance of this Agreement by Parent and Merger Sub will not (1) contravene, conflict with or result in any violation or breach of any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub, (2) contravene, conflict with, or result in any violation or breach of any Law or (3) require any consent or approval of, or any notice to or filing with, any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or result in the imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of any Parent or Merger Sub, or result in the creation of a Lien on any asset of any of Parent or Merger Sub, under, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or their respective properties or assets are bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, impair the ability of Parent or Merger Sub to perform its obligations hereunder.

(ii)     Neither Parent nor Merger Sub is required to make any filing with, or to obtain any consent or approval from, any Governmental Entity at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the performance by Parent or Merger Sub of any of their covenants and agreements under this Agreement.

Section 5.3     Representations and Warranties of the Company. The Company represents and warrants to Parent, Merger Sub, SunEdison and the Stockholder as follows:

(a)     Organization. The Company has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

(b)     Authority; Binding Nature of Agreement. The Company has the requisite corporate power and authority to enter into and to perform its covenants and agreements under this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the performance by the Company of its covenants and agreements under this Agreement. This Agreement has been duly and validly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of Parent, Merger Sub, SunEdison and Stockholder, constitutes the legal, valid and binding obligation of the Company,

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enforceable against the Company in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)     Non-Contravention; Consents.

(i)     The execution, delivery and performance of this Agreement by the Company will not (1) contravene, conflict with or result in any violation or breach of any of the provisions of the certificate of incorporation or by-laws of the Company, (2) contravene, conflict with, or result in any violation or breach of any Law or (3) require any consent or approval of, or any notice to or filing with, any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or result in the imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company, or result in the creation of a Lien on any asset of the Company, under, any Contract to which the Company is a party or by which the Company or its properties or assets are bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, impair the ability of the Company to perform its obligations hereunder.

(ii)     The Company is not required to make any filing with, or to obtain any consent or approval from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of any of its covenants and agreements under this Agreement.

Section 5.4     Claims; Orders. There is no Claim pending (or, to the actual knowledge of the Company, being threatened) against the Company that materially and adversely affects, or could reasonably be expected to materially and adversely affect, the Company’s ability to perform any of its covenants and agreements under this Agreement. There is no judgment or order of a Governmental Entity to which the Company is subject that materially and adversely affects, or could reasonably be expected to materially and adversely affect, the Company’s ability to perform any of its covenants and agreements under this Agreement.

Article VI

Termination

Section 6.1     Termination. This Agreement shall automatically terminate upon the earliest to occur of:

(a)     the Effective Time;

(b)     the termination of the Merger Agreement;

(c)     the termination of the Settlement Agreement prior to the time the Requisite Company Vote is obtained;

(d)     in the event of a breach of Section 4.2(a), upon written notice thereof by SunEdison to Parent and the Company, provided that if any such breach is capable of being cured, this Agreement shall not terminate if the Company has cured such breach within the earlier of (i) ten (10) business days of such notice, and (ii) one (1) day prior to the date of Stockholders Meeting;

(e)     at any time prior to the entry by the Bankruptcy Court of the Approval Order, if (i) the board of directors of SunEdison or any duly authorized committee thereof determines, subject to complying with Section 3.2(d), that a SunEdison Standalone Acquisition Proposal is a SunEdison Standalone Superior Proposal, and SunEdison notifies Parent and the Company in writing of such determination; and

(f)     the termination of this Agreement by the mutual written consent of SunEdison, Parent and the Company.

Section 6.2     Effect of Termination.

(a)     In the event of any termination of this Agreement pursuant to Section 6.1, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (a) this Section 6.2 and Article VII shall survive

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any such termination and each remain in full force and effect, and (b) no Party shall be relieved or released from any liability or damages arising from any fraud or willful and material breach of any provision of this Agreement arising prior to such termination.

(b)     Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, except in the case of fraud or willful material breach of this Agreement (which shall be deemed to include any breach of Section 2.1) by SunEdison or Stockholder, in the event that the Termination Fee or the Expense Fee, as the case may be, is payable and actually paid to Parent in accordance with Section 8.5 of the Merger Agreement, the payment of such Termination Fee or the Expense Fee and the amounts described in the first sentence of Section 8.5(c) of the Merger Agreement shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates against SunEdison, Stockholder, their respective Subsidiaries and any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger or the other transactions contemplated by the Merger Agreement to be consummated, and upon payment of such amount, none of the SunEdison, Stockholder, their respective Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that this Section 6.2(b) shall not limit the right of the parties to specific performance of this Agreement pursuant to Section 7.7 prior to the termination of this Agreement.

Article VII

Miscellaneous

Section 7.1     Effectiveness. Notwithstanding anything to the contrary in this Agreement, this Agreement shall become effective and binding on the Parties upon the entry by the Bankruptcy Court of the Approval Order, and the Approval Order becoming a Final Order; provided, however, that Section 3.2, Section 3.7, Section 3.9, Section 4.1 and Section 4.2 shall be immediately binding on the Parties upon execution and delivery of this Agreement.

Section 7.2     No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to direct Stockholder in the voting or disposition of any of the Covered Shares.

Section 7.3     Amendment. This Agreement may be amended only with the written approval of each Party.

Section 7.4     Waiver.

(a)     No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)     No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 7.5     Entire Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as delivery of an original counterpart hereof.

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Section 7.6     Applicable Law; WAIVER OF JURY TRIAL. This Agreement, and all Claims and causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. In any action among or between any of the parties arising out of or relating to this Agreement, each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 7.6, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party and (e) agrees that service of process upon such party in any such action shall be effective if such process is given as a notice in accordance with Section 7.9. Notwithstanding the foregoing, the Parties agree that the Bankruptcy Court shall have exclusive jurisdiction over any action among or between any of the parties related to Parent’s or Merger Sub’s right of specific performance, termination of this Agreement by SunEdison, or the Approval Order and the interpretation thereof. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 7.7     Remedies; Specific Performance.

(a)     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b)     The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VI, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 7.6, without proof of actual damages (and each Party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 7.8     Assignability; Third-Party Rights.

(a)     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent or Merger Sub may transfer or assign its rights, interests and obligations under this Agreement, in whole or from time to time in part, to one or more of its controlled Affiliates to which it has also assigned its rights, interests and obligations under the Merger Agreement, but no such assignment shall relieve Parent or Merger Sub of its obligations under this Agreement.

(b)     This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective successors and assigns.

(c)     Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever.

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Section 7.9     Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile or email (with written confirmation of transmission) or (c) one (1) business day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

if to Parent or Merger Sub:

c/o Brookfield Asset Management Inc.
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3
Attention:	Jennifer Mazin
Email:	jennifer.mazin@brookfield.com

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention:	Richard Hall
Paul H. Zumbro
Email:	rhall@cravath.com
pzumbro@cravath.com
Facsimile:	(212) 474-3700

if to SunEdison or Stockholder:

SunEdison, Inc.
13736 Riverport Drive
Maryland Heights, MO 63043
Attention:	General Counsel
Email:	MTruong@sunedison.com
Facsimile:	(866) 773-0791

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Attention:	Jeremy London
Email:	jeremy.london@skadden.com
Facsimile:	(202) 661-8299

if to the Company:

TerraForm Global, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814
Attention:	General Counsel
Email:	ykravtsova@terraform.com
Facsimile:	(240) 762-7900

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with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:	Joseph R. Frumkin
Brian E. Hamilton
Email:	frumkinj@sullcrom.com
hamiltonb@sullcrom.com
Facsimile:	(212) 558-3588

Section 7.10     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in‘ any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

ORION US HOLDINGS 1 L.P. BY ORION US GP LLC As its general partner
By:	/s/ Andrea Rocheleau
Name: Andrea Rocheleau
Title: Senior Vice President
BRE GLBL HOLDINGS, INC.
By:	/s/ Sachin Shah
Name: Sachin Shah
Title: Chief Executive Officer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

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SUNEDISON, INC.
By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Executive Officer and Chief Restructuring Officer
SUNEDISON HOLDINGS CORPORATION
By:	/s/ John S. Dubel
Name:John S. Dubel
Title: Chief Executive Officer and Chief Restructuring Officer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

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TERRAFORM GLOBAL, INC.
By:	/s/ Peter Blackmore
Name: Peter Blackmore
Title: Chairman and Interim Chief Executive Officer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

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EXHIBIT A

Illustrative Computation of Exchange

Illustrative computation of the number of Class A Shares that SunEdison and its controlled affiliates would receive if the Exchange happened as of the close of business on March 1, 2017

•	Securities outstanding as of immediately prior to the Exchange
•	Class A Shares Issued and Outstanding: 113,013,940
•	Class A Shares held in treasury by GLBL Inc: 262,225[1]
•	Class B Shares Issued and Outstanding: 61,343,054
•	Class B Units Issued and Outstanding: 61,343,054
•	IDRs Outstanding: All IDRs Outstanding
•	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766
•	Securities outstanding as of immediately after the Exchange
•	Class A Shares Issued and Outstanding: 151,453,842, of which:
•	Class A Shares held by SunEdison and its controlled affiliates as a result of the Exchange:

B – A = 38,439,902,2 where:

A = 113,013,940 + 2,305,766 = 115,319,706

B = A / 0.75 = 153,759,608

•	Class A Shares held in treasury by GLBL Inc: 262,225
•	Class B Shares Issued and Outstanding: 0
•	Class B Units Issued and Outstanding: 0
•	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766
[1]	Number provided as of March 2, 2017
[2]	Does not include Class A Shares held by SunEdison and its controlled affiliates other than as a result of the Exchange. As of the close of business on March 1, 2017, SunEdison and its controlled affiliates held 2,000,000 such other Class A Shares.

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EXHIBIT B

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of

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incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the

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difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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EXHIBIT C

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

:
In re:	:	Chapter 11
:
SUNEDISON, INC., et al.,	:	Case No. 16-10992 (SMB)
:
Debtors.[3]	:	(Jointly Administered)
:

ORDER GRANTING DEBTORS’ MOTION FOR ORDER APPROVING ENTRY INTO
THE GLBL MERGER SUPPORT AGREEMENT IN CONNECTION WITH THE
PROPOSED GLBL MERGER

Upon the motion (the “Motion”)4 of the Debtors for an Order, pursuant to sections 105(a) and 363(b) of title 11 of the United States Code (the “Bankruptcy Code”), and Rules 9019 and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) (a) authorizing and approving the Debtors’ entry into that certain Voting and Support Agreement, dated as of March 6, 2017, by and among SunEdison, Inc., SunEdison Holdings Corporation, BRE GLBL Holdings Inc. ("GLBL Merger Sub"), and Orion US Holdings 1 L.P. (“Brookfield,” and such agreement, the “GLBL Merger Support Agreement”) and (b) approving the Debtors’ performance of their obligations under the GLBL Merger Support Agreement; and upon the [Dubel] Declaration; and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the Debtors, their estates, their creditors, their stakeholders, and other parties in interest; and good cause appearing therefor, it is hereby

FOUND AND DETERMINED THAT:5

A.     Jurisdiction and Venue. The Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue of these cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

B.     Hearing and Notice. This Court held a hearing on the Motion on [•], 2017 (the “Hearing”). As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate, and sufficient notice of the Motion, the Hearing, and the GLBL Merger Support Agreement has been provided in accordance with section 363 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004 and 9006, and this Court’s case management procedures, (ii) such notice was good, sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Hearing, or the GLBL Merger Support Agreement is or shall be required.

[3]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number are as follows: SunEdison, Inc. (5767); SunEdison DG, LLC (N/A); SUNE Wind Holdings, Inc. (2144); SUNE Hawaii Solar Holdings, LLC (0994); First Wind Solar Portfolio, LLC (5014); First Wind California Holdings, LLC (7697); SunEdison Holdings Corporation (8669); SunEdison Utility Holdings, Inc. (6443); SunEdison International, Inc. (4551); SUNE ML 1, LLC (3132); MEMC Pasadena, Inc. (5238); Solaicx (1969); SunEdison Contracting, LLC (3819); NVT, LLC (5370); NVT Licenses, LLC (5445); Team-Solar, Inc. (7782); SunEdison Canada, LLC (6287); Enflex Corporation (5515); Fotowatio Renewable Ventures, Inc. (1788); Silver Ridge Power Holdings, LLC (5886); SunEdison International, LLC (1567); Sun Edison LLC (1450); SunEdison Products Singapore Pte. Ltd. (7373); SunEdison Residential Services, LLC (5787); PVT Solar, Inc. (3308); SEV Merger Sub Inc. (N/A); Sunflower Renewable Holdings 1, LLC (6273); Blue Sky West Capital, LLC (7962); First Wind Oakfield Portfolio, LLC (3711); First Wind Panhandle Holdings III, LLC (4238); DSP Renewables, LLC (5513); Hancock Renewables Holdings, LLC (N/A); EverStream HoldCo Fund I, LLC (9564); Buckthorn Renewables Holdings, LLC (7616); Greenmountain Wind Holdings, LLC (N/A); Rattlesnake Flat Holdings, LLC (N/A); Somerset Wind Holdings, LLC (N/A); SunE Waiawa Holdings, LLC (9757); SunE MN Development, LLC (8669); SunE MN Development Holdings, LLC (5388); SunE Minnesota Holdings, LLC (8926); TerraForm Private Holdings, LLC (5993). The address of the Debtors’ corporate headquarters is 13736 Riverport Dr., Maryland Heights, Missouri 63043.
[4]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.
[5]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

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C.     Opportunity to Object. A fair and reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities.

D.     Arm’s-Length Process. The negotiation and execution of the GLBL Merger Support Agreement was at arm’s-length and in good faith, and at all times each of GLBL, Brookfield, GLBL Merger Sub (together with Brookfield, the “Buyer”) and the Debtors were represented by competent, independent counsel of their choosing. The Buyer is a good faith purchaser for value and, as such, is entitled to all of the protections afforded under Bankruptcy Code section 363(m) and has otherwise acted in good faith in connection with the Proposed GLBL Merger. Specifically, (a) the Buyer is not an “insider” of the Debtors, as that term is defined in the Bankruptcy Code; (b) the GLBL Merger Support Agreement has been proposed and was negotiated at arm’s-length and in good faith, and at all times each of the Buyer and the Debtors was represented by competent counsel of their choosing; (c) the GLBL Equity Interests have been adequately marketed and the consideration provided by the Buyer to the Debtors for their shares in connection with the Proposed GLBL Merger is fair and reasonable and is the highest and best offer for the GLBL Equity Interests; (d) the Proposed GLBL Merger is a result of the Debtors’ extensive efforts to seek to maximize recoveries to the Debtors’ estates for the benefit of the Debtors’ stakeholders; (e) sound business reasons exist for the transactions contemplated by the GLBL Merger Support Agreement; and (f) the Proposed GLBL Merger is not the result of fraud or collusion. Neither the Debtors nor the Buyer has engaged in any conduct that would cause or permit the Proposed GLBL Merger to be avoided or result in the imposition of any costs or damages under Bankruptcy Code section 363(n). After due deliberation and careful consideration, the GLBL Merger Support Agreement was approved by the SUNE Board of Directors.

E.     Free and Clear. The Transfer of the Debtors' GLBL Equity Interests to the Buyer pursuant to the GLBL Merger Agreement will be legal, valid, and effective and shall vest the Buyer with all right, title, and interest of the Debtor to the GLBL Equity Interests free and clear of any and all liens, claims, interests, and encumbrances (collectively, “Liens”). Because all other holders of Liens, including the DIP Lenders, have either consented, if required, to the Proposed GLBL Merger or could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such Liens, the Debtors may transfer their GLBL Equity Interests free and clear of all Liens.

F.     Legal and Factual Bases. The legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein.

It is therefore ORDERED, ADJUDGED AND DECREED THAT:

1.     The Motion is GRANTED to the extent set forth herein.

2.     The GLBL Merger Support Agreement and all of its provisions are hereby approved. The Debtors are authorized to enter into, perform their obligations under, and take all other actions to affect the GLBL Merger Support Agreement pursuant to sections 105 and 363(b) of the Bankruptcy Code and Bankruptcy Rule 6004.

3.     This Order, and the GLBL Merger Support Agreement approved hereunder, shall be binding on all parties thereto (including, but not limited to, any subsequently appointed chapter 11 or chapter 7 trustee or any representative of the Debtors’ estates appointed pursuant to 11 U.S.C. § 1123) and in each case, on each of their predecessors or successors and affiliates and any affected third parties.

4.     Pursuant to 11 U.S.C. §§ 363(b) and 363(f)(2) and (f)(5), the Debtors' GLBL Equity Interests shall be disposed of free and clear of all Liens upon closing of the Proposed GLBL Merger, with such Liens to attach to the proceeds of the Proposed GLBL Merger in the order of their priority, with the same validity, force and effect which they now have as against the Debtors' GLBL Equity Interests.

5.     The Buyer is not and shall not be deemed a successor to the Debtors as a result of the consummation of the Proposed GLBL Merger and is not obligated to pay any liabilities or obligations of the Debtors as a result of the Proposed GLBL Merger.

6.     The Buyer is a good faith buyer within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to the full protections of section 363(m) of the Bankruptcy Code. The Proposed GLBL Merger is undertaken by the Buyer without collusion and in good faith, as that term is defined in section 363(m) of the Bankruptcy Code and the Buyer is entitled to the full protections under section 363(m) of the Bankruptcy Code.

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7.     Any objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are hereby overruled on the merits and denied with prejudice.

8.     Notwithstanding Bankruptcy Rule 6004(h), this Order shall be effective and enforceable immediately upon entry hereof.

9.     The requirements set forth in Local Bankruptcy Rule 9013-1(b) are satisfied by the contents of the Motion.

10.     The Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Order.

11.     This Court shall retain exclusive jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order.

Dated: New York, New York
, 2017

HONORABLE STUART M. BERNSTEIN

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Annex B-3

CREDITOR SUPPORT AGREEMENT

This CREDITOR SUPPORT AGREEMENT, dated as of March 6, 2017 (this “Agreement”), is made and entered into by and among TerraForm Global, Inc., a Delaware corporation (the “Company”), Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), BRE GLBL Holdings Inc., a Delaware corporation (“Merger Sub”), and the persons listed on Schedule 1 hereto (collectively, the “Supporting 2L Holders”). The Company, Parent, Merger Sub and the Supporting 2L Holders are referred to collectively as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, concurrently with the execution of the Merger Agreement, Parent, Merger Sub, the Company, SunEdison, Inc., a Delaware corporation (“SunEdison”), SunEdison Holdings Corporation, a Delaware corporation, are entering into a Voting and Support Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Voting and Support Agreement”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, the Company is entering into a global settlement with SunEdison and the other parties named therein (the “Settlement Agreement”);

WHEREAS, on April 21, 2016 and at various dates thereafter, SunEdison and its affiliated debtors-in-possession commenced chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), which chapter 11 cases are being jointly administered and are captioned In re SunEdison, Inc., et al., Case No. 16-10992 (SMB) (the “Chapter 11 Cases”);

WHEREAS, as of the date hereof, each Supporting 2L Holder holds certain claims in the Chapter 11 Cases (“Covered Claims”); and

WHEREAS, the entry by SunEdison into the Settlement Agreement and the Voting and Support Agreement will require the approval of the Bankruptcy Court, and the Company, Parent, MergerSub and SunEdison have asked that the Supporting 2L Holders enter into this Agreement to evidence their support of the transactions to be taken by the Debtors in connection with the Merger Agreement, including the entry by the Bankruptcy Court of the Bankruptcy Court Orders and the Final Order;

NOW, THEREFORE, intending to be legally bound, the Parties agree as follows:

ARTICLE I

Construction

SECTION 1.1. Construction. (a) Certain Definitions. Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b) Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a business day, the period in question shall end on the next succeeding business day.

(c) Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) Articles, Sections and Headings. When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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(e) Include. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(f) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h) Persons. References to a person are also to its successors and permitted assigns.

ARTICLE II

Covenants of the Supporting 2L Holders

SECTION 2.1. Support. (a) Each Supporting 2L Holder shall support, and not object to, any relief requested by the Debtors in connection with the transactions contemplated by the Merger Agreement, including SunEdison’s motion seeking the entry by the Bankruptcy Court of the Bankruptcy Court Orders (the “Motion”).

(b) No Supporting 2L Holder shall object to, or join any person in objecting to, the Motion, and no Supporting 2L Holders shall file or support any motion, application, pleading or other document (or make any comments on the record before the Bankruptcy Court) that is inconsistent with this Agreement or that in any way undermines its support for this Agreement and the Bankruptcy Court Orders. Nothing in this Agreement shall be construed to prohibit any Supporting 2L Holder from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases (in the case of the Motion, in a manner consistent with this Agreement) or consulting or discussing the Merger Agreement and related matters with other Supporting 2L Holders or the Company so long as such appearance, consultation or discussion, and the positions advocated in connection therewith, are consistent with this Agreement and otherwise in furtherance of the Merger Agreement and not for the purposes of, and could not be reasonably be expected to have the effect of, hindering, delaying or preventing the consummation of the transactions contemplated by the Merger Agreement.

SECTION 2.2. No Solicitation. (a) Each Supporting 2L Holder hereby agrees that it and its officers, directors and employees will, and that it will instruct and use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or SunEdison Standalone Acquisition Proposal (as defined in the Voting and Support Agreement).

(b) Each Supporting 2L Holder hereby agrees that neither it nor any of its Subsidiaries nor any of the officers, directors and employees of it shall, and that it shall instruct and use its commercially reasonable efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or SunEdison Standalone Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or SunEdison Standalone Acquisition Proposal or (iii) knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or SunEdison Standalone Acquisition Proposal.

ARTICLE III

Representations and Warranties

SECTION 3.1. Representations and Warranties of the Supporting 2L Holders. Each Supporting 2L Holder, severally and not jointly and severally, represents and warrants to Parent, Merger Sub and the Company as follows:

(a) Organization. Such supporting 2L Holder has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

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(b) Authority; Binding Nature of Agreement. Such Supporting 2L Holder has the requisite power and authority to enter into and to perform its covenants and agreements under this Agreement. The execution, delivery and performance of this Agreement by such Supporting 2L Holder has been duly and validly authorized by all necessary action on the part of such Supporting 2L Holder, and no other corporate proceedings on the part of such Supporting 2L Holder are necessary to authorize this Agreement and the performance by such Supporting 2L Holder of its covenants and agreements under this Agreement. This Agreement has been duly and validly executed and delivered on behalf of such Supporting 2L Holder and, assuming the due authorization, execution and delivery of this Agreement on behalf of each of Parent, Merger Sub and the Company, constitutes the legal, valid and binding obligation of such Supporting 2L Holder, enforceable against such Supporting 2L Holder in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) Ownership. Such Supporting 2L Holder represents and warrants that, as of the date of this Agreement, it is the beneficial owner (or serves as the nominee, investment manager or advisor with respect to the beneficial holder) of the principal amount of its Covered Claims as set forth in the Rule 2019 statement filed by Akin Gump Strauss Hauer & Feld in December 2016.

ARTICLE IV

Termination

SECTION 4.1. Termination. This Agreement shall automatically terminate upon the earliest to occur of:

(a) the Effective Time;

(b) the termination of the Merger Agreement;

(c) the termination of the Settlement Agreement;

(d) the entry by the Supporting 2L Holders into a restructuring support agreement with SunEdison; provided that the terms thereof related to the matters addressed in Article II of this Agreement are reasonably satisfactory to Parent and the Company (it being understood and agreed that no termination under this Section 4.1(d) shall be effective until each of Parent and the Company has indicated its satisfaction with such provisions in writing, such satisfaction not to be unreasonably withheld or delayed so long as the substance of the provisions of Article II are included in such restructuring support agreement); and

(e) the termination of the Voting and Support Agreement.

SECTION 4.2. Effect of Termination. In the event of any termination of this Agreement pursuant to Section 4.1, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (a) this Section 4.2 and Article V shall survive any such termination and each remain in full force and effect, and (b) no Party shall be relieved or released from any liability or damages arising from a willful and material breach of any provision of this Agreement arising prior to such termination.

ARTICLE V

Miscellaneous

SECTION 5.1. Effectiveness. This Agreement shall become effective and binding on the Parties on the date hereof.

SECTION 5.2. Amendment. This Agreement may be amended only with the written approval of each of Parent, Merger Sub, the Company and each Supporting 2L Holder.

SECTION 5.3. Waiver. (a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

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(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

SECTION 5.4. Entire Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as delivery of an original counterpart hereof.

SECTION 5.5. Applicable Law; WAIVER OF JURY TRIAL. This Agreement, and all claims and causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. In any action among or between any of the parties arising out of or relating to this Agreement, each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.5, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party and (e) agrees that service of process upon such party in any such action shall be effective if such process is given as a notice in accordance with Section 5.8. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 5.6. Remedies; Specific Performance. (a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article IV, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 5.5, without proof of actual damages (and each Party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

SECTION 5.7. Assignability; Third-Party Rights. (a) Other than as set forth in clause (d) below, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent or Merger Sub may transfer or assign its rights, interests and obligations under this Agreement, in whole or from time to time in part, to one or more of its controlled Affiliates to which it has also assigned its rights, interests and obligations under the Merger Agreement, but no such assignment shall relieve Parent or Merger Sub of its obligations under this Agreement.

(b) This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective successors and assigns.

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(c) Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever.

(d) Each Supporting 2L Holder hereby agrees, for so long as this Agreement shall remain in effect, not to sell, assign, transfer, hypothecate or otherwise dispose of (including by participation) any Covered Claim unless, as a condition precedent to any such transaction, the transferee thereof executes and delivers a Holder Joinder to Parent, Merger Sub, the Company and the Supporting 2L Lenders within three (3) business days of the execution of an agreement (or trade confirmation) in respect of the relevant transfer. Upon execution of the Holder Joinder, the transferee shall be deemed to be a Supporting 2L Holder for purposes of this Agreement, except as otherwise set forth or limited herein.

(e) Any sale, assignment, transfer, hypothecation or other disposition (including by participation) of any Covered Claim that does not comply with the procedures set forth in clause (d) above shall be deemed void ab initio.

(f) Any person that receives or acquires a portion of the Covered Claims pursuant to a sale, assignment, transfer, hypothecation or other disposition (including by participation) of such Covered Claims by a Supporting 2L Holder hereby agrees to be bound by all of the terms of this Agreement (as the same may be hereafter amended, restated or otherwise modified from time to time) (a “Joining Holder Party”) by executing and delivering a joinder in the form of Exhibit A hereto (the “Holder Joinder”), and any other holder of claims in the Chapter 11 Cases may become a party to this Agreement by signing the Holder Joinder and shall become a party to this Agreement upon execution of a restructuring support agreement with SunEdison Inc. to the extent that such restructuring support agreement does not otherwise terminate this Agreement pursuant to Article IV above. The Joining Holder Party shall thereafter be deemed to be a “Supporting 2L Holder” and a Party for all purposes under this Agreement and any claims in the Chapter 11 Cases held by such Person shall thereafter be deemed to be “Covered Claims”.

(g) With respect to the Covered Claims held by the Joining Lender Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition (including by participation) of such Covered Claims, the Joining Lender Party hereby makes the representations and warranties of the Supporting 2L Holders set forth in Article IV of this Agreement.

(h) This Agreement shall in no way be construed to preclude any Supporting 2L Holder from acquiring additional Covered Claims; provided, that, any such Covered Claims shall automatically be deemed to be subject to the terms of this Agreement.

SECTION 5.8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile or email (with written confirmation of transmission) or (c) one (1) business day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

if to Parent or Merger Sub:

c/o Brookfield Asset Management Inc.
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3
Attention:	Jennifer Mazin
Email:	jennifer.mazin@brookfield.com

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with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention:	Richard Hall
Paul H. Zumbro
Email:	rhall@cravath.com
pzumbro@cravath.com
Facsimile:	(212) 474-3700

if to the Company:

TerraForm Global, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814
Attention:	General Counsel
Email:	ykravtsova@terraform.com
Facsimile:	(240) 762-7900

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:	Joseph R. Frumkin
Brian E. Hamilton
Andrew G. Dietderrich
Email:	frumkinj@sullcrom.com
hamiltonb@sullcrom.com
dietdericha@sullcrom.com
Facsimile:	(212) 558-3588

if to any Supporting 2L Holder, to the address set forth across from such Supporting 2L Holder’s name on Schedule 1 hereto.

SECTION 5.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

ORION US HOLDINGS 1 L.P.
BY ORION US GP LLC
As its general partner

By:	/s/ Andrea Rocheleau
Name: Andrea Rocheleau
Title: Senior Vice President

BRE GLBL Holdings Inc.

By:	/s/ Sachin Shah
Name: Sachin Shah
Title: Chief Executive Officer

[Signature Page to Creditor Support Agreement]

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TERRAFORM GLOBAL, INC.

By	/s/ Yana Kravtsova
Name: Yana Kravtsova
Title: Senior Vice President, General Counsel and Secretary

Date: March 6, 2017

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Affiliates of Centerbridge Credit Partners, L.P. who hold the Covered Claims

By:	/s/ Vivek Melwani
Name: Vivek Melwani
Title: Authorized Signatory

Cyrus Capital Partners, L.P.

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Tennenbaum Capital Partners, LLC

By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Partner

Strategic Value Partners, LLC,
Solely on behalf of its managed funds and accounts

By:	/s/ James Dougherty
Name: James Dougherty
Title: Global Fund CFO

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SCHEDULE 1

Name of Supporting 2L Holder (on behalf of their managed funds, accounts or affiliates who hold the Covered Claims)	Address for Notice

Centerbridge Credit Partners, L.P.	375 Park Avenue New York, NY 10152

Cyrus Capital Partners, L.P.	399 Park Avenue, 39th Floor New York, NY 10022

Strategic Value Partners, LLC	100 West Putnam Avenue Greenwich, CT 06830

Tennenbaum Capital Partners, LLC	28th Street, Suite 1000 Santa Monica, CA 90405

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FORM OF JOINDER TO CREDITOR SUPPORT AGREEMENT

This Joinder (this “Holder Joinder”) to the Creditor Support Agreement, dated as of March 6, 2017, by and among TerraForm Global, Inc., a Delaware corporation (the “Company”), Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), BRE GLBL Holdings Inc., a Delaware corporation (“Merger Sub”), SunEdison, Inc., a Delaware corporation (“SunEdison”), and the persons listed on Schedule 1 thereto (the “Supporting 2L Holders”) (as amended, restated, supplemented or otherwise modified from time to time, the “Support Agreement”), is executed and delivered by [____] (the “Joining Holder Party”) as of [_______ ___, ____], and acknowledged by the Parties to the Support Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Support Agreement.

1.   Agreement to be Bound. The Joining Holder Party hereby agrees to be bound by all of the terms of the Support Agreement. The Joining Holder Party shall hereafter be deemed to be a “Supporting 2L Holder” and a “Party”, and any claims in the Chapter 11 Cases held by such Person shall be deemed to be a “Covered Claim”, for all purposes under the Support Agreement as set forth in the Support Agreement.

2.   Representations and Warranties. With respect to the aggregate principal amount of Chapter 11 Claims held by the Joining Holder Party [upon consummation of the sale, assignment, transfer, hypothecation, or other disposition of such Chapter 11 Claims], the Joining Holder Party hereby (a) represents and warrants to each other Party to the Support Agreement that it is the legal or beneficial owner of, or holder of investment authority over (with authority to bind such holder), such Chapter 11 Claims in the amounts previously disclosed to Parent and the Company and (b) makes the representations and warranties set forth in Article III of the Support Agreement to each other Party.

3.   Governing Law. This Holder Joinder, and all Claims and causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Holder Joinder or the negotiation, execution, performance or subject matter hereof, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

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EXHIBIT A

IN WITNESS WHEREOF, the Joining Holder Party has duly executed this Holder Joinder, all as of the date first written above.

[JOINING HOLDER PARTY]

By:
Name:
Title:

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Annex C

Centerview Partners LLC
31 West 52nd Street
New York, NY 10019

March 6, 2017

The Board of Directors
The Corporate Governance and Conflicts Committee
of the Board of Directors
TerraForm Global, Inc.
7550 Wisconsin Avenue, 9th Floor
Bethesda, MD 20814

The Board of Directors and the Corporate Governance and Conflicts Committee of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Class A common stock, par value $0.01 per share (the “Class A Shares”) (other than Excluded Shares, as defined below), of TerraForm Global, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) proposed to be paid to such holders pursuant to the Agreement and Plan of Merger, proposed to be entered into (the “Merger Agreement”), by and among the Company, Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), and BRE GLGL Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transaction”), as a result of which the Company will become a wholly-owned subsidiary of Parent and each issued and outstanding Class A Share immediately prior to the effective time of the Merger (other than (i) Class A Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, Class A Shares owned by the Company, Hook Shares (as defined in the Merger Agreement), and in each case not held on behalf of third parties and (ii) Class A Shares that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (the shares referred to in clauses (i) and (ii), together with any other Class A Shares held by any affiliate of the Company (including, without limitation, SunEdison, Inc. (“SunEdison”)) or Parent, “Excluded Shares”), will be converted into the right to receive $5.10 per Class A Share in cash, without interest (the “Consideration”), as adjusted pursuant to Section 6.1(e) of the Merger Agreement, if applicable, as to which adjustments we express no view or opinion. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

We have acted as financial advisor to the Board of Directors of the Company and the Corporate Governance and Conflicts Committee of the Board of Directors in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which has been paid prior to the date of this opinion, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide certain financial advisory services to the Company and the Corporate Governance and Conflicts Committee of the Board of Directors of the Company from time to time, including general financial advisory services, and we have received and may in the future receive compensation from the Company for such services. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, Merger Sub or Brookfield Asset Management Inc. (“Brookfield”), and we have not received any compensation from Parent, Brookfield, Merger Sub or SunEdison during such period. In addition, in the past two years, we have been engaged to provide financial advisory or other services to TerraForm Power, Inc. (“TerraForm Power”), an affiliate of the Company, and its Board of Directors and we have received and may in the future receive compensation from TerraForm Power for such services. We may provide financial advisory and other services to or with respect to the Company, Parent, Brookfield, SunEdison, TerraForm Power or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Brookfield, SunEdison, TerraForm Power or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Merger Agreement dated March 6, 2017 (the “Draft Merger Agreement”); (ii) a draft of the Settlement Agreement dated March 6, 2017, proposed to be entered by and among the Company, SunEdison and the other parties named therein (the “Settlement Agreement”); (iii) a draft of the Voting and Support Agreement dated March 5, 2017, proposed to be entered into by and among SunEdison, certain affiliates of SunEdison, Parent and Merger Sub (the agreements described in the foregoing clauses (ii) and (iii), are referred to as the “Ancillary Agreements,” such drafts thereof are referred to as the “Draft Ancillary Agreements” and the Draft Ancillary Agreements, together with the Draft Merger Agreement, are referred to as the “Draft Agreements”); (iv) Annual Reports on Form 10-K of the Company for the year ended 2015; (v) the Registration Statement on Form S-1 of the Company, as amended; (vi) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (vii) certain other communications from the Company to its stockholders; and (viii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data (including, without limitation, the Forecasts). In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data (including, without limitation, the Forecasts) for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data (including, without limitation, the Forecasts) or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or any other person, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company or any other person. We have assumed, at your direction, that the final executed Merger Agreement and Ancillary Agreements will not differ in any respect material to our analysis or this opinion from the Draft Agreements reviewed by us, and that there will be no adjustments to the Consideration pursuant to Section 6.1(e) of the Merger Agreement. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and the Ancillary Agreements and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion including, without limitation, that the condition to closing set forth in Section 7.2(c) of the Merger Agreement will be satisfied. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company or any other person, or the ability of the Company or any other person to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Class A Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Merger Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company (including, for the avoidance of doubt, the holders of Excluded Shares) or any other party, whether relative to the Consideration to be paid to the holders of the Class A Shares (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Furthermore, we express no view or opinion as to the fairness (financial or otherwise) of the transactions contemplated by the Settlement Agreement, including the exchange of the Class B Units of TerraForm Global LLC pursuant thereto and the redemption and retirement of all shares of Class B common stock of the Company. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons (including the consideration payable to holders of Excluded Shares) in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Class A Shares pursuant to the Merger Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors and Corporate Governance and Conflicts Committee of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Class A Shares (other than Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

Annex D

March 6, 2017

Conflicts Committee and Board of Directors
TerraForm Global, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814

Gentlemen:

Greentech Capital Advisors Securities, LLC (“GCA” or “we”) has been advised that TerraForm Global, Inc. (the “Company”) is considering entering into an Agreement and Plan of Merger (the “Transaction Agreement”) with Orion US Holdings 1 L.P. (“Parent”) and BRE GLBL Holdings Inc. (“Merger Sub”), pursuant to which, (i) Merger Sub will be merged with and into the Company as a result of which the Company shall become a wholly-owned subsidiary of Parent (the “Transaction”), and (ii) each share of Class A Common Stock, par value $.01 per share, of the Company (the “Class A Shares”), including the Class A Shares held by SunEdison, Inc. as a result of the Exchange (as defined in the Transaction Agreement), but excluding those held by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent, shall be converted into the right to receive $5.10 in cash, without interest (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Transaction Agreement.

The Board of Directors of the Company (the “Board”) has requested GCA’s opinion (our “Opinion”), as investment bankers, as to the fairness, from a financial point of view and as of the date hereof, of the Consideration to be received by the holders of the Class A Shares in the Transaction.

In rendering our Opinion, we have, among other things:

1.	discussed the Transaction and related matters with the Company’s counsel and reviewed the financial terms and conditions of the Transaction as set forth in a draft of the Transaction Agreement, dated March 6, 2017;
2.	reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2015, and the unaudited consolidated financial statements of the Company for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016;
3.	reviewed certain other publicly available information concerning the Company;
4.	reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by management;
5.	reviewed the reported prices and trading activity of the Class A Shares;
6.	reviewed and analyzed certain publicly available financial and stock market data relating to selected publicly traded companies that we deemed relevant to our analysis;
7.	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our Opinion; and
8.	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in valuation and our knowledge of the Company’s industry generally.

In rendering our Opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was made available, supplied or otherwise communicated to GCA by or on behalf of the Company, or that was otherwise reviewed by GCA, including, without limitation, publicly available information, and have not assumed any responsibility for independently verifying any of such information. GCA has relied on such information being complete and correct in all material respects and has further relied upon the assurances of the management of the Company that, to its knowledge, such information does not contain any material omissions or misstatements of material fact. With respect to the financial forecasts supplied to us by the Company, we have assumed, at the direction of the Company, that they were reasonably prepared on the basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future operating and financial performance of the Company, and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. GCA has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We have also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, GCA assumes no responsibility for their accuracy.

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Transaction will be satisfied without any material waiver, amendment or delay, including, without limitation, the Exchange. In addition, we have assumed that the definitive Transaction Agreement will not differ materially from the drafts we reviewed. We have also assumed that the Transaction will be consummated substantially on the terms and conditions described in the Transaction Agreement, without any adjustment to the Consideration or waiver of material terms or conditions by any party thereto, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction will not have an adverse effect on the Company or the Transaction. Without limiting the foregoing, we have assumed, with your consent, that the condition contained in the Transaction Agreement with respect to litigation in which the Company is currently involved will be satisfied without any adjustment to the Consideration. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than GCA) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Transaction and the Transaction Agreement.

Our Opinion is limited to whether the Consideration to be received by the holders of the Class A Shares is fair, from a financial point of view, to such holders, and does not address any other terms, aspects or implications of the transactions contemplated by the Transaction Agreement, including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the transactions contemplated by the Transaction Agreement or otherwise, including, without limitation, the Settlement Agreement (as defined in the Transaction Agreement). Our Opinion also does not consider, address or include: (i) the legal, tax or accounting consequences of the Transaction on the Company or the holders of the Class A Shares; (ii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of Class A Shares, (iii) the fairness of the Transaction to holders of any class of securities of the Company other than the holders of the Class A Shares, or any class of securities of any other party to any transaction contemplated by the Transaction Agreement; (iv) any advice or opinions provided by any other advisor to the Company; (v) the treatment of, or effect of the Transaction on, any securities of the Company other than the Class A Shares (or the holders of any such securities); or (vi) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist as of the date of this Opinion, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by GCA, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that GCA does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Board (in its capacity as such) for its information and assistance in connection with its consideration of the Transaction and may not be used for any other purpose. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Transaction or to any stockholder of the Company as to how any such stockholder should vote at any stockholders’ meeting at which the Transaction is considered, or whether or not any stockholder of the Company should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Transaction or exercise any dissenter’s or appraisal rights that may be applicable to such stockholder.

We have not considered any potential legislative or regulatory changes currently being considered by the United States Congress, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company or any other participant in the Transaction.

GCA, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company or Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We have acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Transaction. GCA will also receive an additional advisory fee contingent upon consummation of the Transaction. The Company has agreed to indemnify us for certain liabilities arising out of our engagement and to reimburse us for all reasonable expenses incurred in connection with our engagement. There are no material relationships that existed during the two years prior to the date of this Opinion or are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between GCA and any party to the Transaction. GCA may seek to provide investment banking services to Parent or its affiliates (including the Company) in the future, for which we would seek customary compensation.

Our Opinion may not be disseminated, quoted, reproduced, summarized, described or referred to or disclosed to any other person, nor shall any public reference to GCA be made, without our prior written consent, except in accordance with the terms and conditions of GCA’s engagement letter agreement with the Company; provided that the Company may include the full text of this letter in any proxy statement or registration statement filed by the Company with the Securities and Exchange Commission in connection with the Transaction.

This Opinion was reviewed and approved by GCA’s Fairness Opinion Committee.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Class A Shares in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

GREENTECH CAPITAL ADVISORS SECURITIES, LLC

By:

Annex E

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, the day before the Special Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GLBL17S**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, the day before the Special Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33616-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERRAFORM GLOBAL, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.	**For**	**Against**	**Abstain**
1. To adopt and approve the Agreement and Plan of Merger, dated as of March 6, 2017, as it may be amended from time to time, by and among TerraForm Global, Inc., Orion US Holding 1 L.P. and BRE GLBL Holdings Inc.	☐	☐	☐
2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E33617-TBD

TERRAFORM GLOBAL, INC.
Special Meeting of Stockholders
November 13, 2017, 4:30 P.M., Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Blackmore, Rebecca Cranna and Yana Kravtsova, and any of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TERRAFORM GLOBAL, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 4:30 P.M., Eastern Time, on November 13, 2017, at 7550 Wisconsin Ave, 9th Floor, Bethesda, Maryland 20814, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side